The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JULY 6, 2005

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 6, 2005)

                         $1,992,822,000 (APPROXIMATE)
[J.P. MORGAN CHASE LOGO OMITTED]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-CIBC12

                           JPMORGAN CHASE BANK, N.A.
                                   CIBC INC.
                             MORTGAGE LOAN SELLERS

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-CIBC12 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 196 fixed rate mortgage loans secured by first liens on
206 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2005-CIBC12 certificates. The Series 2005-CIBC12 certificates are not obligations of J.P.
Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-CIBC12 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.



                            INITIAL CLASS       INITIAL APPROX.    PASS-THROUGH
                       CERTIFICATE BALANCE OR     PASS-THROUGH         RATE
                         NOTIONAL AMOUNT (1)          RATE          DESCRIPTION
                      ------------------------ ----------------- ----------------

Class A-1 ...........    $     72,581,000                   %        Fixed
Class A-2 ...........    $    171,217,000                   %        Fixed
Class A-3A ..........    $    243,268,000%                (6)
Class A-3B ..........    $    243,268,000%                (6)
Class A-4 ...........    $    650,524,000%                (6)
Class A-SB ..........    $    137,483,000%                (6)
Class A-M ...........    $    116,906,000%                (6)
Class A-MFL .........    $    100,000,000(7)   LIBOR +      %        Floating(8)
Class A-J ...........    $    162,679,000%                (6)
Class X-2 ...........    $  2,102,058,000(10)               %       Variable(11)
Class B .............    $     43,381,000%                (6)
Class C .............    $     18,979,000%                (6)
Class D .............    $     32,536,000%                (6)

                            ASSUMED
                             FINAL               EXPECTED            RATED FINAL
                          DISTRIBUTION            RATINGS            DISTRIBUTION
                            DATE (3)       (MOODY'S/ FITCH) (5)        DATE (3)
                      ------------------- ---------------------- -------------------

Class A-1 ...........  January 12, 2010           Aaa/AAA        September 12, 2037
Class A-2 ...........  August 12, 2010            Aaa/AAA        September 12, 2037
Class A-3A .......... December 12, 2014           Aaa/AAA        September 12, 2037
Class A-3B .......... December 12, 2014           Aaa/AAA        September 12, 2037
Class A-4 ...........   July 12, 2015             Aaa/AAA        September 12, 2037
Class A-SB ..........  January 12, 2015           Aaa/AAA        September 12, 2037
Class A-M ...........   July 12, 2015             Aaa/AAA        September 12, 2037
Class A-MFL .........   July 12, 2015            Aaa/AAA(9)      September 12, 2037
Class A-J ...........   July 12, 2015             Aaa/AAA        September 12, 2037
Class X-2 ...........   July 12, 2012             Aaa/AAA        September 12, 2037
Class B .............   July 12, 2015             Aa2/AA         September 12, 2037
Class C .............   July 12, 2015             Aa3/AA-        September 12, 2037
Class D .............  August 12, 2015             A2/A          September 12, 2037


---------
(Footnotes to table on page S-7)

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-35 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or
instrumentality or any other person or entity.

The certificates will represent interests in the trust only. They will not represent interests in or obligations of the depositor, any
of its affiliates or any other entity.
-------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP. AND
BANC OF AMERICA SECURITIES LLC WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P.
MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE
PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST,
DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. AND CIBC WORLD
MARKETS CORP. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. BANC OF AMERICA
SECURITIES LLC IS ACTING AS CO-MANAGER FOR THIS OFFERING. J.P. MORGAN SECURITIES
INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT JULY 29, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY % OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS (EXCEPT WITH RESPECT TO THE CLASS A-MFL CERTIFICATES)
ACCRUED INTEREST FROM JULY 1, 2005, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                                      CIBC WORLD MARKETS

                        BANC OF AMERICA SECURITIES LLC
JULY   , 2005

                                       2

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
        Commercial Mortgage Pass-Through Certificates, Series 2005-CIBC12

 [MAP OF THE UNITED STATES INDICATING LOCATION OF MORTGAGED PROPERTIES OMITTED]

OHIO
9 properties
$104,295,689
4.8% of total

VIRGIN ISLANDS
2 properties
$21,000,000
1.0% of total

PENNSYLVANIA
10 properties
$80,563,760
3.7% of total

ILLINOIS
6 properties
$81,520,000
3.8% of total

IOWA
3 properties
$14,414,801
0.7% of total

INDIANA
2 properties
$15,738,469
0.7% of total
`
WISCONSIN
1 property
$8,050,000
0.4% of total

NEW YORK
11 properties
$164,025,640
7.6% of total

ARIZONA
6 properties
$54,805,680
2.5% of total

CALIFORNIA
27 properties
$356,252,536
16.4% of total

NEVADA
3 properties
$30,944,169
1.4% of total

FLORIDA
23 properties
$209,471,474
9.7% of total

KENTUCKY
6 properties
$21,024,762
1.0% of total

TENNESSEE
2 properties
$31,040,000
1.4% of total

TEXAS
19 properties
$176,329,399
8.1% of total

KANSAS
1 property
$5,589,319
0.3% of total

OKLAHOMA
3 properties
$24,736,967
1.1% of total

GEORGIA
4 properties
$80,037,981
3.7% of total

VIRGINIA
15 properties
$202,826,001
9.4% of total

MARYLAND
6 properties
$84,240,000
3.9% of total

DELAWARE
2 properties
$20,146,685
0.9% of total

DISTRICT OF COLUMBIA
1 property
$20,000,000
0.9% of total

NORTH CAROLINA
6 properties
$34,944,307
1.6% of total

SOUTH CAROLINA
2 properties
$13,860,000
0.6% of total

OREGON
2 properties
$5,147,319
0.2% of total

WASHINGTON
4 properties
$26,000,000
1.2% of total

MICHIGAN
3 properties
$31,955,423
1.5% of total

COLORADO
3 properties
$18,541,335
0.9% of total

MINNESOTA
1 property
$3,192,456
0.1% of total

UTAH
2 properties
$21,616,410
1.0% of total

LOUISIANA
5 properties
$53,191,620
2.5% of total

NEW JERSEY
9 properties
$95,600,000
4.4% of total

CONNECTICUT
2 properties
$17,750,000
0.8% of total

RHODE ISLAND
1 property
$4,786,223
0.2% of total

MISSISSIPPI
1 property
$13,400,000
0.6% of total

ALABAMA
1 property
$14,000,000
0.6% of total

IDAHO
1 property
$3,020,409
0.1% of total

MISSOURI
1 property
$5,000,000
0.2% of total

          ------------------------------------------------
          [ ]  < 1.0% of Cut-Off Date Balance

          [ ]  1.0% - 5.0% of Cut-Off Date Balance

          [ ]  5.1% - 10.0% of Cut-Off Date Balance

          [ ]  > 10.0% of Cut-Off Date Balance
          ------------------------------------------------

                 [3 PHOTOS OF UNIVERSAL HOTEL PORTFOLIO OMITTED]

Universal Hotel Portfolio                                       Orlando, FL

   [1 PHOTO OF 40 RECTOR                         [1 PHOTO OF 4250 NORTH
       STREET OMITTED]                           FAIRFLAX DRIVE OMITTED]

40 Rector Street     New York, NY      4250 North Fairflax Drive  Arlington, VA

                   [2 PHOTOS OF PROMENADE AT WESTLAKE OMITTED]

Promenade at Westlake                                   Thousands Oaks, CA

           [1 PHOTO OF STIRLING                       [1 PHOTO OF SOUTH
         COVINGTON CENTER OMITTED]                BRUNSWICK SQUARE OMITTED]

                                                         South Brunswick Square
Stirling Covington Center  Covington, LA                    South Brunswick, NJ

                     [2 PHOTOS OF FORT STEUBEN MALL OMITTED]

Fort Steuben Mall                                             Steubenville, OH

      [1 PHOTO OF THE SHOPPES AT
   SUSQUEHANNA MARKETPLACE OMITTED]                [1 PHOTO OF LXP-ISS OMITTED]

The Shoppes at Susquehanna Marketplace
Harrisburg, PA                                           LXP-ISS    Atlanta, GA

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT
AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS
ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2005-CIBC12 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2005-CIBC12 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-CIBC12 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-35 of this prospectus supplement, which describe risks that apply to the Series 2005-CIBC12 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-184 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
107 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-3

                                                  PAGE
                                                 -----

   Geographic Concentration Entails
      Risks ..................................   S-35
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ......................   S-35
   Risks Relating to Mortgage Loan
      Concentrations .........................   S-36
   Risks Relating to Enforceability of
      Cross Collateralization ................   S-37
   The Borrower's Form of Entity May
      Cause Special Risks ....................   S-37
   Ability to Incur Other Borrowings
      Entails Risk ...........................   S-39
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .........................   S-41
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income .................................   S-42
   Tenant Concentration Entails Risk .........   S-43
   Certain Additional Risks Relating to
      Tenants ................................   S-44
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks .......   S-45
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ...............   S-45
   Tenant Bankruptcy Entails Risks ...........   S-45
   Mortgage Loans are Nonrecourse and

   Multifamily Properties Have Special
      Risks ..................................   S-48
   Industrial Properties Have Special
      Risks ..................................   S-50
   Manufactured Housing Community
      Properties Have Special Risks ..........   S-51
   Hotel Properties Have Special Risks .......   S-52
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ................................   S-52
   Self Storage Properties Have Special
      Risks ..................................   S-53
   Lack of Skillful Property Management
      Entails Risks ..........................   S-53

                                                  PAGE
                                                 -----
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses .......................   S-54
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ................   S-54
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ......   S-54
   Limitations of Appraisals .................   S-55
   Your Lack of Control Over the Trust
      Fund Can Create Risks ..................   S-56
   Potential Conflicts of Interest ...........   S-56
   Special Servicer May Be Directed to
      Take Actions ...........................   S-57
   Bankruptcy Proceedings Entail Certain
      Risks ..................................   S-58
   Risks Relating to Prepayments and
      Repurchases ............................   S-59
   Optional Early Termination of the
      Trust May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss ..............................   S-61
   Sensitivity to LIBOR and Other Yield
      Considerations of the Class A-MFL ......   S-61
   Risks Relating to the Swap Contract .......   S-61
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ................   S-62
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions ..................   S-63
   Risks Relating to Borrower Default ........   S-63
   Risks Relating to Interest on Advances
      and Special Servicing Compensation......   S-64
   Risks of Limited Liquidity and Market
      Value ..................................   S-64
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .......   S-64
   Subordination of Subordinate Offered
      Certificates ...........................   S-64
   Limited Information Causes
      Uncertainty ............................   S-64
   Environmental Risks Relating to the
      Mortgaged Properties ...................   S-65
   Tax Considerations Relating to
      Foreclosure ............................   S-66

                                      S-4

                                                 PAGE
                                               ------
   Risks Associated with One Action
      Rules ................................    S-66
   Risks Relating to Enforceability ........    S-66
   Potential Absence of Attornment
      Provisions Entails Risks .............    S-67
   Property Insurance May Not Be
      Sufficient ...........................    S-67
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .......................    S-69
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ..........................    S-70
   No Reunderwriting of the Mortgage
      Loans ................................    S-70
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .......................    S-70
   Risks Relating to Book Entry
      Registration .........................    S-71
   Risks Relating to Inspections of
      Properties ...........................    S-71
   There May be Changes in the Tax Laws
      of the U.S. Virgin Islands; No

   The Universal Hotel Portfolio Whole

   Certain Terms and Conditions of the
      Mortgage Loans .......................    S-83
   Additional Mortgage Loan

   Underwriting Guidelines and
      Processes ............................    S-93
   Representations and Warranties;
      Repurchases and Substitutions ........    S-94
   Repurchase or Substitution of Cross

   Book Entry Registration and Definitive
      Certificates .........................   S-102
   Distributions ...........................   S-104

                                                 PAGE
                                               ------
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums.......   S-120
   Assumed Final Distribution Date;
      Rated Final Distribution Date ........   S-121
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information ................   S-130
   Voting Rights ...........................   S-134
   Termination; Retirement of

   The Directing Certificateholder and
      the Universal Hotel Portfolio
      Operating Advisor ....................   S-142
   Limitation on Liability of Directing

   Servicing and Other Compensation
      and Payment Of Expenses ..............   S-145
   Maintenance of Insurance ................   S-148
   Modifications, Waiver and
      Amendments ...........................   S-150
   Realization Upon Defaulted Mortgage
      Loans ................................   S-152
   Inspections; Collection of Operating
      Information ..........................   S-154
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the

   Yield Sensitivity of the Class X 2
      Certificates .........................   S-173
CERTAIN FEDERAL INCOME TAX

                                      S-5

                                         PAGE
                                       ------

                                         PAGE
                                       ------
CERTAIN ERISA CONSIDERATIONS ......... S-180
INDEX OF DEFINED TERMS ............... S-184

SCHEDULE I CLASS X REFERENCE RATES

SCHEDULE II CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX A-1  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES

ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES

ANNEX A-3  DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

ANNEX B    STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX C    FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX D    CLASS X-2 COMPONENT NOTIONAL AMOUNTS

                                      S-6

                            SUMMARY OF CERTIFICATES



                     INITIAL CLASS       APPROXIMATE    PASS-THROUGH        ASSUMED FINAL
                CERTIFICATE BALANCE OR      CREDIT          RATE             DISTRIBUTION
     CLASS        NOTIONAL AMOUNT(1)      SUPPORT(2)     DESCRIPTION           DATE(3)
-------------- ------------------------ ------------- ----------------   -------------------

Offered
Certificates
A-1               $     72,581,000         30.000%         Fixed            January 12, 2010
A-2               $    171,217,000         30.000%         Fixed            August 12, 2010
A-3A              $    243,268,000         30.000%         (6)             December 12, 2014
A-3B              $    243,268,000         30.000%         (6)             December 12, 2014
A-4               $    650,524,000         30.000%         (6)               July 12, 2015
A-SB              $    137,483,000         30.000%         (6)              January 12, 2015
A-M               $    116,906,000         20.000%         (6)               July 12, 2015
A-MFL             $    100,000,000(7)      20.000%         Floating(8)       July 12, 2015
A-J               $    162,679,000         12.500%         (6)               July 12, 2015
X-2               $  2,102,058,000(10)         N/A         Variable(11)      July 12, 2012
B                 $     43,381,000         10.500%         (6)               July 12, 2015
C                 $     18,979,000          9.625%         (6)               July 12, 2015
D                 $     32,536,000          8.125%         (6)              August 12, 2015
Non-Offered
Certificates
X-1               $  2,169,058,830(12)         N/A         Variable(13)           N/A
E                 $     27,114,000          6.875%         (6)                    N/A
F                 $     24,401,000          5.750%         (6)                    N/A
G                 $     24,402,000          4.625%         (6)                    N/A
H                 $     29,825,000          3.250%         (6)                    N/A
J                 $      8,134,000          2.875%         (6)                    N/A
K                 $      8,134,000          2.500%         (6)                    N/A
L                 $      8,134,000          2.125%         (6)                    N/A
M                 $      5,422,000          1.875%         (6)                    N/A
N                 $      8,134,000          1.500%         (6)                    N/A
P                 $      5,423,000          1.250%         (6)                    N/A
NR                $     27,113,830             N/A         (6)                    N/A

                    INITIAL
                    APPROX.       WEIGHTED     EXPECTED
                     PASS-        AVERAGE       RATINGS
                    THROUGH         LIFE       (MOODY'S/     PRINCIPAL
     CLASS            RATE       (YRS.)(4)     FITCH)(5)     WINDOW(4)
--------------  --------------- ----------- -------------- -------------

Offered
Certificates
A-1%           2.60         Aaa/AAA     8/05 - 1/10
A-2%           4.84         Aaa/AAA     2/10 - 8/10
A-3A                  %           6.73         Aaa/AAA    7/11 - 12/14
A-3B                  %           6.73         Aaa/AAA    7/11 - 12/14
A-4%           9.83         Aaa/AAA     1/15 - 7/15
A-SB                  %           7.04         Aaa/AAA     1/10 - 1/15
A-M                   %           9.95         Aaa/AAA     7/15 - 7/15
A-MFL           LIBOR +     %     9.95        Aaa/AAA(9)   7/15 - 7/15
A-J                   %           9.95         Aaa/AAA     7/15 - 7/15
X-2                   %            N/A         Aaa/AAA         N/A
B                     %           9.95         Aa2/AA      7/15 - 7/15
C                     %           9.95         Aa3/AA-     7/15 - 7/15
D                     %           9.96          A2/A       7/15 - 8/15
Non-Offered
Certificates
X-1                   %            N/A          Aaa/AAA         N/A
E                     %            N/A           A3/A-          N/A
F                     %            N/A          Baa1/BBB+       N/A
G                     %            N/A         Baa2/BBB         N/A
H                     %            N/A         Baa3/BBB-        N/A
J                     %            N/A           Ba1/BB+        N/A
K                     %            N/A          Ba2/BB          N/A
L                     %            N/A          Ba3/BB-         N/A
M                     %            N/A            B1/B+         N/A
N                     %            N/A           B2/B           N/A
P                     %            N/A           B3/B-          N/A
NR                    %            N/A           NR/NR          N/A


---------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3A, Class A-3B, Class A-4 and Class A-SB certificates are represented in the aggregate. The credit support percentages set forth for the Class A-M and Class A-MFL certificates are represented in the aggregate.

(3)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is September 12,
      2037. See "Description of the Certificates--Assumed Final Distribution
      Date; Rated Final Distribution Date" in this prospectus supplement.

(4)   The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations-- Weighted Average Life"
      in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)   Ratings shown are those of Moody's Investors Service, Inc. and Fitch,
      Inc.

(6)   The pass-through rates applicable to the Class A-3A, Class A-3B, Class
      A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D, Class
      E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
      N, Class P and Class NR certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (other than the
      Universal Hotel Portfolio B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(7)   The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the Class A-MFL regular interest. See
      "Description of the Swap Contract" in this prospectus supplement.

(8)   The pass-through rate applicable to the Class A-MFL certificates on each
      distribution date will be a per annum rate equal to LIBOR plus      %;
      provided that interest payments on the Class A-MFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of interest payments calculated on the principal balance
      of the Class A-MFL certificates at      % per annum over interest
      payments calculated at a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months). In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class
      A-MFL certificates may convert to a fixed rate equal to      % per annum,
      subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if

                                      S-7

      necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months). The initial LIBOR rate will be determined on July , 2005, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "Description of the
      Swap Contract--The Swap Contract" and "Description of the
      Certificates--Distributions" in this prospectus supplement.

(9)   The ratings assigned to the Class A-MFL certificates only reflect the
      receipt of a fixed rate of interest at a rate equal to      % per annum,
      subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months). See "Ratings" in this prospectus supplement.

(10)  The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(11)  The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-2 certificates. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

(12)  The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(13)  The pass-through rate on the Class X-1 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-1 certificates. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

     The Class UHP, Class S, Class R and Class LR certificates are not offered by this prospectus supplement and are not represented in this table.

                                      S-8

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, which is a wholly-owned
                                 subsidiary of JPMorgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9271. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, and CIBC Inc., a Delaware
                                 corporation. JPMorgan Chase Bank, N.A. is the
                                 swap counterparty and an affiliate of the
                                 depositor and J.P. Morgan Securities Inc., one
                                 of the underwriters. CIBC Inc. is an affiliate
                                 of CIBC World Markets Corp., one of the
                                 underwriters. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers" in this
                                 prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS

                                        NUMBER        AGGREGATE         % OF
                                          OF      PRINCIPAL BALANCE    INITIAL
                                       MORTGAGE      OF MORTGAGE        POOL
                SELLER                   LOANS          LOANS          BALANCE
------------------------------------- ---------- ------------------- -----------
  JPMorgan Chase Bank, N.A. .........     112       $1,264,270,623       58.3%
  CIBC Inc. .........................      84          904,788,208       41.7
                                          ---       --------------      -----
  Total .............................     196       $2,169,058,831      100.0%
                                          ===       ==============      =====

Master Servicer...............   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The master servicer's
                                 principal servicing offices are located at 200
                                 Witmer Road, Horsham, Pennsylvania 19044. See
                                 "Servicing of the Mortgage Loans--The Master
                                 Servicer" in this prospectus supplement.

Special Servicer..............   J.E. Robert Company, Inc., a Virginia
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and will be
                                 primarily responsible for making decisions and
                                 performing certain servicing functions with
                                 respect to the mortgage loans that, in general,
                                 are in default or as to which default is
                                 imminent. The primary servicing offices of J.E.
                                 Robert Company, Inc. are located at 1650 Tysons
                                 Boulevard, Suite 1600, McLean, Virginia 22102.
                                 We anticipate that the initial controlling

                                      S-9

                                 class representative will be JER Investors
                                 Trust Inc., an affiliate of the special
                                 servicer. The special servicer may be removed
                                 without cause under certain circumstances
                                 described in this prospectus supplement. See
                                 "Servicing of the Mortgage Loans--The Special
                                 Servicer" in this prospectus supplement.

Trustee and Paying Agent......   LaSalle Bank National Association, a national
                                 banking association. The corporate trust office
                                 of the trustee and the paying agent is located
                                 at 135 South LaSalle Street, Suite 1625,
                                 Chicago, Illinois 60603, Attention: Global
                                 Securities and Trust Services Group, J.P.
                                 Morgan 2005-CIBC12 and its telephone number is
                                 (312) 904-9387. See "Description of the
                                 Certificates--The Trustee and Paying Agent" in
                                 this prospectus supplement. Following the
                                 transfer of the mortgage loans into the trust,
                                 the trustee, on behalf of the trust, will
                                 become the mortgagee of record under each
                                 mortgage loan.

Fiscal Agent..................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of
                                 the trustee.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of that mortgage loan in July
                                 2005 or, with respect to those mortgage loans
                                 that were originated in June 2005 and have
                                 their first payment date in August 2005, July
                                 1, 2005, or, with respect to those mortgage
                                 loans that were originated in July 2005 and
                                 have their first payment date in either August
                                 or September 2005, the origination date.

Closing Date..................   On or about July 29, 2005.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in August
                                 2005.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates (other than with respect to the
                                 Class A-MFL certificates) and the Class A-MFL
                                 regular interest during the calendar month
                                 prior to the related distribution date. With
                                 respect to the Class A-MFL certificates, the
                                 interest accrual period will be the period from
                                 and including the distribution date in the
                                 month preceding the month in which the related
                                 distribution date occurs (or, in the case of
                                 the first distribution date, the closing date)
                                 to, but excluding, the related distribution
                                 date. Except with respect to the Class A-MFL
                                 certificates, interest will be calculated on
                                 the offered certificates assuming that each
                                 month has 30 days and each year has 360 days.

                                      S-10

                                 With respect to the Class A-MFL certificates,
                                 interest will be calculated based upon the
                                 actual number of days in the related interest
                                 accrual period and a year consisting of 360
                                 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

Swap Contract.................   The trust will have the benefit of an
                                 interest rate swap contract relating to the
                                 Class A-MFL certificates. The swap contract
                                 will be issued by JPMorgan Chase Bank, N.A.,
                                 which has a long-term certificates of deposit
                                 rating of "Aa2" by Moody's Investors Service,
                                 Inc. and "AA-" by S&P and Fitch, Inc. The
                                 initial notional amount of the interest rate
                                 contract will be equal to the aggregate initial
                                 certificate balance of the Class A-MFL regular
                                 interest (and correspondingly, the Class A-MFL
                                 certificates). The notional amount of the swap
                                 contract will decrease to the extent of any
                                 decrease in the certificate balance of the
                                 Class A-MFL regular interest (and
                                 correspondingly, the Class A-MFL certificates).
                                 The swap contract will have a maturity date of
                                 September 12, 2037 (the same date as the rated
                                 final distribution date of the Class A-MFL
                                 certificates). Under the swap contract, the
                                 master servicer will generally be obligated to
                                 pay to the swap counterparty one business day
                                 prior to each distribution date an amount equal
                                 to the sum of (i) any yield maintenance charges
                                 distributable to the Class A-MFL regular
                                 interest and (ii) the product of (A) the
                                 notional amount of the swap contract and (B)
                                 the pass-through rate on the Class A-MFL
                                 regular interest, which is       % per annum.
                                 The swap counterparty will generally be
                                 obligated to pay to the trust one business day
                                 prior to each distribution date an amount equal
                                 to the product of (i) the notional amount of
                                 the swap contract and (ii) LIBOR plus       %
                                 per annum. If the pass-through rate on the
                                 Class A-MFL regular interest is reduced below
                                       % per annum

                                      S-11

                                 or if there is an interest shortfall with
                                 respect to the Class A-MFL regular interest,
                                 there will be a corresponding
                                 dollar-for-dollar reduction in the interest
                                 payment made by the swap counterparty to the
                                 trust and, ultimately, a corresponding
                                 decrease in the effective pass-through rate on
                                 the Class A-MFL certificates for such
                                 distribution date. See "Risk Factors--Risks
                                 Relating to the Swap Contract" and
                                 "Description of the Swap Contract" in this
                                 prospectus supplement.

                              OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2005-CIBC12:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3A

                                 o Class A-3B

                                 o Class A-4

                                 o Class A-SB

                                 o Class A-M

                                 o Class A-MFL

                                 o Class A-J

                                 o Class X-2

                                 o Class B

                                 o Class C

                                 o Class D

                                 Series 2005-CIBC12 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class X-1, Class E, Class F, Class G, Class H,
                                 Class J, Class K, Class L, Class M, Class N,
                                 Class P, Class NR, Class S, Class UHP, Class R
                                 and Class LR.

                                 The Series 2005-CIBC12 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 196 fixed
                                 rate mortgage loans secured by first liens on
                                 206 commercial, multifamily and manufactured
                                 housing community properties.

                                 The trust's assets also include the
                                 subordinate mortgage loan identified in this
                                 prospectus supplement as the

                                      S-12

                                 Universal Hotel Portfolio B note. Although the
                                 Universal Hotel Portfolio B note is an asset
                                 of the trust, for purposes of the information
                                 contained in this prospectus supplement
                                 (including the annexes and statistical
                                 information contained in this prospectus
                                 supplement), the Universal Hotel Portfolio B
                                 note is not reflected in this prospectus
                                 supplement and the term "mortgage loan" does
                                 not include the Universal Hotel Portfolio B
                                 note, unless expressly indicated otherwise.
                                 The Universal Hotel Portfolio B note supports
                                 only the Class UHP certificates, which
                                 certificates are not being offered pursuant to
                                 this prospectus supplement.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

                                 Class A-1 ...........   $   72,581,000
                                 Class A-2 ...........   $  171,217,000
                                 Class A-3A ..........   $  243,268,000
                                 Class A-3B ..........   $  243,268,000
                                 Class A-4 ...........   $  650,524,000
                                 Class A-SB ..........   $  137,483,000
                                 Class A-M ...........   $  116,906,000
                                 Class A-MFL .........   $  100,000,000
                                 Class A-J ...........   $  162,679,000
                                 Class X-2 ...........   $2,102,058,000
                                 Class B .............   $   43,381,000
                                 Class C .............   $   18,979,000
                                 Class D .............   $   32,536,000

                                 The Class A-MFL certificates will, at all
                                 times, have a certificate balance equal to the
                                 balance of the Class A-MFL regular interest.

                                      S-13

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which
                                 is set forth below for each class:

                                 Class A-1 ...........        %
                                 Class A-2 ...........        %
                                 Class A-3A ..........        %(1)
                                 Class A-3B ..........        %(1)
                                 Class A-4 ...........        %(1)
                                 Class A-SB ..........        %(1)
                                 Class A-M ...........        %(1)
                                 Class A-MFL .........        %(2)
                                 Class A-J ...........        %(1)
                                 Class X-2 ...........        %(3)
                                 Class B .............        %(1)
                                 Class C .............        %(1)
                                 Class D .............        %(1)

                                 ----------
                                 (1)   The pass-through rates applicable to the
                                       Class A-3A, Class A-3B, Class A-4, Class
                                       A-SB, Class A-M, Class A-J, Class B,
                                       Class C and Class D certificates on each
                                       distribution date will be a per annum
                                       rate equal to one of (i) a fixed rate,
                                       (ii) the weighted average of the net
                                       interest rates on the mortgage loans
                                       (other than the Universal Hotel
                                       Portfolio B note) (in each case
                                       adjusted, if necessary, to accrue on the
                                       basis of a 360-day year consisting of
                                       twelve 30-day months), (iii) a rate
                                       equal to the lesser of a specified fixed
                                       pass-through rate and the rate described
                                       in clause (ii) above or (iv) the rate
                                       described in clause (ii) above less a
                                       specified percentage.

                                 (2)   The pass-through rate applicable to the
                                       Class A-MFL certificates on each
                                       distribution date will be a per annum
                                       rate equal to LIBOR plus      %,
                                       provided that interest payments on the
                                       Class A-MFL certificates will be reduced
                                       on each distribution date by an amount
                                       corresponding to the excess, if any, of
                                       interest payments calculated on the
                                       principal balance of the Class A-MFL
                                       certificates at      % per annum over
                                       interest payments calculated at the
                                       weighted average of the net interest
                                       rates on the mortgage loans (other than
                                       the Universal Hotel Portfolio B note)
                                       (in each case adjusted, if necessary, to
                                       accrue on the basis of a 360-day year
                                       consisting of twelve 30-day months). In
                                       addition, under certain circumstances
                                       described in this prospectus supplement,
                                       the pass-through rate applicable to the
                                       Class A-MFL certificates may convert to
                                       a fixed rate equal to      % per annum,
                                       subject to a maximum pass-through rate
                                       equal to the weighted average of the net
                                       interest rates on the mortgage loans
                                       (other than the Universal Hotel
                                       Portfolio B note) (in each case
                                       adjusted, if necessary, to accrue on the
                                       basis of a 360-day year consisting of
                                       twelve 30-day months). The initial LIBOR
                                       rate will be determined on July   ,
                                       2005, and subsequent LIBOR rates will be
                                       determined 2 LIBOR business days before
                                       the start of the related interest
                                       accrual period. See "Description of the
                                       Swap Contract--The Swap Contract" in
                                       this prospectus supplement.

                                 (3)   The interest accrual amount on the Class
                                       X-2 certificates will be calculated by
                                       reference to a notional amount equal to
                                       the aggregate of the certificate
                                       balances of all or some of the other
                                       classes of certificates or portions
                                       thereof. The pass through rate on the
                                       Class X-2 certificates will be based on
                                       the weighted average of the interest
                                       strip rates of the components of the
                                       Class

                                      S-14

                                    X-2 certificates, which will be based on
                                    the net mortgage rates applicable to the
                                    mortgage loans (other than the Universal
                                    Hotel Portfolio B note) as of the preceding
                                    distribution date minus the pass through
                                    rates of such components. See "Description
                                    of the Certificates--Distributions" in this
                                    prospectus supplement.

B. Interest Rate Calculation
   Convention.................   Interest on your certificates (other than the
                                 Class A-MFL certificates) and the Class A-MFL
                                 regular interest will be calculated based on a
                                 360-day year consisting of twelve 30-day
                                 months, or a "30/360 basis." Interest on the
                                 Class A-MFL certificates will be calculated
                                 based on the actual number of days in each
                                 interest accrual period and a 360-day year, or
                                 an "actual/360 basis".

                                 For purposes of calculating the pass-through
                                 rates on the Class A-3A, Class A-3B, Class
                                 A-4, Class A-SB, Class A-M, Class A-J, Class
                                 X-2, Class B, Class C and Class D
                                 certificates, the Class A-MFL regular interest
                                 (and correspondingly, to the extent described
                                 in this prospectus supplement, the Class A-MFL
                                 certificates) and each other class of the
                                 certificates with a pass-through rate that is
                                 based on, limited by or equal to, the weighted
                                 average of the net mortgage rates on the
                                 mortgage loans, the mortgage loan interest
                                 rates will not reflect any default interest
                                 rate, any rate increase occurring after an
                                 anticipated repayment date, any mortgage loan
                                 term modifications agreed to by the special
                                 servicer or any modifications resulting from a
                                 borrower's bankruptcy or insolvency.

                                 For purposes of calculating the pass-through
                                 rates on the certificates and the Class A-MFL
                                 regular interest (and correspondingly, the
                                 Class A-MFL certificates), the interest rate
                                 for each mortgage loan that accrues interest
                                 based on the actual number of days in each
                                 month and assuming a 360-day year, or an
                                 "actual/360 basis," will be recalculated, if
                                 necessary, so that the amount of interest that
                                 would accrue at that recalculated rate in the
                                 applicable month, calculated on a 30/360
                                 basis, will equal the amount of interest that
                                 is required to be paid on that mortgage loan
                                 in that month, subject to certain adjustments
                                 as described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates" in this prospectus supplement. See also
                                 "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                      S-15

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net
                                 of specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3A, Class
                                 A-3B, Class A-4, Class A-SB, Class X-1 and
                                 Class X-2 certificates: To pay interest on the
                                 Class A-1, Class A-2, Class A-3A, Class A-3B,
                                 Class A-4, Class A-SB, Class X-1 and Class X-2
                                 certificates, pro rata, in each case in
                                 accordance with their interest entitlements.

                                 Second/Class A-1, Class A-2, Class A-3A, Class
                                 A-3B, Class A-4 and Class A-SB: To the extent
                                 of funds allocated to principal and available
                                 for distribution, (1) first, to the Class A-SB
                                 certificates until the certificate balance of
                                 the Class A-SB certificates is reduced to the
                                 planned principal balance set forth in
                                 Schedule II to this prospectus supplement; (2)
                                 then to principal on the Class A-1 and Class
                                 A-2 certificates, in that order, until the
                                 Class A-1 and Class A-2 certificates have been
                                 reduced to zero, (3) then to principal on the
                                 Class A-3A certificates and the Class A-3B
                                 certificates, pro rata (based upon the
                                 certificate balance of the Class A-3A
                                 certificates and the certificate balance of
                                 the Class A-3B certificates), until the Class
                                 A-3A certificates and the Class A-3B
                                 certificates have been reduced to zero, (4)
                                 then to principal on the Class A-4 and the
                                 Class A-SB certificates, in that order, until
                                 the Class A-4 and the Class A-SB certificates
                                 have been reduced to zero. If the certificate
                                 balance of each and every class of
                                 certificates other than the Class A-1, Class
                                 A-2, Class A-3A, Class A-3B, Class A-4, Class
                                 A-SB and Class UHP certificates has been
                                 reduced to zero as a result of the allocation
                                 of mortgage loan losses to those certificates,
                                 funds available for distributions of principal
                                 will be distributed to the Class A-1, Class
                                 A-2, Class A-3A, Class A-3B, Class A-4 and
                                 Class A-SB certificates, pro rata, rather than
                                 sequentially, without regard to the
                                 distribution priorities above or the planned
                                 principal balance of the Class A-SB
                                 certificates.

                                 Third/Class A-1, Class A-2, Class A-3A, Class
                                 A-3B, Class A-4 and Class A-SB certificates:
                                 To reimburse the Class A-1, Class A-2, Class
                                 A-3A, Class A-3B, Class A-4 and Class A-SB
                                 certificates, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans
                                 allocable to principal that were previously
                                 borne by those classes.

                                      S-16

                                 Fourth/Class A-M certificates and Class A-MFL
                                 regular interest: To the Class A-M
                                 certificates and the Class A-MFL regular
                                 interest as follows: (a) first, to interest on
                                 the Class A-M certificates and the Class A-MFL
                                 regular interest, pro rata, in the amount of
                                 their respective interest entitlements; (b)
                                 second, to the extent of funds allocated to
                                 principal and available for distribution
                                 remaining after distributions in respect of
                                 principal to each class with a higher priority
                                 (in this case, the Class A-1, Class A-2, Class
                                 A-3A, Class A-3B, Class A-4 and Class A-SB
                                 certificates), to principal on the Class A-M
                                 certificates and the Class A-MFL regular
                                 interest, pro rata, until the certificate
                                 balances of the Class A-M certificates and the
                                 Class A-MFL regular interest, as applicable,
                                 have been reduced to zero; and (c) third, to
                                 reimburse the Class A-M certificates and the
                                 Class A-MFL regular interest, pro rata, for
                                 any previously unreimbursed losses on the
                                 mortgage loans allocable to principal that
                                 were previously borne by each such class.

                                 Fifth/Class A-J certificates: To the Class A-J
                                 certificates as follows: (a) first, to
                                 interest on the Class A-J certificates in the
                                 amount of its interest entitlement; (b)
                                 second, to the extent of funds allocated to
                                 principal and available for distribution
                                 remaining after distributions in respect of
                                 principal to each class with a higher priority
                                 (in this case, the Class A-1, Class A-2, Class
                                 A-3A, Class A-3B, Class A-4, Class A-SB, Class
                                 A-M and Class A-MFL certificates), to
                                 principal on the Class A-J certificates until
                                 the certificate balance of the Class A-J
                                 certificates has been reduced to zero; and (c)
                                 third, to reimburse the Class A-J certificates
                                 for any previously unreimbursed losses on the
                                 mortgage loans allocable to principal that
                                 were previously borne by that class.

                                 Sixth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fifth above.

                                 Seventh/Class C certificates: To the Class C
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fifth above.

                                 Eighth/Class D certificates: To the Class D
                                 certificates in a manner analogous to the
                                 Class A-J certificates' allocations of
                                 priority Fifth above.

                                 Ninth/Non-offered certificates (other than the
                                 Class S, Class UHP and Class X-1
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 On each distribution date, funds available for
                                 distribution on the Class A-MFL certificates
                                 will be

                                      S-17

                                 distributed in the following amounts and order
                                 of priority: (a) first, to interest on the
                                 Class A-MFL certificates, in the amount of its
                                 interest entitlement; (b) second, to the
                                 extent of funds allocated to principal in
                                 respect of the Class A-MFL regular interest,
                                 to principal on the Class A-MFL certificates
                                 until the certificate balance of the Class
                                 A-MFL certificates has been reduced to zero;
                                 and (c) third, to reimburse the Class A-MFL
                                 certificates for any previously unreimbursed
                                 losses on the mortgage loans allocable to
                                 principal that were previously borne by such
                                 class.

B. Interest and Principal
   Entitlements...............   description of the interest entitlement of
                                 each class of certificates and the Class A-MFL
                                 regular interest can be found in "Description
                                 of the Certificates--
                                 Distributions--Interest Distribution Amount"
                                 in this prospectus supplement.

                                 A description of the amount of principal
                                 required to be distributed to each class of
                                 certificates and the Class A-MFL regular
                                 interest entitled to principal on a particular
                                 distribution date also can be found in
                                 "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the offered
                                 certificates (other than the Class X-2 and
                                 Class A-MFL certificates) and the Class A-MFL
                                 regular interest as described in "Description
                                 of the Certificates--Allocation of Yield
                                 Maintenance Charges and Prepayment Premiums" in
                                 this prospectus supplement. For so long as the
                                 swap contract is in effect, any yield
                                 maintenance charges distributable in respect of
                                 the Class A-MFL regular interest will be
                                 payable to the swap counterparty pursuant to
                                 the terms of the swap contract. If the swap
                                 contract is no longer in effect, any yield
                                 maintenance charges allocable to the Class
                                 A-MFL regular interest will be paid to the
                                 holders of the Class A-MFL certificates.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes of
                                 certificates and the Class A-MFL regular
                                 interest will be senior or subordinate, as the
                                 case may be, to the payment rights

                                      S-18

                                 of other classes of certificates and the Class
                                 A-MFL regular interest. The chart shows the
                                 entitlement to receive principal and/or
                                 interest of certain classes of certificates
                                 and the Class A-MFL regular interest (other
                                 than excess interest that accrues on the
                                 mortgage loans that have anticipated repayment
                                 dates) on any distribution date in descending
                                 order (beginning with the Class A-1, Class
                                 A-2, Class A-3A, Class A-3B, Class A-4, Class
                                 A-SB, Class X-1 and Class X-2 certificates).
                                 It also shows the manner in which mortgage
                                 loan losses are allocated to certain classes
                                 of certificates and the Class A-MFL regular
                                 interest in ascending order (beginning with
                                 the other classes of certificates (other than
                                 the Class UHP, Class S, Class R and Class LR
                                 certificates) that are not being offered by
                                 this prospectus supplement). No principal
                                 payments or mortgage loan losses will be
                                 allocated to the Class S, Class R, Class LR,
                                 Class X-1 or Class X-2 certificates, although
                                 principal payments and mortgage loan losses
                                 may reduce the notional amount of the Class
                                 X-1 and/or Class X-2 certificates and,
                                 therefore, the amount of interest they accrue.
                                 In addition, mortgage loan losses will not be
                                 allocated to the Class UHP certificates (other
                                 than mortgage loan losses on the Universal
                                 Hotel Portfolio whole loan allocated to the
                                 Universal Hotel Portfolio B note pursuant to
                                 the related intercreditor agreement). In
                                 addition, while mortgage loan losses and
                                 available funds shortfalls will not be
                                 directly allocated to the Class A-MFL
                                 certificates, mortgage loan losses and
                                 available funds shortfalls may be allocated to
                                 the Class A-MFL regular interest in reduction
                                 of the certificate balance of the Class A-MFL
                                 regular interest and the amount of its
                                 interest entitlement, respectively. Any
                                 decrease in the certificate balance of the
                                 Class A-MFL regular interest will result in a
                                 corresponding decrease in the certificate
                                 balance of the Class A-MFL certificates, and
                                 any interest shortfalls suffered by the Class
                                 A-MFL regular interest will reduce the amount
                                 of interest distributed on the Class A-MFL
                                 certificates to the extent described in this
                                 prospectus supplement. The chart below
                                 includes the Class A-MFL regular interest but
                                 does not depict the corresponding effects on
                                 the Class A-MFL certificates.

                                      S-19

                                 -----------------------------------------------
                                 Class A-1, Class A-2, Class A-3A, Class A-3B,
                                 Class A-4, Class A-SB, Class X-1* and Class
                                             X-2* certificates
                                 -----------------------------------------------
                                                       |
                                 -----------------------------------------------
                                 Class A-M certificates and Class A-MFL regular
                                                    interest
                                 -----------------------------------------------
                                                       |
                                 -----------------------------------------------
                                             Class B certificates
                                 -----------------------------------------------
                                                       |
                                 -----------------------------------------------
                                             Class C certificates
                                 -----------------------------------------------
                                                       |
                                 -----------------------------------------------
                                             Class D certificates
                                 -----------------------------------------------
                                                       |
                                 -----------------------------------------------
                                          Non-offered certificates**
                                 -----------------------------------------------

                                 ----------
                                 *     The Class X-1 and Class X-2 certificates
                                       are interest-only certificates, and the
                                       Class X-1 certificates are not offered
                                       by this prospectus supplement.

                                 **    Excluding the Class X-1 and Class UHP
                                       certificates.

                                 No other form of credit enhancement will be
                                 available for the benefit of the holders of
                                 the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates or the
                                 Class A-MFL regular interest will reduce the
                                 certificate balance of that class of
                                 certificates or the Class A-MFL regular
                                 interest (and correspondingly the Class A-MFL
                                 certificates), respectively.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

E. Shortfalls in Available
   Funds.....................    The following types of shortfalls in available
                                 funds will reduce distributions to the classes
                                 of certificates or the Class A-MFL regular
                                 interest with the lowest payment priorities:
                                 shortfalls resulting from the payment of
                                 special servicing fees and other additional
                                 compensation that the special servicer is
                                 entitled to receive; shortfalls resulting from
                                 interest on advances made by the master
                                 servicer, the special servicer, the trustee or
                                 the fiscal agent (to the extent not covered by
                                 late payment charges or default interest paid
                                 by the related borrower); shortfalls resulting
                                 from extraordinary expenses of the trust; and
                                 shortfalls resulting from a modification of a
                                 mortgage loan's interest rate or

                                      S-20

                                 principal balance or from other unanticipated
                                 or default-related expenses of the trust.
                                 Reductions in distributions to the Class A-MFL
                                 regular interest will cause a corresponding
                                 reduction in distributions to the Class A-MFL
                                 certificates to the extent described in this
                                 prospectus supplement. In addition, prepayment
                                 interest shortfalls that are not covered by
                                 certain compensating interest payments made by
                                 the master servicer are required to be
                                 allocated to the certificates and the Class
                                 A-MFL regular interest (and thus to the Class
                                 A-MFL certificates to the extent described in
                                 this prospectus supplement), on a pro rata
                                 basis, to reduce the amount of interest
                                 payable on the certificates and the Class
                                 A-MFL regular interest (and thus to the Class
                                 A-MFL certificates to the extent described in
                                 this prospectus supplement). See "Description
                                 of the Certificates--Distributions--Priority"
                                 in this prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 (including on the Universal Hotel Portfolio B
                                 note) unless it (or the special servicer or the
                                 trustee) determines that the advance would be
                                 non-recoverable. The master servicer will not
                                 be required to advance balloon payments due at
                                 maturity in excess of the regular periodic
                                 payment, interest in excess of a mortgage
                                 loan's regular interest rate, default interest
                                 or prepayment premiums or yield maintenance
                                 charges. The amount of the interest portion of
                                 any advance will be subject to reduction to the
                                 extent that an appraisal reduction of the
                                 related mortgage loan has occurred. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement. There may be other
                                 circumstances in which the master servicer will
                                 not be required to advance one full month of
                                 principal and/or interest. If the master
                                 servicer fails to make a required advance, the
                                 trustee will be required to make the advance.
                                 If the trustee fails to make a required
                                 advance, the fiscal agent will be required to
                                 make the advance. None of the master servicer,
                                 the trustee or the fiscal agent is required to
                                 advance amounts determined to be
                                 non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. If an interest advance is made by
                                 the master servicer, the master servicer will
                                 not advance its servicing fee, but will advance
                                 the trustee's fee.

B. Property...................   Protection Advances The master servicer may be
                                 required, and the special servicer may be
                                 permitted, to make advances to pay

                                      S-21

                                 delinquent real estate taxes, assessments and
                                 hazard insurance premiums and similar expenses
                                 necessary to:

                                 o protect and maintain the related mortgaged
                                   property;

                                 o maintain the lien on the related mortgaged
                                   property; or

                                 o enforce the related mortgage loan
                                   documents.

                                 If the master servicer fails to make a
                                 required advance of this type, the trustee
                                 will be required to make this advance. If the
                                 trustee fails to make a required advance of
                                 this type, the fiscal agent will be required
                                 to make this advance. None of the master
                                 servicer, the special servicer, the trustee or
                                 the fiscal agent is required to advance
                                 amounts determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer,
                                 the trustee and the fiscal agent, as
                                 applicable, will be entitled to interest on the
                                 above described advances at the "Prime Rate" as
                                 published in The Wall Street Journal, as
                                 described in this prospectus supplement.
                                 Interest accrued on outstanding advances may
                                 result in reductions in amounts otherwise
                                 payable on the certificates. None of the master
                                 servicer, the trustee or the fiscal agent will
                                 be entitled to interest on advances made with
                                 respect to principal and interest due on a
                                 mortgage loan, including on the Universal Hotel
                                 Portfolio B note, until the related due date
                                 has passed and any grace period for late
                                 payments applicable to the mortgage loan has
                                 expired. See "Description of the
                                 Certificates--Advances" and "--Subordination;
                                 Allocation of Collateral Support Deficit" in
                                 this prospectus supplement and "Description of
                                 the Certificates--Advances in Respect of
                                 Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.

THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 196 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 206 commercial,
                                 multifamily and manufactured housing community
                                 mortgaged properties.

                                 The aggregate principal balance of the
                                 mortgage loans (not including the Universal
                                 Hotel Portfolio B note) as of the cut-off date
                                 will be approximately $2,169,058,831.

                                      S-22

                                 The Universal Hotel Portfolio loan (identified
                                 as Loan No. 1 on Annex A-1 to this prospectus
                                 supplement) with a principal balance as of the
                                 cut-off date of $100,000,000 and representing
                                 approximately 4.6% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date, is one of seven mortgage
                                 loans that is part of a split loan structure,
                                 and is secured by the same mortgage instrument
                                 on the related mortgaged properties. Note A-4
                                 is the Universal Hotel Portfolio loan, which
                                 is included in the trust. Note A-1, Note A-2,
                                 Note A-3 and Note A-5, the Universal Hotel
                                 Portfolio companion notes, are part of the
                                 split loan structure but are not included in
                                 the trust, and are pari passu in right of
                                 payment with the Universal Hotel Portfolio
                                 loan. Note A-1, Note A-2, Note A-3 and Note
                                 A-5 have outstanding principal balances as of
                                 the cut-off date of $95,000,000, $80,000,000,
                                 $25,000,000 and $100,000,000, respectively.
                                 Note B-1 and Note B-2, collectively known as
                                 the Universal Hotel Portfolio B note, which
                                 are included in the trust, have an aggregate
                                 unpaid principal balance as of the cut-off
                                 date of $50,000,000, and are subordinate in
                                 right of payment to the Universal Hotel
                                 Portfolio loan and the Universal Hotel
                                 Portfolio pari passu companion notes. However,
                                 for purposes of the information contained in
                                 this prospectus supplement (including the
                                 appendices), the Universal Hotel Portfolio B
                                 note is not reflected in this prospectus
                                 supplement and the term "mortgage loan" does
                                 not include the Universal Hotel Portfolio B
                                 note, unless expressly indicated otherwise.
                                 The Universal Hotel Portfolio B note supports
                                 only the Class UHP certificates, which
                                 certificates are not being offered pursuant to
                                 this prospectus supplement.

                                 The Universal Hotel Portfolio loan, the
                                 Universal Hotel Portfolio pari passu companion
                                 notes and the Universal Hotel Portfolio B note
                                 will be serviced in accordance with the
                                 pooling and servicing agreement by the master
                                 servicer and special servicer, and in
                                 accordance with the servicing standards
                                 provided in the pooling and servicing
                                 agreement. In addition, the holders of each of
                                 the Universal Hotel Portfolio pari passu
                                 companion notes and the Class UHP certificates
                                 (which Class UHP certificateholders will be
                                 entitled to exercise the rights and powers
                                 granted to the holder of the Universal Hotel
                                 Portfolio B note) have the right, subject to
                                 certain conditions set forth in the related
                                 intercreditor agreement, to advise and direct
                                 the master servicer and/or special servicer
                                 with respect to various servicing matters or
                                 mortgage loan modifications affecting each of
                                 the Universal Hotel Portfolio notes, including
                                 Note A-4 that will be included in the trust.
                                 See "Description

                                      S-23

                                 of the Mortgage Pool--The Universal Hotel
                                 Portfolio Whole Loan" in this prospectus
                                 supplement.

                                 The mortgage loan amount used in this
                                 prospectus supplement for purposes of
                                 calculating the loan-to-value ratios and debt
                                 service coverage ratios for the Universal
                                 Hotel Portfolio loan is the aggregate
                                 principal balance of the Universal Hotel
                                 Portfolio loan and the Universal Hotel
                                 Portfolio pari passu companion notes. The
                                 principal balance of the Universal Hotel
                                 Portfolio B note is included in the
                                 calculation of loan-to-value ratios and debt
                                 service coverage ratios only where expressly
                                 indicated. With respect to the Universal Hotel
                                 Portfolio loan, the loan amount used in this
                                 prospectus supplement for purposes of
                                 weighting the individual loan-to-value ratios
                                 and debt service coverage ratios is the
                                 principal balance of the Universal Hotel
                                 Portfolio loan.

                                 6 mortgage loans (referred to in this
                                 prospectus supplement as the AB mortgage
                                 loans) are each evidenced by the senior of two
                                 notes secured by a single mortgage on the
                                 related mortgaged property and a single
                                 assignment of a lease, with the subordinate
                                 companion loan not being part of the trust
                                 fund. The AB mortgage loans are each secured
                                 by the mortgaged properties identified on
                                 Annex A-1 to this prospectus supplement as
                                 6495, 6595, 6517, 6515, 6523, 6501 and 6519
                                 Taft Street Portfolio, Olympic Towers, North
                                 Market Place, Fairway Park Manor, 6363 and
                                 6365 Taft Street Portfolio and Oakwood Manor
                                 Apartments representing in the aggregate
                                 approximately 1.6% of the aggregate principal
                                 balance of the pool of mortgage loans as of
                                 the cut-off date.

                                 Each AB mortgage loan and its related
                                 subordinate companion loan are subject to an
                                 intercreditor agreement. The intercreditor
                                 agreement generally allocates collections in
                                 respect of the related mortgage loan prior to
                                 a monetary event of default, or material
                                 non-monetary event of default to the mortgage
                                 loan in the trust fund and the related
                                 subordinate companion loan on a pro rata
                                 basis. After a monetary event of default or
                                 material non-monetary event of default, the
                                 intercreditor agreement generally allocates
                                 collections in respect of such mortgage loans
                                 first to the mortgage loan in the trust and
                                 second to the related subordinate companion
                                 loan. The servicer and the special servicer
                                 will service and administer each AB mortgage
                                 loan and its subordinate companion loan
                                 pursuant to the pooling and servicing
                                 agreement and the related intercreditor
                                 agreement so long as such AB mortgage loan is
                                 part of the trust fund. Amounts attributable
                                 to each

                                      S-24

                                 subordinate companion loan will not be assets
                                 of the trust, and will be beneficially owned
                                 by the holder of the subordinate companion
                                 loan. See "Description of the Mortgage
                                 Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The holder of each subordinate companion loan
                                 will have the right to purchase the related AB
                                 mortgage loan under certain limited
                                 circumstances. In addition, the holder of
                                 certain of the subordinate companion loans
                                 will have the right to approve certain
                                 modifications to the related senior loan under
                                 certain circumstances. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as specifically provided in
                                 this prospectus supplement, information
                                 presented in this prospectus supplement
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to a
                                 mortgage loan with a subordinate companion
                                 loan is calculated without regard to the
                                 related subordinate companion loan. The sum of
                                 the numerical data in any column may not equal
                                 the indicated total due to rounding. Unless
                                 otherwise indicated, all figures presented in
                                 this "Summary of Terms" are calculated as
                                 described under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid on or before
                                 the cut-off date and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan on or prior to the cut-off date.

                                      S-25

                                 The mortgage loans will have the following
                                 approximate characteristics as of the cut-off
                                 date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS



                                                                                  MORTGAGE LOANS
                                                                            --------------------------

Aggregate outstanding principal balance(1) ..............................               $2,169,058,831
Number of mortgage loans ................................................                          196
Number of mortgaged properties ..........................................                          206
Number of crossed loan pools ............................................                            6
Crossed loan pools as a percentage of the aggregate
 outstanding principal balance ..........................................                         5.8%
Range of mortgage loan principal balances ...............................   $1,197,671 to $100,000,000
Average mortgage loan principal balance .................................                  $11,066,627
Range of mortgage rates .................................................           4.7250% to 6.6200%
Weighted average mortgage rate ..........................................                      5.3683%
Range of original terms to maturity(2) ..................................      60 months to 240 months
Weighted average original term to maturity(2) ...........................                   110 months
Range of remaining terms to maturity(2) .................................      55 months to 240 months
Weighted average remaining term to maturity(2) ..........................                   109 months
Range of original amortization terms(3) .................................     120 months to 360 months
Weighted average original amortization term(3) ..........................                   351 months
Range of remaining amortization terms(3) ................................     119 months to 360 months
Weighted average remaining amortization term(3) .........................                   351 months
Range of loan-to-value ratios(4) ........................................               29.4% to 88.3%
Weighted average loan-to-value ratio(4) .................................                        71.9%
Range of loan-to-value ratios as of the maturity date(2)(4)(5) ..........               24.6% to 80.0%
Weighted average loan-to-value ratio as of the maturity
 date(2)(4)(5) ..........................................................                        64.6%
Range of debt service coverage ratios ...................................               1.10x to 3.61x
Weighted average debt service coverage ratio ............................                        1.54x
Percentage of aggregate outstanding principal balance
 consisting of:
 Partial Interest Only(6) ...............................................                        47.5%
 Balloon mortgage loans(7) ..............................................                        28.4%
 Interest-Only ..........................................................                        22.7%
 Fully Amortizing Loans .................................................                         1.4%


----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2)   In the case of mortgage loans with anticipated repayment dates
      (identified as Loan Nos. 22, 38, 46, 95 and 181 on Annex A-1 to this prospectus supplement), as of the related anticipated repayment date.

(3)   Excludes the mortgage loans that pay interest-only to maturity.

(4)   In the case of 6 mortgage loans (identified as Loan Nos. 7, 10, 29, 82,
      86 and 134 on Annex A-1 to this prospectus supplement), the loan-to-value ratios were based upon the stabilized values as defined in the related appraisal.

(5)   Excludes the fully amortizing mortgage loans.

(6)   Includes 1 partial interest-only ARD loan representing approximately 1.0%
      of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(7)   Includes 4 amortizing ARD loans representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

                                      S-26

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS

                                          AGGREGATE         % OF
                          NUMBER OF   PRINCIPAL BALANCE    INITIAL
                           MORTGAGE      OF MORTGAGE        POOL
 INTEREST ACCRUAL BASIS     LOANS           LOANS          BALANCE
------------------------ ----------- ------------------- ----------
  Actual/360 ...........     193     $2,161,572,695          99.7%
  30/360 ...............       3          7,486,136           0.3
                             ---     --------------         -----
  Total ................     196     $2,169,058,831         100.0%
                             ===     ==============         =====

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                               AMORTIZATION TYPES

                                                      AGGREGATE         % OF
                                      NUMBER OF   PRINCIPAL BALANCE    INITIAL
                                       MORTGAGE      OF MORTGAGE        POOL
        TYPE OF AMORTIZATION            LOANS           LOANS          BALANCE
------------------------------------ ----------- ------------------- ----------
  Balloon Loans
  Partial Interest-Only(1) .........      74     $1,029,320,275          47.5%
  Balloon Loans(2) .................      94        616,396,720          28.4
  Interest-Only ....................      22        492,490,000          22.7
                                          --     --------------         -----
  Subtotal .........................     190     $2,138,206,995          98.6%
  Fully Amortizing .................       6     $   30,851,836           1.4%
                                         ---     --------------         -----
  Total ............................     196     $2,169,058,831         100.0%
                                         ===     ==============         =====

                                 ----------
                                 (1)   Includes 1 partial interest-only ARD
                                       loan representing approximately 1.0% of
                                       the aggregate principal balance of the
                                       pool of mortgage loans as of the cut-off
                                       date.

                                 (2)   Includes 4 amortizing ARD loans
                                       representing approximately 1.9% of the
                                       aggregate principal balance of the pool
                                       of mortgage loans as of the cut-off
                                       date.

                                 5 mortgage loans, representing approximately
                                 2.9% of the aggregate principal balance of the
                                 pool of mortgage loans as of the cut-off date,
                                 provide for an increase in the related
                                 interest rate after a certain date, referred
                                 to as the anticipated repayment date. The
                                 interest accrued in excess of the original
                                 rate, together with any interest on that
                                 accrued interest, will be deferred and will
                                 not be paid until the principal balance of the
                                 related mortgage loan has been paid, at which
                                 time the deferred interest will be paid to the
                                 Class S certificates. In addition, after the
                                 anticipated repayment date, cash flow in
                                 excess of that required for debt service and
                                 certain budgeted expenses with respect to the
                                 related mortgaged property will be applied
                                 towards the payment of principal (without
                                 payment of a yield maintenance charge) of the
                                 related mortgage loan until its principal
                                 balance has been reduced to zero. A
                                 substantial principal payment would be
                                 required to pay

                                      S-27

                                 off this mortgage loan on its anticipated
                                 repayment date. The amortization term for this
                                 mortgage loan is significantly longer than the
                                 period up to the related mortgage loan's
                                 anticipated repayment date. See "Description
                                 of the Mortgage Pool--ARD Loans" in this
                                 prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                               AGGREGATE         % OF
                               NUMBER OF   PRINCIPAL BALANCE    INITIAL
                                MORTGAGE      OF MORTGAGE        POOL
    PREPAYMENT PROTECTION        LOANS           LOANS          BALANCE
----------------------------- ----------- ------------------- ----------
  Lockout followed by
    Defeasance ..............     169     $1,885,912,494          86.9%
  Lockout followed by Yield
    Maintenance/
    Defeasance ..............      13        187,180,000           8.6
  Lockout followed by Yield
    Maintenance .............      13         78,994,329           3.6
  Yield Maintenance .........       1         16,972,007           0.8
                                  ---     --------------         -----
  Total .....................     196     $2,169,058,831         100.0%
                                  ===     ==============         =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related
                                 mortgaged property as collateral for the
                                 related mortgage loan.

                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity
                                 date or anticipated repayment date as follows:

                                      S-28

                            PREPAYMENT OPEN PERIODS

                                           AGGREGATE         % OF
                           NUMBER OF   PRINCIPAL BALANCE    INITIAL
                            MORTGAGE      OF MORTGAGE        POOL
 OPEN PERIODS (PAYMENTS)     LOANS           LOANS          BALANCE
------------------------- ----------- ------------------- ----------
   2 ....................       2     $   58,400,000           2.7%
   3 ....................       7        111,438,358           5.1
   4 ....................     173      1,867,602,486          86.1
   5 ....................       1          4,500,000           0.2
   7 ....................       5         63,094,579           2.9
  13 ....................       5         41,742,543           1.9
  25 ....................       3         22,280,864           1.0
                              ---     --------------         -----
  Total .................     196     $2,169,058,831         100.0%
                              ===     ==============         =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information"
                                 and "--Certain Terms and Conditions of the
                                 Mortgage Loans--Defeasance; Collateral
                                 Substitution; Property Releases" in this
                                 prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                           AGGREGATE         % OF
                           NUMBER OF   PRINCIPAL BALANCE    INITIAL
                           MORTGAGED      OF MORTGAGE        POOL
       CURRENT USE        PROPERTIES         LOANS          BALANCE
------------------------ ------------ ------------------- ----------
  Retail ...............       81     $  984,704,300          45.4%
  Office ...............       53        599,511,101          27.6
  Multifamily ..........       39        303,107,098          14.0
  Hotel ................        5        125,016,410           5.8
  Industrial ...........       11         78,151,409           3.6
  Mixed Use ............        7         46,237,319           2.1
  Self Storage .........        8         26,360,753           1.2
  Manufactured Housing
  Community ............        2          5,970,441           0.3
                               --     --------------         -----
  Total ................      206     $2,169,058,831         100.0%
                              ===     ==============         =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated on Annex A-1.

                                 The mortgaged properties are located in 36
                                 states, the District of Columbia and the U.S.
                                 Virgin Islands. The following tables list the
                                 states that have concentrations of mortgaged
                                 properties of 5% or more of the aggregate
                                 principal balance of the pool of mortgage
                                 loans as of the cut-off date:

                                      S-29

                           GEOGRAPHIC DISTRIBUTION(1)

                                         AGGREGATE         % OF
                         NUMBER OF   PRINCIPAL BALANCE    INITIAL
                         MORTGAGED      OF MORTGAGE        POOL
         STATE          PROPERTIES         LOANS          BALANCE
---------------------- ------------ ------------------- ----------
  California .........      27      $356,252,536            16.4%
  Florida ............      23      $209,471,474             9.7%
  Virginia ...........      15      $202,826,001             9.4%
  Texas ..............      19      $176,329,399             8.1%
  New York ...........      11      $164,025,640             7.6%

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates (other than the
                                 Class X-2 certificates) will be offered in
                                 minimum denominations of $10,000 initial
                                 certificate balance. Investments in excess of
                                 the minimum denominations may be made in
                                 multiples of $1. The Class X-2 certificates
                                 will be issued, maintained and transferred only
                                 in minimum denominations of authorized initial
                                 notional amount of not less than $1,000,000,
                                 and in integral multiples of $1 in excess
                                 thereof.

Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry
                                 system through DTC (with the consent of the
                                 DTC participants), Clearstream Banking,
                                 societe anonyme or Euroclear Bank, as operator
                                 of the Euroclear System, with respect to all
                                 or any portion of any class of the offered
                                 certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus
                                 supplement and in the prospectus.

Information Available to
 Certificateholders...........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to

                                      S-30

                                 the distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled
                                 to certain other information regarding the
                                 trust. See "Description of the
                                 Certificates--Reports to Certificateholders;
                                 Certain Available Information" in this
                                 prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                 o Bloomberg, L.P., Trepp, LLC and Intex
                                   Solutions, Inc.; and

                                 o the paying agent's website initially
                                   located at www.etrustee.net.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of
                                 mortgage loans remaining in the trust is less
                                 than 1% of the aggregate principal balance of
                                 the mortgage loans (including the Universal
                                 Hotel Portfolio B note) as of the cut-off date,
                                 certain entities specified in this prospectus
                                 supplement will have the option to purchase all
                                 of the remaining mortgage loans (including the
                                 Universal Hotel Portfolio B note) (and all
                                 property acquired through exercise of remedies
                                 in respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates), including the Class X-1 and
                                 Class X-2 certificates (provided, however, that
                                 the offered certificates are no longer
                                 outstanding and there is only one holder of the
                                 outstanding certificates), for the mortgage
                                 loans remaining in the trust.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement
                                 and "Description of the
                                 Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the Class A-MFL regular
                                 interest, the swap contract, the floating rate
                                 account and the interest that is deferred after
                                 the anticipated repayment date on the mortgage
                                 loans that have anticipated repayment dates and
                                 the related distribution account for this
                                 deferred interest) as two separate REMICs--a
                                 lower-tier REMIC and an upper-tier REMIC--for
                                 federal income tax purposes. The portion of the
                                 trust representing the deferred interest
                                 described above will be treated as a

                                      S-31

                                 grantor trust for federal income tax purposes.
                                 The grantor trust also will hold the Class
                                 A-MFL regular interest, the swap contract and
                                 the floating rate account, and the Class A-MFL
                                 certificates will represent an undivided
                                 beneficial interest in those assets. In the
                                 opinion of counsel, the portions of the trust
                                 referred to above will qualify for this
                                 treatment.

                                 Pertinent federal income tax consequences of
                                 an investment in the offered certificates
                                 include:

                                 o Each class of offered certificates (other
                                   than the Class A-MFL certificates) and the
                                   Class A-MFL regular interest will represent
                                   "regular interests" in the upper-tier
                                   REMIC.

                                 o The Class A-MFL certificates will represent
                                   an undivided interest in a portion of the
                                   trust fund that is treated as a grantor
                                   trust for federal income tax purposes,
                                   which portion includes the Class A-MFL
                                   regular interest, the floating rate account
                                   and the beneficial interest of such class
                                   in the swap contract.

                                 o The regular interests will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                 o You will be required to report income on
                                   the regular interests represented by your
                                   certificates using the accrual method of
                                   accounting.

                                 o [It is anticipated that the offered
                                   certificates, other than the Class X-2 and
                                   Class A-MFL certificates and the Class
                                   A-MFL regular interest will be issued at a
                                   premium and that the Class X-2 certificates
                                   will be issued with original issue discount
                                   for federal income tax purposes.]

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this
                                 prospectus supplement and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts. In particular, fiduciaries of plans
                                 contemplating purchase of the Class A-MFL
                                 certificates should review the additional
                                 requirements for purchases of Class A-MFL
                                 certificates by plans, as discussed under
                                 "Certain ERISA Considerations" in this
                                 prospectus supplement.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary

                                      S-32

                                 Mortgage Market Enhancement Act of 1984, as
                                 amended. If your investment activities are
                                 subject to legal investment laws and
                                 regulations, regulatory capital requirements,
                                 or review by regulatory authorities, then you
                                 may be subject to restrictions on investment
                                 in the offered certificates. You should
                                 consult your own legal advisors for assistance
                                 in determining the suitability of and
                                 consequences to you of the purchase, ownership
                                 and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.
Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc. and Fitch, Inc.:

                                                           MOODY'S     FITCH
                                                          ---------   ------
                                 Class A-1 ............      Aaa        AAA
                                 Class A-2 ............      Aaa        AAA
                                 Class A-3A ...........      Aaa        AAA
                                 Class A-3B ...........      Aaa        AAA
                                 Class A-4 ............      Aaa        AAA
                                 Class A-SB ...........      Aaa        AAA
                                 Class A-M ............      Aaa        AAA
                                 Class A-MFL ..........      Aaa        AAA
                                 Class A-J ............      Aaa        AAA
                                 Class X-2 ............      Aaa        AAA
                                 Class B ..............      Aa2        AA
                                 Class C ..............      Aa3        AA-
                                 Class D ..............       A2         A

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the
                                 offered certificates may nonetheless issue a
                                 rating and, if one does, it may be lower than
                                 those stated above. The security ratings do
                                 not address the frequency of prepayments
                                 (whether voluntary or involuntary) of mortgage
                                 loans, the degree to which prepayments might
                                 differ from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates.
                                 Also, the security ratings do not represent
                                 any assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-2 certificateholders might
                                 not fully recover their investments in the
                                 event of rapid prepayments of the mortgage
                                 loans (including both voluntary and
                                 involuntary prepayments). In addition, a
                                 security rating of the Class A-MFL
                                 certificates does not represent any assessment
                                 as to whether the floating interest rate on
                                 such certificates will convert to a fixed
                                 rate. With respect to the Class A-MFL
                                 certificates, the security ratings only
                                 address the receipt of the fixed rate coupon
                                 and do not address (i) whether investors will
                                 receive a floating rate coupon or (ii) any
                                 cost associated with a floating rate swap. In
                                 addition, ratings

                                      S-33

                                 adjustments may result from a change in the
                                 financial position of the trustee or the
                                 fiscal agent as back-up liquidity providers.
                                 See "Yield and Maturity Considerations," "Risk
                                 Factors" and "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement and "Yield and Maturity
                                 Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement
                                 and "Rating" in the prospectus for a
                                 discussion of the basis upon which ratings are
                                 given and the conclusions that may not be
                                 drawn from a rating.

                                      S-34

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Florida, Virginia, Texas and
New York secure mortgage loans representing approximately 16.4%, 9.7%, 9.4%,
8.1% and 7.6%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     With respect to the mortgaged properties located in California, 20 of the mortgaged properties securing mortgage loans representing approximately 12.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in southern California, and 7 of the mortgaged properties securing mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and
San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern
California.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.
Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California or
Florida may be more susceptible to certain hazards (such as earthquakes or hurricanes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

                                      S-35

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

    o The 3 largest mortgage loans represent, in the aggregate, approximately
      11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

    o The 10 largest mortgage loans represent, in the aggregate, approximately
      23.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     See "Description of the Mortgage Pool--Top Ten Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)



                         NUMBER OF MORTGAGED     AGGREGATE PRINCIPAL BALANCE
    PROPERTY TYPE             PROPERTIES              OF MORTGAGE LOANS         % OF INITIAL POOL BALANCE
---------------------   ---------------------   ----------------------------   --------------------------

Retail ..............            81                     $984,704,300                       45.4%
Office ..............            53                     $599,511,101                       27.6%
Multifamily .........            39                     $303,107,098                       14.0%
Hotel ...............             5                     $125,016,410                        5.8%


----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o 15 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under "Related Borrower" on
      Annex A-1 to this prospectus supplement.

                                      S-36

    o 6 groups of mortgage loans (comprised of 16 mortgage loans), are cross-collateralized and cross-defaulted, and represent, in the aggregate, approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to
      Enforceability of Cross-Collateralization" below.

    o 4 mortgage loans representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 6 groups of mortgage loans (comprised of 16 mortgage loans representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), are cross-collateralized and cross-defaulted with each other. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

    o the borrower did not receive fair consideration or reasonable equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.

                                      S-37

For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 5 mortgage loans, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities.
See "Certain Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the
prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common, including, among other mortgage loans, the mortgage loans identified as Loan Nos. 8, 13, 29, 32, 48, 51, 60, 79,
98, 138, 146, 170, 181 and 190 on Annex A-1 to this prospectus supplement, representing approximately 7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, certain mortgage loans may permit the future sale of tenant in common interests in the related mortgaged property. See "Description of the Mortgage Pool--Top Ten Mortgage
Loans" in this prospectus supplement. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay

                                      S-38

will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.
Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the Universal Hotel Portfolio loan is a senior loan in a split loan structure with the Universal Hotel Portfolio companion notes (pari passu with the Universal Hotel Portfolio loan) and the Universal
Hotel Portfolio B note. Each of these notes is secured by a single mortgage instrument on the related mortgaged property. The Universal Hotel Portfolio companion notes will not be included as assets of the trust fund. See
"Description of the Mortgage Pool--The Universal Hotel Portfolio Whole Loan" in
this prospectus supplement. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     In addition to the Universal Hotel Portfolio loan, 6 mortgage loans
(referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are each secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as 6495, 6565, 6517, 6515, 6523, 6501 and 6519 Taft Street Portfolio,
Olympic Towers, North Market Place, Fairway Park Manor, 6363 and 6365 Taft
Street Portfolio and Oakwood Manor Apartments, representing approximately 1.6%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust. The second loan in each case is a subordinate companion loan and is not included in the trust. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of certain of the subordinate companion loans will have the right to approve certain modifications to the related senior loans under certain circumstances.
In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage
Pool--Additional Debt--AB Mortgage Loans" in this prospectus supplement.

                                      S-39

     Although the Universal Hotel Portfolio pari passu companion notes and the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may decline as a result; and

     o the risk that it may be more difficult for the related borrower to refinance the Universal Hotel Portfolio loan or the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable) and the subordinate obligations upon the maturity of the Universal Hotel Portfolio loan or the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this prospectus supplement and "Certain Legal
Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain permitted secured debt and provisions in the mortgage loan documents with respect certain of the mortgage loans that allow the related borrower to incur additional debt that is secured by the related mortgaged property in the future. The mortgage loan documents with respect to 2 mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date specifically permit the incurrence of secured subordinate debt under certain circumstances. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. See "Description of the Mortgage Pool--Additional Debt--Unsecured Subordinate Indebtedness" in
this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See
"Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

                                      S-40

     o With respect to 2 mortgage loans (identified as Loan Nos. 7 and 77 on
       Annex A-1 to this prospectus supplement), representing approximately 2.2%
       of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

     o In the case of 15 mortgage loans (identified as Loan Nos. 1, 2, 13, 14,
       18, 23, 25, 29, 49, 73, 85, 99, 113, 120 and 140 on Annex A-1 to this prospectus supplement), representing approximately 16.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o the prevailing interest rates;

     o the fair market value of the related mortgaged property;

     o the borrower's equity in the related mortgaged property;

     o the borrower's financial condition;

                                      S-41

     o the operating history and occupancy level of the mortgaged property;

     o reductions in applicable government assistance/rent subsidy programs;

     o the tax laws; and

     o the prevailing general and regional economic conditions.

     190 of the mortgage loans, representing approximately 98.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes
74 mortgage loans, representing approximately 47.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all of which pay interest-only for the first 6 to 60 months of their respective terms and 22 mortgage loans, representing approximately 22.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which are interest-only until their respective maturity dates.

     138 of the mortgage loans, representing approximately 62.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature or have an anticipated repayment date in the year 2015.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o the characteristics of the neighborhood where the property is located;

     o the proximity and attractiveness of competing properties;

     o the adequacy of the property's management and maintenance;

     o increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o a decline in the financial condition of a major tenant;

                                      S-42

     o an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o demographic factors;

     o consumer confidence;

     o consumer tastes and preferences;

     o retroactive changes in building codes;

     o changes or continued weakness in specific industry segments; and

     o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o tenant defaults;

     o in the case of rental properties, the rate at which new rentals occur;
       and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases.
This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space;
and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 25 mortgaged properties secure approximately 11.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that are wholly or significantly owner-occupied or that are leased to a single tenant. With respect to certain of these mortgage loans that are leased to a single tenant, leases at the mortgaged properties will expire prior to, or soon after, the maturity dates of the mortgage loans.
The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers

                                      S-43

considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. We cannot assure you that the tenant with respect to each of those mortgaged properties will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties
Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o space in the mortgaged properties could not be leased or re-leased;

     o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o tenants were unwilling or unable to meet their lease obligations;

     o a significant tenant were to become a debtor in a bankruptcy case;

     o rental payments could not be collected for any other reason; or

     o a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.
Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.
Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans" in
this prospectus supplement. With respect to the mortgage loans described above and certain other mortgage loans in the trust, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for several years. However, there can be no assurance that any such lease extensions will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy

                                      S-44

percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

     Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The

                                      S-45

claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years'
rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 80 mortgage loans representing approximately 45.7%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. In addition, 5 mortgage loans representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by 5 properties consisting of both office and retail properties. In addition, 1 mortgage loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is secured by 1 property consisting of both multifamily and retail properties.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property.
A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     51 of the mortgaged properties, securing mortgage loans representing approximately 36.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 9 of the mortgaged properties, securing mortgage loans representing approximately

                                      S-46

3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 20 of the mortgaged properties, securing mortgage loans representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant
Bankruptcy Entails Risks" and "--Certain Additional Risks Relating to Tenants"
above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

     Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

     o the physical attributes of the health club (e.g., its age, appearance and layout);

     o the reputation, safety, convenience and attractiveness of the property to users;

     o the quality and philosophy of management;

     o management's ability to control membership growth and attrition;

     o competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

     o adverse changes in economic and social conditions and demographic changes
       (e.g., population decreases or changes in average age or income), which may result in decreased demand.

     In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such

                                      S-47

health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 48 mortgage loans representing approximately 27.7%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. In addition, 5 mortgage loans representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by 5 properties consisting of both office and retail properties.

     A large number of factors may adversely affect the value of office properties, including:

     o the quality of an office building's tenants;

     o an economic decline in the business operated by the tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the desirability of the area as a business location;

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

     o in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment)
       from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Mortgage Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 38 mortgage loans representing approximately
14.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. In addition, 1 mortgage loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is secured by 1 property consisting of both multifamily and retail properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o the types of services or amenities that the property provides;

                                      S-48

     o the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o in the case of student housing facilities (identified as Loan Nos. 105 and 109 on Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

     o government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     3 of the mortgaged properties, securing 2 mortgage loans representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to Section 42 of the Internal
Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of
the United States Department of Housing and Urban Development. Certain of the
mortgage loans are secured by, or may be secured in the

                                      S-49

future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that such programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See "Description of the Mortgage
Pool--Assistance Programs" in this prospectus supplement.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 11 of the mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. In addition, 1 mortgage loan representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is secured by 1 property consisting of both self storage and industrial properties. Significant factors determining the value of industrial properties are:

     o the quality of tenants;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o property becoming functionally obsolete;

     o building design and adaptability;

     o unavailability of labor sources;

     o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o changes in proximity of supply sources;

     o the expenses of converting a previously adapted space to general use; and

     o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high

                                      S-50

clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 2 mortgage loans representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o other manufactured housing community properties;

     o apartment buildings; and

     o site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o location of the manufactured housing community property;

     o the ability of management to provide adequate maintenance and insurance;

     o the types of services or amenities it provides;

     o the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 3 mortgage loans representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

                                      S-51

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

     o management ability of property managers;

     o desirability of particular locations;

     o location, quality and hotel management company affiliation, which affect the economic performance of a hotel; and

     o relative illiquidity of hotel investments, which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the
Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     5 of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

                                      S-52

     o the public perception of the franchise or hotel chain service mark; and

     o the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 8 mortgage loans representing approximately
1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. In addition, 1 mortgage loan representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is secured by 1 property consisting of both self storage and industrial properties.

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

     In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure;

     o operating the property and providing building services;

     o managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                      S-53

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.
The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" and "--Manufactured
Housing Community Properties Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o the availability of refinancing; and

     o changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     7 mortgage loans, representing approximately 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 2 mortgage loans, representing approximately
0.9% of the aggregate principal balance of the pool of mortgage loan as of the cut-off date, are secured by first mortgage liens on both a fee parcel and a leasehold interest in a separate adjacent parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in

                                      S-54

possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks"
and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

                                      S-55

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, the fiscal agent or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2005-CIBC12 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. JER Investors Trust Inc., which we anticipate will be the initial controlling class representative, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2005-CIBC12 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken.
In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the
Series 2005-CIBC12 non-offered certificates. See "--Special Servicer May Be
Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool-- Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

                                      S-56

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., the
depositor, and J.P. Morgan Securities Inc., one of the underwriters.

     CIBC Inc. is one of the mortgage loan sellers and is an affiliate of CIBC
World Markets Corp., one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     6 mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loan, in each case, will not be included as an asset of the trust fund. However, each such subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of a subordinate companion loan will also have certain rights with respect to the related senior loan, and the related mortgaged property as described under "Description of the Mortgage
Pool--AB Mortgage Loan Pairs" in this prospectus supplement. In exercising such rights, the holders of the subordinate companion loans do not have any obligation to consider the interests of, or the impact of the exercise of such rights on, the trust or the certificateholders. In addition, the Universal Hotel
Portfolio B note will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The operating advisor for the
Universal Hotel Portfolio loan (provided no change of control event has occurred or is continuing) or the directing certificateholder and the Universal Hotel
Portfolio companion notes (if a change of control event has occurred and is continuing) will also have certain rights with respect to the Universal Hotel
Portfolio whole loan, and the related mortgaged property as described under
"Servicing of the Mortgage Loans--The Directing Certificateholder and the
Universal Hotel Portfolio Operating Advisor" in this prospectus supplement. In exercising such rights, the operating advisor, the directing certificateholder, the holders of the Universal Hotel Portfolio loan and the Universal Hotel
Portfolio companion notes do not have any obligation to consider the interests of, or the impact of the exercise of such rights on, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the operating advisor for the Universal Hotel Portfolio loan (provided no change of control event has occurred or is continuing) or the holders of the Universal
Hotel Portfolio loan and the Universal Hotel Portfolio companion notes (if a change of control event has occurred and is continuing), take actions with respect to the Universal Hotel Portfolio loan that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the Universal Hotel
Portfolio Operating Advisor" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders. The Universal Hotel Portfolio operating advisor will be designated by the holders of the Class UHP certificates. Each of the directing certificateholder, the Universal Hotel Portfolio operating advisor, the holders of the Universal Hotel Portfolio companion note or the

                                      S-57

holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the Universal Hotel
Portfolio operating advisor, the holders of the Universal Hotel Portfolio companion note or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage
Loans--General," "--The Special Servicer" and "--The Directing Certificateholder
and the Universal Hotel Portfolio Operating Advisor" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2)
reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
(Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the
Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      S-58

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on each of the Class A-3A, Class A-3B, Class A-4, Class A-SB,
Class A-J, Class A-M, Class B, Class C and Class D certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, to the extent those classes bear interest at a rate equal to, based upon, or limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2, Class A-3A,
Class A-3B, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates and the Class A-MFL regular interest as described under "Description of the
Certificates--General" in this prospectus supplement, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates. Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period

                                      S-59

prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 1 mortgage loan, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits voluntary prepayment without payment of a yield maintenance charge at any time on or after a date 12 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o the terms of the mortgage loans;

     o the length of any prepayment lockout period;

     o the level of prevailing interest rates;

     o the availability of mortgage credit;

     o the applicable yield maintenance charges and prepayment premiums;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o the failure to meet certain requirements for the release of escrows;

     o the occurrence of casualties or natural disasters; and

     o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield
Maintenance Charges, Prepayment Premiums or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable.
Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

     (A) will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                      S-60

     (B) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

OPTIONAL EARLY TERMINATION OF THE TRUST MAY RESULT IN AN ADVERSE IMPACT ON YOUR
YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--Termination; Retirement
of Certificates" in this prospectus supplement.

SENSITIVITY TO LIBOR AND OTHER YIELD CONSIDERATIONS OF THE CLASS A-MFL

     The yield to investors in the Class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-MFL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-MFL certificates.

     In addition, because interest payments on the Class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-MFL certificates.
As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-MFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of
LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-MFL regular
interest based on a pass-through rate below    % per annum would have such a
negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on
LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-MFL certificates. See "Yield and
Maturity Considerations" in this prospectus supplement.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract relating to the Class
A-MFL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-MFL regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to the weighted average of

                                      S-61

the net interest rates on the mortgage loans, the ability of the holders of the
Class A-MFL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the
Swap Contract--The Swap Counterparty" in this prospectus supplement.

     If the swap counterparty's long-term rating is not at least "A3" by Moody's
Investors Service, Inc., "A-" by Fitch, Inc. or "A-" by Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc., the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee (or the paying agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-MFL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms of the swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-MFL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

     During the occurrence of a rating agency trigger event and in the event that a replacement swap counterparty is not found, the Class A-MFL certificates'
pass-through rate will convert to a fixed interest rate, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. Any such conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL certificates if notice of the resulting change in payment terms of the Class
A-MFL certificates is not given to DTC within the time frame in advance of the distribution date that DTC requires to modify the payment.

     Distributions on the Class A-MFL regular interest will be subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. If this weighted average drops below the fixed rate on the Class A-MFL regular interest, the amount paid to the swap counterparty will be reduced and interest payments by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if such weighted average had not dropped below such fixed rate. This will result in a corresponding reduction in the amounts paid by the swap counterparty pursuant to the swap contract, which will result in a reduced interest payment on the Class A-MFL certificates.

     In addition, if the funds allocated to payment of interest distributions on the Class A-MFL regular interest are insufficient to make all required interest payments on the Class A-MFL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-MFL regular interest had been sufficient to make all required interest payments on the Class A-MFL regular interest. As a result, the holders of the Class A-MFL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain

                                      S-62

circumstances, for JPMorgan Chase Bank, N.A. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See
"Description of the Mortgage Pool--The Mortgage Loan Sellers" and
"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o the aggregate amount of distributions on the offered certificates;

     o their yield to maturity;

     o their rate of principal payments; and

     o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

                                      S-63

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement.
Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB or Class X-2
certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class X-1 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property.

                                      S-64

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii)
subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o that will be remediated or abated in all material respects by the closing date;

     o for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such "no further action" or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

     o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

                                      S-65

Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage
Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with
Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of
Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action"
broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See
"Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may

                                      S-66

not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 16.4%, 9.7%, 8.1% and 1.0% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Florida, Texas and the
U.S. Virgin Islands, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program. The
Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The
Treasury Department established procedures for the Terrorism Insurance Program under

                                      S-67

which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium.
If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26,
2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November
26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce
United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005.
There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the Terrorism Insurance Program for an additional 2 years beyond December
31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law. In fact, the Secretary of the Treasury announced on June 30, 2005 that it is opposed to an extension of the Terrorism
Insurance Program in its current form.

     If the Terrorism Insurance Program is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance
Program.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits

                                      S-68

under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer, as applicable, has determined, based on inquiry consistent with the servicing standards and after consultation with the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely

                                      S-69

affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See
"Description of the Mortgage Pool--Representations and Warranties; Repurchases
and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers,

                                      S-70

managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

THERE MAY BE CHANGES IN THE TAX LAWS OF THE U.S. VIRGIN ISLANDS; NO GROSS-UP

     The mortgage loans secured by the mortgaged properties identified on Annex
A-1 to this prospectus supplement as International Plaza and Royal Dane Mall, representing in the aggregate 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by properties located in the U.S. Virgin Islands ("USVI") and are each obligations of a borrower organized in the USVI. USVI law currently provides an exemption from USVI withholding tax for USVI-source interest payments on loans secured by a property or properties located in the USVI. We cannot assure you that this exemption will not change in the future or that USVI law will not otherwise change, and these mortgage loans do not provide for any gross-up in the event of the imposition of any such withholding tax. As a result, if the exemption is changed or any additional tax is imposed, it may result in a shortfall with respect to these pooled mortgage loans. In addition, in the event that the trust acquires the mortgaged property securing either of such mortgage loans, the trust may be treated as engaged in a trade or business in the USVI and may be subject to tax on net income or gains with respect to that net income.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-71

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 196 fixed rate mortgage loans secured by 206 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $2,169,058,831 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans or Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

     The trust's assets will also include the Universal Hotel Portfolio B Note.
The Universal Hotel Portfolio B Note supports only the Class UHP Certificates.
Although the Universal Hotel Portfolio B Note is an asset of the trust, for the purpose of information contained in this prospectus supplement (including the annexes and statistical information contained in this prospectus supplement), such B note is not reflected in this prospectus supplement and unless otherwise expressly stated, the term "mortgage loan" does not include the Universal Hotel
Portfolio B Note. The aggregate principal balance of the Universal Hotel
Portfolio B Note will be approximately $50,000,000 as of the cut-off date.

     The "Cut-off Date Balance" of any mortgage loan (including on the Universal
Hotel Portfolio B Note) will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including
Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument (a
"Mortgage") that creates a first mortgage lien:

         (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

         (2) with respect to 2 mortgage loans (identified as Loan Nos. 64 and 94 on Annex A-1 to this prospectus supplement), representing approximately
     0.9% of the Initial Pool Balance, on the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

         (3) with respect to 7 mortgage loans (identified as Loan Nos. 1, 4, 23,
     57, 90, 99 and 150 on Annex A-1 to this prospectus supplement), representing approximately 9.1% of the Initial Pool Balance, on a leasehold estate in a commercial property (each of clauses (1) through (3), a
     "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates.
See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about July 29, 2005 (the "Closing Date"), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank, N.A. and CIBC Inc. (collectively, the "Mortgage
Loan Sellers") pursuant to a separate mortgage loan purchase agreement with each
Mortgage Loan Seller (collectively, the "Purchase Agreements"), each between the
Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank
National Association, as trustee (in such capacity, the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See
"--The Mortgage Loan Sellers" below and "Description of the Pooling
Agreements--Assignment of Mortgage Loans; Repurchases" in the

                                      S-72

prospectus. In addition, on the Closing Date, the applicable Mortgage Loan
Sellers will be required to remit to LaSalle Bank National Association, as paying agent (in such capacity, the "Paying Agent") an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until September 2005. This amount will be distributed to
Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between December 2003 and
July 2005.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or
Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

     3 of the Mortgaged Properties, securing 2 mortgage loans representing approximately 0.4% of the Initial Pool Balance, are secured by Mortgaged
Properties that are eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal
Revenue Code in respect of various units within the Mortgaged Property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance
Rental Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the
Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that any government or other assistance programs will be continued in their present forms during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related Mortgaged Property could reduce the market value of the related Mortgaged Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

                                      S-73

     The Universal Hotel Portfolio Loan. The Universal Hotel Portfolio Loan is a
senior loan in a split loan structure with the Universal Hotel Portfolio
Companion Notes (which are pari passu with the Universal Hotel Portfolio Loan)
and the Universal Hotel Portfolio B Note, which is junior to the Universal Hotel
Portfolio Loan and the Universal Hotel Portfolio Companion Notes. See "--The
Universal Hotel Portfolio Whole Loan" below.

     AB Mortgage Loans. 6 mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 92, 94, 119, 124, 130 and 146 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool
Balance, are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate
Companion Loan" and, together with the related AB Mortgage Loan, an "AB Mortgage
Loan Pair"). No Subordinate Companion Loan is an asset of the trust. Each such
AB Mortgage Loan Pair is evidenced by two promissory notes that are both secured by a single mortgage instrument on the related Mortgaged Property.

     The AB Mortgage Loan identified as Loan No. 92 on Annex A-1 to this prospectus supplement (the "Taft Office Complex Phase I AB Mortgage Loan") has a
principal balance as of the Cut-off Date of $7,830,000. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $489,500.

     The AB Mortgage Loan identified as Loan No. 94 on Annex A-1 to this prospectus supplement (the "Olympic Towers AB Mortgage Loan") has a principal balance as of the Cut-off Date of $7,791,590. The related Subordinate Companion
Loan, which is not included in the trust, has an initial principal balance of
$500,000.

     The AB Mortgage Loan identified as Loan No. 119 on Annex A-1 to this prospectus supplement (the "North Market Place AB Mortgage Loan") has a principal balance as of the Cut-off Date of $5,269,249. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $330,000.

     The AB Mortgage Loan identified as Loan No.124 on Annex A-1 to this prospectus supplement (the "Fairway Park Manor AB Mortgage Loan") has a principal balance as of the Cut off Date of $5,144,169. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $340,000.

     The AB Mortgage Loan identified as Loan No. 130 on Annex A-1 to this prospectus supplement (the "Taft Office Complex Phase II AB Mortgage Loan") has
a principal balance as of the Cut-off Date of $4,850,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $310,000.

     The AB Mortgage Loan identified as Loan No. 146 on Annex A-1 to this prospectus supplement (the "Oakwood Manor Apartments AB Mortgage Loan") has a
principal balance as of the Cut-off Date of $3,863,000. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $243,500.

     The Taft Office Complex Phase I AB Mortgage Loan, Olympic Towers AB
Mortgage Loan, North Market Place AB Mortgage Loan, Fairway Park Manor AB
Mortgage Loan, Taft Office Complex Phase II AB Mortgage Loan and Oakwood Manor
Apartments AB Mortgage Loan are collectively referred to in this prospectus supplement as the "Mezz Cap AB Mortgage Loans" (and each, individually, a "Mezz
Cap AB Mortgage Loan"), and the related AB Mortgage Loan Pairs are collectively referred to in this prospectus supplement as the "Mezz Cap Loan Pairs" (and each, individually, a "Mezz Cap Loan Pair").

     The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan as described under "--AB Mortgage
Loan Pairs" below.

     The following table sets forth for each of the AB Mortgage Loans the DSCR and LTV Ratios without taking into account the related Subordinate Companion
Loan and the combined DSCR and LTV Ratios taking into account the related
Subordinate Companion Loan.

                                      S-74



                                                    AB MORTGAGE                     AB MORTGAGE
                                                     LOAN PAIR   MORTGAGE LOAN       LOAN PAIR
                                         MORTGAGE    COMBINED     CUT-OFF DATE      CUT-OFF DATE
         AB MORTGAGE LOAN PAIR          LOAN DSCR      DSCR        LTV RATIO     COMBINED LTV RATIO
-------------------------------------- ----------- ------------ --------------- -------------------

Taft Office Complex Phase I ..........     1.25x        1.13x         79.3%             85.0%
Olympic Towers .......................     1.27x        1.13x         61.8%             65.8%
North Market Place ...................     1.27x        1.13x         79.8%             84.8%
Fairway Park Manor ...................     1.23x        1.09x         77.9%             83.1%
Taft Office Complex Phase II .........     1.25x        1.12x         79.3%             83.2%
Oakwood Manor Apartments .............     1.38x        1.23x         79.3%             84.3%


     Other Secured Subordinate Indebtedness. In addition to the outstanding secured indebtedness discussed above, with respect to 1 mortgage loan
(identified as Loan No. 89 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance, the borrower has issued $4,305,000 in debentures that are secured by the related Mortgaged
Property and which accrue interest at 10% annually until the maturity date on
December 1, 2018. The debentures are subordinate to the related mortgage loan and the debenture holders cannot be paid until the mortgage loan is paid in full. In addition, with respect to 2 mortgage loans (identified as Loan Nos. 81 and 98 on Annex A-1 to this prospectus supplement), representing approximately
0.8% of the Initial Pool Balance, the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain conditions in the mortgage loan.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o In the case of 1 mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the
       Initial Pool Balance, a mezzanine loan with a principal balance of
       $3,250,000 as of the date of the origination of the related mortgage loan has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

     o In the case of 1 mortgage loan (identified as Loan No. 77 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the
       Initial Pool Balance, two mezzanine loans with principal balances of
       $3,075,000 and $2,000,000 as of the date of the origination of the related mortgage loan have been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

     o In the case of 14 mortgage loans (identified as Loan Nos. 1, 2, 13, 14,
       18, 23, 25, 29, 49, 73, 85, 113, 120 and 140 on Annex A-1 to this prospectus supplement), representing approximately 16.6% of the Initial
       Pool Balance, the owners of the related borrowers are

                                      S-75

       permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio tests.

     o In the case of 1 mortgage loan (identified as Loan No. 99 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the
       Initial Pool Balance, One Liberty Properties, Inc. ("OLP") is the sole member of the borrower. OLP is permitted to pledge its ownership interests in the related borrower so long as (i) OLP is a publicly traded company, (ii) such pledge is to secure an operating debt facility of OLP,
       (iii) such operating debt facility is also secured by a pledge of OLP's interests in entities having an interest in all or substantially all of the properties owned directly or indirectly by OLP and (iv) the beneficiary or holder of such pledge shall meet certain qualifications set forth in the related mortgage loan documents.

     Unsecured Subordinate Indebtedness. 5 mortgage loans, representing in the aggregate approximately 2.3% of the Initial Pool Balance, allow the related borrowers to maintain existing or incur future additional unsecured indebtedness. The applicable mortgage loan seller is aware of the following existing or permitted unsecured debt with respect to each mortgage loan.

     o In the case of 3 mortgage loans (identified as Loan Nos. 57, 102 and 140 on Annex A-1 to this prospectus supplement), representing approximately
       1.1% of the Initial Pool Balance, the related borrower has incurred unsecured secondary financing in the form of unsecured affiliate debt subject to a subordination and standstill agreement in favor of the holder of the related mortgage loan.

     o In the case of 1 mortgage loan (identified as Loan No. 68 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the
       Initial Pool Balance, the borrower is permitted to obtain future unsecured debt from its principals in an amount not to exceed a total of
       $200,000 in the aggregate to all the related borrowers, subject to a subordination and standstill agreement in favor of the holder of the related senior mortgage loan and so long as the proceeds of such loan are used solely for purposes related to the Mortgaged Property, such as tenant improvements, leasing commissions, taxes and insurance, and maintenance expenses.

     o In the case of 1 mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the
       Initial Pool Balance, the borrower is permitted to obtain future unsecured debt in an amount not to exceed $4,000,000, so long as the proceeds of such loan are used in connection with the Mortgaged Property for capital expenditures, leasing commissions, tenant buildout, or for permissible or approved alterations or improvements to the Mortgaged
       Property or to fund an operating deficit at the Mortgaged Property.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

THE UNIVERSAL HOTEL PORTFOLIO WHOLE LOAN

     The Loans. 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "Universal Hotel Portfolio Loan"), representing approximately 4.6% of the Initial Pool Balance, is 1 of 7 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the Universal Hotel Portfolio Mortgaged Property. The
Universal Hotel Portfolio Loan is evidenced by promissory note A-4. The mortgage loans evidenced by promissory notes A-1, A-2, A-3 and A-5 are referred to in this prospectus supplement as the "Universal Hotel Portfolio Companion Notes".
The Universal Hotel Portfolio

                                      S-76

Companion Notes, which in aggregate have a principal balance of $100,000,000 as of the cut-off date, are not included in the trust. The Universal Hotel
Portfolio Loan and the Universal Hotel Portfolio Companion Notes are pari passu with each other and are referred to in this prospectus supplement as the
"Universal Hotel Portfolio Senior Notes." The remaining 2 mortgage loans evidenced by promissory notes B-1 and B-2 are referred to in this prospectus supplement, collectively, as the "Universal Hotel Portfolio B Note." The
Universal Hotel Portfolio B Note, which has a principal balance of $50,000,000 as of the cut-off date, is subordinate to the Universal Hotel Portfolio Senior
Notes. Only the Universal Hotel Portfolio Loan and the Universal Hotel Portfolio
B Note are included in the trust. The Universal Hotel Portfolio Loan, the
Universal Hotel Portfolio Companion Notes and the Universal Hotel Portfolio B
Note are collectively referred to in this prospectus supplement as the
"Universal Hotel Portfolio Whole Loan."

     The holders of the Universal Hotel Portfolio Senior Notes (the "Universal
Hotel Portfolio Senior Noteholders") and the holders of the Universal Hotel
Portfolio B Note (the "Universal Hotel Portfolio B Noteholders") have entered into an intercreditor agreement that sets forth the respective rights of the
Universal Hotel Portfolio Senior Noteholders and the Universal Hotel Portfolio B
Noteholders (the "Universal Hotel Portfolio Intercreditor Agreement"). Pursuant
to the terms of the Universal Hotel Portfolio Intercreditor Agreement, the
Universal Hotel Portfolio Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special
Servicer, as applicable, according to the Servicing Standards. The Universal
Hotel Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Universal Hotel Portfolio Whole Loan will be allocated first, to the holder of the Universal Hotel Portfolio B Note and thereafter, to the Universal Hotel Portfolio Senior Noteholders, pro rata and pari passu.

     As described under "Servicing of the Mortgage Loans--The Directing
Certificateholder and the Universal Hotel Portfolio Operating Advisor" in this prospectus supplement, prior to a Universal Hotel Portfolio Control Appraisal
Event, the holder of the Universal Hotel Portfolio B Note will have the right to appoint a new special servicer, consult with and advise the Special Servicer with respect to the Universal Hotel Portfolio Whole Loan; following the occurrence and during the continuance of a Universal Hotel Portfolio Control
Appraisal Event, the majority holders (the "Universal Hotel Portfolio Majority
Companion Holders") of the Universal Hotel Portfolio Loan (the Directing
Certificateholder will be the holder of the Universal Hotel Portfolio Loan for this purpose) and the Universal Hotel Portfolio Companion Notes (or if any
Universal Hotel Portfolio Companion Note has been securitized, a representative appointed by the controlling class of that securitization) will have such rights. The holders of the Class UHP Certificates will be entitled to exercise the rights and powers granted to the Universal Hotel Portfolio B Noteholder. A
"Universal Hotel Portfolio Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Universal Hotel Portfolio B Note
(minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Universal
Hotel Portfolio B Note after the cut-off date, (ii) any Appraisal Reduction allocated to the Universal Hotel Portfolio B Note and (iii) realized losses allocated to the Universal Hotel Portfolio B Note) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the
Universal Hotel Portfolio B Note after the cut-off date).

     Servicing Provisions of the Universal Hotel Portfolio Intercreditor
Agreement. The Universal Hotel Portfolio Intercreditor Agreement generally provides that the Universal Hotel Portfolio Whole Loan will be serviced by the
Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

     Application of Payments on the Universal Hotel Portfolio AB Mortgage Loan.
Under the terms of the Universal Hotel Portfolio Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Universal Hotel
Portfolio Whole Loan (or, if such a default has occurred, but the holders of the
Class UHP Certificates have cured such a default), after payment of amounts

                                      S-77

payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Universal Hotel Portfolio Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

     First, each holder of the Universal Hotel Portfolio Senior Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Second, each holder of the Universal Hotel Portfolio B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Third, each holder of the Universal Hotel Portfolio Senior Notes will receive scheduled or unscheduled principal payments in respect of the Universal
Hotel Portfolio Whole Loan, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior
Notes and the Universal Hotel Portfolio B Note);

     Fourth, each holder of the Universal Hotel Portfolio B Note will receive scheduled or unscheduled principal payments in respect of the Universal Hotel
Portfolio Whole Loan, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior
Notes and the Universal Hotel Portfolio B Note);

     Fifth, to repay the Universal Hotel Portfolio Operating Advisor (prior to the occurrence of any Universal Hotel Portfolio Control Appraisal Event) any
cure payments made by it pursuant to the Universal Hotel Portfolio Intercreditor
Agreement;

     Sixth, any prepayment premium allocable to the Universal Hotel Portfolio
Senior Notes to each holder of the Universal Hotel Portfolio Senior notes, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior Notes and the Universal Hotel
Portfolio B Note) and any prepayment premium allocable to the Universal Hotel
Portfolio B Note to each holder of the Universal Hotel Portfolio B Note, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior Notes and the Universal Hotel
Portfolio B Note); and

     Seventh, any remaining amount to be allocated among the Universal Hotel
Portfolio Senior Notes and the Universal Hotel Portfolio B Note, pro rata.

     During the existence of a monetary event of default or other non-monetary event of default at a time when the Universal Hotel Portfolio Senior Notes are
Specially Serviced Mortgage Loans (unless the Universal Hotel Portfolio
Operating Advisor (prior to the occurrence of any Universal Hotel Portfolio
Control Appraisal Event) has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Universal Hotel Portfolio Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

     First , each holder of the Universal Hotel Portfolio Senior Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Second, each holder of the Universal Hotel Portfolio Senior Notes will receive scheduled principal payments in respect of the Universal Hotel Portfolio
Whole Loan, pro rata;

     Third, each holder of the Universal Hotel Portfolio B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Fourth, each holder of the Universal Hotel Portfolio Senior Notes will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

     Fifth, each holder of the Universal Hotel Portfolio B Note will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

     Sixth, to repay the Universal Hotel Portfolio Operating Advisor (prior to the occurrence of any Universal Hotel Portfolio Control Appraisal Event) any
cure payments made by it pursuant to the Universal Hotel Portfolio Intercreditor
Agreement;

                                      S-78

     Seventh, any prepayment premium allocable to the Universal Hotel Portfolio
Senior Notes to each holder of the Universal Hotel Portfolio Senior Notes, pro rata, and any prepayment premium allocable to the Universal Hotel Portfolio B
Note to each holder of the Universal Hotel Portfolio B Note, pro rata;

     Eighth, any default interest in excess of the interest paid in accordance with clause first and clause third above will be paid first to each holder of the Universal Hotel Portfolio Senior Notes, pro rata, and then to each holder of the Universal Hotel Portfolio B Note, pro rata;

     Ninth, any late payment charges will be paid first to each holder of the
Universal Hotel Portfolio Senior Notes, pro rata, and then to each holder of the
Universal Hotel Portfolio B Note, pro rata; and

     Tenth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with clauses first through ninth above, such amount will be paid to each holder of the Universal Hotel Portfolio Senior Notes and
Universal Hotel Portfolio B Note, pro rata.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Universal Hotel Portfolio Whole Loan, resulting in a monetary event of default, the holders of the Class UHP Certificates, will have the right to cure such monetary event of default subject to certain limitations set forth in the Universal Hotel Portfolio Intercreditor Agreement.

     Purchase Options. In the event that the Universal Hotel Portfolio Loan is in default, the holders of the Class UHP Certificates will have an option (the
"Universal Hotel Portfolio Purchase Option") to purchase the Universal Hotel
Portfolio Loan from the trust fund at a price (the "Universal Hotel Portfolio
Loan Option Price") generally equal to the unpaid principal balance of the
Universal Hotel Portfolio Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances (and all related Servicing
Advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the
Universal Hotel Portfolio Loan whether paid or unpaid and any other additional trust fund expenses relating to the Universal Hotel Portfolio Whole Loan. In order to exercise the Universal Hotel Portfolio Purchase Option, the holders of the Class UHP Certificates will also be required to purchase the Universal Hotel
Portfolio Companion Notes for a similar price. If the holders of the Class UHP
Certificates fail to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to purchase the Universal Hotel Portfolio Loan as described under "Servicing of the
Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

AB MORTGAGE LOAN PAIRS

     General.

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single Mortgage and a single assignment of leases and rents. The
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the second of the two notes, will not be part of the trust.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related
Intercreditor Agreement.

                                      S-79

     The AB Mortgage Loans and the related Mortgaged Properties will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under
"Servicing of the Mortgage Loans" in this prospectus supplement. In servicing an
AB Mortgage Loan Pair, the Servicing Standards set forth in the Pooling and
Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related Subordinate Companion Loans as a collective whole. The Master
Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, the AB
Mortgage Loan Pairs.

     Amounts payable to the trust as holder of an AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available
Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related
Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related Subordinate Companion Loan.

     Mezz Cap AB Mortgage Loans

     Servicing Provisions of the Mezz Cap Loan Pairs Intercreditor Agreements.
The Master Servicer and the Special Servicer will service and administer each
Mezz Cap AB Mortgage Loan and the related Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided, that prior to an event of default under the related Mortgage Loan documents with respect to a Mezz Cap AB Mortgage Loan, the servicer of the related Subordinate
Companion Loan (which may or may not be the Master Servicer or the sub-servicer with respect to such Mezz Cap AB Mortgage Loan) will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the
Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See "Servicing of the Mortgage Loans--The Directing Certificateholder
and the Universal Hotel Portfolio Operating Advisor" in this prospectus supplement.

     Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related Subordinate Companion
Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related
Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related Subordinate Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage
Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz
Cap AB Mortgage Loan and the related Subordinate Companion Loan will be paid:

     First, to the Master Servicer, Special Servicer, Trustee, Fiscal Agent or
Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest on those amounts;

                                      S-80

     Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity with respect to the Mezz Cap AB Mortgage Loan and the related Subordinate Companion Loan;

     Third, to the trust, in an amount equal to interest due with respect to the
Mezz Cap AB Mortgage Loan (excluding any default interest);

     Fourth, to the trust, in an amount equal to the principal balance of the
Mezz Cap AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

     Sixth, to the holder of the related Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related
Subordinate Companion Loan;

     Seventh, to the holder of the related Subordinate Companion Loan, in an amount equal to interest due with respect to the related Subordinate Companion
Loan (excluding any default interest);

     Eighth, to the holder of the related Subordinate Companion Loan, in an amount equal to the principal balance of the related Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the related Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Companion Loan;

     Tenth, to the trust, in an amount equal to any unpaid default interest accrued on the Mezz Cap AB Mortgage Loan, until paid in full, and then to the holder of the related Subordinate Companion Loan in an amount equal to default interest accrued on the related Subordinate Companion Loan;

     Eleventh, to the trust and the holder of the related Subordinate Companion
Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master
Servicer, the Special Servicer, the Fiscal Agent or the Trustee; and

     Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage
Loan and the holder of the related Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB
Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB
Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holders of the related Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related Subordinate Companion Loans.

     Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related Subordinate Companion
Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz
Cap AB Mortgage Loan or its related Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under the related Subordinate
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a notice from the Master Servicer or
Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to

                                      S-81

certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related
Mezz Cap AB Mortgage Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on such Mezz Cap AB Mortgage Loan
(other than default interest at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a Mezz Cap AB
Mortgage Loan.

TOP TEN MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans by Cut-off Date Balance:



                                                      % OF
                                                    INITIAL                                  CUT-OFF
                                   CUT-OFF DATE       POOL      LOAN PER                       LTV       PROPERTY
           LOAN NAME                  BALANCE       BALANCE       UNIT       UW DSCR(1)       RATIO        TYPE
-------------------------------   --------------   ---------   ----------   ------------   ----------   ---------

Universal Hotel Portfolio .....   $100,000,000         4.6%    $166,667          3.61x         52.8%      Hotel
40 Rector Street ..............     80,000,000         3.7     $    182          1.29x         79.2%      Office
Promenade at Westlake .........     70,000,000         3.2     $    347          1.24x         74.5%      Retail
LXP-ISS .......................     45,237,981         2.1     $    157          1.39x         59.1%      Office
4250 North Fairfax Drive ......     45,000,000         2.1     $    148          2.86x         41.7%      Office
Fort Steuben Mall .............     42,750,000         2.0     $     62          1.39x         77.7%      Retail
South Brunswick Square ........     36,750,000         1.7     $    257          1.20x         79.7%      Retail
Hacienda Shopping Center.......     30,800,000         1.4     $    252          1.20x         72.6%      Retail
Stirling Covington Center .....     29,950,962         1.4     $     77          1.50x         66.6%      Retail
The Shoppes at
 Susquehanna
 Marketplace ..................     29,600,000         1.4     $    269          1.21x         79.4%      Retail
                                  ------------        ----                       ----          ----
Total/Weighted Average ........   $510,088,043        23.5%                      1.89x         67.1%
                                  ============        ====


----------
(1)   The UW DSCR for each partial interest-only loan was calculated based on the first principal and interest payment made into the trust during the term of the loan.

     For more information regarding the ten largest mortgage loans, as well as the next five largest mortgage loans and related Mortgaged Properties, see Annex
A-3 to this prospectus supplement.

ARD LOANS

     5 mortgage loans (the "ARD Loans"), representing approximately 2.9% of the
Initial Pool Balance, provide that, if after a certain date (the "Anticipated
Repayment Date"), the borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated
Repayment Date) (the "Revised Rate") rather than the stated Mortgage Rate (the
"Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally
10 years after origination. The Revised Rate for each ARD Loan is generally equal to the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD
Loan plus at least 2% per annum. After the Anticipated Repayment Date, each ARD
Loan further requires that all cash flow available from the related Mortgaged
Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on such
ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its

                                      S-82

Anticipated Repayment Date, the payment of interest at the excess of the Revised
Rate over the Initial Rate for such ARD Loan will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

     Additionally, an account was established at the origination of each ARD
Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged Property.
In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the Anticipated Repayment Date. See
"--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about the Anticipated Repayment Date. However, we cannot assure you that each ARD Loan will be prepaid on its Anticipated
Repayment Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. All of the mortgage loans have a due date of the 1st of the month.

     The mortgage loans have grace periods as set forth in the following table:

                           OVERVIEW OF GRACE PERIODS

                                            AGGREGATE
                        NUMBER OF       PRINCIPAL BALANCE     % OF INITIAL POOL
   GRACE PERIOD      MORTGAGE LOANS     OF MORTGAGE LOANS          BALANCE
-----------------   ----------------   -------------------   ------------------
0 days ..........           13         $  187,180,000                 8.6%
5 days ..........           22            311,942,065                14.4
7 days ..........          143          1,401,795,184                64.6
8 days ..........            2             40,450,000                 1.9
10 days .........           13            209,867,275                 9.7
15 days .........            3             17,824,307                 0.8
                           ---         --------------               -----
Total ...........          196         $2,169,058,831               100.0%
                           ===         ==============               =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS



                                                   AGGREGATE
                               NUMBER OF       PRINCIPAL BALANCE     % OF INITIAL POOL
 INTEREST ACCRUAL BASIS     MORTGAGE LOANS     OF MORTGAGE LOANS          BALANCE
------------------------   ----------------   -------------------   ------------------

Actual/360 .............          193         $2,161,572,695                99.7%
30/360 .................            3              7,486,136                 0.3
                                  ---         --------------               -----
Total ..................          196         $2,169,058,831               100.0%
                                  ===         ==============               =====


                                      S-83

     The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES



                                                              AGGREGATE
                                          NUMBER OF       PRINCIPAL BALANCE     % OF INITIAL POOL
        TYPE OF AMORTIZATION           MORTGAGE LOANS     OF MORTGAGE LOANS          BALANCE
-----------------------------------   ----------------   -------------------   ------------------

Balloon Loans
 Partial Interest-Only(1) .........           74         $1,029,320,275                47.5%
 Balloon Loans(2) .................           94            616,396,720                28.4
 Interest-Only ....................           22            492,490,000                22.7
                                              --         --------------               -----
Subtotal ..........................          190         $2,138,206,995                98.6%
Fully Amortizing Loans ............            6             30,851,836                 1.4
                                             ---         --------------               -----
Total .............................          196         $2,169,058,831               100.0%
                                             ===         ==============               =====


----------
(1)   Includes 1 partial interest-only ARD loan representing approximately 1.0%
      of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(2)   Includes 4 amortizing ARD loans representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION



                                                                   AGGREGATE
                                               NUMBER OF       PRINCIPAL BALANCE     % OF INITIAL POOL
          PREPAYMENT PROTECTION             MORTGAGE LOANS     OF MORTGAGE LOANS          BALANCE
----------------------------------------   ----------------   -------------------   ------------------

Lockout period with defeasance .........          169         $1,885,912,494                86.9%
Lockout period followed by yield
 maintenance/defeasance ................           13            187,180,000                 8.6
Lockout period followed by yield
 maintenance ...........................           13             78,994,329                 3.6
Yield maintenance ......................            1             16,972,007                 0.8
                                                  ---         --------------               -----
Total ..................................          196         $2,169,058,831               100.0%
                                                  ===         ==============               =====


     With respect to 7 mortgage loans, representing approximately 2.2% of the
Initial Pool Balance, "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (in certain cases, the lesser of), (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable
Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the "Discount Rate" defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

     With respect to 20 mortgage loans, representing approximately 10.8% of the
Initial Pool Balance, "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or the Anticipated Repayment Date, as applicable, of such mortgage loan, discounted at the "Discount Rate".
"Monthly Amounts" will generally mean the note rate of such mortgage loan less the Treasury Rate divided by 12 and the quotient then multiplied by the amount being prepaid.

     The term "Discount Rate" referred to in the above two calculations generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases adjusted

                                      S-84

by a specified percentage, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

     Yield Maintenance Charges and any prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or
Anticipated Repayment Date set forth in the following table:

                            PREPAYMENT OPEN PERIODS



                                                   AGGREGATE
                               NUMBER OF       PRINCIPAL BALANCE     % OF INITIAL POOL
 OPEN PERIOD (PAYMENTS)     MORTGAGE LOANS     OF MORTGAGE LOANS          BALANCE
------------------------   ----------------   -------------------   ------------------

2 ......................            2         $   58,400,000                 2.7%
3 ......................            7            111,438,358                 5.1
4 ......................          173          1,867,602,486                86.1
5 ......................            1              4,500,000                 0.2
7 ......................            5             63,094,579                 2.9
13 .....................            5             41,742,543                 1.9
25 .....................            3             22,280,864                 1.0
                                  ---         --------------               -----
Total ..................          196         $2,169,058,831               100.0%
                                  ===         ==============               =====


     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged
Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield
Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance
Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of
Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists.
In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and
Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.
Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of

                                      S-85

the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Such application of the holdback may require a payment of a corresponding amount of a yield maintenance charge or prepayment premium based upon the amount of the principal being paid. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield
Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See "Certain
Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 182 of the mortgage loans, representing approximately 95.6% of the Initial Pool
Balance, permit the applicable borrower on any due date after a specified period
(the "Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a "Defeasance"). The Defeasance Lockout Period is at
least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

         (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
     Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date
     (or, in some cases, the first day of the open period for such ARD Loan) and
     (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and
     (4) any costs and expenses incurred in connection with the purchase of the
     U.S. government obligations; and

         (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged
Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and

                                      S-86

the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     In addition, certain of the mortgage loans permit the release of one or more portions of the related Mortgaged Property without releasing all of such
Mortgaged Property by means of partial release that generally requires the satisfaction of certain conditions, including (1) the payment of a specified percentage (generally between 110% and 125%) of the allocated loan amount or value of such portions to be released and/or (2) certain debt service coverage ratio and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining portions of the Mortgaged Property after the partial release.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged
Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a special purpose entity. Certain of the Mortgaged
Properties have been, or may become, subject to additional financing. See
"--Additional Debt" above and "Risk Factors--Multifamily Properties Have Special
Risks" in this prospectus supplement.

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer
has obtained the prior written consent (or deemed consent) of the Special
Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all

                                      S-87

non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated
Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding
Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided, that with respect to such waiver of rights,
(i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master
Servicer has made a recommendation and obtained the consent (or deemed consent)
of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the
case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans (provided, however, if the mortgage loan is greater than or equal to 2% of the aggregate Stated
Principal Balance of the mortgage loans, but less than $5,000,000, a confirmation from each Rating Agency will not be required) or (2) has a loan-to-value Ratio greater than 85% (including any proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or
Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a)
the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided, that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion,

                                      S-88

smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 37 of the Mortgaged Properties securing mortgage loans representing approximately 19.3% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or
4). These areas include all or parts of the States of California, Nevada and
Tennessee. One Mortgaged Property securing a mortgage loan (identified as Loan
No. 98 on Annex A-1 to this prospectus supplement), representing approximately
0.3% of the Initial Pool Balance, was determined to have a probable maximum loss
("PML") of 26% and the borrower has obtained earthquake insurance for the property.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the Mortgage Loan
Seller's mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related
Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged
Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and
(iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off
Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool

                                      S-89

of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and loan-to-value ratios assumes that the debt service coverage ratio and loan-to-value ratio with respect to each Mortgaged Property is the debt service coverage ratio or loan-to-value ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numerical and statistical information presented in this prospectus supplement, including Cut-off Date Balances, loan-to-value ratios and debt service coverages with respect to each AB Mortgage Loan is calculated without regard to the related Subordinate Companion Loan.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include the Universal Hotel Portfolio Companion Notes or the Universal Hotel Portfolio B
Note. With respect to the Universal Hotel Portfolio Loan, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the principal balance of the Universal Hotel Portfolio Loan. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratios is the aggregate principal balance of the Universal Hotel
Portfolio Loan and the Universal Hotel Portfolio Companion Notes. The principal balance of the Universal Hotel Portfolio B Note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where expressly indicated.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all
partial interest-only loans were calculated based on the first principal and interest payment required to be made into the trust during the term of the loan.
With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. "Underwritten Cash
Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its

                                      S-90

underwriting guidelines for similar properties. Revenue from a Mortgaged
Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged
Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged
Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the
Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged
Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten
Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex
A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The
Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements.
These adjustments were principally for real estate tax and insurance expenses
(e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property.
However, such adjustments were subjective in nature and may not have been made in a uniform manner.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 6 mortgage loans (identified as Loan Nos. 7,
10, 29, 82, 86 and 134 on Annex A-1 to this prospectus supplement), representing approximately 5.0% of the Initial Pool Balance, the stabilized appraised value was used as defined in the related appraisal. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV
Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the

                                      S-91

maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each
Mortgaged Property. In a declining real estate market, the appraised value of a
Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A. and CIBC Inc.
JPMorgan Chase Bank, N.A. is an affiliate of the depositor and J.P. Morgan
Securities Inc., one of the Underwriters. CIBC Inc. is an affiliate of CIBC
World Markets Corp., one of the Underwriters.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, N.A., is a wholly-owned bank subsidiary of JPMorgan
Chase & Co., a Delaware corporation. JPMorgan Chase Bank, N.A., is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency,
a bureau of the United States Department of the Treasury. It is a member of the
Federal Reserve System and its deposits are insured by the Federal Deposit
Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Prior to November 13, 2004, JPMorgan Chase Bank, N.A., was in the legal form of a banking corporation organized under the laws of the State of New York and was named JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National
Association (the "Conversion"). Immediately after the Conversion, Bank One, N.A.
(Chicago) and Bank One, N.A. (Columbus) merged into JPMorgan Chase Bank, N.A.

     JPMorgan Chase Bank, N.A., is also the Swap Counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the
Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an Underwriter for this transaction.

CIBC INC.

     CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc.
and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc.
is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce.
Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of
Canada, having its head office in the City of Toronto, in the Province of
Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third party lenders. CIBC Inc. has offices in
Atlanta, Chicago, Houston, Dallas, Salt Lake City, San Francisco, Los Angeles
and New York.

                                      S-92

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related
Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, the Mortgage Loan Sellers may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory

                                      S-93

remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to provide an indemnity agreement with respect to such condition, or to receive appropriate assurances that significant remediation activities are not necessary or required.

     Certain of the mortgage loans may also have secured creditor or other environmental policies. See "--Certain Terms and Conditions of the Mortgage
Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage Loan
Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan
Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically in the representation and warranty, among other things, that:

         (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

         (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

         (c) the Mortgage, together with any separate security agreement, UCC
     Financing Statement or similar agreement, establishes a first priority security interest in favor of the

                                      S-94

     Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement, the proceeds arising from the
     Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

         (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

         (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy, other than permitted encumbrances;

         (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

         (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

         (h) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance
     (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

         (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

         (j) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

         (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

         (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

         (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

                                      S-95

         (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

         (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

         (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable zoning law, except to the extent any material non-compliance therewith is insured by the title insurance policy (or binding commitment therefor) or law and ordinance insurance coverage has been obtained;

         (q) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) no condemnation proceedings are pending;

         (r) as of the date of origination of the mortgage loan and as of the
     Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

         (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

         (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged
     Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related
Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution
Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan
(or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3)
all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all

                                      S-96

reasonable out-of-pocket expenses reasonably incurred or to be incurred by the
Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation
Fees, if any, payable with respect to the affected mortgage loan or (b) within
2 years following the Closing Date, substitute a Qualified Substitute Mortgage
Loan and pay any shortfall amount equal to the difference between the Purchase
Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage
Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating
Agency, the Master Servicer, the Special Servicer, the Trustee and the
Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period.
Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the
Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the
Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage
Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio equal to the lesser of the deleted mortgage loan as of the Closing Date or 75%, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable
Purchase Agreement; (h) have an environmental report with respect to the related
Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio equal to the greater of the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and 1.25x; (j) constitute a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m)
not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the
Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on either
REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement. In the event

                                      S-97

that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (p), except (z) the rates described in clause
(b) above and the remaining term to stated maturity referred to in clause (e)
above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee)
shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee
or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan
Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage
Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying
Agent, the Fiscal Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the
Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a
Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed
Loans. In such event, the applicable Mortgage Loan Seller will be required to
(1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and Warranties;
Repurchases and Substitutions". The Mortgage Loan Seller may (in its discretion)

                                      S-98

repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed
Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and
(y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected
Crossed Loan at the time of repurchase or substitution and (y) 75%.
Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary
Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the
cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 82 mortgage loans (the "Lockbox Loans"), representing approximately 56.8% of the Initial Pool Balance, one or more accounts
(collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 3 Lockbox Loans, representing approximately 5.9% of the Initial Pool
Balance, the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 10
Lockbox Loans, representing approximately 13.3% of the Initial Pool Balance, a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 69 Lockbox Loans, representing approximately 37.6% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated
Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related
Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                                      S-99

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Paying Agent and the Fiscal Agent (the "Pooling and Servicing
Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the
Universal Hotel Portfolio B Note) and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO
Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution
Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess
Interest Distribution Account, the Gain on Sale Reserve Account or the REO
Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-CIBC12 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class
A-SB Certificates (collectively, the "Class A Certificates"), the Class X-1 and
Class X-2 Certificates (collectively, the "Class X Certificates"), and the Class
A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR,
Class S, Class UHP, Class R and Class LR Certificates. The Class A Certificates
and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class A-M, Class A-MFL, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates."
The Class A-M, Class A-MFL, Class A-J, Class B, Class C and Class D Certificates
are referred to in this prospectus supplement as the "Subordinate Offered
Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates." The
Class UHP Certificates are referred to collectively in this prospectus supplement as the "Class UHP Certificates." The Class UHP Certificates will be entitled to receive distributions only from collections on the Universal Hotel
Portfolio B Note in accordance with the Universal Hotel Portfolio Intercreditor
Agreement and the Pooling and Servicing Agreement.

     Only the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class
A-SB, Class A-M, Class A-MFL, Class A-J, Class X-2, Class B, Class C and Class D
Certificates are offered hereby (collectively, the "Offered Certificates"). The
Class X-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class P, Class NR, Class S, Class R, Class LR and Class UHP
Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-MFL Regular Interest" will also be issued by the trust as an uncertificated regular interest in the Upper-Tier REMIC. The
Class A-MFL Regular Interest is not offered by this prospectus supplement. The
Depositor will transfer the Class A-MFL Regular Interest to the Trust in exchange for the Class A-MFL Certificates. The Class A-MFL Certificates are
offered by this prospectus supplement. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-MFL Regular Interest, the Floating Rate Account and
the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-MFL Regular Interest (and

                                     S-100

correspondingly, the Class A-MFL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the
Certificate Balance of each Class of Certificates and the Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support
Deficit actually allocated to, that Class of Certificates (other than the Class
S Certificates, Class X-1 Certificates, Class X-2 Certificates and Residual
Certificates) and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates) on that Distribution Date. With respect to any Class of Certificates that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed
Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under "--Distributions--Priority" below. The
Certificate Balance of the Class A-MFL Certificates will be reduced on each
Distribution Date in an amount corresponding to any such reduction in the
Certificate Balance of the Class A-MFL Regular Interest. The initial
Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The initial
Certificate Balance of the Class A-MFL Regular Interest will be equal to the initial Certificate Balance of the Class A-MFL Certificates, which is expected to be the balance set forth on the cover of this prospectus supplement. The
Class S Certificates, the Class X-1 Certificates, the Class X-2 Certificates
and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-MFL, Class X-1, Class X-2, Class S, Class R, Class LR and Class
UHP Certificates) (the "Principal Balance Certificates") and the Class A-MFL
Regular Interest outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $2,169,058,830.

     The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a "Class
X-2 Component"). Each of the Class X-2 Components will relate to a particular
Class of Series 2005-CIBC12 Principal Balance Certificates and, at any time during any of the periods specified on Annex D to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on
Annex D to this prospectus supplement with respect to the related Class of
Series 2005-CIBC12 Principal Balance Certificates for that period and (b) the then Certificate Balance of the related Class of Series 2005-CIBC12 Principal
Balance Certificates. Notwithstanding anything to the contrary in this prospectus supplement, the Notional Amount of the Class X-2 Certificates will be
$0 following the Distribution Date in July 2012.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $2,102,058,000.

     The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P and Class NR Certificates will have an aggregate initial
Certificate Balance of approximately $176,236,830.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.
The

                                     S-101

"Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates
(this person, a "Certificate Owner") will be entitled to receive an Offered
Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry
Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from
Certificate Owners through its participating organizations (together with
Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the
"Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate
Owners through DTC and its Participants in accordance with DTC procedures. See
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered
Certificates will be transferred on the book-entry records of DTC and its
Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the
United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories")
which in turn will hold those positions in customers' securities accounts in the
Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

                                     S-102

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to
a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the
Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its
Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect
Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information"
below, Certificate Owners will not be recognized by the Trustee, the Paying
Agent, the Fiscal Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of
Certificateholders only indirectly through DTC and its Direct and Indirect
Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered
Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee, the Paying Agent or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that

                                     S-103

beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Fiscal Agent, the Special Servicer
and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in August 2005 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record
Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the
Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The amount allocated to the Class A-MFL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate
Account on such date, less the portion of such amount, if any, due to the Swap
Counterparty under the Swap Contract with respect to such Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap
Contract with respect to the Distribution Date will be deposited into the
Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate
Account") as described in the Pooling and Servicing Agreement. The Master
Servicer is required to deposit in the Certificate

                                     S-104

Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off date and other amounts received or advanced with respect to the mortgage loans
(including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged
Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation
Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the collections on the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate
Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution
Account will conform to certain eligibility requirements set forth in the
Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master
Servicer Remittance Date occurring each February and on any Master Servicer
Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the
Master Servicer or P&I Advances made on the related mortgage loans into the
Interest Reserve Account during the related interest period, in respect of the mortgage loans (including on the Universal Hotel Portfolio B Note) that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage Rate for each Withheld
Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance
Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

                                     S-105

     The Paying Agent is required to establish and maintain a "Floating Rate
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-MFL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-MFL Regular Interest or the Swap Contract, the Paying Agent will be required to deposit the same into the Floating Rate Account. See "Description of the Swap
Contract" in this prospectus supplement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted
Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the
Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution
Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the
Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class A-MFL, Class S and Class UHP Certificates)
and the Class A-MFL Regular Interest (and thus to the holders of the Class A-MFL
Certificates to the extent described in this prospectus supplement) on each
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (not including any amounts allocable to the
Universal Hotel Portfolio B Note pursuant to the Universal Hotel Portfolio
Intercreditor Agreement) (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO
Properties that is on deposit in the Certificate Account, the Lower-Tier
Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

         (1) all scheduled payments of principal and/or interest (the "Periodic
     Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

         (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
     Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related
     Determination Date, subsequent to the related due date);

         (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

         (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

         (5) Excess Interest;

         (6) all Yield Maintenance Charges;

         (7) all amounts deposited in the Certificate Account, the Lower-Tier
     Distribution Account and, without duplication, the REO Account in error;
     and

         (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal
Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the
Certificateholders) (not including any P&I Advance made on the Universal Hotel
Portfolio B Note). See "Description of the Pooling Agreements--Certificate
Account" in the prospectus; and

                                     S-106

     (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts (not including any Withheld Amount on the Universal
Hotel B Note) required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The aggregate amount available for distributions to the holders of the
Class A-MFL Certificates on each Distribution Date (the "Class A-MFL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date. See "Description of the Swap
Contract" in this prospectus supplement. The "Due Period" for each Distribution
Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due Period with respect to any mortgage loan with its first due date in August 2005 will begin on the Cut-off Date of such mortgage loan and the first Due Period with respect to any mortgage loan with its first due date in
September 2005 will begin on August 1, 2005.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates or the Class A-MFL Regular
Interest have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the
Available Distribution Amount, in the following order of priority:

     First, to pay interest on the Class A-1, Class A-2, Class A-3A, Class A-3B,
Class A-4, Class A-SB and Class X Certificates, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for those Classes, in each case based upon their respective entitlements to interest for that Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and
Class A-SB Certificates, in reduction of the Certificate Balances of those
Classes, concurrently: (A) first, to the Class A-SB Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the
Certificate Balance of the Class A-SB Certificates has been reduced to the Class
A-SB Planned Principal Balance, for such Distribution Date (B) then, to the
Class A-1 Certificates, in an amount equal to the Principal Distribution Amount
(or the portion of it remaining after payments specified in clause (A) above)
for such Distribution Date until the Certificate Balance of the Class A-1
Certificates has been reduced to zero, (C) then, to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (A) and (B) above) for such
Distribution Date until the Certificate Balance of the Class A-2 Certificates has been reduced to zero, (D) then, to the Class A-3A Certificates and the Class
A-3B Certificates, pro rata (based upon their Certificate Balances), in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (A), (B) and (C) above) for such
Distribution Date until the Certificate Balances of the Class A-3A and Class
A-3B Certificates have been reduced to zero, (E) then, to the Class A-4
Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (A), (B), (C) and
(D) above) for such Distribution Date until the Certificate Balance of the Class
A-4 Certificates has been reduced to zero, and (F) then, to the Class A-SB
Certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (A), (B), (C), (D)
and (E) above) for such Distribution Date until the Certificate Balance of the
Class A-SB Certificates has been reduced to zero;

                                     S-107

     Third, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and
Class A-SB Certificates, pro rata (based upon the aggregate unreimbursed
Collateral Support Deficit allocated to each Class), until all amounts of
Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class A-M Certificates and the Class A-MFL Regular Interest,
pro rata, in respect of interest, up to an amount equal to the aggregate
Interest Distribution Amount for the Class A-M Certificates and the Class A-MFL
Regular Interest;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-M Certificates and the Class A-MFL Regular
Interest, pro rata, in reduction of their respective Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution
Date), until the Certificate Balances of the Class A-M Certificates and the
Class A-MFL Regular Interest have been reduced to zero;

     Sixth, to the Class A-M Certificates and the Class A-MFL Regular Interest,
pro rata, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates and the Class A-MFL Regular Interest, but not
previously reimbursed, have been reimbursed in full;

     Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates and Class A-MFL Regular Interest to zero, to the Class A-J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M
Certificates and Class A-MFL Regular Interest on that Distribution Date), until the Certificate Balance of that Class has been reduced to zero;

     Ninth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest and Class A-J
Certificates to zero, to the Class B Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-MFL Regular Interest and Class A-J Certificates
on that Distribution Date), until the Certificate Balance of that Class has been reduced to zero;

     Twelfth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth,to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest,
Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class has been reduced to zero;

     Fifteenth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-108

     Seventeenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates and Class C Certificates to zero, to the
Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL
Regular Interest, Class A-J Certificates, Class B Certificates and Class C
Certificates on that Distribution Date), until the Certificate Balance of that
Class has been reduced to zero;

     Eighteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates and Class D
Certificates to zero, to the Class E Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates and Class D Certificates on that
Distribution Date), until the Certificate Balance of that Class has been reduced to zero;

     Twenty-first, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates and Class E
Certificates on that Distribution Date), until the Certificate Balance of that
Class has been reduced to zero;

     Twenty-fourth, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates and Class F Certificates to zero, to the Class G
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL
Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates and Class F
Certificates on that Distribution Date), until the Certificate Balance of that
Class has been reduced to zero;

     Twenty-seventh, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-109

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL
Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates
and Class G Certificates on that Distribution Date), until the Certificate
Balance of that Class has been reduced to zero;

     Thirtieth, to the Class H Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates and Class H
Certificates to zero, to the Class J Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates and Class H
Certificates on that Distribution Date), until the Certificate Balance of that
Class has been reduced to zero;

     Thirty-third, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class has been reduced to zero;

     Thirty-sixth, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates and Class K Certificates to zero, to the
Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL
Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G

                                     S-110

Certificates, Class H Certificates, Class J Certificates and Class K
Certificates on that Distribution Date), until the Certificate Balance of that
Class has been reduced to zero;

     Thirty-ninth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates and Class L
Certificates to zero, to the Class M Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates and Class L Certificates on that
Distribution Date), until the Certificate Balance of that Class has been reduced to zero;

     Forty-second, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates
and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates,
Class B Certificates, Class C Certificates, Class D Certificates, Class E
Certificates, Class F Certificates, Class G Certificates, Class H Certificates,
Class J Certificates, Class K Certificates, Class L Certificates and Class M
Certificates on that Distribution Date), until the Certificate Balance of that
Class has been reduced to zero;

     Forty-fifth, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-seventh, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates and Class N Certificates to zero, to the Class P
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL
Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates and Class N
Certificates on that Distribution Date), until the Certificate Balance of that
Class has been reduced to zero;

                                     S-111

     Forty-eighth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fiftieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-MFL
Regular Interest, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates, Class N Certificates
and Class P Certificates on that Distribution Date), until the Certificate
Balance of that Class has been reduced to zero;

     Fifty-first, to the Class NR Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Fifty-second, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the
Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-MFL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate
Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates and Class A-MFL Regular Interest,
(that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class
A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates without regard to the priorities set forth above or the Class A-SB Planned Principal
Balance.

     Distributions on the Class A-MFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-MFL Certificates has not
been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-MFL Available Funds, in the following order of priority:

     First, to the Class A-MFL Certificates in respect of interest, up to an amount equal to the Class A-MFL Interest Distribution Amount;

     Second, to the Class A-MFL Certificates in respect of principal, the Class
A-MFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

     Third, to the Class A-MFL Certificates until all amounts of Collateral
Support Deficit previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description of the
Swap Contract" in this prospectus supplement.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates and the Class A-MFL Regular Interest (other than the Class S, Class UHP and the Residual Certificates) for any Distribution Date
will equal the rates set forth below:

                                     S-112

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-3A Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-3B Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-M Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-MFL Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class A-MFL Regular Interest is a per annum
rate equal to       % subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-MFL Certificates is a per annum rate
equal to LIBOR plus    %; provided, however, under certain circumstances
described under "Description of the Swap Contract--The Swap Contract" in this prospectus supplement, the Pass-Through Rate on the Class A-MFL Certificates
may be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-MFL Regular Interest.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class P Certificates is a per annum rate
equal to       %.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
equal to       %.

     The term "LIBOR" means, with respect to the Class A-MFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Paying
Agent to provide such bank's offered quotation of such rates at approximately
11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the

                                     S-113

London interbank market selected by the Paying Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR
Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each
Interest Accrual Period and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-MFL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the related Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business (including dealings in U.S.
Dollar deposits) in London, England and New York, New York.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately       %
and       % per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates or the Class A-MFL Regular Interest. In general, the Certificate
Balance of each Class of Principal Balance Certificates or the Class A-MFL
Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of
Principal Balance Certificates or the Class A-MFL Regular Interest is identified under "--General" above as being part of the Notional Amount of the Class X-2
Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate
Class X-1 Components for purposes of calculating the Pass-Through Rate of the
Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each
Distribution Date through and including the Distribution Date in July 2012, the
"Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

         (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-MFL
     Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
     (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the
     Class    , Class and Class Certificates, the sum of (i) the Class X-2 Strip
     Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate
     in effect for the Distribution Date for the applicable Class of Principal
     Balance Certificates and (y) for each other Class of Principal Balance
     Certificates and the Class A-MFL Regular Interest, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii)
     the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates or the Class A-MFL
     Regular Interest;

         (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-MFL Regular

                                     S-114

     Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution
     Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with
     respect to the Class  , Class  and Class   Certificates, the sum of (i) the
     Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates and (y) for each other Class of
     Principal Balance Certificates and the Class A-MFL Regular Interest, the
     greater of (i) the reference rate specified on Schedule I for such
     Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-MFL Regular Interest;

         (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-MFL
     Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates or the Class A-MFL Regular
     Interest; and

         (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-MFL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-MFL Regular Interest.

     For each Distribution Date after the Distribution Date in July 2012, the
Certificate Balance of each Class of Principal Balance Certificates and the
Class A-MFL Regular Interest will constitute one or more separate Class X-1
Components, and the applicable Class X-1 Strip Rate with respect to each such
Class X-1 Component for each Distribution Date will equal the excess, if any, of
(a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates
and the Class A-MFL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution
Date through and including the Distribution Date in July 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective Class X-2 Components of the Class
X-2 Certificates outstanding immediately prior to the Distribution Date
(weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates and the Class A-MFL Regular
Interest. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates and the Class A-MFL Regular Interest is
identified under "--General" above as being part of the Notional Amount of the
Class X-2 Certificates immediately prior to any Distribution Date, then that
Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in July 2012, the "Class X-2 Strip
Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class    , Class    and Class     Certificates, the
lesser of:

         (a) the Class X-2 Fixed Strip Rate (as defined in the table below), and

         (b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance
     Certificates whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component, and

                                     S-115

     (y) with respect to each other applicable Class of Principal Balance
Certificates and the Class A-MFL Regular Interest, the excess, if any, of:

         (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

         (b) the Pass-Through Rate in effect on such Distribution Date for the
     Class of Principal Balance Certificates and the Class A-MFL Regular
     Interest whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component.

     After the Distribution Date in July 2012, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.



 CLASS X-2 COMPONENT RELATING TO THE FOLLOWING PRINCIPAL BALANCE CERTIFICATE     CLASS X-2 FIXED STRIP RATE
-----------------------------------------------------------------------------   ---------------------------

Class     ...................................................................       %
Class     ...................................................................       %
Class     ...................................................................       %


     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement. The Pass-Through Rate on the Class A-MFL Regular Interest for the
first Distribution Date is expected to be a per annum rate equal to % subject to a maximum rate equal to the WAC Rate.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans
(not including the Universal Hotel Portfolio B Note) weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.
Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate;
provided, however, that with respect to each Withheld Loan, the Net Mortgage
Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding
February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the
Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S Certificates and Residual Certificates) and the Class A-MFL Regular Interest during the

                                     S-116

related Interest Accrual Period. The "Interest Distribution Amount" of any
Class of Certificates (other than the Class A-MFL Certificates, Class S
Certificates and Residual Certificates) or the Class A-MFL Regular Interest for
any Distribution Date is an amount equal to all Distributable Certificate
Interest in respect of that Class of Certificates or the Class A-MFL Regular
Interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. The "Class A-MFL Interest Distribution Amount"
will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-MFL Certificates on the Certificate Balance of such Class and
(b) to the extent not previously paid, amounts of interest distributable on the
Class A-MFL Certificates for all previous Distribution Dates, less (c) the
excess if any, of (i) the product of (A) 1/12th, (B)       % and (C) the
Certificate Balance of the Class A-MFL Certificates, over (ii) the product of
(A) 1/12th, (B) the WAC Rate and (C) the Certificate Balance of the Class A-MFL
Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates, Residual Certificates and the Class A-MFL
Certificates) and the Class A-MFL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs. With respect to the Class A-MFL Certificates, the
Interest Accrual Period will be the period from and including the Distribution
Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date. Except with respect to the Class
A-MFL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-MFL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-MFL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-MFL Regular Interest for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-MFL Regular Interest,
respectively, for that Distribution Date accrued for the related Interest
Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced
(other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates' or Class A-MFL Regular Interest's, as the case may be, allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the
Master Servicer's Compensating Interest Payment for the related Distribution
Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment
Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-MFL Certificates, the Class S Certificates, the Residual
Certificates, the Class X Certificates and the Class UHP Certificates) and the
Class A-MFL Regular Interest will equal the product of (a) the Net Aggregate
Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of
Certificates or the Class A-MFL Regular Interest, respectively, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of
Certificates (other than the Class A-MFL Certificates, the Class S Certificates, the Residual Certificates, the Class X Certificates and the Class UHP
Certificates) for the related Distribution Date. Any allocation of Net Aggregate
Prepayment Interest Shortfall to the Class A-MFL Regular Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap
Counterparty to the Class A-MFL Certificateholders "Description of the Swap
Contract" in this prospectus supplement.

                                     S-117

     Principal Distribution Amount. The "Principal Distribution Amount" for any
Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for
that Distribution Date and (c) the Unscheduled Principal Distribution Amount for
that Distribution Date; provided, that the Principal Distribution Amount for any
Distribution Date will be reduced by the amount of any reimbursements of (i)
Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii)
Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution
Amount for such Distribution Date (provided, that in the case of clause (i) and
(ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all
Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution
Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Trustee or the
Fiscal Agent, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties subsequent to the related Determination Date whether in the form of Liquidation Proceeds,
Insurance and Condemnation Proceeds, net income, rents, and profits from REO
Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan;
provided, that all such Liquidation Proceeds and Insurance and Condemnation
Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation
Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the
Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a

                                     S-118

bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the
Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the
Class A-MFL Regular Interest on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Schedule II to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions.

     Based on the above assumptions, the Certificate Balance of the Class A-SB
Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Schedule
II to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the aggregate balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4 Certificates have been reduced to zero, any portion of the Principal Distribution Amount remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of that Class has been reduced to zero. See "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     With respect to any Distribution Date, the amount of principal distributions to the Class A-MFL Certificates will be equal to the amount of principal distributions to the Class A-MFL Regular Interest as described under
"Description of the Swap Contract--Distributions" in this prospectus supplement.

     With respect to any Distribution Date, the "Class A-MFL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-MFL Regular Interest on such Distribution
Date. See "Description of the Certificates--Distributions--Priority" and
"Description of the Swap Contract" in this prospectus supplement.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal
Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first
Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO
Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan or, in the case of the Universal Hotel Portfolio Whole
Loan, any of the loans comprising the Universal Portfolio Whole Loan (an "REO
Loan"), and all

                                     S-119

references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO
Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate
(and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master
Servicer, Special Servicer, Trustee or Fiscal Agent, will continue to be "due"
in respect of the REO Loan; and amounts received in respect of the related REO
Property, net of payments to be made, or reimbursement to the Master Servicer,
Special Servicer, Trustee or Fiscal Agent for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class A-MFL and Class X-2 Certificates), the Class
A-MFL Regular Interest and the Class E, Class F, Class G and Class H
Certificates in the following manner: the holders of each Class of Offered
Certificates (excluding the Class A-MFL and Class X-2 Certificates), the Class
A-MFL Regular Interest and the Class E, Class F, Class G and Class H
Certificates will be entitled to receive on each Distribution Date an amount of
Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates (other than the Class UHP Certificates) representing principal payments in respect of mortgage loans on such Distribution Date, (b) the Base
Interest Fraction for the related principal prepayment and such Class of
Certificates or Class A-MFL Regular Interest, as applicable, and (c) the Yield
Maintenance Charges collected on such principal prepayment during the related
Due Period. If there is more than one such Class of Certificates or the Class
A-MFL Regular Interest entitled to distributions of principal on any particular
Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes of Certificates and the Class A-MFL Regular Interest up to, and on
a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance
Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     On any Distribution Date, for so long as the Swap Contract is in effect,
Yield Maintenance Charges distributable in respect of the Class A-MFL Regular
Interest will be payable to the Swap Counterparty and on any Distribution Date
on which the Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-MFL Regular Interest will be distributable to the holders of the Class A-MFL Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates and the
Class A-MFL Regular Interest is a fraction (A) whose numerator is the greater of
(x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-MFL Regular Interest, as applicable, and (ii) the
Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between
(i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such

                                     S-120

principal prepayment; provided, however, that under no circumstances will the
Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest
Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X-1 Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

   CLASS DESIGNATION      ASSUMED FINAL DISTRIBUTION DATE
----------------------   --------------------------------
Class A-1 ............                  January 12, 2010
Class A-2 ............                   August 12, 2010
Class A-3A ...........                 December 12, 2014
Class A-3B ...........                 December 12, 2014
Class A-4 ............                     July 12, 2015
Class A-SB ...........                  January 12, 2015
Class A-M ............                     July 12, 2015
Class A-MFL ..........                     July 12, 2015
Class A-J ............                     July 12, 2015
Class X-2 ............                     July 12, 2012
Class B ..............                     July 12, 2015
Class C ..............                     July 12, 2015
Class D ..............                   August 12, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The Rated Final Distribution Date for each Class of Offered Certificates will be September 12, 2037. See "Ratings" in this prospectus supplement.

                                     S-121

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

     o the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N, Class P, and Class NR
       Certificates will be subordinated to the rights of the holders of the
       Class M Certificates,

     o the rights of the holders of the Class M, Class N, Class P and Class NR
       Certificates will be subordinated to the rights of the holders of the
       Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class P and
       Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N,
       Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M,
       Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L,
       Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K,
       Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J,
       Class K, Class L, Class M, Class N, Class P and Class NR Certificates
       will be subordinated to the rights of the holders of the Class E
       Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H,
       Class J, Class K, Class L, Class M, Class N, Class P and Class NR
       Certificates will be subordinated to the rights of the holders of the
       Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G,
       Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class
       NR Certificates will be subordinated to the rights of the holders of the
       Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F,
       Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
       and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o the rights of the holders of the Class B, Class C, Class D, Class E,
       Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
       Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

     o the rights of the holders of the Class A-J, Class B, Class C, Class D,
       Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
       Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M and Class A-MFL Certificates, and

     o the rights of the holders of the Class A-M, Class A-MFL, Class A-J, Class
       B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class
       K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

                                     S-122

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class
A-M Certificates, the holders of the Class A-MFL Certificates, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each
Distribution Date, and the ultimate receipt by the holders of the Class A-M
Certificates, the holders of the Class A-MFL Certificates, the holders of the
Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes of
Certificates.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the
Class C Certificates by the subordination of the Class D Certificates and the
Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered
Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the
Non-Offered Subordinate Certificates, to the holders of the Class A-M and Class
A-MFL Certificates by the subordination of the Class A-J, Class B, Class C and
Class D Certificates and the Non-Offered Subordinate Certificates and to the
holders of the Senior Certificates by means of the subordination of the
Subordinate Certificates will be accomplished by the application of the
Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered
Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class
A-SB Certificates that are still outstanding, pro rata, without regard to the planned principal balance of the Class A-SB Certificates, until their
Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal
Balance, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates until their
Certificate Balance has been reduced to zero, fourth, to the Class A-3A
Certificates and the Class A-3B Certificates, pro rata (based upon their
Certificate Balances), until the Certificate Balances of the Class A-3A and
Class A-3B Certificates have been reduced to zero, fifth, to the Class A-4
Certificates until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

     Allocation to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4
and Class A-SB Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount (remaining after allocation of principal to the
Class A-SB Certificates until the Class A-SB Certificates are reduced to the
Class A-SB Planned Principal Balance) for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class
A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates at a
proportionately faster rate than the rate at which the aggregate Stated
Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3A,
Class A-3B, Class A-4 and Class A-SB Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3A, Class A-3B,
Class A-4 and Class A-SB Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the
Subordinate Certificates), thereby increasing, relative to their respective

                                     S-123

Certificate Balances, the subordination afforded the Class A-1, Class A-2,
Class A-3A, Class A-3B, Class A-4 and Class A-SB Certificates by the
Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3A, Class A-3B,
Class A-4 and Class A-SB Certificates, the successive allocation on each
Distribution Date of the remaining Principal Distribution Amount (i) to the
Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and (ii)
then to the Class A-J Certificates, Class B Certificates, Class C Certificates,
Class D Certificates and the Non-Offered Certificates (other than the Class X-1
Certificates, Class S Certificates, Class UHP Certificates and the Residual
Certificates), in that order, for so long as they are outstanding, will provide a similar, diminishing benefit to the Class A-M Certificates, the Class A-MFL
Regular Interest, the Class A-J Certificates and the Class B Certificates, Class
C Certificates and Class D Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates, the Class UHP Certificates
and the Residual Certificates) with later sequential designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate
Balance of the Certificates (other than the Class S, Class X, Class UHP
Certificates and the Residual Certificates) and Class A-MFL Regular Interest
after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of
Certificates and the Class A-MFL Regular Interest as follows: to the Class NR,
Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F,
Class E, Class D, Class C, Class B and Class A-J Certificates in that order, and then to the Class A-M Certificates and the Class A-MFL Regular Interest, pro
rata, and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates or the Class A-MFL Regular Interest, as the case may be, has been reduced to zero. Following the reduction of the Certificate
Balances of all Classes of Subordinate Certificates and the Class A-MFL Regular
Interest to zero, the Paying Agent will be required to allocate the Collateral
Support Deficit among the Classes of Class A-1, Class A-2, Class A-3A, Class
A-3B, Class A-4 and Class A-SB Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4 and Class A-SB
Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates (or, in the case of the Class A-MFL Certificates, a reduction in Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-MFL Regular Interest) will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class
X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits, and any Collateral
Support Deficit allocated in reduction of the Certificate Balance of the Class
A-MFL Regular Interest will result in a corresponding reduction in the
Certificate Balance of the Class A-MFL Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this

                                     S-124

prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--The Trustee and
Paying Agent" below, certain reimbursements to the Master Servicer and the
Depositor as described under "Description of the Pooling Agreements--Certain
Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.
Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates or the Class A-MFL Regular Interest in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount (or the amount otherwise distributable to the
Class UHP Certificates) for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic
Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due
Period and not received as of the business day preceding the Master Servicer
Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date
(including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The
Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the
Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will be required to make the
P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.
To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will be required to make the P&I Advance in accordance with the terms of the Pooling and
Servicing Agreement.

     None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to a Subordinate
Companion Loan.

     If an Appraisal Reduction has been made with respect to any mortgage loan, including the Universal Hotel Portfolio Whole Loan, and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I
Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion

                                     S-125

of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution
Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the
Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement), to make advances ("Servicing Advances" and, collectively with P&I
Advances, "Advances") in connection with the servicing and administration of any mortgage loan, including the Universal Hotel Portfolio Whole Loan, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing
Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and
Servicing Agreement, the Fiscal Agent will be required to make the Servicing
Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent,
as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made with respect to an AB Mortgage Loan in accordance with the related Intercreditor Agreement, the related Subordinate
Companion Loan), including the Universal Hotel Portfolio B Note, as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation
Proceeds or otherwise from the related mortgage loan ("Related Proceeds"). With respect to Advances relating to the Universal Hotel Portfolio B Note, each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to recover any such Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). With respect to Advances, other than those with respect to the Universal Hotel Portfolio B Note (which are addressed in the preceding sentence), each of the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent will be entitled to recover any
Advance made by it that it subsequently determines to be a Nonrecoverable
Advance out of general funds relating to the mortgage loans on deposit in the
Certificate Account (excluding funds related to the Universal Hotel Portfolio B
Note) first from principal collections and then from interest collections.
Notwithstanding the foregoing, none of the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable
(including interest on the Advance) out of Related Proceeds (a "Nonrecoverable
Advance"). The Trustee and Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special
Servicer. The Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Trustee. If the funds in the Certificate
Account relating to the mortgage loans (excluding funds related to the Universal
Hotel Portfolio B Note) allocable to principal on

                                     S-126

the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer shall be deemed to be in accordance with the servicing standard; provided, that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. In addition, the Special
Servicer may, at its option, in consultation with the Directing
Certificateholder, make a determination in accordance with the Servicing
Standards that any P&I Advance or Servicing Advance, if made, would be a
Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee and the Fiscal Agent notice of such determination, which determination will be conclusive and binding on the Master Servicer, the Trustee and the Fiscal
Agent; however, the Special Servicer will have no such option to make an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an
Advance is non-recoverable, each such decision will remain with the Master
Servicer. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is"
or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. With respect to the Universal Hotel Portfolio
Loan, if any servicer in connection with a subsequent securitization of any
Universal Hotel Portfolio Companion Note determines that any P&I Advance with respect to the Universal Hotel Portfolio Companion Note, if made, would be non-recoverable, such determination will be binding on the Master Servicer, the
Trustee and the Fiscal Agent as it relates to any proposed P&I Advance with respect to the Universal Hotel Portfolio Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, the Master Servicer, the Trustee and the
Fiscal Agent. The Master Servicer will be entitled to rely conclusively on any non-recoverability determination of the Special Servicer and the Trustee and the Fiscal Agent shall be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I
Advances will be made by the Master Servicer, the Trustee or the Fiscal Agent with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Subordinate Companion Loan. No Servicing Advances
will be made with

                                     S-127

respect to any Subordinate Companion Loan if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the Master Servicer, Special
Servicer, Trustee or Fiscal Agent to make an Advance in the Pooling and
Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See
"Description of the Certificates--Advances in Respect of Delinquencies" and
"Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the
"Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. None of the Master Servicer, the
Trustee or the Fiscal Agent will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in
The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan (including the Universal Hotel Portfolio Whole Loan), an Appraisal
Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

         (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

         (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

         (3) the date on which a receiver has been appointed;

         (4) 60 days after a borrower declares bankruptcy;

         (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

         (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

         (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (including the Universal Hotel Portfolio Whole Loan) as to which any
Appraisal Reduction Event has occurred will be an amount calculated by the
Master Servicer, as of the first Determination Date that is at least ten business days following the date the Special Servicer receives and delivers to the Master Servicer such appraisal equal to the excess of (a) the Stated
Principal Balance of that mortgage loan over (b) the excess of (1) the sum of
(x) 90% of the appraised value of the related Mortgaged Property as determined
(A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be

                                     S-128

paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the
Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those
Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth business day following delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the
Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event
(or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to
25% of the current Stated Principal Balance of the related mortgage loan
(including the Universal Hotel Portfolio Whole Loan) until the MAI appraisal is received.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of the AB
Mortgage Loan and the related Subordinate Companion Loan, and all resulting
Appraisal Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates, and then to the Class A-M
Certificates and the Class A-MFL Regular Interest, pro rata); provided that with respect to an Appraisal Reduction on the Universal Hotel Portfolio Whole Loan,
such Appraisal Reduction will be applied to the Class UHP Certificates prior to any application of such Appraisal Reduction to the Universal Hotel Portfolio
Loan and the Universal Hotel Portfolio Companion Notes. See "--Advances" above.

     With respect to each mortgage loan (including the Universal Hotel Portfolio
Whole Loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal
Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a trust expense, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Master
Servicer is required to redetermine and report to the Special Servicer, the
Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special
Servicer will not

                                     S-129

be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special
Servicer has obtained an appraisal or valuation with respect to the related
Mortgaged Property within the 12-month period prior to the occurrence of the
Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     The Universal Hotel Portfolio Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal
Reduction calculated with respect to the Universal Hotel Portfolio Whole Loan will be applied first to the Universal Hotel Portfolio B Note. Any Appraisal
Reduction Amount in respect of the Universal Hotel Portfolio Whole Loan that exceeds the aggregate balance of the Universal Hotel Portfolio B Note will be allocated to the Universal Hotel Portfolio Loan and the Universal Hotel
Portfolio Companion Notes, pro rata, based on their outstanding principal balances.

     Any mortgage (including the Universal Hotel Portfolio Whole Loan) loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder and the
Universal Hotel Portfolio Operating Advisor, each Rating Agency, the Swap
Counterparty, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be
Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a
"Statement to Certificateholders") based solely upon information by the Master
Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the
Paying Agent) guidelines setting forth, among other things:

         (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

         (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest or the Class A-MFL Interest Distribution Amount, and
     with respect to the Class A-MFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-MFL Regular Interest, which amount is being paid as a result of a Swap Default;

         (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

         (4) the aggregate amount of compensation paid to the Trustee and the
     Paying Agent and servicing compensation paid to the Master Servicer and the
     Special Servicer with respect to the Due Period for the Distribution Date;

         (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

         (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

         (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but

                                     S-130

     specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

         (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

         (9) the Available Distribution Amount and the Class A-MFL Available
     Funds for the Distribution Date;

         (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

         (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

         (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

         (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

         (14) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance or
     Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual
     Certificates and the Class S Certificates) immediately following the
     Distribution Date;

         (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

         (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

         (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

         (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

         (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

         (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

         (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

         (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

         (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

                                     S-131

         (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

         (25) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer, the Trustee and the Fiscal Agent since the previous
     Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

         (26) the aggregate amount of interest on Servicing Advances paid to the
     Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent
     since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

         (27) the original and then-current credit support levels for each Class of Certificates;

         (28) the original and then-current ratings for each Class of
     Certificates;

         (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

         (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

         (31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

         (32) the amounts received and paid in respect of the Swap Contract;

         (33) identification of any Rating Agency Trigger Event or Swap Default
     as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

         (34) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event; and

         (35) the amount of and identification of any payments on the Class
     A-MFL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the
     Swap Contract.

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Paying
Agent and the Master Servicer) known as the "CMSA Investor Reporting Package")
related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and
Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each

                                     S-132

applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable
Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a
Certificateholder or Certificate Owner reasonably requests, to enable
Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying
Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg,
L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special
Servicer, the Master Servicer, the Directing Certificateholder and the Universal
Hotel Portfolio Operating Advisor, each Rating Agency, any designee of the
Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

         (1) the Pooling and Servicing Agreement and any amendments to that agreement;

         (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

         (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

         (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

         (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying
     Agent in respect of each Mortgaged Property;

         (6) copies of the mortgage loan documents;

         (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

         (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the

                                     S-133

Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered
Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee,
the Paying Agent and the Depositor are required to recognize as
Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for
DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2
Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates, the Class UHP
Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of the Class, in each case, determined as of the prior
Distribution Date, and the denominator of which is equal to the aggregate
Certificate Balance of all Classes of Certificates (other than the Class S
Certificates), each determined as of the prior Distribution Date. None of the
Class S, Class UHP, Class R or Class LR Certificates will be entitled to any
Voting Rights. For purposes of determining Voting Rights, the Certificate
Balance of each Class (other than the Class S and Class UHP Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of
Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any
Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying

                                     S-134

Agent on behalf of the Trustee and required to be paid following the earlier of
(1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject to the Pooling and Servicing Agreement,
(2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding, (b) there is only one holder of the then outstanding Certificates
(other than the Class S and the Residual Certificates) and (c) the Master
Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR
Certificates, in that order of priority. Written notice of termination of the
Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the
Universal Hotel Portfolio B Note). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (including the
Universal Hotel Portfolio B Note) (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the
Trustee, plus the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered
Certificates, but the rights of the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the Universal Hotel Portfolio B Note) be less than 1% of the Initial Pool
Balance. The voluntary exchange of Certificates, including the Class X
Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one
Certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling
Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE AND PAYING AGENT

     LaSalle Bank National Association, a national banking association will act as Trustee and Paying Agent on behalf of the Certificateholders. The corporate trust office of the Trustee and the Paying Agent is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services Group, J.P. Morgan 2005-CIBC12. In addition,

                                     S-135

LaSalle Bank National Association will initially serve as certificate registrar
(in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating
Agent"). As compensation for the performance of its routine duties, the
Trustee, Paying Agent, Certificate Registrar and Authenticating Agent will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0010% per annum (the "Trustee Fee Rate") and the
Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee, Paying Agent,
Certificate Registrar and Authenticating Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee,"
"--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and
"--Resignation and Removal of the Trustee" in the prospectus.

     The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent
and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and
Servicing Agreement, the Certificates and the mortgage loans.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee will act as Fiscal Agent for the trust and will be obligated to make any Advance required to be made, and not made, by the
Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer, the
Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See
"--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. In the event that LaSalle Bank National Association shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V.
likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

     The Trustee and the Fiscal Agent, and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

                                     S-136

                       DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-MFL Regular
Interest to the trust in exchange for the Class A-MFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-MFL Regular Interest, the Swap Contract and the Floating Rate
Account.

     The Trustee, on behalf of the trust, will enter into an interest rate swap agreement (the "Swap Contract"), related to the Class A-MFL Regular Interest, with JPMorgan Chase Bank, N.A. (the "Swap Counterparty"). The Swap Contract will have a maturity date of the Distribution Date in September 12, 2037 (the same date as the Rated Final Distribution Date of the Class A-MFL Certificates). The
Paying Agent will make available to the Swap Counterparty the Statement to
Certificateholders, which statement will include LIBOR applicable to the related
Interest Accrual Period. See "Description of the Certificates--Distributions" in
this Prospectus Supplement. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Swap Contract.

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-MFL
Certificates the Class A-MFL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (vi) to clear and terminate the account pursuant to the terms of the Pooling and Servicing
Agreement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect, on the business day before each Distribution Date, commencing in August
2005, (a) the Master Servicer will pay or cause to be paid to the Swap
Counterparty (i) any Yield Maintenance Charges in respect of the Class A-MFL
Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-MFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class
A-MFL Certificates, and (b) the Swap Counterparty will pay to the Paying Agent, for the benefit of the Class A-MFL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-MFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-MFL
Certificates. Such payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-MFL Regular Interest are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-MFL Certificates will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long-term rating is not at least "A3" by Moody's
Investors Service, Inc. "A-" by Fitch, Inc. or "A-" by Standard & Poor's
Ratings Services, a division of the McGraw-Hill Companies, Inc. (a "Rating
Agency Trigger Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another
Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, fails to make a payment to the trust required under the Swap Contract or an early termination date is designated under the Swap Contract in accordance with its terms (each such event, a "Swap Default"), then the Trustee (or the Paying Agent on its behalf)
will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of
25%, by Certificate Balance, of the Class A-MFL

                                     S-137

Certificates, to enforce the rights of the trust under the Swap Contract as may be permitted by the terms of the Swap Contract and use any termination fees received from the Swap Counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-MFL Certificates.

     Any conversion to distributions equal to distributions on the Class A-MFL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Paying Agent or the holders of 25% of the Class
A-MFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-MFL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-MFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-MFL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL Certificates if notice of the resulting change in payment terms of the Class A-MFL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-MFL Regular Interest for such
Distribution Date is actually received by the Paying Agent.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the
Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for such a replacement swap contract, then such termination fee will be distributed to the Class A-MFL Certificateholders.

THE SWAP COUNTERPARTY

     JPMorgan Chase Bank, N.A. is the Swap Counterparty under the Swap Contract.
JPMorgan Chase Bank, N.A. is also a Mortgage Loan Seller and an affiliate of
J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

     JPMorgan Chase Bank, N.A. is a wholly-owned bank subsidiary of JPMorgan
Chase & Co., a Delaware corporation. JPMorgan Chase Bank, N.A., is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency,
a bureau of the United States Department of the Treasury. It is a member of the
Federal Reserve System and its deposits are insured by the Federal Deposit
Insurance Corporation.

     The long-term certificates of deposit of JPMorgan Chase Bank, N.A. are rated "Aa2" by Moody's and "AA-" by S&P and Fitch.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange
Commission at http://www.sec.gov.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (including the Universal Hotel
Portfolio Whole Loan) and any REO Properties will be governed by the Pooling and
Servicing Agreement. The following

                                     S-138

summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO
Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and
Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO
Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See
"Description of the Pooling Agreements" in the prospectus.

     In general, the Universal Hotel Portfolio Companion Notes and the Universal
Hotel Portfolio B Note will be serviced and administered under the Pooling and
Servicing Agreement consistent with the Universal Hotel Portfolio Intercreditor
Agreement as if they were mortgage loans.

     Each of the Master Servicer (directly or through one or more sub-servicers)
and the Special Servicer will be required to service and administer the mortgage loans (including the Universal Hotel Portfolio Whole Loan) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans).
Except in certain limited circumstances set forth in the Pooling and Servicing
Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer will be required to service and administer the mortgage loans (including the Universal Hotel Portfolio Whole Loan) for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of Certificateholders as a collective whole (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loan documents (and in the case of a mezzanine loan or a Subordinate Companion Loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and
(3) without regard to:

         (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

         (B) the ownership of any Certificate or, if applicable, mezzanine loan or Subordinate Companion Loan, by the Master Servicer or any of its
     affiliates, as the case may be;

         (C) the Master Servicer's obligation to make Advances; and

         (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the
     "Master Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans (including the Universal Hotel Portfolio Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and
Servicing Agreement and the mortgage loan documents (and in the case of each AB
Mortgage Loan or mezzanine loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special
Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the
Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis

                                     S-139

on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related Subordinate Companion Loan (as a collective whole)), but without regard to:

         (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing
     Agreement;

         (B) the ownership of any Certificate or, if applicable, mezzanine loan or Subordinate Companion Loan, by the Special Servicer or any of its
     affiliates;

         (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

         (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

         (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Master Servicer, the
Master Servicer Servicing Standards and (ii) with respect to the Special
Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of Operating
Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including each AB Mortgage Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

         (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date;

         (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of each AB Mortgage Loan, the holder of the related Subordinate
     Companion Loan cures such delinquency);

         (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

         (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
     Property;

         (5) as to which, in the judgment of the Master Servicer or Special
     Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

         (6) as to which a default of which the Master Servicer has notice
     (other than a failure by the related borrower to pay principal or interest)
     and which the Master Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the
     Certificateholders (or, with respect to each AB Mortgage Loan, the interest of the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

                                     S-140

         (7) as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder)
     determines that (i) a default (other than as described in clause (5) above)
     under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of
     Certificateholders (or, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);
     provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special
     Servicer (with the consent of the Directing Certificateholder) as described under "--Maintenance of Insurance" below.

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including the Universal Hotel Portfolio Whole
Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and
(z) receive the Servicing Fee in respect of the mortgage loan at the Servicing
Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the Universal Hotel Portfolio Whole Loan) (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Universal
Hotel Portfolio Whole Loan and the Subordinate Companion Loans) serviced by the
Special Servicer and any mortgage loans (including the Universal Hotel Portfolio
Whole Loan and the Subordinate Companion Loans) that have become REO Loans are referred to in this prospectus supplement as the "Specially Serviced Mortgage
Loans." If any Subordinate Companion Loan becomes specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If any
AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related
Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. If any of the Universal Hotel Portfolio Companion Notes or the Universal Hotel
Portfolio B Notes becomes specially serviced, then the Universal Hotel Portfolio
Loan will become a Specially Serviced Mortgage Loan. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a
Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status
Report") for each mortgage loan that becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Master Servicer, the
applicable Mortgage Loan Sellers, the Trustee (upon request), the Paying Agent
(upon request) and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special
Servicer will be required to implement the recommended action as outlined in the
Asset Status Report. The Directing Certificateholder may object to any Asset
Status Report within ten business days of receipt; provided, however, that the

                                     S-141

Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the
Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the
Special Servicer makes a determination that the objection is not in the best interests of all the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial
Asset Status Report with respect to such Specially Serviced Mortgage Loan, the
Special Servicer will implement the actions described in the most recent Asset
Status Report submitted to the Directing Certificateholder by the Special
Servicer.

     With respect to the Universal Hotel Portfolio Whole Loan, to the extent a
Universal Hotel Portfolio Control Appraisal Event has not occurred and is continuing, the Universal Hotel Portfolio Operating Advisor, instead of the
Directing Certificateholder, will have all of the rights of the Directing
Certificateholder described in the immediately preceding paragraph, solely with respect to the Universal Hotel Portfolio Whole Loan.

THE DIRECTING CERTIFICATEHOLDER AND THE UNIVERSAL HOTEL PORTFOLIO OPERATING
ADVISOR

     The Directing Certificateholder will be entitled to advise (1) the Special
Servicer, (with respect to all Specially Serviced Mortgage Loans (2) the Special
Servicer and the Master Servicer, with respect to non-Specially Serviced
Mortgage Loans as to which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the
Special Servicer or by the Master Servicer subject to consent of deemed consent of the Special Servicer. Except as otherwise described below, the Master
Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

         (i) any proposed or actual foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

         (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

         (iii) any proposed sale of a defaulted mortgage loan or REO Property
     (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of
     Certificates" in this prospectus supplement) for less than the applicable
     Purchase Price (other than in connection with the exercise of the Purchase
     Option described under "--Realization Upon Defaulted Mortgage Loans"
     below);

         (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

         (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

         (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan or a non-Specially Serviced
     Mortgage Loan with a principal balance greater than or equal to $2,500,000 or any consent to such a waiver;

                                     S-142

         (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve;

         (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

         (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

         (x) any determination of an Acceptable Insurance Default;

         (xi) with respect to the Universal Hotel Portfolio Whole Loan, any adoption or approval of a plan in bankruptcy of the borrower; and

         (xii) with respect to the Universal Hotel Portfolio Whole Loan, any release of the borrower, any guarantor or other obligor from liability.

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special
Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable;
provided, that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing
Certificateholder that would cause it to violate applicable law, the related loan documents, the Pooling and Servicing Agreement, including the Servicing
Standards, or the REMIC Provisions (and, with respect to any AB Mortgage Loan, subject to the rights of the holder of the related Subordinate Companion Loan as described under "Description of the Mortgage Pool--AB Mortgage Loan Pairs" in
this prospectus supplement).

     With respect to the Universal Hotel Portfolio Whole Loan only, the
Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the Universal Hotel Portfolio
Operating Advisor. The "Universal Hotel Portfolio Operating Advisor" will be (a)
to the extent a Universal Hotel Portfolio Control Appraisal Event has not
occurred and is continuing, the holders of the Class UHP Certificates or a representative appointed by the holders of the Class UHP Certificates and (b)
upon the occurrence and continuance of a Universal Hotel Portfolio Control
Appraisal Event, the Universal Hotel Portfolio Majority Holders.

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate
Certificate Balance of the Controlling Class will be the Directing
Certificateholder. The initial Directing Certificateholder will be JER Investors
Trust Inc.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X and Class UHP
Certificates) then outstanding that has a Certificate Balance at least equal to
25% of the initial Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of
each

                                     S-143

Class will not be reduced by the amount allocated to that Class of any
Appraisal Reductions. The Controlling Class as of the Closing Date will be the
Class NR Certificates.

     Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder or the Universal Hotel Portfolio Operating Advisor
that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, the Universal Hotel Portfolio Intercreditor
Agreement or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and, with respect to the Universal Hotel
Portfolio Whole Loan, the Universal Hotel Portfolio Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to the Universal Hotel
Portfolio Whole Loan, the Universal Hotel Portfolio Operating Advisor) will not be protected against any liability to the Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder and, with respect to the
Universal Hotel Portfolio Whole Loan, the Universal Hotel Portfolio Operating
Advisor:

         (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

         (b) may act solely in the interests of the holders of the Controlling
     Class (or, with respect to the Universal Hotel Portfolio Operating Advisor, the holders of the Class UHP Certificates),

         (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the
     Universal Hotel Portfolio Operating Advisor, the holders of the Class UHP
     Certificates),

         (d) may take actions that favor the interests of the holders of the
     Controlling Class over the interests of the holders of one or more other
     Classes of Certificates (or, with respect to the Universal Hotel Portfolio
     Operating Advisor, the holders of the Class UHP Certificates),

         (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

         (f) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder (or, with respect to the Universal Hotel Portfolio Whole
     Loan, the Universal Hotel Portfolio Operating Advisor), the holders of the
     Class UHP Certificates, or any director, officer, employee, agent or principal of the Directing Certificateholder (or, with respect to the
     Universal Hotel Portfolio Whole Loan, the Universal Hotel Portfolio
     Operating Advisor) for having so acted.

     The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the
Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the
Special Servicer.

     Generally, the holders of the Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the
Directing Certificateholder described above.

THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation (the "Master Servicer") is a
California corporation with its principal offices located at 200 Witmer Road,
Horsham, Pennsylvania 19044. As of

                                     S-144

March 31, 2005, the Master Servicer was the servicer of a portfolio of multifamily and commercial loans totaling approximately $197.4 billion in aggregate outstanding principal balance.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been by the Master Servicer and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     J.E. Robert Company, Inc. (the "Special Servicer"), a Virginia corporation, will be responsible for servicing the Specially Serviced Mortgage Loans and REO
Properties. The Special Servicer is a privately owned company whose principal offices are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia
22102. The Special Servicer has additional regional offices in Dallas, Texas,
North Haven, Connecticut, Los Angeles, California, Chicago, Illinois and New
York, New York and international offices in Paris, London and Mexico City. The principal business of the Special Servicer is real estate investment and asset management of distressed and underperforming real estate loans secured by real estate and related assets. Since its founding in 1981, the Special Servicer has been a large asset manager for both the private and government sectors, having managed over $30 billion in book value of real estate and real estate debt. As of June 30, 2004, as a special servicer since its inception, the Special
Servicer has been engaged on 31 transactions covering over $11.5 billion in book value and has been assigned over 1,700 loans under its special servicing capacity. The Special Servicer has also been an active investor in non-investment grade commercial mortgage-backed securities, having acquired subordinate securities in excess of $530 million. As of December 31, 2003, the
Special Servicer and its affiliates were managing portfolios of approximately
$1.6 billion comprised of real estate loans and real estate owned assets.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer, and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, other than with respect to the Universal Hotel Portfolio Whole Loan, at any time by the Directing Certificateholder, provided, that each Rating
Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates. With respect to the
Universal Hotel Portfolio Whole Loan, the Special Servicer may be removed, and a successor Special Servicer appointed at any time by the Universal Hotel
Portfolio Operating Advisor (or the Directing Certificateholder if, after the occurrence of a Universal Hotel Portfolio Control Appraisal Event, the Universal
Hotel Portfolio Majority Holders are not able to agree).

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans and the
Subordinate Companion Loans, and will accrue at a rate (the "Servicing Fee
Rate"), equal to a per annum rate ranging from 0.02000% to 0.11000%. As of the
Cut-off Date, the weighted average Servicing Fee Rate will be approximately
0.03199% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent

                                     S-145

and earnout fees, in each case, with respect to all mortgage loans and the
Subordinate Companion Loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and
(3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and the related Subordinate
Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate Companion Loans since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in
Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the
Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Universal Hotel Portfolio Whole Loan) and the
Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion Loans. The Servicing Fee for
each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360
Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net
Mortgage Rate. With respect to the Subordinate Companion Loans, the Servicing
Fee, if any, will be computed as in the related Intercreditor Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout
Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan (including the Universal Hotel Portfolio Whole Loan) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced
Mortgage Loans and in the same manner as interest is calculated on the Specially
Serviced Mortgage Loans, and will be payable monthly, first from Liquidation
Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan (including the Universal Hotel Portfolio Whole Loan) and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage
Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout
Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage
Loan solely because the borrower had not made three consecutive timely Periodic
Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

                                     S-146

     A "Liquidation Fee" will be payable with respect to each Specially Serviced
Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced
Mortgage Loan or REO Property as to which the Special Servicer receives any
Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee
for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or, with respect to the Universal
Hotel Portfolio Loan, the holders of the Class UHP Certificates), the Special
Servicer or the Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund,
(iv) the purchase of any AB Mortgage Loan by the holder of the related
Subordinate Companion Loan (provided, that the purchase occurs within the time period provided in the related Intercreditor Agreement) or (v) the purchase of any mortgage loan by a related mezzanine lender; provided, that a Liquidation
Fee will be payable by the mezzanine lender and the trust, if applicable, with respect to any purchase by a mezzanine lender if such purchase by the related mezzanine lender does not occur within 60 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The Special Servicer
may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not
Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special
Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances" the Master Servicer and the Special
Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the
Certificates--Distributions--Method, Timing and

                                     S-147

Amount" in this prospectus supplement and "Description of the Pooling
Agreements--Certificate Account" and "--Servicing Compensation and Payment of
Expenses" in the prospectus.

     If a borrower prepays a mortgage loan (including the Universal Hotel
Portfolio B Note), in whole or in part, after the due date but on or before the
Determination Date in any calendar month, the amount of interest (net of related
Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a
"Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan
(including the Universal Hotel Portfolio B Note), in whole or in part, after the
Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment
Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by
Prepayment Interest Shortfalls) collected on the mortgage loans (including the
Universal Hotel Portfolio B Note) will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (including the
Universal Hotel Portfolio B Note) for the related Distribution Date, and (ii)
the aggregate of (A) that portion of its Servicing Fees for the related
Distribution Date that is, in the case of each and every mortgage loan and REO
Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the
Master Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z)
at the request or with the consent of the Directing Certificateholder or the
Special Servicer), then the Compensating Interest Payment for the related
Distribution Date will be equal to the amount of the Prepayment Interest
Shortfall. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default
(as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master
Servicer (with respect to mortgage loans) or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special
Servicer in accordance with the Servicing Standards; provided, that the Master
Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an
Acceptable Insurance Default; provided, further, that the Master Servicer will not itself be required to maintain any insurance coverage with respect to a
Mortgaged Property as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the

                                     S-148

improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a
Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the
Master Servicer will be required to use efforts consistent with the Servicing
Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing
Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related
Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B)
request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the
Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the Master Servicer and the
Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance
Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii)
comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of July 29, 2005, as to which default the
Master Servicer and the Special Servicer may forbear taking any enforcement action; provided, that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after non-binding consultation with the Directing Certificateholder (or, with respect to the Universal Hotel Portfolio Whole Loan, subject to the consent of the
Universal Hotel Portfolio Operating Advisor), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (and, in the case of the Universal

                                     S-149

Hotel Portfolio Whole Loan, the Universal Hotel Portfolio Operating Advisor)
will not have more than 30 days to respond to the Special Servicer's request for such consultation; provided, further, that upon the Special Servicer's determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing
Certificateholder (or, in the case of the Universal Hotel Portfolio Whole Loan, the Universal Hotel Portfolio Operating Advisor), the Special Servicer will not be required to do so. Each of the Master Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the
Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO
Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special
Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the holder of each Universal Hotel
Portfolio Companion Note. Any cost incurred by the Master Servicer or Special
Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing
Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any
Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special
Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the
Certificateholders and the holder of each Universal Hotel Portfolio Companion
Note (the "REO Account") or advanced by the Master Servicer, the Trustee or the
Fiscal Agent as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee or Fiscal Agent, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive,

                                     S-150

modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing
Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).
The Master Servicer will not be permitted under the Pooling and Servicing
Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer
will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related
Subordinate Companion Loan, and with respect to the Universal Hotel Portfolio
Loan, subject to any rights of the holder of the Universal Hotel Portfolio B
Note, to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage
Loan if that modification, waiver or amendment would:

         (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated
     Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is
     secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

         (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class S Certificates, the Class X
Certificates and the Class UHP Certificates) or Class A-MFL Regular Interest
with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the Universal Hotel Portfolio Loan, the Universal Hotel Portfolio Operating
Advisor and each holder of the Universal Hotel Portfolio Companion Notes), the
applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the
Trustee of any modification, waiver or amendment of any term of any mortgage loan

                                     S-151

and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing
Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the
Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related Subordinate Companion Loan, (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement and (iii) with respect to the Universal Hotel Portfolio Loan, the rights of the holders of the Class
UHP Certificates to purchase the Universal Hotel Portfolio Loan)) at a price
(the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class
Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special
Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate
Balance of the Controlling Class will have an exclusive right to exercise the
Purchase Option for a specified period of time.

     The party that exercises the Purchase Option with respect to the Universal
Hotel Portfolio Loan will also be required to purchase each of the Universal
Hotel Portfolio Companion Notes at the related Option Price.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of

                                     S-152

each AB Mortgage Loan Pair, the purchase of an AB Mortgage Loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase
Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer,
or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the
Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     The Purchase Option with respect to each AB Mortgage Loan is subject to the right of the holder of the related Subordinate Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and "Description of the Mortgage
Pool--Mezz Cap AB Mortgage Loans" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS")
grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the
Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the
Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the
Special Servicer will generally be required to attempt to sell any Mortgaged
Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged
Property acquired by the trust fund is administered so that it constitutes
"foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section
860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the
Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property.
The independent contractor generally will be permitted to perform construction
(including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of

                                     S-153

real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged
Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently
35%) and may also be subject to state or local taxes. The Pooling and Servicing
Agreement provides that the Special Servicer will be permitted to cause the
Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.
Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to
Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain
Federal Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan (including, the Universal Hotel Portfolio B Note, if applicable)
are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special Servicer or the Trustee or
paid out of the trust fund that were not reimbursed by the related borrower
(including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Fiscal Agent, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent on
these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a
Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar

                                     S-154

year and the Master Servicer has no knowledge of a material change in the
Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related
Mortgaged Property as soon as practicable after the mortgage loan becomes a
Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement). The Special Servicer or the Master Servicer,
as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the
Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged
Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property
Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports
to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master
Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment;
provided, however, that none of the Master Servicer, the Special Servicer, the
Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing
Agreement or by reason of negligent disregard of the obligations and duties. The
Pooling and Servicing Agreement will also provide that the Master Servicer, the
Special Servicer (or the Special Servicer's members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense

                                     S-155

incurred in connection with any legal action or claim that relates to the
Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the
Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole))
under the Pooling and Servicing Agreement; provided, however, that if the
Universal Hotel Portfolio Whole Loan and/or holders of the Universal Hotel
Portfolio Companion Notes or the holder of the Universal Hotel Portfolio B Note are involved, such expenses, costs and liabilities will be payable out of funds related to the Universal Hotel Portfolio Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the
Universal Hotel Portfolio Loan, then any subsequent recovery on the Universal
Hotel Portfolio Whole Loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the
Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master
Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the
Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the
Depositor is a party, or any person succeeding to the business of the Master
Servicer, the Special Servicer or the Depositor, will be the successor of the
Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special
Servicer may have other normal business relationships with the Depositor or the
Depositor's affiliates.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standard and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

                                     S-156

         (a)(i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
     Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New
     York City time on the relevant Distribution Date;

         (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing
     Agreement;

         (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the
     Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or ten days in the case of a failure by the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement)
     after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the
     Pooling and Servicing Agreement, or to the Master Servicer or the Special
     Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any
     Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

         (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special
     Servicer, as the case may be, by the Depositor, the Paying Agent or the
     Trustee, or to the Master Servicer, the Special Servicer, the Depositor,
     the Paying Agent and the Trustee by the Certificateholders of any Class,
     evidencing as to that Class, Percentage Interests aggregating not less than
     25%; provided, however, if that breach is capable of being cured and the
     Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

         (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

         (f) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action;

         (g) the Trustee has received a written notice from Fitch (which the
     Trustee is required to promptly forward to the Master Servicer or the
     Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such

                                     S-157

     capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the
     Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Master Servicer or the
     Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by Fitch) prior to the replacement of the
     Master Servicer or the Special Servicer or the downgrade of any Class of
     Certificates; or

         (h) the Master Servicer or the Special Servicer is no longer rated at least "CMS3" or "CSS3", respectively, by Fitch, and is not restored to such rating within 90 days of such delisting.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the
Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the
Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders
entitled to not less than 51% of the Voting Rights, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special
Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties to the
Pooling and Servicing Agreement, without the consent of any of the holders of
Certificates:

         (a) to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder;

         (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or

                                     S-158

     supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any
     Certificateholder;

         (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided, that (A)
     the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder or the holders of the Universal Hotel Portfolio Companion
     Notes, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

         (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee
     (see "Certain Federal Income Tax Consequences" and "Federal Income Tax
     Consequences for REMIC Certificates--Taxation of Residual
     Certificates--Tax-Related Restrictions on Transfer of Residual
     Certificates" in the prospectus);

         (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency;

         (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency; and

         (g) to amend the Pooling and Servicing Agreement to the extent necessary to issue new Class UHP Certificates exchanged for the initial
     Class UHP Certificates.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of
Certificates of each Class affected by such amendment evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting the
Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed

                                     S-159

to a holder of a Subordinate Companion Loan without the consent of such holder,
(2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Subordinate Companion Loan, as applicable, (3)
adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4)
change in any manner the obligations of any Mortgage Loan Seller under a
Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100%
of the holders of Certificates and the holder of the related Subordinate
Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the
Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-160

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the
Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral Support
Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related
Class X-2 Components).

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement. In addition, the yield to investors in the Class
A-MFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal
Balance; second, in respect of the Class A-1 Certificates until their
Certificate Balance is reduced to zero; third, in respect of the Class A-2
Certificates until their Certificate Balance is reduced to zero; fourth, in respect of the Class A-3A and Class A-3B Certificates, pro rata (based on their
Certificate Balances), until their Certificate Balances are reduced to zero;
fifth, in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero; and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M
Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates), pro rata, then in respect of the Class A-J
Certificates, and then in respect of the Class B, Class C and Class D
Certificates and then the Non-Offered Certificates (other than the Class S and
Class X-1 Certificates), in that order, in each case until the Certificate
Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the
Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the trust fund). With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3A, Class A-3B and Class A-4
Certificates remain outstanding. In particular, once such Classes of
Certificates are no longer outstanding, any remaining portion on any
Distribution Date of the Principal Distribution Amount will be distributed on the Class A-SB Certificates until their Certificate Balance is reduced to zero.
As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2,
Class A-3A, Class A-3B and Class A-4 Certificates were outstanding. Furthermore, because the Class X-2 Certificates are not

                                     S-161

entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional balances of the related Class X-2
Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment
Dates, we cannot assure you that the borrowers will be able to prepay the ARD
Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and
Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the Master
Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk
Factors--Borrower May Be Unable to Repay Remaining Principal Balance on
Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates, or, in the case of the Class X-2 Certificates, applied to reduce the notional balances of the related Class X-2 Components. An investor should consider, in the case of any Offered Certificate (other than the Class
X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an
Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered
Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of
Certificates or applicable portions of such Classes, the yield to maturity on the Class X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

     Principal prepayments on the mortgage loans may also affect the yield on the Class A-3A, Class A-3B, Class A-4, Class A-SB, Class A-M, Class X-2, Class
A-J, Class B, Class C and Class D Certificates to the extent such Class of
Certificates has a Pass-Through Rate equal to, based on, or limited by the WAC
Rate to the extent that mortgage loans with higher mortgage rates prepay

                                     S-162

faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the
WAC Rate even if principal prepayments do not occur.

     Distributions on the Class A-MFL Regular Interest will be subject to a maximum Pass-Through Rate equal to the WAC Rate. If the WAC Rate drops below the fixed rate on the Class A-MFL Regular Interest, the amount paid to the Swap
Counterparty will decrease and there will be a corresponding decrease in the amounts paid by the Swap Counterparty pursuant to the Swap Contract, which will result in a decreased interest payment to the holders of the Class A-MFL
Certificates.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the Universal Hotel Portfolio Whole Loan, the holders of the Class UHP
Certificates and then to the holders of the Class NR, Class P, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C,
Class B and Class A-J Certificates and then the Class A-M Certificates and Class
A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates), pro rata, in that order, and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J,
Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J
Certificates and then the Class A-M Certificates and Class A-MFL Regular
Interest (and correspondingly, the Class A-MFL Certificates), pro rata, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates or the Class A-MFL Regular Interest, as applicable.
In the event of the reduction of the Certificate Balances of all those Classes of Certificates and the Class A-MFL Regular Interest to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.
Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the Notional Amount of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance
Certificates and the Class A-MFL Regular Interest, and therefore the Class X-2
Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-MFL Certificates, losses allocated to the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-MFL
Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged
Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the
prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

                                     S-163

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates, other than the
Class A-MFL Certificates, the effective yield to the holders of such Offered
Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-MFL Regular
Interest on any Distribution Date is less than the Distributable Certificate
Interest then payable for that Class of Certificates or the Class A-MFL Regular
Interest, as applicable, the shortfall will be distributable to holders of that
Class of Certificates or the Class A-MFL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding.
Any such shortfall distributed to the Class A-MFL Regular Interest will be distributed to the holders of the Class A-MFL Certificates to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Swap
Contract.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation
Proceeds. As described in this prospectus supplement, the Principal Distribution
Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the
Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3A and Class A-3B
Certificates, pro rata (based on their Certificate Balances), until their
Certificate Balances are reduced to zero, fifth, in respect of the Class A-4
Certificates until their Certificate Balance is reduced to zero and sixth, in respect of the Class A-SB until their Certificate Balance is reduced to zero.
After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and the Class A-MFL Regular Interest, pro
rata, then in respect of the Class A-J Certificates, and then in respect of the
Class B, Class C and Class D Certificates and then the Non-Offered Certificates
(other than the Class S and Class X-1 Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates or the Class
A-MFL Regular Interest, as applicable, is reduced to zero. A reduction in the
Certificate Balance of the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-MFL
Certificates.

                                     S-164

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "0% CPR," "25% CPR," "50% CPR,"
"75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

         (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in August 2005;

         (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

         (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other
     Certificateholder), the Special Servicer, the Master Servicer or the
     holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of a Subordinate Companion Loan will not exercise its option to purchase the related AB Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

         (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout
     Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

         (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

         (f) the Closing Date is July 29, 2005;

         (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

         (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

         (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

         (j) the optional termination of the trust will not be exercised; and

         (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In

                                     S-165

addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages.
Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables (except for the last table, which is labeled "Discount
Margins for the Class A-MFL Certificates at the Respective CPRs Set Forth
Below") indicate the resulting weighted average lives of each Class of Offered
Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled
"Discount Margins for the Class A-MFL Certificates at the Respective CPRs Set
Forth Below," shows the discount margins of the Class A-MFL Certificates.

                                     S-166

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................       85          85          85          85          85
July 12, 2007 .............................       67          67          67          67          67
July 12, 2008 .............................       45          45          45          45          45
July 12, 2009 .............................       15          15          15          15          15
July 12, 2010 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     2.60        2.60        2.60        2.60        2.59


----------

(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................        8           7           6           5           0
July 12, 2011 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     4.84        4.83        4.81        4.78        4.58


----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-167

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3A CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................      100         100         100         100         100
July 12, 2011 .............................       62          61          61          61          57
July 12, 2012 .............................       24          24          24          24          23
July 12, 2013 .............................        6           6           6           6           6
July 12, 2014 .............................        3           3           3           3           1
July 12, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     6.73        6.72        6.70        6.67        6.48


----------

(1)   The weighted average life of the Class A-3A Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................      100         100         100         100         100
July 12, 2011 .............................       62          61          61          61          57
July 12, 2012 .............................       24          24          24          24          23
July 12, 2013 .............................        6           6           6           6           6
July 12, 2014 .............................        3           3           3           3           1
July 12, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     6.73        6.72        6.70        6.67        6.48


----------

(1)   The weighted average life of the Class A-3B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3B Certificates.

                                     S-168

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................      100         100         100         100         100
July 12, 2011 .............................      100         100         100         100         100
July 12, 2012 .............................      100         100         100         100         100
July 12, 2013 .............................      100         100         100         100         100
July 12, 2014 .............................      100         100         100         100         100
July 12, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.83        9.81        9.78        9.74        9.56


----------

(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................       91          91          91          91          91
July 12, 2011 .............................       71          71          71          71          71
July 12, 2012 .............................       51          51          51          51          51
July 12, 2013 .............................       31          31          31          31          31
July 12, 2014 .............................       10          10          10          10          10
July 12, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     7.04        7.04        7.04        7.04        7.04


----------

(1)   The weighted average life of the Class A-SB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                                     S-169

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-M CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................      100         100         100         100         100
July 12, 2011 .............................      100         100         100         100         100
July 12, 2012 .............................      100         100         100         100         100
July 12, 2013 .............................      100         100         100         100         100
July 12, 2014 .............................      100         100         100         100         100
July 12, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.95        9.95        9.94        9.91        9.70


----------

(1)   The weighted average life of the Class A-M Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-MFL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................      100         100         100         100         100
July 12, 2011 .............................      100         100         100         100         100
July 12, 2012 .............................      100         100         100         100         100
July 12, 2013 .............................      100         100         100         100         100
July 12, 2014 .............................      100         100         100         100         100
July 12, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.95        9.95        9.94        9.91        9.70


----------

(1)   The weighted average life of the Class A-MFL Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MFL Certificates.

                                     S-170

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................      100         100         100         100         100
July 12, 2011 .............................      100         100         100         100         100
July 12, 2012 .............................      100         100         100         100         100
July 12, 2013 .............................      100         100         100         100         100
July 12, 2014 .............................      100         100         100         100         100
July 12, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.95        9.95        9.95        9.95        9.70


----------

(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................      100         100         100         100         100
July 12, 2011 .............................      100         100         100         100         100
July 12, 2012 .............................      100         100         100         100         100
July 12, 2013 .............................      100         100         100         100         100
July 12, 2014 .............................      100         100         100         100         100
July 12, 2015 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.95        9.95        9.95        9.95        9.70


----------

(1)   The weighted average life of the Class B Certificates is determined by (a)
      multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                                     S-171

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................      100         100         100         100         100
July 12, 2011 .............................      100         100         100         100         100
July 12, 2012 .............................      100         100         100         100         100
July 12, 2013 .............................      100         100         100         100         100
July 12, 2014 .............................      100         100         100         100         100
July 12, 2015 .............................      100         100         100         100         100
July 12, 2016 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.95        9.95        9.95        9.95        9.70


----------

(1)   The weighted average life of the Class C Certificates is determined by (a)
      multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
July 12, 2006 .............................      100         100         100         100         100
July 12, 2007 .............................      100         100         100         100         100
July 12, 2008 .............................      100         100         100         100         100
July 12, 2009 .............................      100         100         100         100         100
July 12, 2010 .............................      100         100         100         100         100
July 12, 2011 .............................      100         100         100         100         100
July 12, 2012 .............................      100         100         100         100         100
July 12, 2013 .............................      100         100         100         100         100
July 12, 2014 .............................      100         100         100         100         100
July 12, 2015 .............................       14           0           0           0           0
July 12, 2016 .............................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.95        9.95        9.95        9.95        9.72


----------

(1)   The weighted average life of the Class D Certificates is determined by (a)
      multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                                     S-172

     The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-MFL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class
A-MFL Certificates. The table below assumes that the Class A-MFL Certificates are purchased without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                                DISCOUNT MARGINS
            FOR THE CLASS A-MFL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                   DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
                                               DISC        DISC        DISC        DISC        DISC
                                              MARGIN      MARGIN      MARGIN      MARGIN      MARGIN
                                               (BPS)      (BPS)       (BPS)       (BPS)       (BPS)

        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
        % ................................
Weighted Average Life (years)(1) .........


----------

(1)   The weighted average life of the Class A-MFL Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MFL Certificates.

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

                                     S-173

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2 CERTIFICATES BECAUSE A
TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF
THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-2 CERTIFICATES AND
ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL
INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF
CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under "--Weighted Average
Life" above. It was further assumed that the purchase price of the Class X-2
Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from
July 1, 2005 to the Closing Date.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations)
of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates
(and, accordingly, does not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

     For purposes of this prospectus supplement, prepayment assumptions with respect to the mortgage loans are presented in terms of the "Constant Prepayment
Rate" or "CPR" model described under "--Weighted Average Life" above.

              SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES



                                                        PREPAYMENT ASSUMPTION (CPR)
 ASSUMED PURCHASE PRICE (OF INITIAL NOTIONAL   ----------------------------------------------
     AMOUNTS OF CLASS X-2 CERTIFICATES)           0%       25%       50%       75%      100%
--------------------------------------------   -------   -------   -------   -------   ------

    %                                              %         %         %         %         %


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier

                                     S-174

REMIC" and the "Lower-Tier REMIC", respectively, and each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-4, Class
A-SB, Class X-1, Class X-2, Class A-M, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class P, Class NR and Class UHP Certificates and Class A-MFL Regular
Interest will evidence the "regular interests" in the Upper-Tier REMIC and (2)
the Class R Certificates will represent the sole class of "residual interest"
in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class S, Class R and
Class LR Certificates and, in the case of the Class A-MFL Certificates, to the extent of the Class A-MFL Regular Interest represented by the Class A-MFL
Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest
Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S
Certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust will also hold the Class A-MFL Regular
Interest, the Swap Contract and the Floating Rate Account, and the Class A-MFL
Certificates will represent undivided beneficial interests in such portion of the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust's allocable share of any property that secured a mortgage loan that was acquired by foreclosure (in the case of any AB Mortgage Loan, an allocable portion of the property securing the related AB Mortgage Loan Pair) or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR
Certificates, which will represent the sole class of residual interest in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular
Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. [It is anticipated that the Offered Certificates, other than the Class A-MFL and
Class X-2 Certificates, and the Class A-MFL Regular Interest will be issued at a premium for federal income tax purposes, and that the Class Certificates will be issued with a de minimis amount of original issue discount.] The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%;
provided, that it is assumed that the ARD Loans prepay on their Anticipated
Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class
A-MFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-MFL Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-MFL Regular Interest, and with respect to the Class A-MFL Certificates, references in such discussion to the
"regular interests" are to the Class A-MFL Regular Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the

                                     S-175

weighted average Net Mortgage Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from July 1, 2005). Any
"negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the
Swap Counterparty with respect to the Class A-MFL Regular Interest will be treated as received by the holders of the Class A-MFL Certificates and paid as a periodic payment by the holders of the Class A-MFL Certificates under the Swap
Contract. See "Taxation of the Swap Contract" below.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . .
.. residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the
Cut-off Date, mortgage loans representing approximately 14.2% of the Initial
Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered
Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-MFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-MFL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-MFL Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-MFL Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-MFL Regular
Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-MFL Regular Interest. If the Swap
Contract is "on-market," no amount of the purchase price will be allocable to
it. [Based on the anticipated issue prices of the Class A-MFL Certificates and the Class A-MFL Regular Interest, it is anticipated that the Class A-MFL Regular
Interest will be issued at a premium and that a Swap

                                     S-176

Premium will be deemed to be paid to the holders of the Class A-MFL
Certificates.] The holder of a Class A-MFL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate).
Prospective purchasers of Class A-MFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.
Regulations promulgated by the U.S. Department of Treasury ("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap
Premium would be treated in part as a loan under Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-MFL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-MFL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-MFL Certificate under Treasury regulations. A holder of a Class A-MFL
Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the
Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-MFL Certificates, representing a beneficial ownership in the
Class A-MFL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-MFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-MFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement"), between J.P. Morgan Securities Inc. for itself and as representative of CIBC World Markets Corp. and Banc of America Securities
LLC (collectively, the "Underwriters"), and the Depositor, the Depositor has
agreed to sell to the Underwriters, and the

                                     S-177

Underwriters have severally, but not jointly, agreed to purchase from the
Depositor the respective Certificate Balances or Notional Amounts, as applicable, of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.



                                                                                BANC OF AMERICA
        CLASS          J.P. MORGAN SECURITIES INC.   CIBC WORLD MARKETS CORP.   SECURITIES LLC
--------------------- ----------------------------- -------------------------- ----------------

Class A-1 ...........
Class A-2 ...........
Class A-3A ..........
Class A-3B ..........
Class A-4 ...........
Class A-SB ..........
Class A-M ...........
Class A-MFL .........
Class A-J ...........
Class X-2 ...........
Class B .............
Class C .............
Class D .............


     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates
will be approximately    % of the initial aggregate Certificate Balance of the
Offered Certificates, plus (except with respect to the Class A-MFL Certificates)
accrued interest on the Offered Certificates from July 1, 2005, before deducting
expenses payable by the Depositor estimated to be approximately       $   . The
Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the
Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered
Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers
and the Swap Counterparty.

                                     S-178

     CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC
Inc., one of the Mortgage Loan Sellers.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's")
and Fitch, Inc. ("Fitch" and, together with Moody's, the "Rating Agencies"):

                           CLASS    MOODY'S   FITCH
                         --------- --------- ------
                             A-1      Aaa      AAA
                             A-2      Aaa      AAA
                             A-3A     Aaa      AAA
                             A-3B     Aaa      AAA
                             A-4      Aaa      AAA
                             A-SB     Aaa      AAA
                             A-M      Aaa      AAA
                            A-MFL     Aaa      AAA
                             A-J      Aaa      AAA
                             X-2      Aaa      AAA
                              B       Aa2      AA
                              C       Aa3      AA-
                              D        A2       A

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by September 12, 2037 (the
"Rated Final Distribution Date"). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates.
In addition, rating adjustments may result from a change in the financial position of the Trustee or the Fiscal Agent as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest,
Yield Maintenance Charges or net default interest.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this prospectus supplement, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts
"due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates.
The Notional Amounts upon which interest is calculated with respect to the Class
X-2 Certificates are subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal

                                     S-179

payments or the allocation of Collateral Support Deficits. The ratings on the
Class X-2 Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such
Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-MFL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-MFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-MFL Regular Interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1900%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-MFL Certificates may experience or any cost incurred as a result of the conversion of the pass-through rate on the Class A-MFL Certificates from a rate based on LIBOR to a fixed rate.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital, or other restrictions.

     See "Legal Investment" in the prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law")

                                     S-180

which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P, or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the
Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-MFL Certificates, which benefit from the Swap Contract:

                                     S-181

         (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

         (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

         (c) The fiduciary of a Plan purchasing any class of certificates subject to a swap contract must be either:

         o   a "qualified professional asset manager" (as defined in PTE 84-14);

         o   an "in-house asset manager" (as defined in PTE 96-23); or

         o   a Plan fiduciary with total assets under management of at least
             $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing Date.
However, any Plan contemplating purchase of the Class A-MFL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-MFL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, a
sub-servicer or a borrower is a party in interest with respect to the investing
Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered
Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an
"Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of
Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

                                     S-182

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-183

                             INDEX OF DEFINED TERMS

                                                  PAGE
                                                ------
30/360 Basis ................................     S-83
AB Mortgage Loan ............................     S-74
AB Mortgage Loan Pair .......................     S-74
Acceptable Insurance Default ................    S-149
Actual/360 Basis ............................     S-83
Additional Exclusions .......................    S-149
Administrative Cost Rate ....................    S-116
Advances ....................................    S-126
Anticipated Repayment Date ..................     S-82
Appraisal Reduction .........................    S-128
Appraisal Reduction Event ...................    S-128
ARD Loans ...................................     S-82
Asset Status Report .........................    S-141
Assumed Final Distribution Date .............    S-121
Assumed Scheduled Payment ...................    S-118
Authenticating Agent ........................    S-136
Available Distribution Amount ...............    S-106
Base Interest Fraction ......................    S-120
CBE .........................................    S-174
Certificate Account .........................    S-104
Certificate Balance .........................    S-100
Certificate Owner ...........................    S-102
Certificate Registrar .......................    S-136
Certificateholders ..........................     S-72
Certificates ................................    S-100
Class .......................................    S-100
Class A Certificates ........................    S-100
Class A-MFL Available Funds .................    S-107
Class A-MFL Interest Distribution
   Amount ...................................    S-117
Class A-MFL Principal Distribution
   Amount ...................................    S-119
Class A-MFL Regular Interest ................    S-100
Class A-SB Planned Principal
   Balance ..................................    S-119
Class UHP Certificates. .....................    S-100
Class X Certificates ........................    S-100
Class X-1 Components ........................    S-114
Class X-1 Strip Rate ........................    S-114
Class X-2 Component .........................    S-101
Class X-2 Strip Rate ........................    S-115
Clearstream .................................    S-102
Closing Date ................................     S-72
CMSA Investor Reporting Package .............    S-132
Code ........................................    S-174
Collateral Support Deficit ..................    S-124
Compensating Interest Payment ...............    S-148
Constant Prepayment Rate ....................    S-165
Controlling Class ...........................    S-143

                                                  PAGE
                                                ------
Controlling Class Certificateholder .........    S-143
Conversion ..................................     S-92
Corrected Mortgage Loan .....................    S-141
CPR .........................................    S-165
Crossed Loan ................................     S-98
Cross-Over Date .............................    S-112
Cut-off Date Balance ........................     S-72
Cut-off Date LTV Ratios .....................     S-91
Defeasance ..................................     S-86
Defeasance Lockout Period ...................     S-86
Depositor ...................................     S-72
Depositories ................................    S-102
Determination Date ..........................    S-104
Direct Participants .........................    S-102
Directing Certificateholder .................    S-143
Discount Rate ...............................     S-84
Distributable Certificate Interest ..........    S-117
Distribution Account ........................    S-105
Distribution Date ...........................    S-104
DTC .........................................    S-102
Due Period ..................................    S-107
Effective Gross Income ......................     S-91
ERISA .......................................    S-180
ERISA Plan ..................................    S-180
ESA .........................................     S-93
Euroclear ...................................    S-102
Events of Default ...........................    S-156
Excess Interest .............................    S-116
Excess Interest Distribution
   Account ..................................    S-105
Excluded Plan ...............................    S-182
Exemption ...................................    S-181
Fairway Park Manor AB Mortgage
   Loan .....................................     S-74
FIRREA ......................................     S-93
Fitch .......................................    S-179
Form 8-K ....................................     S-90
Gain on Sale Reserve Account ................    S-105
Indirect Participants .......................    S-102
Initial Pool Balance ........................     S-72
Initial Rate ................................     S-82
Initial Resolution Period ...................     S-96
Insurance and Condemnation
   Proceeds .................................    S-105
Intercreditor Agreement .....................     S-79
Interest Accrual Period .....................    S-117
Interest Distribution Amount ................    S-117
IRS .........................................    S-153
LIBOR .......................................    S-113

                                     S-184

                                              PAGE
                                            ------
LIBOR Business Day ......................    S-114
LIBOR Determination Date ................    S-114
Liquidation Fee .........................    S-147
Liquidation Fee Rate ....................    S-147
Liquidation Proceeds ....................    S-105
Lockbox Accounts ........................     S-99
Lockbox Loans ...........................     S-99
Lockout Period ..........................     S-84
Lower-Tier Distribution Account .........    S-105
Lower-Tier REMIC ........................    S-175
Lower-Tier REMIC Regular Interests.......    S-175
LTV Ratio ...............................     S-91
MAI .....................................     S-97
Master Servicer .........................    S-144
Master Servicer Remittance Date .........    S-125
Master Servicer Servicing Standards......    S-139
Maturity Date LTV Ratios ................     S-91
Mezz Cap AB Mortgage Loan ...............     S-74
Mezz Cap AB Mortgage Loans ..............     S-74
Mezz Cap Loan Pair ......................     S-74
Mezz Cap Loan Pairs .....................     S-74
Monthly Amounts .........................     S-84
Moody's .................................    S-179
Mortgage ................................     S-72
Mortgage Loan Sellers ...................     S-72
Mortgage Note ...........................     S-72
Mortgage Rate ...........................    S-116
Mortgaged Property ......................     S-72
Net Aggregate Prepayment Interest
   Shortfall ............................    S-117
Net Mortgage Rate .......................    S-116
Net Operating Income ....................     S-91
Non-Offered Certificates ................    S-100
Non-Offered Subordinate
   Certificates .........................    S-123
Nonrecoverable Advance ..................    S-126
North Market Place AB Mortgage
   Loan .................................     S-74
Notional Amount .........................    S-101
Oakwood Manor Apartments AB
   Mortgage Loan ........................     S-74
Offered Certificates ....................    S-100
OLP .....................................     S-76
Olympic Towers AB Mortgage Loan..........     S-74
Operating Statements ....................     S-91
Option Price ............................    S-152
PAR .....................................     S-94
Participants ............................    S-102
Pass-Through Rate .......................    S-112
Paying Agent ............................     S-73

                                              PAGE
                                            ------
Percentage Interest .....................    S-102
Periodic Payments .......................    S-106
Permitted Investments ...................    S-106
Plan ....................................    S-181
PML .....................................     S-89
Pooling and Servicing Agreement .........    S-100
Prepayment Assumption ...................    S-175
Prepayment Interest Excess. .............    S-148
Prepayment Interest Shortfall. ..........    S-148
Primary Collateral ......................     S-99
Prime Rate ..............................    S-128
Principal Balance Certificates ..........    S-101
Principal Distribution Amount ...........    S-118
Principal Shortfall .....................    S-119
Purchase Agreements .....................     S-72
Purchase Option .........................    S-152
Purchase Price ..........................     S-96
P&I Advance .............................    S-125
Qualified Substitute Mortgage
   Loan .................................     S-97
Rated Final Distribution Date ...........    S-179
Rating Agencies .........................    S-179
Rating Agency Trigger Event .............    S-137
Record Date .............................    S-104
Regular Certificates ....................    S-175
Reimbursement Rate ......................    S-128
Related Proceeds ........................    S-126
Release Date ............................     S-86
REMIC ...................................    S-175
REMIC Provisions ........................    S-175
REO Account .............................    S-150
REO Loan ................................    S-119
REO Property ............................    S-141
Residual Certificates ...................    S-100
Restricted Group ........................    S-181
Revised Rate ............................     S-82
Rules ...................................    S-103
Scheduled Principal Distribution
   Amount ...............................    S-118
Senior Certificates. ....................    S-100
Servicing Advances ......................    S-126
Servicing Fee ...........................    S-145
Servicing Fee Rate ......................    S-145
Servicing Standards .....................    S-140
Similar Law .............................    S-180
Special Servicer ........................    S-145
Special Servicer Servicing Standards.....    S-140
Special Servicing Fee ...................    S-146
Special Servicing Fee Rate ..............    S-146
Specially Serviced Mortgage Loans........    S-141

                                     S-185

                                                PAGE
                                              ------
Spreadsheet File ..........................       1
Stated Principal Balance ..................   S-119
Statement to Certificateholders ...........   S-130
Subordinate Certificates. .................   S-100
Subordinate Companion Loan ................    S-74
Subordinate Offered Certificates. .........   S-100
Swap Contract .............................   S-137
Swap Counterparty .........................   S-137
Swap Default ..............................   S-137
Swap Premium ..............................   S-176
Taft Office Complex Phase I AB
   Mortgage Loan ..........................    S-74
Taft Office Complex Phase II AB
   Mortgage Loan ..........................    S-74
Treasury ..................................   S-177
Trustee ...................................    S-72
Trustee Fee ...............................   S-136
Trustee Fee Rate ..........................   S-136
Underwriters ..............................   S-177
Underwriting Agreement ....................   S-177
Underwritten Cash Flow ....................    S-90
Underwritten Cash Flow Debt
   Service Coverage Ratio .................    S-90
Underwritten NOI ..........................    S-90
Universal Hotel Portfolio B Note ..........    S-77
Universal Hotel Portfolio B
   Noteholders ............................    S-77
Universal Hotel Portfolio
   Companion Notes ........................    S-76
Universal Hotel Portfolio Control
   Appraisal Event ........................    S-77
Universal Hotel Portfolio
   Intercreditor Agreement ................    S-77

                                                PAGE
                                              ------
Universal Hotel Portfolio Loan ............    S-76
Universal Hotel Portfolio Loan
   Option Price ...........................    S-79
Universal Hotel Portfolio Majority
   Companion Holders ......................    S-77
Universal Hotel Portfolio Operating
   Advisor ................................   S-143
Universal Hotel Portfolio Purchase
   Option .................................    S-79
Universal Hotel Portfolio Senior
   Noteholders ............................    S-77
Universal Hotel Portfolio Senior
   Notes ..................................    S-77
Universal Hotel Portfolio Whole
   Loan ...................................    S-77
Unscheduled Principal Distribution
   Amount .................................   S-118
Upper-Tier Distribution Account ...........   S-105
Upper-Tier REMIC ..........................   S-174
USVI ......................................    S-71
UW DSCR ...................................    S-90
UW NCF ....................................    S-90
UW NOI ....................................    S-90
Voting Rights .............................   S-134
WAC Rate ..................................   S-116
Withheld Amounts ..........................   S-105
Withheld Loans ............................   S-105
Workout Fee ...............................   S-146
Workout Fee Rate ..........................   S-146
Workout-Delayed Reimbursement
   Amount .................................   S-127
Yield Maintenance Charge ..................    S-84

                                     S-186

                                  SCHEDULE I
                            CLASS X REFERENCE RATES

     DISTRIBUTION DATE                                 REFERENCE RATE
--------------------------                            ---------------
        August 2005%
      September 2005%
       October 2005%
       November 2005%
       December 2005%
       January 2006%
       February 2006%
        March 2006%
        April 2006%
         May 2006%
         June 2006%
         July 2006%
        August 2006%
      September 2006%
       October 2006%
       November 2006%
       December 2006%
       January 2007%
       February 2007%
        March 2007%
        April 2007%
         May 2007%
         June 2007%
         July 2007%
        August 2007%
      September 2007%
       October 2007%
       November 2007%
       December 2007%
       January 2008%
       February 2008%
        March 2008%
        April 2008%
         May 2008%
         June 2008%
         July 2008%
        August 2008%
      September 2008%
       October 2008%
       November 2008%
       December 2008%
       January 2009%
       February 2009%
        March 2009%
        April 2009%
         May 2009%
         June 2009%

                                  Schedule I - 1

     DISTRIBUTION DATE                                 REFERENCE RATE
--------------------------                            ---------------
         July 2009%
        August 2009%
      September 2009%
       October 2009%
       November 2009%
       December 2009%
       January 2010%
       February 2010%
        March 2010%
        April 2010%
         May 2010%
         June 2010%
         July 2010%
        August 2010%
      September 2010%
       October 2010%
       November 2010%
       December 2010%
       January 2011%
       February 2011%
        March 2011%
        April 2011%
         May 2011%
         June 2011%
         July 2011%
        August 2011%
      September 2011%
       October 2011%
       November 2011%
       December 2011%
       January 2012%
       February 2012%
        March 2012%
        April 2012%
         May 2012%
         June 2012%
         July 2012%

                                 Schedule I - 2

                                  SCHEDULE II
                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                 DATE                                 BALANCE
                ------                               ---------

                                  Schedule II-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES



 LOAN #    SELLER  PROPERTY NAME                                                            STREET ADDRESS
 ------    ------  -------------                                                            --------------

    1      JPMCB   Universal Hotel Portfolio                                                Various
   1.1             Portofino Bay                                                            5601 Universal Boulevard
   1.2             Royal Pacific                                                            6300 Hollywood Way
   1.3             Hard Rock                                                                5800  Universal Boulevard
    2       CIBC   40 Rector Street                                                         40 Rector Street
    3      JPMCB   Promenade at Westlake                                                    100-180 Promenade Way
    4      JPMCB   LXP- ISS                                                                 6303 Barfield Road
    5      JPMCB   4250 North Fairfax Drive                                                 4250 North Fairfax Drive
    6       CIBC   Fort Steuben Mall                                                        100 Mall Drive
    7      JPMCB   South Brunswick Square                                                   4095 US Route 1
    8      JPMCB   Hacienda Shopping Center                                                 1605-1697 Azusa Avenue
    9       CIBC   Stirling Covington Center                                                69284-69346 Highway 21
   10      JPMCB   The Shoppes at Susquehanna Marketplace                                   2547 Brindle Drive
   11       CIBC   Discovery Channel Building                                               8045 Kennett Street
   12      JPMCB   Timber Links Apartments                                                  5201 Par Drive
   13       CIBC   450 North Roxbury Drive                                                  450 North Roxbury Drive
   14       CIBC   Metro Towne Center                                                       10214 North Metro Parkway West
   15      JPMCB   Beltway Business Center                                                  6464 General Green Way
   16       CIBC   Preston Towne Crossing                                                   2424-2432 Preston Road
   17       CIBC   Merchant's Crossing                                                      15201 North Cleveland Avenue
   18      JPMCB   Carriage Parc Apartments                                                 1346 Gunbarrel Road
   19      JPMCB   Regency- Riverside Square & River's Edge                                 3145 South Ashland Avenue
   20       CIBC   The Village at Eagle Glen                                                2243-2279 Eagle Glen Parkway and
                                                                                              3811-3877 Bedford Canyon Road
   21      JPMCB   Regency- Bayhill Shopping Center                                         811 Cherry Avenue
   22       CIBC   Quaker Crossing
   23      JPMCB   717 14th Street, NW                                                      717 14th Street, NW
   24      JPMCB   Village Square Shopping Center                                           27149 Chagrin Boulevard
   25       CIBC   Veranda Apartments                                                       2383 Akers Mill Drive
   26      JPMCB   LXP-Capital One - Building One                                           100, 120 & 140 Eastshore Drive
   27      JPMCB   Lee's Hill                                                               10304 Spotsylvania Avenue
   28      JPMCB   Regency- Ygnacio Plaza                                                   1881 Ygnacio Valley Road
   29       CIBC   Phillips Ranch Village Shopping Center                                   4-16 Village Loop Road
   30       CIBC   Berkeley Square                                                          4621-4757 West Park Boulevard
   31       CIBC   Brook Run                                                                5616 Brook Road
   32       CIBC   Southpark Centre                                                         12651 South Dixie Highway
   33      JPMCB   LXP-IKON                                                                 11310 Greens Crossing Boulevard
   34       CIBC   Scotch Hills Apartments                                                  30 Highland Boulevard
   35      JPMCB   Regency- Bowie Plaza                                                     6948 Laurel Bowie Road
   36      JPMCB   Regency- Parkville Shopping Center                                       7601-7713 Harford Road
   37      JPMCB   9000 Waukegan Road                                                       9000 Waukegan Road
   38       CIBC   Watertower Place at Celebration                                          6070 West Irlo Bronson Memorial Highway
   39       CIBC   Embassy Suites Hotel Salt Lake City                                      110 West 600 South
   40      JPMCB   Regency- Aurora Marketplace                                              23632 Highway 99
   41      JPMCB   Arden Square                                                             3102-3198 Arden Way
   42      JPMCB   Regency- Kings Park Shopping Center                                      8900 Burke Lake Road
   43      JPMCB   International Plaza                                                      22 Dronningens Gade
   44       CIBC   Bed Bath & Beyond                                                        251 Tarrytown Road
   45      JPMCB   Parkwood Plaza Shopping Center                                           13151 West 10 Mile Road
   46      JPMCB   Sharp Healthcare                                                         128-130 Cedar Road
   47       CIBC   Gramercy Parc Apartments                                                 2001 East Tropicana Avenue
   48      JPMCB   LXP-AT&T                                                                 3201 Quail Springs Parkway
   49       CIBC   Jefferson Point Apartments                                               128 Jefferson Point Lane
   50      JPMCB   The Heights                                                              26400 Ford Road
   51       CIBC   Brookside Plaza                                                          453-579 Waukegan Road
   52      JPMCB   LXP-The Dial Corporation                                                 15501 North Dial Boulevard
   53      JPMCB   Regency- Riverview Plaza                                                 3322 North Western Avenue
   54      JPMCB   Lofts at Chimney Hill                                                    161 Leverington Avenue
   55      JPMCB   Pinebrook Shopping Center                                                3952-3980 Airport Boulevard
   56      JPMCB   101 Kentile Road                                                         101 Kentile Road
   57       CIBC   Cathedral Village Shopping Center                                        69115-69275 Ramon Road and
                                                                                              32120-32250 Date Palm Drive
   58      JPMCB   Regency- Twin Oaks Shopping Center                                       5701-5833 Kanan Road and
                                                                                              29015-29035 Thousand Oaks Boulevard
   59      JPMCB   Eatontown Plaza                                                          Route 36 and Wall Street
   60      JPMCB   The Plantation Apartment Homes                                           2255 Switzer Road
   61      JPMCB   LXP-Kerr McGee                                                           16676 Northchase Drive
   62       CIBC   East Pointe Apartments                                                   1207 Kelston Place
   63       CIBC   Cherrywood Shopping Center                                               1148-1194 Wantagh Avenue
   64       CIBC   50 Chestnut Ridge Road                                                   50 Chestnut Ridge Road
   65       CIBC   Cannon West Shopping Center                                              6800 West Gate Boulevard
   66      JPMCB   LXP-LA Media Tech Center Building 5                                      2706 Media Center Drive
   67       CIBC   Bensalem Shopping Center                                                 1903-1971 Street Road
   68      JPMCB   St. Andrews at River Park Apartments                                     2801 Turnberry Drive
   69      JPMCB   The Center of Sheffield                                                  400 Sheffield Center
   70      JPMCB   Desert Palms Apartments                                                  1001 East Carey Avenue
   71       CIBC   Nexus Town Center                                                        3400-3490 La Sierra Avenue
   72      JPMCB   Regency- Silverado Plaza                                                 611 Trancas Street
   73       CIBC   RBC Centura Tower                                                        555 East Main Street
   74       CIBC   Airpark II                                                               741 Miller Drive, SE
   75      JPMCB   Lakewind East Apartments                                                 5131 Bundy Road
   76       CIBC   Haywood Plaza                                                            30 Orchard Park Drive
   77       CIBC   Lake at NorthPoint                                                       1805 Old Alabama Road
   78       CIBC   Riverside Center                                                         156-316 St. Road 312
   79       CIBC   ABB Building                                                             579 Executive Campus Drive
   80      JPMCB   Regency- Northway Shopping Center                                        672 Old Mill Road
   81      JPMCB   329 West 18th Street                                                     329 West 18th Street
   82       CIBC   367 Southern Boulevard                                                   367 Southern Boulevard
   83      JPMCB   LXP-Allstate Insurance Company                                           5757 Decatur Boulevard
   84      JPMCB   Cherry Hill Plaza                                                        1415 Route 70 East
   85      JPMCB   Plaza Las Brisas                                                         39832-39872 Los Alamos Road
   86      JPMCB   3067-3095 Berlin Turnpike                                                3067-3095 Berlin Turnpike
   87       CIBC   Atrium Executive Plaza                                                   499 Northwest 70th Avenue &
                                                                                              7025 Northwest 4th Street
   88      JPMCB   6 Shaw's Cove                                                            6 Shaws Cove
   89      JPMCB   Holiday Inn Chattanooga                                                  1400 Market Street
   90       CIBC   USDA Fort Collins                                                        2150-E Centre Avenue
   91      JPMCB   Regency- Whitnall Square Shopping Center                                 4698 South Whitnall Avenue
   92       CIBC   6495, 6565, 6517, 6515, 6523, 6501 and 6519 Taft Street Portfolio        Various
  92.1             6495 Taft Street                                                         6495 Taft Street
  92.2             6565 Taft Street                                                         6565 Taft Street
  92.3             6517 Taft Street                                                         6517 Taft Street
  92.4             6515 Taft Street                                                         6515 Taft Street
  92.5             6523 Taft Street                                                         6523 Taft Street
  92.6             6501 Taft Street                                                         6501 Taft Street
  92.7             6519 Taft Street                                                         6519 Taft Street
   93       CIBC   Queen Anne Belvedere                                                     1200-1224 North Charles Street
   94      JPMCB   Olympic Towers                                                           300 Pearl Street
   95       CIBC   Carriage Hill Apartments                                                 115 Carriage Hill Drive
   96      JPMCB   LXP-Metris                                                               4848 South 129th East Avenue
   97      JPMCB   River Crossing                                                           8030 Sycamore Creek Drive
   98      JPMCB   Tuscany Apartments                                                       1215 Seneca Street
   99       CIBC   The Grande Theatre 16                                                    3205 Northline Avenue
   100      CIBC   Tivoli Apartments                                                        1027 Tivoli Crescent
   101      CIBC   Ontario Spectrum Business Center                                         4295 East Jurupa Street
   102      CIBC   Newhall Plaza                                                            24130-24182 Lyons Avenue
   103     JPMCB   Lewisville Town Center                                                   921, 925, 1081, 1093 West Main Street
   104     JPMCB   York Plaza Shopping Center                                               235 Pauline Drive
   105      CIBC   Sterling University Peaks                                                2985 Aurora Avenue
   106     JPMCB   Honey Creek Apartments                                                   1786 Honey Lane
   107     JPMCB   Longview Oaks Apartments                                                 480 Vine Street
   108     JPMCB   Royal Dane Mall                                                          26 Dronningens Gade
   109     JPMCB   Hidden Valley Apartments                                                 2107 College Street
   110     JPMCB   LXP-Principal Life Insurance                                             1275 Northwest 128th Street
   111      CIBC   VA Outpatient Clinic                                                     5788 Eckhert Road
   112     JPMCB   Cypress Creek Retail                                                     109 Cypress Creek Road
   113      CIBC   Mission West Shopping Center                                             6500-6620 Martway and
                                                                                              6503-6721 Johnson Drive
   114     JPMCB   ParkWest 1                                                               1 ParkWest Circle
   115      CIBC   American Fork Medical                                                    1159 East 200 North
   116      CIBC   Scarsdale Village Shopping Center                                        10904 Scarsdale Boulevard
   117      CIBC   Karasick Portfolio                                                       Various
  117.1            Lido Villa                                                               111 Victor Place
  117.2            Seacrest Apartments                                                      103-105 McCabe Avenue
   118     JPMCB   Stor-All Man-O-War                                                       2750 Palumbo Drive
   119      CIBC   North Market Place                                                       3000 North Market Street
   120     JPMCB   Rancho Crossroads                                                        41125 Winchester Road
   121      CIBC   Towncreek Shopping Center                                                8426-8500 Abrams Road
   122     JPMCB   4949 Hedgcoxe Plaza                                                      4949 Hedgcoxe Plaza
   123      CIBC   Circuit City - Whitehall                                                 1055 Grape Street
   124     JPMCB   Fairway Park Manor                                                       1224 Berrum Lane
   125      CIBC   6350 Laurel Canyon                                                       6350 Laurel Canyon Boulevard
   126      CIBC   Williamsburg Square Apartments                                           4430 South Liberty
   127     JPMCB   185 Varick Street                                                        185 Varick Street
   128     JPMCB   2200 Southwest 71st Terrace                                              2200 Southwest 71st Terrace
   129      CIBC   Briar Hills One                                                          1011 Highway 6 South
   130      CIBC   6363 and 6365 Taft Street Portfolio                                      Various
  130.1            6363 Taft Street                                                         6363 Taft Street
  130.2            6365 Taft Street                                                         6365 Taft Street
   131     JPMCB   North Creek Executive Center                                             18501 Maple Creek Drive
   132      CIBC   Two Corporate Place                                                      2 Corporate Place
   133     JPMCB   Stor-All - Brownsboro                                                    1919 Brownsboro Road
   134      CIBC   Townview Business Center                                                 338-360 Gest Street
   135      CIBC   Eastgate Shopping Center                                                 2231 East Hillsborough Avenue
   136      CIBC   Golf Course Plaza                                                        4643, 4647 and 4651 Golf Course Road
   137      CIBC   Hulen South Tower                                                        3880 Hulen Street
   138      CIBC   Towne Oaks                                                               8622 and 8623 Starcrest Drive
   139     JPMCB   Greenfield II Office Building                                            4115 East Valley Auto Drive
   140      CIBC   Abbotts Bridge Crossing                                                  3170 Peachtree Industrial Boulevard
   141      CIBC   Veterans Affairs Building                                                3110 Hamilton Boulevard
   142     JPMCB   The Monarch Apartments                                                   77 West Coolidge Street
   143      CIBC   Grove Ontario Business Center                                            1950A & 2000A South Grove Avenue
   144      CIBC   Lamar Village Apartments                                                 6066 Lamar Street
   145      CIBC   Clearmont Apartments                                                     2220 Cleary Avenue
   146      CIBC   Oakwood Manor Apartments                                                 370 Jefferson Avenue
   147     JPMCB   Mar-Stal Apartments                                                      25-31 Mustang Court, 32 Pony Court,
                                                                                              33 Colt Court, 35-37 Appaloosa Court,
                                                                                              39-41 Pinto Court and 43-51 Mare Court
   148     JPMCB   Saranac Lake Plaza                                                       622 Lake Flower Avenue
   149     JPMCB   Regency Park Apartments                                                  6333 North 12th Street
   150     JPMCB   Coursey Place Center                                                     11575 Coursey Boulevard
   151      CIBC   Silver Spur Ranch                                                        9310 and 9322 East Main Street
   152     JPMCB   Stor-All - Cane Run                                                      4100 Cane Run Road
   153     JPMCB   Centre 205                                                               2600 SE 98th Avenue
   154     JPMCB   Fox Run Professional Center                                              205 & 301 Steeple Chase Drive
   155     JPMCB   221 Broadway - Medical Office Bldg                                       221 Broadway
   156     JPMCB   Fairview Garden Apartments                                               1101 Williamston Road
   157     JPMCB   Live Oak Business Center                                                 855-875 Cotting Lane
   158     JPMCB   Sawgrass Business Centre                                                 501-599 Sawgrass Corporate Parkway
   159     JPMCB   Greenbrier Square                                                        380 Greenbrier Drive
   160      CIBC   Ashwood Apartments                                                       6495 and 6499 Ash Street
   161     JPMCB   2430 E Market                                                            2430 East Market Street
   162     JPMCB   Acorn Mini Storage- Sebastian                                            189 Sebatian Boulevard
   163      CIBC   CVS Rocky Point                                                          900 - 906 North Hamilton Road
   164      CIBC   Westgate Plaza                                                           1755 Westgate Lane
   165     JPMCB   9290-9296 Civic Center Drive                                             9290-9296 Civic Center Drive
   166     JPMCB   La Quinta Shopping Center                                                79305 Highway 111
   167      CIBC   Las Misiones Plaza                                                       3805 Plantation Grove Boulevard
   168     JPMCB   Cedar Cliff Mall and Professional Center                                 1104-1106 Carlisle Road
   169     JPMCB   Orion Campus                                                             1011 South  Baldwin Road
   170     JPMCB   Lassen Industrial                                                        21610-21638 Lassen Street and
                                                                                              9840-9860 Owensmouth Avenue
   171      CIBC   White Summit                                                             3004 - 3016 North McColl Road
   172      CIBC   The Warehouse Apartments                                                 11 New Street
   173      CIBC   Tracy Industrial Building                                                503 West Larch Road
   174     JPMCB   Copperfield Plaza                                                        15754 FM 529 Road
   175      CIBC   Woodlawn Village Apartments                                              818 Woodlawn Avenue
   176     JPMCB   Stor-All Dublin                                                          3740 Snouffer Road
   177     JPMCB   Moraga Plaza                                                             29760 Rancho California Road
   178     JPMCB   Stor-All - Dixie                                                         10007 Dixie Highway
   179     JPMCB   Stor-All - New Cut                                                       5601 New Cut Road
   180      CIBC   Belmont Village Square                                                   3900 Bishop Road
   181     JPMCB   Sara Lee Distribution                                                    2205 Southeast Creekview Drive
   182     JPMCB   Regency- 601 King Street                                                 601 King Street
   183      CIBC   Bradbury Pointe Mobile Home Park                                         82 University Mobile Home Park
   184     JPMCB   Cloister Shopping Center                                                 120 North Reading Road
   185     JPMCB   The Trails Shopping Center                                               201-285 South Santa Fe Avenue
   186      CIBC   Brandon Commons                                                          11001 Causeway Boulevard
   187     JPMCB   Parkway Gardens Apartments                                               695-701 Parkway Avenue
   188     JPMCB   Emerald Glen Apartments                                                  930 Regentshire Drive
   189      CIBC   Plum Pointe Shopping Center                                              2040 Wilmington Highway
   190     JPMCB   Drew Street Storage                                                      2180 Drew Street
   191     JPMCB   Freemont Commons                                                         4605 North East Fremont Street
   192     JPMCB   Palace Plaza Shopping Center                                             113 Palace Lane
   193     JPMCB   Carriage Place Apartments                                                1309 Fern Street Southwest
   194     JPMCB   Fern Ridge Apartments                                                    1309 Fern Street Southwest
   195     JPMCB   Metroland Heights                                                        180 Leaders Heights Road
   196      CIBC   Advanced Auto Parts                                                      3769 Brewerton Road




                                                                          NUMBER OF    PROPERTY              PROPERTY
LOAN #   CITY               STATE   ZIP CODE     COUNTY                   PROPERTIES   TYPE                  SUBTYPE
------   ----               -----   --------     ------                   ----------   ----                  -------

   1     Orlando              FL     32819       Orange                       3        Hotel                 Full Service
  1.1    Orlando              FL     32819       Orange                       1        Hotel                 Full Service
  1.2    Orlando              FL     32819       Orange                       1        Hotel                 Full Service
  1.3    Orlando              FL     32819       Orange                       1        Hotel                 Full Service
   2     New York             NY     10006       New York                     1        Office                CBD
   3     Thousand Oaks        CA     91362       Ventura                      1        Retail                Anchored
   4     Atlanta              GA     30328       Fulton                       1        Office                Suburban
   5     Arlington            VA     22203       Arlington                    1        Office                CBD
   6     Steubenville         OH     43952       Jefferson                    1        Retail                Anchored
   7     South Brunswick      NJ     08852       Middlesex                    1        Retail                Anchored
   8     Hacienda Heights     CA     91745       Los Angeles                  1        Retail                Anchored
   9     Covington            LA     70433       St. Tammany                  1        Retail                Anchored
  10     Harrisburg           PA     17110       Dauphin                      1        Retail                Unanchored
  11     Silver Spring        MD     20910       Montgomery                   1        Office                Suburban
  12     Denton               TX     76208       Denton                       1        Multifamily           Garden
  13     Beverly Hills        CA     90210       Los Angeles                  1        Office                Suburban
  14     Phoenix              AZ     85051       Maricopa                     1        Retail                Anchored
  15     Alexandria           VA     22312       Fairfax                      1        Industrial            Flex
  16     Plano                TX     75093       Collin                       1        Retail                Shadow Anchored
  17     North Fort Myers     FL     33903       Lee                          1        Retail                Anchored
  18     Chattanooga          TN     37421       Hamilton                     1        Multifamily           Garden
  19     Chicago              IL     60608       Cook                         1        Retail                Anchored
  20     Corona               CA     92883       Riverside                    1        Retail                Anchored
  21     San Bruno            CA     94006       San Mateo                    1        Retail                Anchored
  22     Orchard Park         NY     14127       Erie                         1        Retail                Anchored
  23     Washington           DC     20005       District of Columbia         1        Office                CBD
  24     Woodmere             OH     44122       Cuyahoga                     1        Retail                Anchored
  25     Atlanta              GA     30339       Cobb                         1        Multifamily           Garden
  26     Glen Allen           VA     23059       Henrico                      1        Office                Suburban
  27     Fredericksburg       VA     22408       Spotsylvania                 1        Office                Suburban
  28     Walnut Creek         CA     94598       Contra Costa                 1        Retail                Anchored
  29     Pomona               CA     91766       Los Angeles                  1        Retail                Anchored
  30     Plano                TX     75093       Collin                       1        Retail                Anchored
  31     Richmond             VA     23227       Henrico                      1        Retail                Anchored
  32     Pinecrest            FL     33156       Miami-Dade                   1        Mixed Use             Office/Retail
  33     Houston              TX     77067       Harris                       1        Office                Suburban
  34     New Castle           DE     19720       New Castle                   1        Multifamily           Garden
  35     Bowie                MD     20715       Prince Georges               1        Retail                Anchored
  36     Parkville            MD     21234       Baltimore                    1        Retail                Anchored
  37     Morton Grove         IL     60053       Cook                         1        Office                Suburban
  38     Celebration          FL     34747       Osceola                      1        Retail                Anchored
  39     Salt Lake City       UT     84101       Salt Lake                    1        Hotel                 Full Service
  40     Edmonds              WA     98026       Snohomish                    1        Retail                Anchored
  41     Sacramento           CA     95825       Sacramento                   1        Retail                Anchored
  42     Springfield          VA     22151       Fairfax                      1        Retail                Anchored
  43     St. Thomas           VI     00802       St. Thomas                   1        Retail                Unanchored
  44     Elmsford             NY     10523       Westchester                  1        Retail                Anchored
  45     Oak Park             MI     48237       Oakland                      1        Retail                Anchored
  46     Vista                CA     92083       San Diego                    1        Office                Suburban
  47     Las Vegas            NV     89119       Clark                        1        Multifamily           Garden
  48     Oklahoma City        OK     73134       Oklahoma                     1        Office                Suburban
  49     Newport News         VA     23602       Newport News City            1        Multifamily           Garden
  50     Dearborn Heights     MI     48127       Wayne                        1        Retail                Anchored
  51     Northbrook           IL     60062       Cook                         1        Retail                Anchored
  52     Scottsdale           AZ     85260       Maricopa                     1        Office                Suburban
  53     Chicago              IL     60618       Cook                         1        Retail                Anchored
  54     Philadelphia         PA     19127       Philadelphia                 1        Multifamily           Mid/High Rise
  55     Mobile               AL     36608       Mobile                       1        Retail                Anchored
  56     South Plainfield     NJ     07080       Middlesex                    1        Industrial            Warehouse/Distribution
  57     Cathedral City       CA     92234       Riverside                    1        Retail                Shadow Anchored
  58     Agoura Hills         CA     91301       Los Angeles                  1        Retail                Anchored
  59     Eatontown            NJ     07724       Monmouth                     1        Retail                Anchored
  60     Gulfport             MS     39507       Harrison                     1        Multifamily           Garden
  61     Houston              TX     77060       Harris                       1        Office                Suburban
  62     Charlotte            NC     28212       Mecklenburg                  1        Multifamily           Garden
  63     Wantagh              NY     11793       Nassau                       1        Retail                Anchored
  64     Montvale             NJ     07645       Bergen                       1        Office                Suburban
  65     Austin               TX     78745       Travis                       1        Retail                Anchored
  66     Los Angeles          CA     90065       Los Angeles                  1        Office                CBD
  67     Bensalem             PA     19020       Bucks                        1        Retail                Anchored
  68     Arlington            TX     76006       Tarrant                      1        Multifamily           Garden
  69     Lorain               OH     44055       Lorain                       1        Retail                Anchored
  70     North Las Vegas      NV     89030       Clark                        1        Multifamily           Garden
  71     Riverside            CA     92503       Riverside                    1        Retail                Shadow Anchored
  72     Napa                 CA     94558       Napa                         1        Retail                Anchored
  73     Norfolk              VA     23510       Norfolk City                 1        Office                Suburban
  74     Leesburg             VA     20175       Loudoun                      1        Office                Suburban
  75     New Orleans          LA     70127       Orleans                      1        Multifamily           Garden
  76     Greenville           SC     29615       Greenville                   1        Retail                Anchored
  77     Roswell              GA     30076       Fulton                       1        Office                Suburban
  78     St. Augustine        FL     30286       St. John's                   1        Retail                Anchored
  79     Westerville          OH     43082       Delaware                     1        Office                Suburban
  80     Millersville         MD     21108       Anne Arundel                 1        Retail                Anchored
  81     Chicago              IL     60616       Cook                         1        Industrial            Flex
  82     Bronx                NY     10454       Bronx                        1        Mixed Use             Self Storage/Industrial
  83     Indianapolis         IN     46241       Marion                       1        Office                Suburban
  84     Cherry Hill          NJ     08034       Camden                       1        Office                Suburban
  85     Murrieta             CA     92562       Riverside                    1        Retail                Unanchored
  86     Newington            CT     06111       Hartford                     1        Retail                Anchored
  87     Plantation           FL     33317       Broward                      1        Office                Suburban
  88     New London           CT     06320       New London                   1        Office                Suburban
  89     Chattanooga          TN     37402       Hamilton                     1        Hotel                 Full Service
  90     Fort Collins         CO     80526       Larimer                      1        Office                Suburban
  91     St. Francis          WI     53235       Milwaukee                    1        Retail                Anchored
  92     Hollywood            FL     33024       Broward                      7        Various               Various
 92.1    Hollywood            FL     33024       Broward                      1        Office                Suburban
 92.2    Hollywood            FL     33024       Broward                      1        Office                Suburban
 92.3    Hollywood            FL     33024       Broward                      1        Office                Suburban
 92.4    Hollywood            FL     33024       Broward                      1        Office                Suburban
 92.5    Hollywood            FL     33024       Broward                      1        Office                Suburban
 92.6    Hollywood            FL     33024       Broward                      1        Retail                Unanchored
 92.7    Hollywood            FL     33024       Broward                      1        Retail                Unanchored
  93     Baltimore            MD     21201       Baltimore City               1        Mixed Use             Multifamily/Retail
  94     Buffalo              NY     14202       Erie                         1        Office                CBD
  95     Athens               OH     45701       Athens                       1        Multifamily           Garden
  96     Tulsa                OK     74134       Tulsa                        1        Office                Suburban
  97     Charlotte            NC     28273       Mecklenburg                  1        Multifamily           Garden
  98     Seattle              WA     98101       King                         1        Multifamily           Mid/High Rise
  99     Greensboro           NC     27408       Guilford                     1        Retail                Theatre
  100    Virginia Beach       VA     23453       Virginia Beach City          1        Multifamily           Garden
  101    Ontario              CA     91761       San Bernardino               1        Industrial            Flex
  102    Santa Clarita        CA     91321       Los Angeles                  1        Retail                Shadow Anchored
  103    Lewisville           TX     75067       Denton                       1        Retail                Shadow Anchored
  104    York                 PA     17402       York                         1        Retail                Anchored
  105    Boulder              CO     80303       Boulder                      1        Multifamily           Garden
  106    Greenwood            IN     46143       Johnson                      1        Multifamily           Garden
  107    Harrisonburg         VA     22802       Harrisonburg City            1        Multifamily           Garden
  108    St. Thomas           VI     00802       St. Thomas                   1        Retail                Unanchored
  109    Cedar Falls          IA     50613       Black Hawk                   1        Multifamily           Garden
  110    Clive                IA     50325       Polk                         1        Office                Suburban
  111    San Antonio          TX     78240       Bexar                        1        Office                Suburban
  112    Cedar Park           TX     78613       Williamson                   1        Retail                Anchored
  113    Mission              KS     66202       Johnson                      1        Retail                Anchored
  114    Midlothian           VA     23114       Chesterfield                 1        Office                Suburban
  115    American Fork        UT     84003       Utah                         1        Office                Suburban
  116    Houston              TX     77089       Harris                       1        Retail                Shadow Anchored
  117    Various              NJ    Various      Monmouth                     2        Multifamily           Garden
 117.1   Eatontown            NJ     07724       Monmouth                     1        Multifamily           Garden
 117.2   Bradley Beach        NJ     07720       Monmouth                     1        Multifamily           Garden
  118    Lexington            KY     40509       Fayette                      1        Self Storage          Self Storage
  119    Shreveport           LA     71107       Caddo                        1        Retail                Anchored
  120    Temecula             CA     92591       Riverside                    1        Retail                Unanchored
  121    Dallas               TX     75243       Dallas                       1        Retail                Shadow Anchored
  122    Plano                TX     75024       Collin                       1        Office                Suburban
  123    Whitehall            PA     18052       Lehigh                       1        Retail                Anchored
  124    Reno                 NV     89509       Washoe                       1        Multifamily           Garden
  125    North Hollywood      CA     91606       Los Angeles                  1        Office                Suburban
  126    Independence         MO     64055       Jackson                      1        Multifamily           Garden
  127    New York             NY     10014       New York                     1        Office                CBD
  128    Davie                FL     33317       Broward                      1        Industrial            Flex
  129    Houston              TX     77077       Harris                       1        Office                Suburban
  130    Hollywood            FL     33024       Broward                      2        Office                Suburban
 130.1   Hollywood            FL     33024       Broward                      1        Office                Suburban
 130.2   Hollywood            FL     33024       Broward                      1        Office                Suburban
  131    Tinley Park          IL     60477       Cook                         1        Office                Suburban
  132    Middletown           RI     02842       Newport                      1        Office                Suburban
  133    Louisville           KY     40206       Jefferson                    1        Self Storage          Self Storage
  134    Cincinnati           OH     45203       Hamilton                     1        Office                Suburban
  135    Tampa                FL     33610       Hillsborough                 1        Retail                Anchored
  136    Antioch              CA     94531       Contra Costa                 1        Retail                Unanchored
  137    Fort Worth           TX     76107       Tarrant                      1        Office                Suburban
  138    San Antonio          TX     78217       Bexar                        1        Multifamily           Garden
  139    Mesa                 AZ     85206       Maricopa                     1        Office                Suburban
  140    Duluth               GA     30097       Gwinnett                     1        Retail                Unanchored
  141    South Whitehall      PA     18103       Lehigh                       1        Office                Suburban
  142    Phoenix              AZ     85013       Maricopa                     1        Multifamily           Garden
  143    Ontario              CA     91761       San Bernardino               1        Industrial            Flex
  144    Arvada               CO     80003       Jefferson                    1        Multifamily           Garden
  145    Metairie             LA     70001       Jefferson                    1        Multifamily           Garden
  146    Fairport             NY     14450       Monroe                       1        Multifamily           Garden
  147    Havelock             NC     28532       Craven                       1        Multifamily           Garden
  148    Saranac Lake         NY     12983       Essex                        1        Retail                Anchored
  149    Phoenix              AZ     85014       Maricopa                     1        Multifamily           Garden
  150    Baton Rouge          LA     70816       East Baton Rouge             1        Retail                Unanchored
  151    Mesa                 AZ     85207       Maricopa                     1        Manufactured Housing  Manufactured Housing
  152    Louisville           KY     40216       Jefferson                    1        Self Storage          Self Storage
  153    Portland             OR     97266       Multnomah                    1        Office                Suburban
  154    Prince Frederick     MD     20678       Calvert                      1        Office                Suburban
  155    Amityville           NY     11701       Suffolk                      1        Office                Suburban
  156    Anderson             SC     29621       Anderson                     1        Multifamily           Garden
  157    Vacaville            CA     95688       Solano                       1        Industrial            Flex
  158    Sunrise              FL     33325       Broward                      1        Industrial            Flex
  159    Charlottesville      VA     22901       Albemarle                    1        Mixed Use             Office/Retail
  160    North Branch         MN     55056       Chisago                      1        Multifamily           Garden
  161    York                 PA     17402       York                         1        Retail                Unanchored
  162    Sebastian            FL     32958       Indian River                 1        Self Storage          Self Storage
  163    Gahanna              OH     43230       Franklin                     1        Retail                Anchored
  164    Boise                ID     83704       Ada                          1        Office                Suburban
  165    Beverly Hills        CA     90210       Los Angeles                  1        Retail                Unanchored
  166    La Quinta            CA     92253       Riverside                    1        Retail                Shadow Anchored
  167    Mission              TX     78572       Hidalgo                      1        Mixed Use             Office/Retail
  168    Camp Hill            PA     17011       Cumberland                   1        Retail                Unanchored
  169    Lake Orion           MI     48360       Oakland                      1        Retail                Unanchored
  170    Chatsworth           CA     91311       Los Angeles                  1        Industrial            Warehouse/Distribution
  171    McAllen              TX     78501       Hidalgo                      1        Office                Suburban
  172    Somerville           NJ     08876       Somerset                     1        Multifamily           Garden
  173    Tracy                CA     95304       San Joaquin                  1        Industrial            Flex
  174    Houston              TX     77095       Harris                       1        Retail                Unanchored
  175    Wilmington           DE     19805       New Castle                   1        Multifamily           Garden
  176    Columbus             OH     43235       Franklin                     1        Self Storage          Self Storage
  177    Temecula             CA     92591       Riverside                    1        Retail                Unanchored
  178    Louisville           KY     40272       Jefferson                    1        Self Storage          Self Storage
  179    Louisville           KY     40214       Jefferson                    1        Self Storage          Self Storage
  180    Rocky Mount          NC     27809       Nash                         1        Retail                Anchored
  181    Ankeny               IA     50021       Polk                         1        Industrial            Warehouse/Distribution
  182    Alexandria           VA     22314       Alexandria City              1        Mixed Use             Office/Retail
  183    Richmond             KY     40475       Madison                      1        Manufactured Housing  Manufactured Housing
  184    Ephrata              PA     17522       Lancaster                    1        Retail                Unanchored
  185    Edmond               OK     73003       Oklahoma                     1        Retail                Unanchored
  186    Brandon              FL     33511       Hillsborough                 1        Retail                Shadow Anchored
  187    Trenton              NJ     08618       Mercer                       1        Multifamily           Garden
  188    Columbus             OH     43228       Franklin                     1        Multifamily           Garden
  189    Jacksonville         NC     28540       Onslow                       1        Retail                Anchored
  190    Clearwater           FL     33765       Pinellas                     1        Self Storage          Self Storage
  191    Portland             OR     97213       Multnomah                    1        Mixed Use             Office/Retail
  192    Williamsburg         VA     23185       York                         1        Retail                Unanchored
  193    Olympia              WA     98502       Thurston                     1        Multifamily           Garden
  194    Olympia              WA     98502       Thurston                     1        Multifamily           Garden
  195    York                 PA     17402       York                         1        Retail                Unanchored
  196    North Syracuse       NY     13212       Onondaga                     1        Retail                Anchored




                           YEAR                         UNIT OF                                 OCCUPANCY               APPRAISED
LOAN #    YEAR BUILT    RENOVATED         UNITS         MEASURE             OCCUPANCY %           DATE                VALUE ($)(16)
------    ----------    ---------         -----         --------            -----------           ----                -------------

   1        Various                       2,400          Rooms                 82.7             05/31/05               757,000,000
  1.1        1999                           750          Rooms                 78.8             05/31/05               280,000,000
  1.2        2002                         1,000          Rooms                 84.2             05/31/05               261,000,000
  1.3        2001                           650          Rooms                 83.9             05/31/05               216,000,000
   2         1920          1971         440,127       Square Feet              92.3             03/01/05               101,000,000
   3         1996                       201,572       Square Feet              100.0            03/31/05                94,000,000
   4         2000          2003         289,000       Square Feet              100.0            07/01/05                76,600,000
   5         1998                       304,500       Square Feet              98.6             03/31/05               108,000,000
   6         1974          2002         685,585       Square Feet              85.7             04/30/05                55,000,000
   7         1988          2005         142,840       Square Feet              99.3             05/24/05                46,100,000
   8         1975          2000         122,403       Square Feet              93.5             05/01/05                42,400,000
   9         2005                       391,218       Square Feet              98.9             05/01/05                45,000,000
  10         2004                       109,872       Square Feet              82.1             06/10/05                37,275,000
  11         1995          2000         148,530       Square Feet              100.0            05/01/05                43,100,000
  12         2004                           480          Units                 92.3             05/01/05                32,500,000
  13         1970          1990         102,131       Square Feet              88.4             03/08/05                43,450,000
  14         1977          2004         140,056       Square Feet              98.6             05/20/05                31,380,000
  15         1980          1982         273,243       Square Feet              100.0            06/15/05                30,000,000
  16         1987          1996         169,834       Square Feet              92.3             05/15/05                29,600,000
  17         1993          1996         293,801       Square Feet              98.2             04/30/05                30,000,000
  18         1999                           316          Units                 93.0             05/12/05                27,800,000
  19         1986          1988         169,437       Square Feet              99.3             03/31/05                28,200,000
  20         2003          2005          82,337       Square Feet              100.0            01/01/05                27,000,000
  21         1974          1990         121,846       Square Feet              100.0            03/31/05                28,000,000
  22         1998          2005         200,092       Square Feet              100.0            04/30/05                28,000,000
  23         1929          1998         119,369       Square Feet              100.0            05/18/05                27,500,000
  24         1960          1992         111,370       Square Feet              98.0             03/31/05                25,000,000
  25         1968          1994             400          Units                 91.5             04/21/05                26,100,000
  26         1999                       225,200       Square Feet              100.0            12/28/04                32,900,000
  27         2000                       157,819       Square Feet              100.0            07/01/05                24,000,000
  28         1968          1977         109,429       Square Feet              94.2             03/31/05                27,000,000
  29         1980          2005         124,894       Square Feet              93.6             04/28/05                26,350,000
  30         1986          2003         124,987       Square Feet              96.6             05/15/05                23,450,000
  31         1990                       147,738       Square Feet              100.0            04/20/05                22,500,000
  32         1985          2005          89,398       Square Feet              95.4             06/17/05                23,800,000
  33         2000                       157,790       Square Feet              100.0            12/28/04                26,750,000
  34         1989                           306          Units                 97.7             06/02/05                23,000,000
  35         1966          1995         104,037       Square Feet              100.0            03/31/05                23,100,000
  36         1961          2001         162,433       Square Feet              99.6             03/31/05                22,800,000
  37         1988          2005          86,503       Square Feet              100.0            04/12/05                22,000,000
  38         2004                       123,807       Square Feet              94.6             03/31/05                24,670,000
  39         1985          2004             241          Rooms                 85.5             04/22/05                22,500,000
  40         1991                       106,921       Square Feet              95.1             03/31/05                21,400,000
  41         1961          1996         100,162       Square Feet              99.4             06/01/05                20,000,000
  42         1966          2002          77,202       Square Feet              100.0            03/31/05                20,500,000
  43         1830          1992          34,938       Square Feet              94.8             04/27/05                19,000,000
  44         1999                        84,450       Square Feet              100.0            07/01/05                22,000,000
  45         1990                       147,178       Square Feet              95.6             03/01/05                19,000,000
  46         1991                        49,303       Square Feet              100.0            05/27/05                19,000,000
  47         1989                           240          Units                 91.3             02/28/05                19,400,000
  48         1998          2000         128,500       Square Feet              100.0            12/28/04                21,450,000
  49         1986          1999             208          Units                 97.6             02/22/05                18,150,000
  50         1986          2003         235,032       Square Feet              92.1             04/01/05                29,000,000
  51         1989                        94,793       Square Feet              92.7             03/31/05                17,800,000
  52         1998                       129,689       Square Feet              100.0            12/28/04                21,800,000
  53         1982                       139,262       Square Feet              100.0            05/31/05                18,750,000
  54         1900          1997              80          Units                 90.0             05/24/05                18,000,000
  55         1950          1990         189,904       Square Feet              94.1             06/01/05                17,500,000
  56         1955                       575,276       Square Feet              88.1             05/16/05                18,400,000
  57         1991          2000          96,903       Square Feet              100.0            02/28/05                17,500,000
  58         1978                        98,399       Square Feet              98.3             03/31/05                18,200,000
  59         1971          1989         167,487       Square Feet              100.0            05/04/05                16,900,000
  60         1995                           240          Units                 92.1             06/06/05                16,800,000
  61         2003                       101,111       Square Feet              100.0            12/28/04                19,250,000
  62         1986                           310          Units                 94.8             02/16/05                15,000,000
  63         1954                        60,515       Square Feet              93.8             05/20/05                16,375,000
  64         1982          2004         104,853       Square Feet              93.2             05/01/05                15,400,000
  65         1981          2001         129,969       Square Feet              100.0            03/31/05                14,700,000
  66         2000          2004          83,252       Square Feet              100.0            12/31/04                18,500,000
  67         1972                       122,853       Square Feet              100.0            04/07/05                17,000,000
  68         1996                           226          Units                 96.0             04/13/05                15,250,000
  69         1970          1995         178,941       Square Feet              92.3             12/08/04                14,100,000
  70         1992          2004             248          Units                 100.0            04/11/05                13,900,000
  71         1988                        55,779       Square Feet              100.0            01/31/05                13,900,000
  72         1974          1996          84,916       Square Feet              100.0            03/31/05                14,500,000
  73         1972                       124,599       Square Feet              90.7             05/24/05                13,770,000
  74         1988          2004          87,848       Square Feet              98.3             05/31/05                13,550,000
  75         1984          2004             372          Units                 95.7             06/07/05                13,275,000
  76         1986                        92,587       Square Feet              94.1             06/01/05                13,400,000
  77         2001                        98,577       Square Feet              91.3             04/15/05                13,400,000
  78         1987                       131,155       Square Feet              97.3             04/30/05                14,500,000
  79         2004                       111,040       Square Feet              100.0            07/01/05                13,250,000
  80         1987                        98,016       Square Feet              96.4             03/31/05                13,500,000
  81         1911          1998         417,115       Square Feet              93.3             05/31/05                20,600,000
  82         1909          2001         139,080       Square Feet              75.0             02/28/05                18,000,000
  83         2001                        89,956       Square Feet              100.0            12/28/04                14,600,000
  84         1971          1987         104,152       Square Feet              95.5             06/01/05                11,400,000
  85         1990                        43,125       Square Feet              94.0             05/01/05                13,500,000
  86         1987          2005          78,860       Square Feet              100.0            03/08/05                11,200,000
  87         1962          1985          89,481       Square Feet              99.4             06/30/05                11,850,000
  88         1988                        87,330       Square Feet              93.3             03/25/05                11,000,000
  89         1973          1982             363          Rooms                 45.7             04/05/05                16,500,000
  90         2004                        43,599       Square Feet              100.0            07/01/05                12,300,000
  91         1991                       133,301       Square Feet              98.8             03/31/05                11,300,000
  92        Various                      91,571       Square Feet              93.4             03/31/05                 9,790,000
 92.1        1981                         3,700       Square Feet              100.0            03/31/05                   410,000
 92.2        1989                        46,694       Square Feet              97.0             03/31/05                 5,500,000
 92.3        1987                        21,000       Square Feet              78.0             03/31/05                 2,100,000
 92.4        1980                         8,315       Square Feet              100.0            03/31/05                   720,000
 92.5        1984                         6,931       Square Feet              100.0            03/31/05                   610,000
 92.6        1980                         2,990       Square Feet              100.0            03/31/05                   230,000
 92.7        1984                         1,941       Square Feet              100.0            03/31/05                   220,000
  93         1880          2001              76          Units                 100.0            03/31/05                10,400,000
  94         1902          1987         140,482       Square Feet              97.5             04/29/05                12,600,000
  95         1967          2003             216          Units                 84.3             03/31/04                 9,900,000
  96         2000                       101,100       Square Feet              100.0            01/06/05                13,100,000
  97         2002                           132          Units                 99.2             04/26/05                 8,700,000
  98         1928          1997              79          Units                 94.9             05/24/05                 9,250,000
  99         2000                        60,806       Square Feet              100.0            07/01/05                10,000,000
  100        1972          2003             140          Units                 92.1             04/13/05                 8,600,000
  101        2004                        54,820       Square Feet              92.1             04/28/05                 8,550,000
  102        1985                        21,402       Square Feet              100.0            02/28/05                 8,160,000
  103        1900          2001          47,698       Square Feet              75.1             03/25/05                 8,600,000
  104        1990                       117,155       Square Feet              91.9             04/01/05                12,400,000
  105        1964          1998             384          Beds                  88.0             04/11/05                 7,700,000
  106        2002                           120          Units                 90.8             04/27/05                 7,675,000
  107        1988          1991             138          Units                 97.8             05/08/05                 7,500,000
  108        1820          1986          19,448       Square Feet              94.2             04/27/05                 8,700,000
  109        1935          2001             341          Beds                  96.2             04/22/05                 7,500,000
  110        2003                        61,180       Square Feet              100.0            12/31/04                 9,300,000
  111        1999          2005          63,141       Square Feet              100.0            07/01/05                 8,300,000
  112        2004                        24,313       Square Feet              89.5             04/13/05                 7,900,000
  113        1979          2000          86,545       Square Feet              96.5             01/31/05                 7,200,000
  114        1988                        57,757       Square Feet              94.7             03/21/05                 6,900,000
  115        2005                        36,299       Square Feet              86.5             05/12/05                 6,800,000
  116        1984          2005          60,537       Square Feet              96.8             06/30/05                 6,750,000
  117       Various                          96          Units                 89.6             03/21/05                 7,400,000
 117.1       1964                            61          Units                 90.2             03/21/05                 4,600,000
 117.2       1984                            35          Units                 88.6             03/21/05                 2,800,000
  118        1995                           604          Units                 94.4             05/09/05                 6,600,000
  119        1986          2004          88,205       Square Feet              100.0            02/20/05                 6,600,000
  120        1989                        27,830       Square Feet              100.0            04/05/05                 8,750,000
  121        1979                        58,930       Square Feet              99.6             01/01/05                 8,460,000
  122        1999                        40,920       Square Feet              94.2             02/28/05                 6,500,000
  123        1972          1992          37,766       Square Feet              100.0            07/01/05                 6,950,000
  124        1969                           100          Units                 100.0            04/25/05                 6,600,000
  125        1979                        50,478       Square Feet              91.6             04/27/05                 7,000,000
  126        1990                           144          Units                 89.6             03/17/05                 6,280,000
  127        1930          1999          84,130       Square Feet              91.1             04/07/05                17,000,000
  128        1983          2004          99,357       Square Feet              100.0            04/10/05                 6,600,000
  129        1982                       101,260       Square Feet              96.0             01/01/05                 6,450,000
  130       Various                      59,323       Square Feet              100.0            03/31/05                 6,200,000
 130.1       1983                        20,921       Square Feet              100.0            03/31/05                 2,200,000
 130.2       1986                        38,402       Square Feet              100.0            03/31/05                 4,000,000
  131        2002                        38,013       Square Feet              100.0            05/10/05                 6,500,000
  132        1987                        70,155       Square Feet              100.0            12/31/04                 6,530,000
  133        1988                           527          Units                 97.9             05/09/05                 5,825,000
  134        1986          2003          78,705       Square Feet              79.8             05/04/05                 6,485,000
  135        1960          2002          55,460       Square Feet              96.2             02/28/05                 7,300,000
  136        2005                        21,624       Square Feet              77.9             05/10/05                 6,710,000
  137        1985          2003          69,776       Square Feet              100.0            05/18/05                 6,400,000
  138        1967          1994             123          Units                 91.9             02/28/05                 5,950,000
  139        2001                        25,040       Square Feet              90.3             05/07/05                 5,600,000
  140        2004                        40,344       Square Feet              62.9             04/01/05                 6,800,000
  141        2000                        31,000       Square Feet              100.0            07/01/05                 5,875,000
  142        1974          2004             120          Units                 84.2             05/31/05                 6,900,000
  143        2003                        31,900       Square Feet              100.0            04/25/05                 5,400,000
  144        1973          1983             182          Units                 83.5             03/31/05                 6,400,000
  145        1972                           251          Units                 86.5             03/01/05                 5,200,000
  146        1970          1991              92          Units                 97.8             04/30/05                 4,870,000
  147        1987          2004              92          Units                 100.0            04/27/05                 4,700,000
  148        1970          1974          67,225       Square Feet              98.1             04/30/05                 4,700,000
  149        1971                           104          Units                 88.5             05/03/05                 5,700,000
  150        2002                        38,458       Square Feet              91.7             05/20/05                 5,900,000
  151        1960          2002             221          Pads                  85.5             01/31/05                 5,060,000
  152        1992          1997             455          Units                 93.0             05/09/05                 4,550,000
  153        1990                        29,321       Square Feet              100.0            03/10/05                 4,650,000
  154        2004                        38,400       Square Feet              100.0            05/31/05                 6,300,000
  155        1960          1987          26,586       Square Feet              100.0            05/25/05                 4,450,000
  156        1972          2000             160          Units                 100.0            06/10/05                 4,300,000
  157        1990          1998          39,104       Square Feet              91.4             05/03/05                 4,470,000
  158        1998          2000          63,585       Square Feet              100.0            05/26/05                 5,900,000
  159        1986                        39,167       Square Feet              93.0             04/29/05                 4,000,000
  160        2004                            56          Units                 100.0            06/06/05                 4,200,000
  161        1962          2003          50,186       Square Feet              99.2             04/01/05                 5,500,000
  162        1998          2003             857          Units                 99.3             04/07/05                 6,500,000
  163        2005                        10,880       Square Feet              100.0            07/01/05                 3,800,000
  164        1976          2003          43,374       Square Feet              91.4             05/11/05                 4,280,000
  165        1925          1999          11,328       Square Feet              100.0            04/29/05                 5,110,000
  166        2005                        10,848       Square Feet              100.0            07/15/05                 4,950,000
  167        2004                        22,308       Square Feet              91.6             06/01/05                 4,000,000
  168        1971          1998          56,660       Square Feet              93.2             04/01/05                 4,750,000
  169        2004                        18,090       Square Feet              94.9             02/04/05                 3,500,000
  170        1985          2003          62,890       Square Feet              100.0            06/01/05                 6,700,000
  171        1998                        37,841       Square Feet              100.0            03/09/05                 5,500,000
  172        1890          1986              40          Units                 97.5             03/22/05                 3,600,000
  173        1985          1999          85,625       Square Feet              93.3             06/17/05                 5,490,000
  174        2002                        17,205       Square Feet              100.0            05/01/05                 3,450,000
  175        1968          2003              58          Units                 96.6             06/01/05                 3,500,000
  176        1998                           415          Units                 86.3             05/09/05                 3,325,000
  177        1990          2004          19,197       Square Feet              100.0            05/01/05                 5,400,000
  178        1996                           524          Units                 75.0             05/05/05                 3,250,000
  179        1988                           557          Units                 80.6             05/09/05                 3,150,000
  180        2001                        52,200       Square Feet              92.0             06/08/05                 5,100,000
  181        2002                        44,800       Square Feet              100.0            07/01/05                 3,450,000
  182        1880          2000           8,349       Square Feet              94.3             05/13/05                 3,300,000
  183        1985          1998             136          Pads                  100.0            06/01/05                 3,130,000
  184        1961          1997          53,046       Square Feet              96.0             04/01/05                 6,000,000
  185        1973          2004          22,615       Square Feet              94.7             03/22/05                 2,950,000
  186        2004                         6,452       Square Feet              100.0            02/04/05                 3,265,000
  187        1944                            52          Units                 96.2             04/25/05                 3,100,000
  188        1996                           130          Units                 99.2             04/29/05                 2,650,000
  189        1990                        54,380       Square Feet              89.0             04/19/05                 2,800,000
  190        2001                           629          Units                 77.3             05/23/05                 3,180,000
  191        2004                        12,602       Square Feet              94.6             05/17/05                 2,650,000
  192        1999                        21,363       Square Feet              100.0            04/08/05                 2,900,000
  193        1994                            50          Units                 96.0             05/18/05                 2,350,000
  194        1994                            49          Units                 98.0             05/18/05                 2,100,000
  195        1990                        27,300       Square Feet              88.6             04/01/05                 2,400,000
  196        2004                         7,000       Square Feet              100.0            07/01/05                 1,500,000




                                                              ORIGINAL                                                  CURRENT
         APPRAISAL   CURRENT           ORIGINAL                BALANCE                CURRENT      % OF INITIAL         BALANCE
LOAN #   DATE(16)   LTV % (1)       BALANCE ($)(2)          PER UNIT ($)          BALANCE ($)(2)   POOL BALANCE       PER UNIT ($)
------   --------   ---------       --------------          ------------          --------------   ------------       ------------

   1     04/01/05      52.8            100,000,000               166,667             100,000,000       4.6%                166,667
  1.1    04/01/05                       40,444,444               215,704              40,444,444                           215,704
  1.2    04/01/05                       34,000,000               136,000              34,000,000                           136,000
  1.3    04/01/05                       25,555,556               157,265              25,555,556                           157,265
   2     04/06/05      79.2             80,000,000                   182              80,000,000       3.7%                    182
   3     05/05/05      74.5             70,000,000                   347              70,000,000       3.2%                    347
   4     01/24/05      59.1             45,237,981                   157              45,237,981       2.1%                    157
   5     04/20/05      41.7             45,000,000                   148              45,000,000       2.1%                    148
   6     03/08/05      77.7             42,750,000                    62              42,750,000       2.0%                     62
   7     10/01/05      79.7             36,750,000                   257              36,750,000       1.7%                    257
   8     05/07/05      72.6             30,800,000                   252              30,800,000       1.4%                    252
   9     04/12/05      66.6             30,000,000                    77              29,950,962       1.4%                     77
  10     11/01/05      79.4             29,600,000                   269              29,600,000       1.4%                    269
  11     03/30/05      65.4             28,200,000                   190              28,200,000       1.3%                    190
  12     04/14/05      80.0             26,000,000                54,167              26,000,000       1.2%                 54,167
  13     02/16/05      58.9             25,600,000                   251              25,600,000       1.2%                    251
  14     04/29/05      79.7             25,000,000                   179              25,000,000       1.2%                    179
  15     05/03/05      80.0             24,000,000                    88              24,000,000       1.1%                     88
  16     10/28/04      76.3             22,400,000                   132              22,400,000       1.0%                    132
  17     04/07/05      74.6             22,400,000                    76              22,373,677       1.0%                     76
  18     04/21/05      80.0             22,240,000                70,380              22,240,000       1.0%                 70,380
  19     03/02/05      75.5             21,290,000                   126              21,290,000       1.0%                    126
  20     01/03/05      78.7             21,320,000                   259              21,244,607       1.0%                    258
  21     03/31/05      75.5             21,140,000                   173              21,140,000       1.0%                    173
  22     05/23/05      75.0             21,000,000                   105              21,000,000       1.0%                    105
  23     05/02/05      72.7             20,000,000                   168              20,000,000       0.9%                    168
  24     04/25/05      80.0             20,000,000                   180              20,000,000       0.9%                    180
  25     08/20/04      76.6             20,000,000                50,000              20,000,000       0.9%                 50,000
  26     01/21/05      60.2             19,800,000                    88              19,800,000       0.9%                     88
  27     02/17/05      79.2             19,000,000                   120              19,000,000       0.9%                    120
  28     03/07/05      70.1             18,920,000                   173              18,920,000       0.9%                    173
  29     09/01/05      70.2             18,500,000                   148              18,500,000       0.9%                    148
  30     10/28/04      76.3             18,100,000                   145              18,100,000       0.8%                    145
  31     04/25/05      80.0             18,000,000                   122              18,000,000       0.8%                    122
  32     03/02/05      75.6             18,000,000                   201              18,000,000       0.8%                    201
  33     01/20/05      66.0             17,659,524                   112              17,659,524       0.8%                    112
  34     01/13/05      75.9             17,500,000                57,190              17,449,770       0.8%                 57,025
  35     03/09/05      75.5             17,440,000                   168              17,440,000       0.8%                    168
  36     03/03/05      75.5             17,210,000                   106              17,210,000       0.8%                    106
  37     05/02/05      77.3             17,000,000                   197              17,000,000       0.8%                    197
  38     07/01/04      68.8             17,000,000                   137              16,972,007       0.8%                    137
  39     11/15/04      72.1             16,300,000                67,635              16,216,410       0.7%                 67,288
  40     03/10/05      75.5             16,160,000                   151              16,160,000       0.7%                    151
  41     03/09/05      80.0             16,000,000                   160              16,000,000       0.7%                    160
  42     03/03/05      75.5             15,480,000                   201              15,480,000       0.7%                    201
  43     04/25/05      78.9             15,000,000                   429              15,000,000       0.7%                    429
  44     04/01/05      68.1             15,000,000                   178              14,982,536       0.7%                    177
  45     05/02/05      78.4             14,940,000                   102              14,905,423       0.7%                    101
  46     04/16/05      78.4             14,900,000                   302              14,900,000       0.7%                    302
  47     02/01/05      76.3             14,800,000                61,667              14,800,000       0.7%                 61,667
  48     01/21/05      68.8             14,748,872                   115              14,748,872       0.7%                    115
  49     01/26/05      79.9             14,500,000                69,712              14,500,000       0.7%                 69,712
  50     04/15/05      49.1             14,250,000                    61              14,250,000       0.7%                     61
  51     01/27/05      80.1             14,250,000                   150              14,250,000       0.7%                    150
  52     01/25/05      65.0             14,170,000                   109              14,170,000       0.7%                    109
  53     03/02/05      75.5             14,160,000                   102              14,160,000       0.7%                    102
  54     04/27/05      77.8             14,000,000               175,000              14,000,000       0.6%                175,000
  55     05/25/05      80.0             14,000,000                    74              14,000,000       0.6%                     74
  56     05/04/05      75.8             13,950,000                    24              13,950,000       0.6%                     24
  57     01/27/05      78.7             13,800,000                   142              13,772,322       0.6%                    142
  58     03/18/05      75.5             13,740,000                   140              13,740,000       0.6%                    140
  59     04/26/05      79.3             13,400,000                    80              13,400,000       0.6%                     80
  60     04/21/05      79.8             13,400,000                55,833              13,400,000       0.6%                 55,833
  61     01/20/05      68.9             13,254,334                   131              13,254,334       0.6%                    131
  62     02/24/05      88.3             13,285,000                42,855              13,244,737       0.6%                 42,725
  63     01/14/05      80.0             13,100,000                   216              13,100,000       0.6%                    216
  64     03/15/05      79.2             12,200,000                   116              12,200,000       0.6%                    116
  65     04/09/05      80.0             11,760,000                    90              11,760,000       0.5%                     90
  66     02/01/05      62.2             11,500,000                   138              11,500,000       0.5%                    138
  67     04/07/05      67.6             11,500,000                    94              11,500,000       0.5%                     94
  68     04/13/05      74.4             11,340,000                50,177              11,340,000       0.5%                 50,177
  69     11/05/04      78.9             11,200,000                    63              11,124,289       0.5%                     62
  70     03/25/05      79.1             11,000,000                44,355              11,000,000       0.5%                 44,355
  71     01/27/05      78.5             10,915,000                   196              10,915,000       0.5%                    196
  72     03/06/05      75.2             10,910,000                   128              10,910,000       0.5%                    128
  73     05/01/05      79.2             10,900,000                    87              10,900,000       0.5%                     87
  74     02/01/05      79.4             10,800,000                   123              10,756,001       0.5%                    122
  75     03/18/05      79.8             10,600,000                28,495              10,600,000       0.5%                 28,495
  76     04/05/05      78.8             10,560,000                   114              10,560,000       0.5%                    114
  77     06/01/05      78.4             10,500,000                   107              10,500,000       0.5%                    107
  78     04/09/05      71.6             10,400,000                    79              10,387,847       0.5%                     79
  79     02/10/05      77.4             10,250,000                    92              10,250,000       0.5%                     92
  80     03/03/05      75.5             10,190,000                   104              10,190,000       0.5%                    104
  81     04/29/05      48.5             10,000,000                    24              10,000,000       0.5%                     24
  82     12/01/05      55.6             10,000,000                    72              10,000,000       0.5%                     72
  83     01/24/05      66.0              9,638,469                   107               9,638,469       0.4%                    107
  84     05/10/05      79.8              9,100,000                    87               9,100,000       0.4%                     87
  85     04/06/05      66.7              9,000,000                   209               9,000,000       0.4%                    209
  86     09/01/05      79.9              8,950,000                   113               8,950,000       0.4%                    113
  87     02/09/05      74.8              8,875,000                    99               8,864,971       0.4%                     99
  88     03/03/05      80.0              8,800,000                   101               8,800,000       0.4%                    101
  89     04/06/05      53.3              8,800,000                24,242               8,800,000       0.4%                 24,242
  90     03/04/05      68.3              8,400,000                   193               8,400,000       0.4%                    193
  91     03/01/05      71.2              8,050,000                    60               8,050,000       0.4%                     60
  92     02/22/05      79.3              7,830,000                    86               7,830,000       0.4%                     86
 92.1    02/22/05                          328,000                    89                 328,000                                89
 92.2    02/22/05                        4,563,000                    98               4,563,000                                98
 92.3    02/22/05                        1,678,000                    80               1,678,000                                80
 92.4    02/22/05                          413,000                    50                 413,000                                50
 92.5    02/22/05                          488,000                    70                 488,000                                70
 92.6    02/22/05                          184,000                    62                 184,000                                62
 92.7    02/22/05                          176,000                    91                 176,000                                91
  93     04/12/05      75.0              7,800,000               102,632               7,800,000       0.4%                102,632
  94     01/06/05      61.8              7,800,000                    56               7,791,590       0.4%                     55
  95     01/09/04      78.5              7,900,000                36,574               7,766,928       0.4%                 35,958
  96     01/20/05      58.7              7,688,095                    76               7,688,095       0.4%                     76
  97     05/11/05      79.3              6,900,000                52,273               6,900,000       0.3%                 52,273
  98     04/18/05      71.8              6,640,000                84,051               6,640,000       0.3%                 84,051
  99     03/16/05      65.0              6,500,000                   107               6,500,000       0.3%                    107
  100    04/13/05      75.6              6,500,000                46,429               6,500,000       0.3%                 46,429
  101    11/26/04      75.9              6,500,000                   119               6,493,367       0.3%                    118
  102    01/26/05      78.6              6,425,000                   300               6,412,556       0.3%                    300
  103    04/01/05      72.0              6,200,000                   130               6,193,637       0.3%                    130
  104    04/09/05      49.9              6,200,000                    53               6,190,002       0.3%                     53
  105    04/07/05      79.9              6,150,000                16,016               6,150,000       0.3%                 16,016
  106    05/18/05      79.5              6,100,000                50,833               6,100,000       0.3%                 50,833
  107    05/18/05      80.0              6,000,000                43,478               6,000,000       0.3%                 43,478
  108    04/25/05      69.0              6,000,000                   309               6,000,000       0.3%                    309
  109    04/15/05      80.0              6,000,000                17,595               6,000,000       0.3%                 17,595
  110    02/08/05      63.7              5,920,000                    97               5,920,000       0.3%                     97
  111    02/02/05      70.2              5,850,000                    93               5,825,309       0.3%                     92
  112    03/11/05      71.8              5,700,000                   234               5,675,441       0.3%                    233
  113    02/01/05      77.6              5,600,000                    65               5,589,319       0.3%                     65
  114    03/28/05      79.7              5,500,000                    95               5,500,000       0.3%                     95
  115    07/01/05      79.4              5,400,000                   149               5,400,000       0.2%                    149
  116    05/02/05      80.0              5,400,000                    89               5,400,000       0.2%                     89
  117    03/23/05      71.6              5,300,000                55,208               5,300,000       0.2%                 55,208
 117.1   03/23/05                        3,165,000                51,885               3,165,000                            51,885
 117.2   03/23/05                        2,135,000                61,000               2,135,000                            61,000
  118    04/18/05      79.4              5,280,000                 8,742               5,280,000       0.2%                  8,742
  119    03/03/05      79.8              5,280,000                    60               5,269,249       0.2%                     60
  120    04/06/05      59.9              5,240,000                   188               5,240,000       0.2%                    188
  121    02/09/05      61.9              5,250,000                    89               5,234,351       0.2%                     89
  122    04/07/05      79.9              5,200,000                   127               5,194,255       0.2%                    127
  123    03/05/05      74.7              5,200,000                   138               5,189,457       0.2%                    137
  124    04/28/05      77.9              5,150,000                51,500               5,144,169       0.2%                 51,442
  125    04/18/05      72.9              5,100,000                   101               5,100,000       0.2%                    101
  126    02/17/05      79.6              5,000,000                34,722               5,000,000       0.2%                 34,722
  127    03/31/05      29.4              5,000,000                    59               4,994,579       0.2%                     59
  128    04/05/05      75.7              5,000,000                    50               4,994,124       0.2%                     50
  129    02/15/05      76.0              4,900,000                    48               4,900,000       0.2%                     48
  130    02/22/05      79.3              4,850,000                    82               4,850,000       0.2%                     82
 130.1   02/22/05                        1,650,000                    79               1,650,000                                79
 130.2   02/22/05                        3,200,000                    83               3,200,000                                83
  131    04/18/05      74.2              4,820,000                   127               4,820,000       0.2%                    127
  132    02/09/05      73.3              4,800,000                    68               4,786,223       0.2%                     68
  133    04/18/05      79.4              4,660,000                 8,843               4,660,000       0.2%                  8,843
  134    02/01/07      70.9              4,600,000                    58               4,600,000       0.2%                     58
  135    04/11/05      61.6              4,500,000                    81               4,500,000       0.2%                     81
  136    04/01/05      67.0              4,500,000                   208               4,493,242       0.2%                    208
  137    02/17/05      70.1              4,500,000                    64               4,486,475       0.2%                     64
  138    02/10/05      75.1              4,480,000                36,423               4,471,092       0.2%                 36,350
  139    04/11/05      79.5              4,450,000                   178               4,450,000       0.2%                    178
  140    07/02/04      63.2              4,300,000                   107               4,300,000       0.2%                    107
  141    04/13/05      73.2              4,300,000                   139               4,300,000       0.2%                    139
  142    05/11/05      60.9              4,200,000                35,000               4,200,000       0.2%                 35,000
  143    01/18/05      76.8              4,150,000                   130               4,145,757       0.2%                    130
  144    03/17/05      62.4              4,000,000                21,978               3,991,335       0.2%                 21,930
  145    02/11/05      74.6              3,900,000                15,538               3,876,697       0.2%                 15,445
  146    02/23/05      79.3              3,863,000                41,989               3,863,000       0.2%                 41,989
  147    04/01/05      79.1              3,720,000                40,435               3,720,000       0.2%                 40,435
  148    04/18/05      78.7              3,700,000                    55               3,700,000       0.2%                     55
  149    04/26/05      61.4              3,500,000                33,654               3,500,000       0.2%                 33,654
  150    03/13/05      59.2              3,500,000                    91               3,494,712       0.2%                     91
  151    01/19/05      68.9              3,500,000                15,837               3,485,680       0.2%                 15,772
  152    04/18/05      79.4              3,480,000                 7,648               3,480,000       0.2%                  7,648
  153    03/28/05      73.1              3,400,000                   116               3,400,000       0.2%                    116
  154    04/19/05      54.0              3,400,000                    89               3,400,000       0.2%                     89
  155    04/04/05      76.3              3,400,000                   128               3,396,264       0.2%                    128
  156    05/02/05      76.7              3,300,000                20,625               3,300,000       0.2%                 20,625
  157    01/27/05      73.7              3,300,000                    84               3,296,522       0.2%                     84
  158    04/15/05      55.8              3,300,000                    52               3,294,774       0.2%                     52
  159    04/01/05      80.0              3,200,000                    82               3,200,000       0.1%                     82
  160    11/22/04      76.0              3,200,000                57,143               3,192,456       0.1%                 57,008
  161    04/09/05      56.3              3,100,000                    62               3,095,023       0.1%                     62
  162    03/23/05      47.5              3,100,000                 3,617               3,088,907       0.1%                  3,604
  163    06/01/05      79.6              3,030,000                   278               3,024,472       0.1%                    278
  164    03/22/05      70.6              3,025,000                    70               3,020,409       0.1%                     70
  165    04/29/05      58.7              3,000,000                   265               3,000,000       0.1%                    265
  166    06/22/05      60.6              3,000,000                   277               3,000,000       0.1%                    277
  167    04/19/04      75.0              3,000,000                   134               3,000,000       0.1%                    134
  168    04/09/05      61.0              2,900,000                    51               2,895,345       0.1%                     51
  169    05/23/05      80.0              2,800,000                   155               2,800,000       0.1%                    155
  170    04/15/05      41.5              2,800,000                    45               2,782,065       0.1%                     44
  171    02/14/05      49.8              2,750,000                    73               2,737,752       0.1%                     72
  172    03/23/05      75.0              2,700,000                67,500               2,700,000       0.1%                 67,500
  173    04/04/05      49.2              2,700,000                    32               2,700,000       0.1%                     32
  174    04/13/05      78.2              2,700,000                   157               2,697,229       0.1%                    157
  175    04/05/05      77.1              2,700,000                46,552               2,696,915       0.1%                 46,499
  176    04/21/05      79.4              2,660,000                 6,410               2,660,000       0.1%                  6,410
  177    04/30/05      49.0              2,650,000                   138               2,647,099       0.1%                    138
  178    04/18/05      79.4              2,600,000                 4,962               2,600,000       0.1%                  4,962
  179    04/18/05      79.4              2,520,000                 4,524               2,520,000       0.1%                  4,524
  180    03/10/05      49.0              2,500,000                    48               2,497,207       0.1%                     48
  181    03/31/05      72.3              2,500,000                    56               2,494,801       0.1%                     56
  182    03/03/05      75.5              2,490,000                   298               2,490,000       0.1%                    298
  183    11/04/04      79.4              2,500,000                18,382               2,484,762       0.1%                 18,270
  184    04/09/05      39.9              2,400,000                    45               2,396,147       0.1%                     45
  185    04/25/05      78.0              2,300,000                   102               2,300,000       0.1%                    102
  186    01/17/05      68.7              2,250,000                   349               2,243,321       0.1%                    348
  187    04/12/05      71.0              2,200,000                42,308               2,200,000       0.1%                 42,308
  188    05/09/05      80.0              2,120,000                16,308               2,120,000       0.1%                 16,308
  189    09/28/04      74.4              2,100,000                    39               2,082,363       0.1%                     38
  190    04/11/05      65.2              2,075,000                 3,299               2,071,846       0.1%                  3,294
  191    04/10/05      65.9              1,750,000                   139               1,747,319       0.1%                    139
  192    04/06/05      58.6              1,700,000                    80               1,700,000       0.1%                     80
  193    04/27/05      71.9              1,660,000                33,200               1,660,000       0.1%                 33,200
  194    04/27/05      71.9              1,540,000                31,429               1,540,000       0.1%                 31,429
  195    04/09/05      58.2              1,400,000                    51               1,397,786       0.1%                     51
  196    03/15/05      79.8              1,200,000                   171               1,197,671       0.1%                    171




                                                                   NET
         CROSSED      RELATED       INTEREST       ADMIN.        MORTGAGE                       MONTHLY DEBT         ANNUAL DEBT
LOAN #   LOAN (3)   BORROWER(4)      RATE %         FEE %        RATE %(5)    ACCRUAL TYPE     SERVICE ($) (6)      SERVICE ($)(7)
------   --------   -----------      ------         -----        ---------    ------------     ---------------      --------------

   1                                4.72500        0.02100        4.70400      Actual/360        399,218.75          4,790,625.00
  1.1
  1.2
  1.3
   2                                6.10000        0.02100        6.07900      Actual/360        412,314.81          4,947,777.72
   3                                5.02000        0.02100        4.99900      Actual/360        376,631.22          4,519,574.64
   4                     A          5.26800        0.02794        5.24006      Actual/360        250,310.39          3,003,724.68
   5                                5.19500        0.02100        5.17400      Actual/360        197,518.23          2,370,218.76
   6                                5.62000        0.02100        5.59900      Actual/360        245,958.18          2,951,498.16
   7                     C          5.59300        0.02100        5.57200      Actual/360        210,811.84          2,529,742.08
   8                                5.25000        0.02100        5.22900      Actual/360        170,078.74          2,040,944.88
   9                                5.18000        0.02100        5.15900      Actual/360        178,537.53          2,142,450.36
  10                                5.10000        0.06100        5.03900      Actual/360        160,713.13          1,928,557.56
  11                                5.66000        0.02100        5.63900      Actual/360        162,958.80          1,955,505.60
  12                                5.47000        0.02100        5.44900      Actual/360        147,136.13          1,765,633.56
  13                     O          4.89000        0.02100        4.86900      Actual/360        135,710.48          1,628,525.76
  14                                5.14000        0.02100        5.11900      Actual/360        136,352.57          1,636,230.84
  15                                5.25000        0.07100        5.17900      Actual/360        132,528.89          1,590,346.68
  16        6                       5.83000        0.02100        5.80900      Actual/360        131,860.93          1,582,331.16
  17                     J          5.12000        0.02100        5.09900      Actual/360        121,896.18          1,462,754.16
  18                                5.47000        0.09100        5.37900      Actual/360        125,857.98          1,510,295.76
  19                     B          5.10270        0.02100        5.08170      Actual/360         91,787.77          1,101,453.24
  20                                4.92000        0.02100        4.89900      Actual/360        113,410.25          1,360,923.00
  21                     B          5.10270        0.02100        5.08170      Actual/360         91,141.07          1,093,692.84
  22                                6.62000        0.02100        6.59900      Actual/360        134,395.88          1,612,750.56
  23                                5.20000        0.07100        5.12900      Actual/360        109,822.18          1,317,866.16
  24                                5.30000        0.07100        5.22900      Actual/360        111,060.93          1,332,731.16
  25                     H          5.25000        0.02100        5.22900      Actual/360        110,440.74          1,325,288.88
  26                     A          5.11000        0.07615        5.03385      Actual/360        107,625.75          1,291,509.00
  27                                5.47000        0.02100        5.44900      Actual/360         87,811.23          1,053,734.76
  28                     B          5.10270        0.02100        5.08170      Actual/360         81,569.97           978,839.64
  29                                5.04000        0.02100        5.01900      Actual/360         99,764.75          1,197,177.00
  30        6                       5.87000        0.02100        5.84900      Actual/360        107,010.50          1,284,126.00
  31                                5.00000        0.02100        4.97900      Actual/360         96,627.89          1,159,534.68
  32                                5.62000        0.02100        5.59900      Actual/360        103,561.34          1,242,736.08
  33                     A          5.21800        0.03878        5.17922      Actual/360         97,166.83          1,166,001.96
  34                                5.94000        0.02100        5.91900      Actual/360        104,247.23          1,250,966.76
  35                     B          5.10270        0.02100        5.08170      Actual/360         75,189.23           902,270.76
  36                     B          5.10270        0.02100        5.08170      Actual/360         74,197.63           890,371.56
  37                                5.39000        0.02100        5.36900      Actual/360         95,354.14          1,144,249.68
  38                     E          6.46000        0.02100        6.43900      Actual/360        107,004.75          1,284,057.00
  39                                6.38000        0.02100        6.35900      Actual/360        108,839.67          1,306,076.04
  40        2            B          5.10270        0.02100        5.08170      Actual/360         69,670.75           836,049.00
  41                                5.33000        0.07100        5.25900      Actual/360         89,147.06          1,069,764.72
  42        3            B          5.10270        0.02100        5.08170      Actual/360         66,739.06           800,868.72
  43                     I          5.22000        0.02100        5.19900      Actual/360         82,552.05           990,624.60
  44                                5.17000        0.02100        5.14900      Actual/360         82,088.87           985,066.44
  45                                5.43000        0.07100        5.35900      Actual/360        102,180.60          1,226,167.20
  46                                5.35000        0.07100        5.27900      Actual/360         87,020.07          1,044,240.84
  47                                5.39000        0.02100        5.36900      Actual/360         83,014.20           996,170.40
  48                     A          5.24000        0.04170        5.19830      Actual/360         81,352.49           976,229.88
  49                     H          4.95000        0.02100        4.92900      Actual/360         77,396.65           928,759.80
  50                                4.97000        0.07100        4.89900      Actual/360         59,838.45           718,061.40
  51                                5.44000        0.02100        5.41900      Actual/360         80,374.31           964,491.72
  52                     A          5.26800        0.04527        5.22273      Actual/360         78,405.32           940,863.84
  53        2            B          5.10270        0.02100        5.08170      Actual/360         61,048.14           732,577.68
  54                                5.16000        0.07100        5.08900      Actual/360         76,529.95           918,359.40
  55                                5.25000        0.09100        5.15900      Actual/360         77,308.52           927,702.24
  56                                5.39000        0.06100        5.32900      Actual/360         78,246.49           938,957.88
  57                     L          5.58000        0.02100        5.55900      Actual/360         79,048.95           948,587.40
  58                     B          5.10270        0.02100        5.08170      Actual/360         59,237.39           710,848.68
  59                                5.22000        0.02100        5.19900      Actual/360         73,746.50           884,958.00
  60                                5.21000        0.10055        5.10945      Actual/360         58,986.37           707,836.44
  61                     A          5.21000        0.04512        5.16488      Actual/360         72,862.89           874,354.68
  62                                5.68000        0.02100        5.65900      Actual/360         76,937.90           923,254.80
  63                                5.98000        0.02100        5.95900      Actual/360         66,188.36           794,260.32
  64                                5.51000        0.06100        5.44900      Actual/360         69,346.82           832,161.84
  65                                5.20000        0.02100        5.17900      Actual/360         64,575.44           774,905.28
  66                     A          5.11000        0.03605        5.07395      Actual/360         62,509.91           750,118.92
  67                                5.25000        0.02100        5.22900      Actual/360         63,503.43           762,041.16
  68                                5.25000        0.07100        5.17900      Actual/360         62,619.90           751,438.80
  69                                5.29000        0.06100        5.22900      Actual/360         62,124.59           745,495.08
  70                                5.11000        0.02100        5.08900      Actual/360         59,792.08           717,504.96
  71                     L          5.77000        0.02100        5.74900      Actual/360         63,835.72           766,028.64
  72                     B          5.10270        0.02100        5.08170      Actual/360         47,036.38           564,436.56
  73                     H          5.56000        0.02100        5.53900      Actual/360         62,299.95           747,599.40
  74                                5.53000        0.02100        5.50900      Actual/360         61,524.65           738,295.80
  75                                5.23000        0.02100        5.20900      Actual/360         58,402.35           700,828.20
  76                                5.32000        0.02100        5.29900      Actual/360         47,466.22           569,594.64
  77                                5.40000        0.02100        5.37900      Actual/360         58,960.73           707,528.76
  78                     J          5.15000        0.02100        5.12900      Actual/360         56,786.73           681,440.76
  79                     O          5.45000        0.02100        5.42900      Actual/360         57,877.23           694,526.76
  80                     B          5.10270        0.02100        5.08170      Actual/360         43,932.24           527,186.88
  81                                5.17000        0.07100        5.09900      Actual/360         43,681.71           524,180.52
  82                                5.54000        0.02100        5.51900      Actual/360         61,647.86           739,774.32
  83                     A          5.16800        0.05587        5.11213      Actual/360         52,735.51           632,826.12
  84                                5.38000        0.02100        5.35900      Actual/360         50,985.75           611,829.00
  85                     M          5.55000        0.11100        5.43900      Actual/360         51,383.70           616,604.40
  86                                5.70000        0.02100        5.67900      Actual/360         51,945.84           623,350.08
  87                                5.33000        0.02100        5.30900      Actual/360         49,448.76           593,385.12
  88                                5.34000        0.07100        5.26900      Actual/360         49,085.63           589,027.56
  89                                6.00000        0.09100        5.90900      Actual/360         63,045.93           756,551.16
  90                     G          5.79000        0.02100        5.76900      Actual/360         49,233.78           590,805.36
  91                     B          5.10270        0.02100        5.08170      Actual/360         34,706.04           416,472.48
  92        5                       6.34000        0.02100        6.31900      Actual/360         48,669.91           584,038.92
 92.1
 92.2
 92.3
 92.4
 92.5
 92.6
 92.7
  93                                5.05000        0.02100        5.02900      Actual/360         42,110.76           505,329.12
  94                                5.58000        0.02100        5.55900      Actual/360         44,679.84           536,158.08
  95                                5.55000        0.02100        5.52900      Actual/360         45,103.47           541,241.64
  96                     A          5.06000        0.06266        4.99734      Actual/360         41,553.73           498,644.76
  97                     N          5.27000        0.07100        5.19900      Actual/360         38,187.57           458,250.84
  98                                5.12000        0.02100        5.09900      Actual/360         36,133.51           433,602.12
  99                                5.44000        0.05100        5.38900      Actual/360         39,683.12           476,197.44
  100                               5.10000        0.02100        5.07900      Actual/360         35,291.74           423,500.88
  101                    D          5.87000        0.02100        5.84900      Actual/360         38,429.19           461,150.28
  102                    L          5.74000        0.02100        5.71900      Actual/360         37,453.75           449,445.00
  103                               5.84000        0.07100        5.76900      Actual/360         36,536.77           438,441.24
  104                    K          5.27000        0.02100        5.24900      Actual/360         37,226.55           446,718.60
  105                               5.25000        0.02100        5.22900      Actual/360         33,960.53           407,526.36
  106                    N          5.27000        0.07100        5.19900      Actual/360         33,760.03           405,120.36
  107                               5.06000        0.11100        4.94900      Actual/360         32,429.67           389,156.04
  108                    I          5.22000        0.02100        5.19900      Actual/360         33,020.82           396,249.84
  109                               5.43000        0.02100        5.40900      Actual/360         38,988.58           467,862.96
  110                    A          5.13900        0.05110        5.08790      Actual/360         32,284.64           387,415.68
  111                    G          5.91000        0.02100        5.88900      Actual/360         41,608.04           499,296.48
  112                               5.75000        0.11100        5.63900      Actual/360         40,018.76           480,225.12
  113                               5.81000        0.02100        5.78900      Actual/360         32,893.84           394,726.08
  114                               5.60000        0.11100        5.48900      Actual/360         31,574.34           378,892.08
  115                               5.37000        0.02100        5.34900      Actual/360         30,221.62           362,659.44
  116                               5.33000        0.02100        5.30900      Actual/360         30,087.13           361,045.56
  117                    F          5.33000        0.02100        5.30900      Actual/360         29,529.96           354,359.52
 117.1
 117.2
  118       1                       5.21100        0.05100        5.16000      Actual/360         29,028.94           348,347.28
  119                               5.51000        0.02100        5.48900      Actual/360         30,012.40           360,148.80
  120                    M          5.55000        0.11100        5.43900      Actual/360         29,916.73           359,000.76
  121                               5.76000        0.02100        5.73900      Actual/360         30,670.93           368,051.16
  122                               5.45000        0.02100        5.42900      Actual/360         29,362.11           352,345.32
  123                               5.53000        0.02100        5.50900      Actual/360         29,622.98           355,475.76
  124                               5.32000        0.07100        5.24900      Actual/360         28,662.19           343,946.28
  125                               5.31000        0.02100        5.28900      Actual/360         28,352.22           340,226.64
  126                               5.24000        0.02100        5.21900      Actual/360         27,579.22           330,950.64
  127                               5.55000        0.02100        5.52900      Actual/360         28,546.50           342,558.00
  128                               5.12000        0.02100        5.09900      Actual/360         27,208.97           326,507.64
  129                               5.61000        0.02100        5.58900      Actual/360         28,160.78           337,929.36
  130       5                       6.34000        0.02100        6.31900      Actual/360         30,146.75           361,761.00
 130.1
 130.2
  131                               5.96000        0.07100        5.88900      Actual/360         28,774.50           345,294.00
  132                               5.94000        0.02100        5.91900      Actual/360         28,593.53           343,122.36
  133       1                       5.21100        0.05100        5.16000      Actual/360         25,620.24           307,442.88
  134                               6.01000        0.02100        5.98900      Actual/360         27,608.91           331,306.92
  135                               4.92000        0.02100        4.89900      Actual/360         23,937.44           287,249.28
  136                               5.74000        0.02100        5.71900      Actual/360         28,282.60           339,391.20
  137                               5.72000        0.02100        5.69900      Actual/360         26,175.08           314,100.96
  138                               5.62000        0.02100        5.59900      Actual/360         25,775.27           309,303.24
  139                               5.64000        0.07100        5.56900      Actual/360         25,658.87           307,906.44
  140                               5.64000        0.02100        5.61900      Actual/360         24,793.96           297,527.52
  141                    G          5.52000        0.02100        5.49900      Actual/360         24,468.91           293,626.92
  142                               5.20000        0.02100        5.17900      Actual/360         23,062.66           276,751.92
  143                    D          5.86000        0.02100        5.83900      Actual/360         24,509.05           294,108.60
  144                               5.22000        0.11100        5.10900      Actual/360         22,013.88           264,166.56
  145                               5.49000        0.02100        5.46900      Actual/360         23,926.13           287,113.56
  146                               5.50000        0.02100        5.47900      Actual/360         21,933.69           263,204.28
  147                               5.31000        0.02100        5.28900      Actual/360         20,680.44           248,165.28
  148                    C          5.56000        0.02100        5.53900      Actual/360         21,147.69           253,772.28
  149                               5.14000        0.02100        5.11900      Actual/360         19,089.36           229,072.32
  150                               5.70000        0.02100        5.67900      Actual/360         21,913.10           262,957.20
  151                               5.51000        0.02100        5.48900      Actual/360         19,894.58           238,734.96
  152       1                       5.21100        0.05100        5.16000      Actual/360         19,132.71           229,592.52
  153                               5.36000        0.07100        5.28900      Actual/360         19,007.24           228,086.88
  154                               5.20000        0.02100        5.17900      Actual/360         22,815.84           273,790.08
  155                               5.48000        0.07100        5.40900      Actual/360         19,262.18           231,146.16
  156                               5.31000        0.02100        5.28900      Actual/360         18,345.55           220,146.60
  157                               5.70000        0.07100        5.62900      Actual/360         19,153.21           229,838.52
  158                               5.39000        0.02100        5.36900      Actual/360         20,048.68           240,584.16
  159                               5.60000        0.07100        5.52900      Actual/360         18,370.53           220,446.36
  160                               5.71000        0.02100        5.68900      Actual/360         19,244.28           230,931.36
  161                    K          5.30000        0.02100        5.27900      Actual/360         18,668.24           224,018.88
  162                               5.53000        0.02100        5.50900        30/360           25,378.96           304,547.52
  163                               6.01000        0.02100        5.98900      Actual/360         18,185.87           218,230.44
  164                               5.67000        0.02100        5.64900      Actual/360         18,884.50           226,614.00
  165                               5.17000        0.02100        5.14900      Actual/360         16,417.77           197,013.24
  166                               5.30000        0.02100        5.27900      Actual/360         16,659.14           199,909.68
  167                               5.50000        0.02100        5.47900      Actual/360         17,033.67           204,404.04
  168                    K          5.30000        0.02100        5.27900      Actual/360         17,463.83           209,565.96
  169                               5.66100        0.07100        5.59000      Actual/360         16,182.08           194,184.96
  170                               5.10000        0.02100        5.07900      Actual/360         29,835.39           358,024.68
  171                               5.49000        0.02100        5.46900      Actual/360         18,901.37           226,816.44
  172                    F          5.33000        0.02100        5.30900      Actual/360         15,043.57           180,522.84
  173                               5.85000        0.02100        5.82900      Actual/360         19,110.72           229,328.64
  174                               5.84000        0.07100        5.76900        30/360           15,911.17           190,934.04
  175                               5.27000        0.02100        5.24900      Actual/360         14,942.96           179,315.52
  176       1                       5.21100        0.05100        5.16000      Actual/360         14,624.43           175,493.16
  177                    M          5.50000        0.11100        5.38900      Actual/360         15,046.41           180,556.92
  178       1                       5.21100        0.05100        5.16000      Actual/360         14,294.56           171,534.72
  179       1                       5.21100        0.05100        5.16000      Actual/360         13,854.72           166,256.64
  180                               5.39000        0.02100        5.36900      Actual/360         14,022.67           168,272.04
  181                               5.48000        0.07100        5.40900      Actual/360         16,615.90           199,390.80
  182       3            B          5.10270        0.02100        5.08170      Actual/360         10,735.16           128,821.92
  183                               5.82000        0.02100        5.79900      Actual/360         14,700.68           176,408.16
  184                    K          5.30000        0.02100        5.27900      Actual/360         14,452.83           173,433.96
  185                               5.36000        0.02100        5.33900      Actual/360         12,857.84           154,294.08
  186                    E          5.78000        0.02100        5.75900      Actual/360         13,173.30           158,079.60
  187                               5.50000        0.02100        5.47900      Actual/360         12,491.36           149,896.32
  188                               5.27000        0.02100        5.24900      Actual/360         11,732.99           140,795.88
  189                               6.15000        0.02100        6.12900      Actual/360         13,723.53           164,682.36
  190                               5.66000        0.02100        5.63900      Actual/360         12,941.34           155,296.08
  191                               5.61000        0.02100        5.58900      Actual/360         10,861.79           130,341.48
  192                               5.80000        0.02100        5.77900        30/360           11,984.00           143,808.00
  193       4                       5.38000        0.02100        5.35900      Actual/360         9,300.70            111,608.40
  194       4                       5.38000        0.02100        5.35900      Actual/360         8,628.36            103,540.32
  195                    K          5.40000        0.02100        5.37900      Actual/360         8,513.82            102,165.84
  196                               5.73000        0.02100        5.70900      Actual/360         6,987.64            83,851.68




                          FIRST                                                                 PAYMENT     GRACE      MATURITY/
LOAN #  NOTE DATE   PAYMENT DATE(15)   REM. TERM   REM. AMORT     I/O PERIOD (8)   SEASONING    DUE DATE   PERIOD     ARD DATE(9)
------  ---------   ----------------   ---------   -----------    --------------   ---------    --------   ------     -----------

   1    06/02/05        08/01/05          120           0              120             0           1          5         07/01/15
  1.1
  1.2
  1.3
   2    05/20/05        07/01/05           59           0               60             1           1          7         06/01/10
   3    06/09/05        08/01/05          120          360              60             0           1          7         07/01/15
   4    04/13/05        06/01/05           94          360              12             2           1         10         05/01/13
   5    05/04/05        07/01/05           83           0               84             1           1          5         06/01/12
   6    06/13/05        08/01/05          144          360              24             0           1          7         07/01/17
   7    05/26/05        07/01/05          119          360              36             1           1          8         06/01/15
   8    06/08/05        08/01/05          120          360              24             0           1          7         07/01/15
   9    05/19/05        07/01/05          119          299              0              1           1          7         06/01/15
  10    06/20/05        08/01/05          120          360              48             0           1          5         07/01/15
  11    06/15/05        08/01/05          180          360              60             0           1          7         07/01/20
  12    05/31/05        07/01/05          119          360              36             1           1          5         06/01/15
  13    03/14/05        05/01/05          117          360              60             3           1          7         04/01/15
  14    06/24/05        08/01/05          120          360              60             0           1          7         07/01/15
  15    06/20/05        08/01/05          120          360              36             0           1          7         07/01/15
  16    06/03/05        08/01/05           78          360              0              0           1          5         01/01/12
  17    05/12/05        07/01/05          119          359              0              1           1          7         06/01/15
  18    06/02/05        08/01/05           84          360              60             0           1          7         07/01/12
  19    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  20    03/08/05        05/01/05           57          357              0              3           1          7         04/01/10
  21    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  22    12/30/03        02/01/04          121          360              19             18          1          7         08/01/15
  23    05/25/05        07/01/05          119          360              42             1           1          7         06/01/15
  24    06/02/05        08/01/05          120          360              24             0           1         10         07/01/15
  25    10/19/04        12/01/04           76          360              24             8           1          7         11/01/11
  26    04/13/05        06/01/05          118          360              60             2           1         10         05/01/15
  27    05/03/05        07/01/05           59           0               60             1           1          7         06/01/10
  28    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  29    06/24/05        08/01/05          120          360              60             0           1          7         07/01/15
  30    12/15/04        02/01/05           78          360              6              6           1          5         01/01/12
  31    06/09/05        08/01/05          120          360              36             0           1          7         07/01/15
  32    06/29/05        08/01/05          120          360              36             0           1          7         07/01/15
  33    04/13/05        06/01/05           94          360              12             2           1         10         05/01/13
  34    03/21/05        05/01/05          177          357              0              3           1          7         04/01/20
  35    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  36    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  37    06/23/05        08/01/05          120          360              0              0           1          7         07/01/15
  38    03/31/05        06/01/05          118          358              0              2           1          7         05/01/15
  39    03/01/05        04/01/05          116          296              0              4           1          7         03/01/15
  40    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  41    06/01/05        07/01/05          119          360              60             1           1         10         06/01/15
  42    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  43    06/29/05        08/01/05          120          360              36             0           1          7         07/01/15
  44    05/05/05        07/01/05          119          359              0              1           1          7         06/01/15
  45    03/31/05        07/01/05          239          239              0              1           1          7         06/01/25
  46    06/27/05        08/01/05          120          324              0              0           1          7         07/01/15
  47    03/29/05        05/01/05          117          360              24             3           1          7         04/01/15
  48    04/13/05        06/01/05          118          360              60             2           1         10         05/01/15
  49    03/01/05        04/01/05           80          360              24             4           1          7         03/01/12
  50    06/20/05        08/01/05          120           0              120             0           1         10         07/01/15
  51    04/21/05        06/01/05          118          360              48             2           1          7         05/01/15
  52    04/13/05        06/01/05           94          360              60             2           1         10         05/01/13
  53    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  54    05/31/05        07/01/05          119          360              36             1           1          7         06/01/15
  55    06/24/05        08/01/05          120          360              24             0           1          7         07/01/15
  56    07/13/05        09/01/05          120          360              0              0           1          5         08/01/15
  57    04/07/05        06/01/05          118          358              0              2           1          7         05/01/15
  58    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  59    06/15/05        08/01/05          120          360              36             0           1          7         07/01/15
  60    06/09/05        08/01/05           60           0               60             0           1          7         07/01/10
  61    04/13/05        06/01/05          118          360              12             2           1         10         05/01/15
  62    04/01/05        05/01/05          117          357              0              3           1         15         04/01/15
  63    03/09/05        05/01/05           57           0               60             3           1          7         04/01/10
  64    05/05/05        07/01/05          119          360              36             1           1          7         06/01/15
  65    07/31/05        09/01/05          120          360              24             0           1          7         08/01/15
  66    04/18/05        06/01/05          118          360              12             2           1         10         05/01/15
  67    06/30/05        08/01/05          120          360              0              0           1          7         07/01/15
  68    05/10/05        07/01/05          119          360              37             1           1          5         06/01/15
  69    12/15/04        02/01/05           78          354              0              6           1          7         01/01/12
  70    05/11/05        07/01/05          119          360              60             1           1          7         06/01/15
  71    07/31/05        09/01/05          120          360              0              0           1          7         08/01/15
  72    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  73    05/31/05        07/01/05           83          360              24             1           1          7         06/01/12
  74    02/23/05        04/01/05           80          356              0              4           1          7         03/01/12
  75    06/09/05        08/01/05          120          360              24             0           1          7         07/01/15
  76    06/01/05        07/01/05          119           0              120             1           1          7         06/01/15
  77    07/31/05        09/01/05           60          360              12             0           1          7         08/01/10
  78    05/12/05        07/01/05          119          359              0              1           1          7         06/01/15
  79    03/11/05        05/01/05          117          360              36             3           1          7         04/01/15
  80    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  81    06/01/05        07/01/05           83           0               84             1           1          7         06/01/12
  82    06/24/05        08/01/05          120          300              0              0           1          7         07/01/15
  83    04/13/05        06/01/05           94          360              12             2           1         10         05/01/13
  84    06/09/05        08/01/05          120          360              0              0           1          7         07/01/15
  85    05/31/05        07/01/05          119          360              36             1           1          7         06/01/15
  86    04/22/05        06/01/05           94          360              24             2           1          7         05/01/13
  87    05/18/05        07/01/05          119          359              0              1           1          7         06/01/15
  88    04/13/05        06/01/05          118          360              48             2           1          7         05/01/15
  89    06/24/05        08/01/05          120          240              0              0           1          7         07/01/15
  90    06/16/05        08/01/05          111          360              0              0           1          7         10/01/14
  91    06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  92    05/03/05        07/01/05          119          360              36             1           1          7         06/01/15
 92.1
 92.2
 92.3
 92.4
 92.5
 92.6
 92.7
  93    07/31/05        09/01/05          120          360              0              0           1          7         08/01/15
  94    05/03/05        07/01/05          119          359              0              1           1          7         06/01/15
  95    02/20/04        04/01/04          104          344              0              16          1          7         03/01/14
  96    04/13/05        06/01/05          118          360              12             2           1         10         05/01/15
  97    06/28/05        08/01/05          120          360              0              0           1          7         07/01/15
  98    05/27/05        07/01/05          119          360              24             1           1          7         06/01/15
  99    06/03/05        08/01/05          120          300              0              0           1          7         07/01/15
  100   05/25/05        07/01/05          119          360              60             1           1          7         06/01/15
  101   05/12/05        07/01/05          112          359              0              1           1          7         11/01/14
  102   04/19/05        06/01/05          118          358              0              2           1          7         05/01/15
  103   05/02/05        07/01/05          179          359              0              1           1          7         06/01/20
  104   05/31/05        07/01/05          119          299              0              1           1          7         06/01/15
  105   05/31/05        07/01/05          119          360              36             1           1          7         06/01/15
  106   06/28/05        08/01/05          120          360              0              0           1          7         07/01/15
  107   07/01/05        08/01/05          120          360              36             0           1          7         07/01/15
  108   07/08/05        09/01/05          120          360              36             0           1          5         08/01/15
  109   06/08/05        08/01/05          120          264              0              0           1          7         07/01/15
  110   04/13/05        06/01/05          106          360              12             2           1         10         05/01/14
  111   04/21/05        06/01/05          118          238              0              2           1          7         05/01/15
  112   04/19/05        06/01/05          238          238              0              2           1          7         05/01/25
  113   04/11/05        06/01/05          118          358              0              2           1          7         05/01/15
  114   04/25/05        06/01/05          118          360              30             2           1          7         05/01/15
  115   06/10/05        08/01/05          120          360              0              0           1          7         07/01/15
  116   06/10/05        08/01/05          120          360              24             0           1          7         07/01/15
  117   05/06/05        07/01/05           83          360              36             1           1          7         06/01/12
 117.1
 117.2
  118   06/30/05        08/01/05          120          360              0              0           1          5         07/01/15
  119   04/15/05        06/01/05          118          358              0              2           1          7         05/01/15
  120   05/31/05        07/01/05          119          360              36             1           1          7         06/01/15
  121   03/31/05        05/01/05          117          357              0              3           1          7         04/01/15
  122   05/09/05        07/01/05          119          359              0              1           1          7         06/01/15
  123   04/11/05        06/01/05          118          358              0              2           1          7         05/01/15
  124   05/27/05        07/01/05          119          359              0              1           1          7         06/01/15
  125   07/01/05        08/01/05          120          360              0              0           1          7         07/01/15
  126   03/22/05        05/01/05          117          360              36             3           1          7         04/01/15
  127   05/10/05        07/01/05          119          359              0              1           1          7         06/01/15
  128   05/16/05        07/01/05          119          359              0              1           1          7         06/01/15
  129   04/12/05        06/01/05           58          360              12             2           1          7         05/01/10
  130   05/03/05        07/01/05          119          360              36             1           1          7         06/01/15
 130.1
 130.2
  131   05/19/05        07/01/05          179          360              24             1           1          7         06/01/20
  132   03/31/05        05/01/05          117          357              0              3           1          7         04/01/15
  133   06/30/05        08/01/05          120          360              0              0           1          5         07/01/15
  134   03/10/05        05/01/05           57          360              24             3           1          7         04/01/10
  135   06/09/05        08/01/05          120          360              60             0           1          7         07/01/15
  136   05/27/05        07/01/05          119          299              0              1           1          7         06/01/15
  137   03/29/05        05/01/05          117          357              0              3           1          7         04/01/15
  138   04/27/05        06/01/05          118          358              0              2           1          7         05/01/15
  139   07/08/05        09/01/05          120          360              0              0           1          5         08/01/15
  140   01/10/05        03/01/05           55          360              24             5           1          7         02/01/10
  141   06/10/05        08/01/05          120          360              0              0           1          7         07/01/15
  142   06/17/05        08/01/05          120          360              24             0           1          7         07/01/15
  143   06/01/05        07/01/05          113          359              0              1           1          7         12/01/14
  144   04/28/05        06/01/05          118          358              0              2           1          7         05/01/15
  145   03/01/05        04/01/05          116          296              0              4           1          7         03/01/15
  146   04/18/05        06/01/05          118          360              24             2           1          7         05/01/15
  147   05/09/05        07/01/05          119          360              24             1           1          7         06/01/15
  148   06/06/05        08/01/05          120          360              36             0           1          8         07/01/15
  149   06/17/05        08/01/05          120          360              34             0           1          7         07/01/15
  150   05/25/05        07/01/05          119          299              0              1           1          7         06/01/15
  151   03/01/05        04/01/05          116          356              0              4           1          7         03/01/15
  152   06/30/05        08/01/05          120          360              0              0           1          5         07/01/15
  153   07/01/05        08/01/05          120          360              0              0           1          7         07/01/15
  154   06/06/05        08/01/05          120          240              0              0           1          7         07/01/15
  155   05/25/05        07/01/05          119          359              0              1           1          7         06/01/15
  156   06/02/05        08/01/05          120          360              60             0           1          7         07/01/15
  157   05/12/05        07/01/05          119          359              0              1           1          7         06/01/15
  158   05/31/05        07/01/05          119          299              0              1           1          7         06/01/15
  159   05/02/05        07/01/05          119          360              30             1           1          7         06/01/15
  160   04/26/05        06/01/05          118          328              0              2           1          7         05/01/15
  161   05/31/05        07/01/05          119          299              0              1           1          7         06/01/15
  162   05/02/05        07/01/05          179          179              0              1           1          7         06/01/20
  163   04/08/05        06/01/05          118          358              0              2           1          7         05/01/15
  164   05/20/05        07/01/05          119          299              0              1           1          7         06/01/15
  165   06/21/05        08/01/05          120          360              0              0           1          7         07/01/15
  166   07/15/05        09/01/05          120          360              0              0           1          5         08/01/15
  167   07/31/05        09/01/05          120          360              0              0           1          7         08/01/15
  168   06/01/05        07/01/05          119          299              0              1           1          7         06/01/15
  169   07/08/06        09/01/05          120          360              0              0           1          5         08/01/15
  170   05/26/05        07/01/05          119          119              0              1           1          5         06/01/15
  171   04/08/05        06/01/05          118          238              0              2           1          7         05/01/15
  172   05/11/05        07/01/05           83          360              36             1           1          7         06/01/12
  173   07/31/05        09/01/05          240          240              0              0           1          7         08/01/25
  174   05/20/05        07/01/05          119          359              0              1           1          7         06/01/15
  175   05/17/05        07/01/05          119          359              0              1           1          7         06/01/15
  176   06/30/05        08/01/05          120          360              0              0           1          5         07/01/15
  177   05/31/05        07/01/05          119          359              0              1           1          7         06/01/15
  178   06/30/05        08/01/05          120          360              0              0           1          5         07/01/15
  179   06/30/05        08/01/05          120          360              0              0           1          5         07/01/15
  180   05/11/05        07/01/05          119          359              0              1           1         15         06/01/15
  181   05/03/05        07/01/05          119          254              0              1           1          7         06/01/15
  182   06/16/05        08/01/05           72           0               72             0           1          0         07/01/11
  183   12/21/04        02/01/05           78          354              0              6           1          7         01/01/12
  184   05/31/05        07/01/05          119          299              0              1           1          7         06/01/15
  185   06/22/05        08/01/05          120          360              0              0           1          7         07/01/15
  186   03/17/05        05/01/05          117          357              0              3           1          7         04/01/15
  187   05/02/05        07/01/05          119          360              36             1           1          7         06/01/15
  188   07/08/05        09/01/05          120          360              0              0           1          5         08/01/15
  189   12/27/04        02/01/05          174          294              0              6           1         15         01/01/20
  190   05/25/05        07/01/05          119          299              0              1           1          7         06/01/15
  191   05/24/05        07/01/05          119          299              0              1           1          7         06/01/15
  192   06/23/05        08/01/05          240          240              0              0           1          7         07/01/25
  193   07/08/05        09/01/05           60          360              0              0           1          5         08/01/10
  194   07/08/05        09/01/05           60          360              0              0           1          5         08/01/10
  195   05/31/05        07/01/05          119          299              0              1           1          7         06/01/15
  196   04/29/05        06/01/05          118          358              0              2           1          7         05/01/15




                                                                                    REMAINING
                     FINAL        MATURITY/ARD       MATURITY                       PREPAYMENT
LOAN #  ARD LOAN    MAT DATE   BALANCE ($)(2),(4)    LTV %(1),(10)           PROVISION (PAYMENTS)(11)                2002 NOI ($)
------  --------    --------   ------------------    -------------           ------------------------                ------------

   1       No                        100,000,000     52.8                       L(24),Def(92),O(4)
  1.1                                 40,444,444
  1.2                                 34,000,000
  1.3                                 25,555,556
   2       No                         80,000,000     79.2                       L(24),Def(31),O(4)
   3       No                         64,579,208     68.7                       L(24),Def(92),O(4)
   4       No                         40,282,715     52.6                       L(24),Def(67),O(3)
   5       No                         45,000,000     41.7                       L(24),Def(57),O(2)
   6       No                         35,853,457     65.2                      L(24),Def(116),O(4)                     2,951,544
   7       No                         32,937,957     71.4                       L(24),Def(91),O(4)
   8       No                         26,820,419     63.3                       L(24),Def(92),O(4)
   9       No                         22,576,380     50.2                       L(24),Def(91),O(4)
  10       No                         26,813,286     71.9                       L(24),Def(92),O(4)
  11       No                         23,678,484     54.9                      L(24),Def(152),O(4)
  12       No                         23,244,365     71.5                       L(24),Def(91),O(4)
  13       No                         23,570,474     54.2                       L(24),Def(89),O(4)
  14       No                         23,105,518     73.6                       L(24),Def(92),O(4)
  15       No                         21,358,684     71.2                       L(24),Def(92),O(4)                     2,173,433
  16       No                         20,369,960     69.4                       L(24),Def(50),O(4)                     2,353,684
  17       No                         18,487,311     61.6                       L(24),Def(91),O(4)
  18       No                         21,659,516     77.9           L(12),Grtr1%orYM(48),Lssr2%orYM(11),O(13)          2,003,191
  19       No                         21,290,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)
  20       No                         19,638,590     72.7                       L(24),Def(29),O(4)
  21       No                         21,140,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)
  22      Yes       08/01/35          18,125,669     64.7                       L(24),Def(93),O(4)
  23       No                         17,964,713     65.3                       L(24),Def(88),O(7)
  24       No                         17,437,296     69.7                       L(24),Def(92),O(4)                     1,658,014
  25       No                         18,513,087     70.9                       L(24),Def(48),O(4)
  26       No                         18,291,523     55.6                       L(24),Def(90),O(4)
  27       No                         19,000,000     79.2                       L(24),Def(28),O(7)                     2,129,880
  28       No                         18,920,000     70.1                 L(24),DeforGrtr1%orYM(44),O(4)
  29       No                         17,072,510     64.8                       L(24),Def(92),O(4)
  30       No                         16,471,657     69.4                       L(24),Def(50),O(4)                     1,635,351
  31       No                         15,933,121     70.8                       L(24),Def(92),O(4)
  32       No                         16,142,444     67.8                       L(24),Def(92),O(4)
  33       No                         15,708,434     58.7                       L(24),Def(67),O(3)                     2,080,397
  34       No                         12,733,270     55.4                      L(24),Def(149),O(4)
  35       No                         17,440,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)
  36       No                         17,210,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)
  37       No                         14,152,606     64.3                       L(24),Def(92),O(4)
  38      Yes       05/01/35          14,610,247     59.2                      Grtr1%orYM(114),O(4)
  39       No                         12,784,566     56.8                       L(24),Def(88),O(4)
  40       No                         16,160,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)
  41       No                         14,828,502     74.1                       L(24),Def(91),O(4)
  42       No                         15,480,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)
  43       No                         13,340,678     70.2                       L(24),Def(92),O(4)
  44       No                         12,399,833     56.4                       L(24),Def(91),O(4)
  45       No                            291,717     1.5                       L(24),Def(190),O(25)                    1,342,043
  46      Yes       07/01/32          11,782,438     62.0                       L(24),Def(89),O(7)                     1,238,751
  47       No                         12,931,500     66.7                       L(24),Def(89),O(4)
  48       No                         13,651,484     63.6                       L(24),Def(90),O(4)                     1,561,725
  49       No                         13,365,107     73.6                       L(24),Def(52),O(4)
  50       No                         14,250,000     49.1                       L(24),Def(92),O(4)
  51       No                         12,987,104     73.0                       L(24),Def(90),O(4)                       840,929
  52       No                         13,575,226     62.3                       L(24),Def(67),O(3)                     1,384,622
  53       No                         14,160,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)
  54       No                         12,434,887     69.1                       L(24),Def(91),O(4)                     1,146,234
  55       No                         12,191,099     69.7                       L(24),Def(92),O(4)                     1,488,247
  56       No                         11,612,411     63.1                       L(23),Def(93),O(4)
  57       No                         11,556,913     66.0                       L(24),Def(90),O(4)                     1,109,733
  58       No                         13,740,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)               1,007,257
  59       No                         11,917,672     70.5                       L(24),Def(92),O(4)
  60       No                         13,400,000     79.8                       L(24),Def(34),O(2)
  61       No                         11,258,495     58.5                       L(24),Def(90),O(4)
  62       No                         11,158,906     74.4                       L(24),Def(89),O(4)                     1,416,320
  63       No                         13,100,000     80.0                       L(24),Def(29),O(4)
  64       No                         10,915,962     70.9                       L(24),Def(91),O(4)
  65       No                         10,227,242     69.6                       L(23),Def(93),O(4)
  66       No                          9,740,542     52.7                       L(24),Def(90),O(4)
  67       No                          9,531,519     56.1                       L(24),Def(92),O(4)
  68       No                         10,110,365     66.3                       L(24),Def(91),O(4)                     1,028,138
  69       No                          9,974,492     70.7                       L(24),Def(51),O(3)                     1,224,666
  70       No                         10,161,631     73.1                       L(24),Def(91),O(4)                       403,199
  71       No                          9,192,816     66.1                       L(23),Def(93),O(4)                       803,345
  72       No                         10,910,000     75.2                 L(24),DeforGrtr1%orYM(44),O(4)
  73       No                         10,136,970     73.6                       L(24),Def(55),O(4)
  74       No                          9,669,586     71.4                       L(24),Def(52),O(4)                       615,835
  75       No                          9,225,845     69.5                       L(24),Def(92),O(4)
  76       No                         10,560,000     78.8                       L(24),Def(91),O(4)                       844,154
  77       No                          9,910,120     74.0                       L(23),Def(33),O(4)
  78       No                          8,591,694     59.3                       L(24),Def(91),O(4)
  79       No                          9,159,980     69.1                       L(24),Def(89),O(4)
  80       No                         10,190,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)
  81       No                         10,000,000     48.5                       L(24),Def(55),O(4)                     1,151,458
  82       No                          7,622,803     42.3                       L(24),Def(92),O(4)
  83       No                          8,564,415     58.7                       L(24),Def(67),O(3)
  84       No                          7,573,427     66.4                       L(24),Def(92),O(4)                     1,068,285
  85       No                          8,059,365     59.7                   L(59),Grtr1%orYM(56),O(4)                    883,382
  86       No                          8,195,060     73.2                       L(24),Def(66),O(4)
  87       No                          7,374,036     62.2                       L(24),Def(91),O(4)                       869,332
  88       No                          8,006,013     72.8                       L(24),Def(90),O(4)                       964,602
  89       No                          5,769,990     35.0                       L(24),Def(92),O(4)                     1,511,225
  90       No                          7,208,688     58.6                       L(24),Def(83),O(4)
  91       No                          8,050,000     71.2                 L(24),DeforGrtr1%orYM(44),O(4)
  92       No                          7,120,643     72.1                   L(23),Grtr1%orYM(92),O(4)
 92.1                                    298,285
 92.2                                  4,149,616
 92.3                                  1,525,982
 92.4                                    375,584
 92.5                                    443,790
 92.6                                    167,331
 92.7                                    160,055
  93       No                          6,422,851     61.8                       L(23),Def(93),O(4)
  94       No                          6,531,542     51.8                       L(24),Def(91),O(4)                     1,084,581
  95      Yes       03/01/34           6,609,721     66.8                       L(24),Def(76),O(4)                        70,057
  96       No                          6,502,503     49.6                       L(24),Def(91),O(3)
  97       No                          5,722,554     65.8                       L(24),Def(92),O(4)                        49,813
  98       No                          5,763,144     62.3                       L(24),Def(91),O(4)                       533,657
  99       No                          4,937,447     49.4                       L(24),Def(92),O(4)
  100      No                          6,003,703     69.8                       L(24),Def(91),O(4)
  101      No                          5,568,656     65.1                       L(24),Def(84),O(4)
  102      No                          5,407,022     66.3                       L(24),Def(90),O(4)                       517,700
  103      No                          4,488,641     52.2                      L(24),Def(142),O(13)                      505,394
  104      No                          4,680,856     37.7                       L(24),Def(91),O(4)                       902,013
  105      No                          5,472,947     71.1                       L(24),Def(91),O(4)
  106      No                          5,059,069     65.9                       L(24),Def(92),O(4)                       226,861
  107      No                          5,317,973     70.9                       L(24),Def(92),O(4)                       649,253
  108      No                          5,335,995     61.3                       L(23),Def(93),O(4)                       466,929
  109      No                          4,174,089     55.7                       L(24),Def(92),O(4)                       881,353
  110      No                          5,140,829     55.3                       L(24),Def(79),O(3)
  111      No                          3,822,566     46.1                       L(24),Def(90),O(4)
  112      No                            125,766     1.6                       L(24),Def(189),O(25)
  113      No                          4,722,702     65.6                       L(24),Def(90),O(4)
  114      No                          4,879,732     70.7                       L(24),Def(90),O(4)                       478,952
  115      No                          4,492,707     66.1                       L(24),Def(92),O(4)
  116      No                          4,711,531     69.8                      L(24),Def(83),O(13)
  117      No                          4,998,183     67.5                    L(5),Grtr1%orYM(74),O(4)
 117.1                                 2,984,764
 117.2                                 2,013,419
  118      No                          4,370,766     65.7                       L(24),Def(92),O(4)
  119      No                          4,412,218     66.9                       L(24),Def(90),O(4)                       517,874
  120      No                          4,692,342     53.6                   L(59),Grtr1%orYM(56),O(4)                    512,417
  121      No                          4,420,517     52.3                       L(24),Def(89),O(4)                       471,061
  122      No                          4,336,862     66.7                       L(24),Def(91),O(4)                       392,407
  123      No                          4,348,061     62.6                       L(24),Def(90),O(4)
  124      No                          4,277,666     64.8                       L(24),Def(91),O(4)
  125      No                          4,235,084     60.5                       L(24),Def(92),O(4)
  126      No                          4,448,664     70.8                       L(24),Def(89),O(4)                       407,927
  127      No                          4,183,017     24.6                       L(24),Def(88),O(7)
  128      No                          4,126,632     62.5                       L(24),Def(91),O(4)
  129      No                          4,635,751     71.9                    L(9),Grtr1%orYM(45),O(4)
  130      No                          4,410,616     72.1                   L(23),Grtr1%orYM(92),O(4)
 130.1                                 1,500,519
 130.2                                 2,910,097
  131      No                          3,761,309     57.9                      L(24),Def(142),O(13)
  132      No                          4,063,439     62.2                       L(24),Def(89),O(4)                       532,911
  133      No                          3,857,532     65.7                       L(24),Def(92),O(4)
  134      No                          4,433,508     68.4                   L(33),Grtr1%orYM(20),O(4)
  135      No                          4,145,219     56.8                       L(24),Def(91),O(5)
  136      No                          3,453,847     51.5                       L(24),Def(91),O(4)
  137      No                          3,784,430     59.1                       L(24),Def(89),O(4)
  138      No                          3,756,424     63.1                       L(24),Def(90),O(4)
  139      No                          3,733,109     66.7                       L(23),Def(93),O(4)                        97,452
  140      No                          4,131,969     60.8                       L(24),Def(27),O(4)
  141      No                          3,594,322     61.2                       L(24),Def(92),O(4)
  142      No                          3,652,808     52.9                       L(24),Def(89),O(7)
  143      No                          3,547,232     65.7                       L(24),Def(85),O(4)
  144      No                          3,312,204     51.8                       L(24),Def(90),O(4)
  145      No                          2,967,835     57.1                       L(24),Def(88),O(4)                       375,830
  146      No                          3,384,446     69.5                       L(24),Def(90),O(4)                       185,639
  147      No                          3,243,972     69.0                       L(24),Def(91),O(4)                       340,240
  148      No                          3,314,116     70.5                       L(24),Def(92),O(4)
  149      No                          3,096,409     54.3                       L(24),Def(92),O(4)
  150      No                          2,682,622     45.5                       L(24),Def(91),O(4)
  151      No                          2,924,828     57.8                       L(24),Def(88),O(4)
  152      No                          2,880,733     65.7                       L(24),Def(92),O(4)
  153      No                          2,827,852     60.8                       L(24),Def(92),O(4)                       281,708
  154      No                          2,160,213     34.3                       L(24),Def(92),O(4)
  155      No                          2,838,291     63.8                       L(24),Def(91),O(4)
  156      No                          3,057,570     71.1                       L(24),Def(92),O(4)
  157      No                          2,773,502     62.0                       L(24),Def(91),O(4)                       315,814
  158      No                          2,502,072     42.4                   L(59),Grtr1%orYM(56),O(4)                    357,634
  159      No                          2,839,694     71.0                   L(59),Grtr1%or YM(56),O(4)
  160      No                          2,585,035     61.5                   L(46),Grtr1%orYM(68),O(4)
  161      No                          2,342,933     42.6                       L(24),Def(91),O(4)
  162      No                                  1     0.0                       L(24),Def(142),O(13)                      138,455
  163      No                          2,570,571     67.6                       L(24),Def(90),O(4)
  164      No                          2,316,149     54.1                       L(24),Def(91),O(4)
  165      No                          2,480,129     48.5                       L(24),Def(92),O(4)                       306,947
  166      No                          2,490,218     50.3                       L(23),Def(93),O(4)
  167      No                          2,505,877     62.6                       L(23),Def(93),O(4)
  168      No                          2,191,777     46.1                       L(24),Def(91),O(4)
  169      No                          2,350,429     67.2                       L(23),Def(93),O(4)
  170      No                             16,078     0.2                        L(24),Def(91),O(4)                       439,024
  171      No                          1,767,623     32.1                       L(24),Def(90),O(4)                       403,318
  172      No                          2,546,244     70.7                    L(5),Grtr1%orYM(74),O(4)
  173      No                             60,634     1.1                       L(23),Def(213),O(4)
  174      No                          2,249,784     65.2                       L(24),Def(91),O(4)                         1,110
  175      No                          2,239,110     64.0                       L(24),Def(91),O(4)
  176      No                          2,201,939     65.7                       L(24),Def(92),O(4)
  177      No                          2,213,571     41.0                   L(59),Grtr1%orYM(56),O(4)                    335,474
  178      No                          2,152,270     65.7                       L(24),Def(92),O(4)
  179      No                          2,086,048     65.7                       L(24),Def(92),O(4)
  180      No                          2,081,120     40.8                       L(24),Def(91),O(4)                       350,543
  181     Yes       09/01/26           1,694,551     49.1                       L(24),Def(91),O(4)
  182      No                          2,490,000     75.5                 L(24),DeforGrtr1%orYM(44),O(4)
  183      No                          2,250,668     71.9                       L(24),Def(50),O(4)
  184      No                          1,813,884     30.2                       L(24),Def(91),O(4)                       428,346
  185      No                          1,912,958     64.8                       L(24),Def(92),O(4)
  186      No                          1,895,651     58.1                       L(24),Def(89),O(4)
  187      No                          1,968,047     63.5                       L(24),Def(91),O(4)                       190,903
  188      No                          1,758,081     66.3                       L(23),Def(93),O(4)                       203,544
  189      No                          1,266,729     45.2                      L(24),Def(146),O(4)                       261,585
  190      No                          1,588,214     49.9                       L(24),Def(91),O(4)
  191      No                          1,337,135     50.5                       L(24),Def(91),O(4)
  192      No                                  0     0.0                       L(24),Def(191),O(25)                       91,606
  193      No                          1,539,539     66.7                       L(23),Def(33),O(4)
  194      No                          1,428,247     66.7                       L(23),Def(33),O(4)
  195      No                          1,061,860     44.2                       L(24),Def(91),O(4)                       148,746
  196      No                          1,009,565     67.3                       L(24),Def(90),O(4)




                                    MOST RECENT      MOST RECENT                               UW (1),(12),(17)
LOAN #  2003 NOI ($) 2004 NOI ($)       NOI ($)      NOI DATE       UW NOI ($)    UW NCF ($)   DSCR (X)              TITLE TYPE
------  ------------ ------------       -------      --------       ----------    ----------   --------              ----------

   1     59,422,164   69,462,505    73,002,655          05/31/05   78,461,540    69,251,953    3.61                  Leasehold
  1.1    20,175,802   23,601,570    25,500,084          05/31/05   27,767,131    24,584,499                          Leasehold
  1.2    24,845,688   27,192,845    27,586,111          05/31/05   29,439,243    25,892,112                          Leasehold
  1.3    14,400,674   18,668,090    19,916,460          05/31/05   21,255,167    18,775,342                          Leasehold
   2      6,971,745    7,240,665                                    6,885,798     6,381,412    1.29                     Fee
   3      6,002,865    6,022,857     6,011,585          03/31/05    5,874,931     5,616,987    1.24                     Fee
   4      4,857,435    5,639,017                                    4,569,331     4,189,760    1.39                  Leasehold
   5                   8,594,871     8,087,707          03/31/05    6,930,747     6,775,815    2.86                     Fee
   6      3,143,400    3,415,281                                    4,277,323     4,088,938    1.39                     Fee
   7      1,408,082    1,644,290                                    3,092,242     3,045,812    1.20                     Fee
   8      1,646,799    1,909,611     1,978,042          03/31/05    2,566,801     2,456,639    1.20                     Fee
   9                                 1,174,680          02/28/05    3,300,908     3,219,539    1.50                     Fee
  10                   1,529,366                                    2,445,322     2,342,061    1.21                     Fee
  11                   3,437,661                                    3,089,238     2,836,534    1.45                     Fee
  12                                   861,624          02/28/05    2,232,973     2,136,973    1.21                     Fee
  13      2,337,789    2,675,052                                    2,766,311     2,576,242    1.58                     Fee
  14                                 1,943,113          04/30/05    2,139,347     2,073,497    1.27                     Fee
  15      2,310,310    2,629,359                                    2,326,201     2,175,924    1.37                     Fee
  16      1,568,850                  1,356,078          09/30/04    2,302,924     2,121,893    1.34                     Fee
  17                                 2,059,291          02/28/05    2,114,736     2,012,525    1.38                     Fee
  18      1,819,640    1,881,616     1,982,246          03/31/05    2,001,182     1,937,982    1.28                     Fee
  19                   2,020,726                                    2,033,877     1,884,299    1.71                     Fee
  20                                 1,747,753          03/31/05    1,937,069     1,890,172    1.39                     Fee
  21      2,001,042    2,082,565                                    2,005,932     1,831,693    1.67                     Fee
  22      1,227,444    1,314,950     1,291,711          02/28/05    2,308,710     2,256,677    1.40                     Fee
  23      1,916,433    1,996,986                                    1,831,418     1,670,270    1.27                  Leasehold
  24      1,721,020    1,784,016                                    1,777,287     1,656,674    1.24                     Fee
  25      1,731,759    1,584,244     1,679,943          03/31/05    1,783,493     1,683,493    1.27                     Fee
  26      2,705,643    2,818,513                                    2,525,599     2,259,562    1.75                     Fee
  27      2,222,500    2,194,243                                    2,117,202     1,979,900    1.88                     Fee
  28      1,552,100    1,571,101                                    1,689,365     1,531,788    1.56                     Fee
  29        760,009      955,007     1,211,572          03/31/05    1,747,193     1,653,344    1.38                     Fee
  30      1,425,841    1,834,256                                    1,845,744     1,712,074    1.34                     Fee
  31      1,578,900    1,650,270     1,635,934          03/31/05    1,605,829     1,512,457    1.30                     Fee
  32      1,263,701    1,241,700     1,305,020          02/28/05    1,575,931     1,491,403    1.20                     Fee
  33      2,091,347    2,122,581                                    2,079,826     1,769,043    1.52                     Fee
  34      1,714,060    1,762,007     1,748,424          03/31/05    1,747,742     1,629,626    1.30                     Fee
  35                   1,663,399                                    1,618,248     1,461,559    1.62                     Fee
  36                   1,710,159                                    1,617,164     1,486,895    1.67                     Fee
  37                                                                1,687,718     1,543,258    1.35                     Fee
  38                                                                2,289,595     2,167,235    1.69                     Fee
  39      1,936,502    1,775,448     1,791,289          03/31/05    2,093,857     1,822,827    1.40                     Fee
  40                   1,455,914                                    1,456,091     1,323,509    1.66                     Fee
  41      1,393,543    1,479,817     1,664,687          07/01/05    1,482,902     1,375,198    1.29                     Fee
  42                   1,389,585                                    1,326,857     1,268,955    1.58                     Fee
  43      1,150,027    1,284,783     1,286,251          03/31/05    1,267,400     1,204,162    1.22                     Fee
  44      1,588,928    1,568,113                                    1,528,688     1,520,243    1.54                     Fee
  45      1,386,738    1,348,367                                    1,545,815     1,479,585    1.21                     Fee
  46      1,285,457    1,297,828                                    1,323,411     1,250,482    1.20                     Fee
  47      1,206,311    1,219,353     1,233,802          02/28/05    1,244,611     1,201,411    1.21                     Fee
  48      1,565,508    1,736,672                                    1,591,378     1,480,648    1.52                     Fee
  49      1,110,432    1,151,915                                    1,192,015     1,134,815    1.22                     Fee
  50      2,286,134    2,015,015                                    2,475,915     2,244,484    3.13                     Fee
  51        946,106    1,085,572                                    1,234,173     1,166,762    1.21                     Fee
  52      1,382,822    1,368,262                                    1,301,586     1,210,803    1.29                     Fee
  53                   1,426,552                                    1,433,734     1,283,388    1.66                     Fee
  54      1,123,249    1,188,230                                    1,154,341     1,135,741    1.24                     Fee
  55      1,454,739    1,530,260     1,788,321          04/30/05    1,449,758     1,276,932    1.38                     Fee
  56                                                                1,717,852     1,479,602    1.58                     Fee
  57      1,192,336    1,267,943                                    1,288,788     1,224,196    1.29                  Leasehold
  58      1,086,216    1,116,878                                    1,224,661     1,130,198    1.59                     Fee
  59      1,087,103    1,272,786     1,205,752          02/28/05    1,143,741     1,063,615    1.20                     Fee
  60      1,109,838    1,191,206     1,250,221          05/31/05    1,116,157     1,061,005    1.50                     Fee
  61      1,536,844    1,607,259                                    1,468,840     1,347,507    1.54                     Fee
  62      1,254,099    1,163,363                                    1,267,433     1,189,933    1.29                     Fee
  63                                                                1,100,495     1,055,089    1.33                     Fee
  64      1,441,263    1,200,883     1,160,498          02/28/05    1,200,196     1,077,823    1.30              Fee and Leasehold
  65      1,035,097    1,185,556     1,121,852          04/30/05    1,034,093       950,385    1.23                     Fee
  66                                                                1,524,319     1,403,679    1.87                     Fee
  67      1,164,048    1,200,325     1,233,180          02/28/05    1,110,963     1,013,747    1.33                     Fee
  68      1,072,564    1,180,842     1,187,920          04/30/05    1,088,633     1,037,783    1.38                     Fee
  69      1,217,957                  1,135,916          10/31/04    1,204,124     1,088,991    1.46                     Fee
  70        168,378      905,650                                    1,032,850       964,650    1.34                     Fee
  71        809,320      919,030                                      970,977       925,508    1.21                     Fee
  72                   1,030,424                                      963,606       879,766    1.56                     Fee
  73      1,277,087      940,550       953,273          03/31/05    1,052,099       916,406    1.23                     Fee
  74        632,363      791,812                                    1,146,612     1,061,760    1.44                     Fee
  75                     958,817       998,710          04/30/05      964,250       871,250    1.24                     Fee
  76        915,372      875,205                                      957,935       905,814    1.59                     Fee
  77        753,849      938,595       891,591          02/28/05    1,084,248       954,648    1.35                     Fee
  78        976,238    1,004,619                                    1,050,421       967,688    1.42                     Fee
  79                                                                  971,705       888,085    1.28                     Fee
  80                   1,140,157                                    1,038,691       952,149    1.81                     Fee
  81      1,303,996    1,298,010                                    1,432,137     1,254,491    2.39                     Fee
  82        434,076      691,616       840,123          02/28/05    1,378,199     1,344,060    1.82                     Fee
  83      1,106,117    1,102,807                                    1,036,146       941,436    1.49                     Fee
  84      1,117,129    1,061,440                                    1,023,523       868,874    1.42                     Fee
  85        919,498    1,013,977     1,012,223          03/31/05      865,456       813,706    1.32                     Fee
  86                     656,375                                      787,789       745,052    1.20                     Fee
  87        882,798      916,653                                      912,396       823,131    1.39                     Fee
  88        988,211      909,753                                      948,500       838,464    1.42                     Fee
  89      1,484,147    1,664,165     1,729,136          07/01/05    1,613,060     1,151,368    1.52                     Fee
  90                                                                  896,852       890,312    1.51                  Leasehold
  91                     846,553                                      777,302       650,666    1.56                     Fee
  92                                                                  846,833       733,992    1.25                     Fee
 92.1                                                                  42,040        36,791                             Fee
 92.2                                                                 500,436       443,892                             Fee
 92.3                                                                 159,420       137,820                             Fee
 92.4                                                                  47,366        35,080                             Fee
 92.5                                                                  54,832        44,751                             Fee
 92.6                                                                  23,570        19,507                             Fee
 92.7                                                                  19,169        16,153                             Fee
  93        528,735      670,872       662,613          03/31/05      640,233       618,199    1.22                     Fee
  94      1,158,064    1,058,263                                      797,737       681,137    1.27              Fee and Leasehold
  95                     585,459       633,002          03/31/05      743,357       678,257    1.25                     Fee
  96      1,184,070    1,172,663                                    1,122,718     1,021,618    2.05                     Fee
  97        361,440      615,337       589,349          04/30/05      598,916       572,516    1.25                     Fee
  98        508,340      476,183                                      550,281       528,556    1.22                     Fee
  99                                                                  895,049       844,597    1.77                  Leasehold
  100       494,963      502,280       547,300          03/31/05      566,544       531,544    1.26                     Fee
  101                    378,524                                      663,226       619,036    1.34                     Fee
  102       555,719      554,565                                      578,755       555,619    1.24                     Fee
  103       592,822      616,486                                      565,886       532,709    1.22                     Fee
  104       891,729      989,590                                      940,906       830,279    1.86                     Fee
  105       859,085      518,523       542,315          03/31/05      550,228       516,628    1.27                     Fee
  106       452,732      533,886       466,283          04/30/05      512,623       488,623    1.21                     Fee
  107       588,660      649,266                                      584,393       537,473    1.38                     Fee
  108       505,444      570,967       542,280          03/31/05      504,982       476,199    1.20                     Fee
  109       875,353      803,575       815,046          03/31/05      637,581       629,930    1.35                     Fee
  110                                                                 751,158       691,213    1.78                     Fee
  111       636,224      679,379                                      622,317       584,238    1.17                     Fee
  112                    371,402                                      589,762       577,006    1.20                     Fee
  113       579,447      590,899                                      591,315       535,337    1.36                     Fee
  114       501,226      522,733                                      583,701       526,162    1.39                     Fee
  115                                                                 564,214       522,795    1.44                     Fee
  116                    479,359                                      556,251       508,344    1.41                     Fee
  117       491,964      486,999       453,383          02/28/05      498,121       466,107    1.32                     Fee
 117.1      295,659      290,929       257,972          02/28/05      303,237       282,270                             Fee
 117.2      196,305      196,070       195,411          02/28/05      194,884       183,837                             Fee
  118       517,027      507,648       510,092          03/31/05      484,064       472,591    1.39                     Fee
  119       514,319      531,353                                      502,923       457,525    1.27                     Fee
  120       518,656      561,281       569,257          03/31/05      553,801       508,079    1.42                     Fee
  121       421,386      510,604                                      587,536       533,177    1.45                     Fee
  122       598,510      476,508                                      498,042       450,791    1.28                     Fee
  123                                                                 452,418       432,559    1.22                     Fee
  124       396,200      489,849       520,360          04/30/05      453,599       423,599    1.23                     Fee
  125       529,680      492,484       462,162          01/31/05      534,851       481,099    1.41                     Fee
  126       422,895      429,248                                      437,871       401,871    1.21                     Fee
  127       195,612      272,043                                      610,184       533,626    1.56                     Fee
  128                                                                 497,833       452,129    1.38                     Fee
  129       425,449      539,412                                      560,552       462,023    1.37                     Fee
  130       323,511      494,575                                      521,261       449,067    1.25                     Fee
 130.1      114,090      174,418                                      185,270       159,810                             Fee
 130.2      209,421      320,157                                      335,991       289,257                             Fee
  131       277,496      521,159                                      470,370       430,516    1.25                     Fee
  132       560,748      578,312                                      503,785       439,894    1.28                     Fee
  133       424,053      419,961       431,888          03/31/05      414,869       403,683    1.39                     Fee
  134       540,445      593,634                                      519,945       469,029    1.42                     Fee
  135       606,966      595,168       597,439          03/31/05      565,185       512,183    1.78                     Fee
  136                                                                 510,139       485,388    1.43                     Fee
  137                    144,220                                      520,090       440,364    1.40                     Fee
  138       407,188      333,487       343,289          02/28/05      412,889       380,786    1.23                     Fee
  139       167,824      275,781       289,343          04/30/05      394,969       368,100    1.20                     Fee
  140                                                                 544,400       503,796    1.69                     Fee
  141       478,373      471,543                                      431,406       405,775    1.38                     Fee
  142       183,416      403,786       432,577          04/30/05      390,652       360,652    1.30                     Fee
  143                                                                 436,511       408,828    1.39                     Fee
  144       414,530      477,290       475,633          03/31/05      476,112       419,692    1.59                     Fee
  145       407,560      400,247                                      459,643       393,972    1.37                     Fee
  146       315,087      286,183                                      387,088       363,260    1.38                     Fee
  147       362,209      362,998                                      355,730       332,730    1.34                     Fee
  148                                                   03/31/05      350,296       305,690    1.20                     Fee
  149        35,109      223,091       276,060          03/31/05      357,804       337,004    1.47                     Fee
  150       157,232      364,206       363,529          04/30/05      355,484       329,222    1.25                  Leasehold
  151       396,886      409,966       396,949          03/31/05      376,490       363,009    1.52                     Fee
  152       290,533      310,259       319,884          03/31/05      330,014       320,647    1.39                     Fee
  153       270,318      314,379                                      321,901       286,068    1.25                     Fee
  154                                                                 503,520       470,555    1.72                     Fee
  155                                                                 319,078       276,295    1.20                     Fee
  156       330,435      348,073       351,108          02/28/05      343,032       303,032    1.38                     Fee
  157       258,655      246,481       318,535          03/31/05      338,374       302,399    1.32                     Fee
  158       426,555      392,941                                      381,875       346,903    1.44                     Fee
  159       302,497      312,702       325,565          02/28/05      316,092       289,987    1.32                     Fee
  160                                  239,325          04/30/05      309,147       295,147    1.28                     Fee
  161                    422,078                                      391,953       339,876    1.52                     Fee
  162       173,407      393,300                                      436,083       423,522    1.39                     Fee
  163                                                                 239,833       239,833    1.10                     Fee
  164       211,167      306,193                                      332,093       294,473    1.30                     Fee
  165       330,377      337,970                                      295,433       282,746    1.44                     Fee
  166                                                                 298,408       280,509    1.40                     Fee
  167                     15,424       108,501          04/30/05      322,660       281,892    1.38                     Fee
  168       470,539      447,497                                      434,725       391,970    1.87                     Fee
  169                                                                 278,604       262,153    1.35                     Fee
  170       457,298      454,221       477,582          03/31/05      455,930       408,893    1.14                     Fee
  171       409,848      395,524                                      476,243       444,155    1.96                     Fee
  172       285,958      291,630       274,158          02/28/05      261,061       241,621    1.34                     Fee
  173       197,462                    272,878          06/14/04      485,519       447,707    1.95                     Fee
  174       104,453      147,019       164,806          04/30/05      252,179       234,126    1.23                     Fee
  175                    245,350       245,314          03/31/05      251,605       237,105    1.32                     Fee
  176       265,992      261,252       251,522          03/31/05      264,352       256,285    1.39                     Fee
  177       358,591      363,112       375,318          04/30/05      357,824       332,549    1.84                     Fee
  178       292,705      305,504       288,517          03/31/05      240,665       230,994    1.39                     Fee
  179       250,791      305,414       260,405          03/31/05      267,451       259,445    1.39                     Fee
  180       344,795      324,004                                      395,664       375,937    2.23                     Fee
  181       219,572      253,814       253,028          02/28/05      257,656       243,558    1.22                     Fee
  182                    257,741                                      225,301       201,410    1.58                     Fee
  183                                  209,415          03/31/05      244,453       237,653    1.35                     Fee
  184       461,528      423,821                                      404,046       355,458    2.05                     Fee
  185        16,248       76,751       117,180          04/30/05      223,913       189,389    1.23                     Fee
  186                                                                 234,939       227,510    1.44                     Fee
  187       192,564      183,734       180,718          02/28/05      191,076       180,676    1.21                     Fee
  188       239,697      230,127       238,049          04/30/05      218,753       173,383    1.23                     Fee
  189       247,976                    269,163          08/31/04      247,973       228,106    1.39                     Fee
  190       133,982      226,788       255,510          03/31/05      237,320       229,787    1.48                     Fee
  191                                                                 190,636       175,513    1.35                     Fee
  192       113,063      143,716                                      248,012       232,185    1.61                     Fee
  193       153,607      134,145       139,643          04/30/05      145,490       132,990    1.22                     Fee
  194       132,514      135,015       134,912          04/30/05      141,421       129,171    1.22                     Fee
  195       145,962      191,806                                      207,724       186,431    1.82                     Fee
  196                                                                 114,266       108,839    1.30                     Fee




                                                                UPFRONT ESCROW(13)
                  -----------------------------------------------------------------------------------------------------------------

                  UPFRONT CAPEX   UPFRONT ENGIN.    UPFRONT ENVIR.   UPFRONT TI/LC   UPFRONT RE TAX    UPFRONT INS.   UPFRONT OTHER
LOAN #    PML %     RESERVE ($)      RESERVE ($)       RESERVE ($)     RESERVE ($)      RESERVE ($)     RESERVE ($)     RESERVE ($)
------    -----   -------------   --------------    --------------   -------------   --------------    ------------   -------------

   1
  1.1
  1.2
  1.3
   2                    5,502                                          2,545,000        1,138,258         478,333
   3      11.0                                                                            209,619
   4
   5
   6                                   107,536                                                            333,650
   7                                                                   1,250,000          146,344          11,094
   8      19.0                         261,563           328,500                          299,716           7,504
   9                                                                                      268,955          69,334         425,817
  10                                                                   2,500,000           14,523          23,135         200,000
  11                    2,475                                                              81,078          25,509
  12                                                                                      368,990          12,225
  13      12.0          1,702           17,164                            16,667           80,500           7,073         482,237
  14                    1,751           63,330                                            175,200          18,993          70,000
  15                                                                     750,000          140,896          31,782
  16                  120,000                                            250,000           29,699           3,982         750,000
  17                                     9,375                                            220,687          42,626
  18                                     9,375                                            205,886
  19
  20       7.0          1,201                              1,000           4,167           65,318          16,794         310,214
  21      19.0
  22                    2,501                                              2,500           78,500          24,000
  23                                                                                       86,152          19,387
  24                                    23,993                                             62,926          21,268
  25                    8,333                                                              56,607         111,874       1,000,000
  26
  27                                                                   1,500,000           15,065           4,355
  28      19.0
  29       6.0          1,561           48,500                             5,000          106,451          18,701
  30                   80,000                                            250,000           67,401          45,979
  31                    7,452           19,063                           154,167           39,455          19,337
  32                    1,117                              1,250           5,587          199,393          20,375         724,000
  33
  34                   14,051          403,633                                            115,500          48,640
  35
  36
  37                                                                   2,175,746           55,217           1,500
  38                                                                                       55,772          12,582       3,200,000
  39      10.0        274,195           55,000                                            112,200          36,574
  40
  41       6.0                                                                             92,483          30,250
  42
  43      11.0                                                                              7,584          38,326
  44                      704            2,656                                             98,799                          33,000
  45                                                                                      174,928           6,854
  46      12.0                          20,213                                             19,658          10,599
  47                  205,000                                                              25,205           9,000
  48
  49                    4,767                                                              69,967          24,565         260,000
  50
  51                    1,209           14,375             3,000           6,043          114,000           8,195         380,000
  52
  53
  54                                                                                       34,763           5,336
  55                                    57,684                           450,000          115,631          15,547         111,600
  56                                                                                       19,581
  57       5.0          1,660                              1,000           4,167           38,811          21,758          52,000
  58      13.0
  59                                     5,000                                             91,844          34,347
  60                                                                                      106,412          19,467
  61
  62                    6,458           79,438                                             54,316           4,300           4,306
  63                    1,009          100,000                                            119,513          31,629
  64                    1,748                                            110,809           67,854          25,639
  65                    2,169                                            258,333          127,033          22,500
  66      16.0
  67                   70,000                             29,000                          105,524          21,977
  68                                                                                      210,850
  69                                   256,834                                             73,443          21,465
  70       8.0                                                                             12,672          17,777
  71       5.0            697          241,990                             4,167           34,952          16,267
  72      14.0
  73                    2,077          383,688                            13,333           30,845           8,910
  74                    1,464                                              4,584           40,688           2,892         800,000
  75                                                                                       76,794         103,949
  76                    2,083           95,000                             3,750           79,643           4,578           2,188
  77                    1,643                                              3,333           73,870           7,280         750,000
  78                                                                                       88,431          19,498
  79                    1,851                                                                               5,715
  80
  81                                   275,625                                             62,072           6,041
  82                    2,845                                                              19,282          31,387         600,000
  83
  84                                   129,728                           100,000           16,501           2,481
  85      12.0         16,770          125,000           270,000                           17,249          13,731
  86                                                                                       56,301           5,494
  87                   51,865                                            160,417          130,857          15,597
  88                                                                     500,000           73,259           4,691
  89                                   117,947                                            127,651         236,890
  90                      545           35,775                                             13,292           6,995
  91
  92                   15,026                                             30,833          139,267          14,964          65,000
 92.1
 92.2
 92.3
 92.4
 92.5
 92.6
 92.7
  93                    1,837                                             21,170           47,750          12,448         300,000
  94                    3,125                                                              60,916          20,620
  95                    5,425            6,250                                             56,052          43,276         200,000
  96
  97                                                                                       56,084          19,733
  98      26.0                          26,681                                             23,797           2,286
  99                      760                                                             114,500          36,740
  100                   2,917           68,663                                             11,123          33,081
  101     11.0            685                                              3,655            5,215           1,885
  102      6.0            268                              1,250           2,750           14,950          10,559
  103                                                                                      86,789           4,350
  104                                                                                     102,151
  105                   2,800            2,500                                              6,709           4,441         442,000
  106                                                                                       7,032           1,924
  107                                                                                       7,677           7,687
  108     17.0                                                                              1,168
  109                                   49,050                                             77,151           5,075
  110
  111                   1,315                                                              14,058           8,491
  112                                                                                      18,272           5,395
  113                   1,082                                                             120,847
  114                                                                    100,000            4,840           1,935
  115      6.0            605                                              3,167           48,333           3,612
  116                  20,000           96,810                            70,000           77,819          10,289          43,253
  117                   1,667           12,125            10,000                           29,335          11,529
 117.1
 117.2
  118                                                                                      18,524             550
  119                   3,750           10,000                             4,167           83,723           9,487
  120     14.0         73,656           88,675                           103,185           10,127           3,307
  121                     736          150,000            13,125           2,667           28,214           7,109
  122                                                                    200,000           66,843             690
  123
  124     12.0         58,575                                                               9,325          23,827
  125      6.0            841          460,000                            10,417           43,575           9,533
  126                   4,500                                                              27,474           9,699
  127
  128                                                                                      76,557           4,500
  129                   1,266                                                              66,638          14,269
  130                  14,989                                            137,500           60,255           8,831          10,000
 130.1
 130.2
  131                                                                                      36,829             926
  132                   1,812                                            700,000           23,145          13,215
  133                                                                                      15,855             550
  134                     984                                            370,000           34,792           5,989          47,608
  135                     734                                                              72,298          10,707
  136      7.0            226                                            124,000           22,500          13,095         376,000
  137                   1,146                                            250,000           45,125           4,715         234,000
  138                   2,675          127,875                                             45,232          12,600
  139
  140                     504                                              4,167           25,181           5,516
  141                     517                                                              64,665           4,780
  142                                    3,500                                             15,988          23,720
  143      9.0            399                                              2,127            2,541             605             150
  144                  79,702           50,000                                              5,802          29,232
  145                   5,473            9,375                                             33,835          29,623
  146                   1,986                                                              74,529           5,326
  147                                                                                      26,915           2,548
  148                                  168,938                                             18,041           1,868
  149                                   13,375                                             16,889          14,379
  150                                                                                      28,202           4,521           8,550
  151                  40,500          262,000                                              1,544           1,771
  152                                                                                      10,835             550
  153     18.0                         476,500                           300,000           27,581           1,300
  154                                                                                      44,470           3,254
  155                                    7,766                                             26,550           1,716
  156                                                                                      35,472          33,635
  157     15.0                                                            50,000            3,716           2,651
  158                                                                                      56,393          21,384
  159                                                                     20,000            2,202           1,662
  160                   1,167                                                               4,832          18,893
  161                                                                                      33,636
  162                                    1,250                                             45,750           6,750
  163
  164                     723                                              3,000            8,454             936
  165     18.0
  166      8.0
  167                     351                                              1,667           23,000           5,514
  168                                                                                      25,970
  169
  170     15.0
  171                  11,352                                                              25,136           6,129
  172                     833           14,688                                             19,101           6,860
  173      8.0          1,070                              1,000           2,326           15,000           4,282
  174                                                                                      26,695
  175                   1,208                                                              26,067           2,349
  176                                                                                       8,540             550
  177     12.0                                                                              4,737             517
  178                                                                                      12,669             550
  179                                                                                      10,515             550
  180                     653                                                              28,417           4,716
  181                                                                                      13,579           5,592
  182
  183                     567           31,875                                              3,678           7,854         100,000
  184                                                                                      38,238
  185                                                                                       3,514           4,505
  186                      75                                             25,000           13,562           3,167
  187                                                                                       2,066          11,030
  188                 115,438
  189                     997                                              2,083            2,721           2,250
  190                                                                                      36,374          11,613
  191      4.0                                                                              2,400           1,216
  192                                                                                       2,551             805
  193      5.0         14,706                                                               9,929
  194      5.0         16,544                                                               9,761
  195                                   22,500                                             14,522
  196




                                                             MONTHLY ESCROW(14)
          ------------------------------------------------------------------------------------------------------------

          MONTHLY CAPEX     MONTHLY ENVIR.   MONTHLY TI/LC      MONTHLY RE TAX     MONTHLY INS.         MONTHLY OTHER   SINGLE
LOAN #       RESERVE ($)        RESERVE ($)     RESERVE ($)         RESERVE ($)      RESERVE ($)           RESERVE ($)  TENANT
------    -------------     --------------   -------------      --------------     ------------         -------------   ------

   1                                                                                                                      No
  1.1                                                                                                                     No
  1.2                                                                                                                     No
  1.3                                                                                                                     No
   2              5,502                             45,000             162,608           34,167                           No
   3                                                                    69,873                                            No
   4                                                                                                                      Yes
   5                                                                                                                      No
   6              5,950                                                 37,153           23,832                           No
   7              1,873                                                 48,781            5,547                           No
   8                                                                    29,972            3,752                           No
   9                                                                    33,619            8,667                           No
  10                                                                     7,262            2,892                           No
  11              2,475                                                 27,026            2,551                           Yes
  12              8,000                                                 52,713            4,075                           No
  13              1,702                             16,667              40,250            2,358                           No
  14              1,751                                                 29,200            2,374                           No
  15              2,330                                                 17,612            2,889                           No
  16              3,821                                                 29,699            3,982                           No
  17                                                                    24,521            7,104                           No
  18                                                                    29,412                                            No
  19                                                                                                                      No
  20              1,201                              4,167              32,659            3,009                           No
  21                                                                                                                      No
  22              2,501                              2,500              13,083            4,000                           No
  23              2,490                             37,038              33,303            1,762                           No
  24              1,383                              9,167              31,463            1,933                           No
  25              8,333                                                 18,869            7,991                           No
  26                                                                                                                      Yes
  27              1,437                                                 15,065            4,355                           Yes
  28                                                                                                                      No
  29              1,561                              5,000              15,207            6,234                           No
  30                                                                    33,701            3,109                           No
  31              2,452                              4,167              13,152            2,137                           No
  32              1,117                              5,587              19,939            6,792                           No
  33                                                                                                                      Yes
  34             14,051                                                 12,833            4,864                           No
  35                                                                                                                      No
  36                                                                                                                      No
  37                887                             12,500              11,043            1,500                           No
  38              1,548                              5,000              18,591            1,398                           No
  39             24,195                                                 19,744            6,096                           No
  40                                                                                                                      No
  41              1,669                                                 18,497            2,750                           No
  42                                                                                                                      No
  43                437                                                  7,584           12,775                           No
  44                704                                                 10,453                                  3,460     Yes
  45                                                                    24,990                                            No
  46              1,308              4,500                               9,829            2,650                           Yes
  47              5,000                                                  8,366            3,000                           No
  48                                                                                                                      No
  49              4,767                                                 13,993            4,094                           No
  50                                                                                                                      No
  51              1,209                              6,043              28,500            2,049                           No
  52                                                                                                                      Yes
  53                                                                                                                      No
  54              1,088                                                  5,794            2,668                           No
  55              2,393                                                 10,512            5,182                           No
  56                                                 8,333              19,581                                            No
  57              1,660                              4,167               9,703            2,418                           No
  58                                                                                                                      No
  59              2,491                                                 30,615            5,724                           No
  60              4,596                                                 15,202            6,489                           No
  61                                                                                                                      Yes
  62              6,458                                                 13,579            4,300                 4,306     No
  63              1,009                                                 44,602            3,954                           No
  64              1,748                             10,809              22,618            2,331                           No
  65              2,169                              8,333              21,172            3,750                           No
  66                                                                                                                      No
  67              1,843                                                 13,249            1,998                           No
  68                                                                    30,121                                            No
  69              3,547                              6,667              18,361            1,651                           No
  70              4,133                                                  6,336            1,766                           No
  71                697                              4,167               6,990            2,711                           No
  72                                                                                                                      No
  73              2,077                             13,333              15,422            2,228                           No
  74              1,464                              4,584               8,138            1,446                           No
  75              6,459                                                 10,971           17,325                           No
  76              2,083                              3,750              11,378              494                   219     No
  77              1,643                              3,333              12,312            1,213                           No
  78                                                                     9,826            3,250                           No
  79              1,851                                                                   1,905                           Yes
  80                                                                                                                      No
  81                                                                    12,414            3,020                           No
  82              2,845                                                  9,641            3,487                           No
  83                                                                                                                      No
  84              1,292                              3,417              16,501            2,481                           No
  85                732                                                  8,625            1,056                           No
  86                615                              2,500               9,384              916                           No
  87              1,865                             10,417              14,540            7,799                           No
  88              1,910                                                 14,652            1,173                           No
  89             21,894                                                 18,236           26,321                           No
  90                545                                                  2,658              636                           Yes
  91                                                                                                                      No
  92              1,526                              5,833              17,408            4,988                           No
 92.1                                                                                                                     Yes
 92.2                                                                                                                     No
 92.3                                                                                                                     No
 92.4                                                                                                                     Yes
 92.5                                                                                                                     Yes
 92.6                                                                                                                     Yes
 92.7                                                                                                                     Yes
  93              1,837                              1,170               7,958            4,149                           No
  94              2,480                              7,500              15,229            1,875                           No
  95              5,425                                                  6,228            3,784                           No
  96                                                                                                                      Yes
  97              2,200                                                  7,011            1,973                           No
  98              1,810                                                  5,949            2,286                           No
  99                760                              3,293                                                                Yes
  100             2,917                                                  5,561            3,308                           No
  101               685                              3,655               5,215              942                           No
  102               268                              2,750               4,983            1,320                           No
  103               356                              2,367              10,849                                            No
  104             1,560                              7,462              14,593                                            No
  105             2,800                                                  3,354            1,480                           No
  106             1,750                                                  7,032            1,924                           No
  107             3,910                                                  2,559            2,562                           No
  108                                                                                                                     No
  109             2,132                                                 12,859            2,538                           No
  110                                                                                                                     Yes
  111             1,315                                                 14,058              943                           Yes
  112               304                                759               3,045              771                           No
  113             1,082                                                 15,106                                            No
  114               906                              4,167               4,840              968                           No
  115               605                              3,167               4,833              452                           No
  116                                                                    9,727            2,076                           No
  117             1,667                                                  9,778            1,527                           No
 117.1                                                                                                                    No
 117.2                                                                                                                    No
  118               581                                                  2,315              550                           No
  119             3,750                              4,167              11,960            2,372                           No
  120               430                                                  5,064              661                           No
  121               736                              2,667               5,643            2,370                           No
  122               488                              4,167              11,140              690                           No
  123                                                                                                                     Yes
  124             2,500                                                  3,108            2,647                           No
  125               841                             10,417               6,225            1,589                           No
  126             4,500                                                  4,579            3,233                           No
  127                                                                                                                     No
  128                                                                    8,506            1,500                           No
  129             1,266                                                 11,106            1,297                           No
  130               989                              2,500               7,532            2,944                           No
 130.1                                                                                                                    No
 130.2                                                                                                                    No
  131               178                              2,917               7,366              463                           No
  132             1,812                                                  7,715            1,201                           No
  133               911                                                  1,982              550                           No
  134               984                                                  5,799              881                           No
  135               734                                                  7,230            1,785                           No
  136               226                                                  5,625            1,637                           No
  137             1,146                                                  9,025            1,572                           No
  138             2,675                                                  9,046            3,087                           No
  139                                                                                                                     No
  140               504                              4,167               5,036              788                           No
  141               517                                                  8,024              435                           Yes
  142             2,500                                                  3,198            2,654                           No
  143               399                              2,127               2,541              605                           No
  144             4,702                                                  5,802            2,706                           No
  145             5,473                                                  6,767            5,925                           No
  146             1,986                                                  9,894            1,593                           No
  147             1,914                                                  3,364            2,548                           No
  148             1,369                                                  4,510              934                           No
  149             1,733                                                  3,378            1,438                           No
  150               142                              2,404               3,525              932                           No
  151                                                                    1,544              886                           No
  152               293                                                  1,354              550                           No
  153               548                                                  3,065            1,300                           No
  154               126                                                  3,706              651                           No
  155               635                              2,500               8,850              858                           No
  156             3,333                                                  5,067            3,737                           No
  157               705                              2,281               1,858              379                           No
  158                                                                    7,049            1,839                           No
  159               443                              1,667               2,202              554                           No
  160             1,167                                                  2,416            1,574                           No
  161                                                                    5,606                                            No
  162               241                                                  5,083            2,250                           No
  163                                                                                                                     Yes
  164               723                              3,000               4,227              312                           No
  165                                                  917                                                                No
  166                                                                                                                     No
  167               351                              1,667               3,833            1,103                           No
  168                                                                    4,328                                            No
  169                                                                                                                     No
  170                                                                                                                     No
  171                                                                    3,591              681                           No
  172               833                                                  6,367              882                           No
  173             1,070                              2,326               2,500              714                           No
  174               215                              1,290               3,833                                    688     No
  175             1,208                                                  2,270            1,101                           No
  176               252                                                  4,270              550                           No
  177                                                                    2,369              517                           No
  178               453                                                  1,584              550                           No
  179               312                                                  1,314              550                           No
  180               653                                                  2,583              590                           No
  181                                                                    2,716              559                           Yes
  182                                                                                                                     No
  183               567                                                  1,226            1,122                           No
  184                                                                    5,463                                            No
  185               377                              2,500                 390            1,126                           No
  186                75                                                  1,937              452                           No
  187               975                                                  2,066            1,576                           No
  188                                                                                                                     No
  189               997                              2,083               1,360                                            No
  190               210                                                  4,042            1,161                           No
  191               210                              1,050               2,400              304                           No
  192               410                                942                 850              402                           No
  193                                                                                                                     No
  194                                                                                                                     No
  195                                                                    2,420                                            No
  196                                                                                                                     Yes




                                                               LARGEST TENANT
            ------------------------------------------------------------------------------------------------------------------

                                                                                                                      LEASE
  LOAN #    LARGEST TENANT                                                                             UNIT SIZE    EXPIRATION
  ------    --------------                                                                             ---------    ----------

     1
    1.1
    1.2
    1.3
     2      City of New York                                                                             216,646     07/23/10
     3      Cinamerica Theatre                                                                            32,562     11/30/21
     4      Interenet Security Systems, Inc.                                                             289,000     05/31/13
     5      Qwest Communications                                                                         161,141     06/30/14
     6      Wal-Mart                                                                                     209,621     08/13/27
     7      Home Depot                                                                                   104,664     01/01/36
     8      99 Ranch Market                                                                               30,500     03/31/08
     9      JC Penney                                                                                     82,603     09/30/24
    10      Talbot's                                                                                       9,630     01/31/17
    11      Discovery Communications                                                                     148,530     03/31/15
    12
    13      Hansen, Jacobson, Teller, Hoberman, Newman, Warren, Sloane & Richman                          20,846     09/30/10
    14      Ross Dress for Less                                                                           30,187     01/31/15
    15      Home Health Clinical Services                                                                 32,155     12/31/05
    16      REI                                                                                           27,000     05/09/15
    17      Sears                                                                                        107,806     08/31/18
    18
    19      Dominick's Fine Foods                                                                         74,495     04/30/17
    20      Stater Bros. Market                                                                           43,235     06/30/23
    21      Mollie Stones Markets                                                                         32,110     09/30/26
    22      Kohl's                                                                                        88,408     03/31/25
    23      D.C. Government                                                                              111,400     09/30/07
    24      Wild Oats Market                                                                              30,000     12/31/15
    25
    26      Capital One Services                                                                         225,220     03/13/10
    27      Capital One Services                                                                         157,819     05/10/10
    28      Albertson's                                                                                   35,068     10/31/08
    29      Albertson's                                                                                   29,765     09/30/07
    30      Movie Grille Concepts I, Ltd.                                                                 30,977     02/28/10
    31      Ukrop's                                                                                       58,473     08/31/10
    32      Coldwell Banker                                                                                7,997     09/30/07
    33      IKON                                                                                         157,790     01/31/13
    34
    35      Giant Food                                                                                    21,750     09/30/07
    36      Super Fresh                                                                                   41,223     02/28/16
    37      Illinois Bone & Joint Institute                                                               54,024     10/31/15
    38      Gooding's Supermarket                                                                         39,000     11/30/44
    39
    40      Safeway                                                                                       48,893     08/01/11
    41      Office Max                                                                                    24,000     09/30/09
    42      Giant Food                                                                                    28,161     02/28/13
    43      Wendy's                                                                                        5,885     04/30/15
    44      Bed Bath & Beyond                                                                             84,450     01/31/20
    45      Farmer Jack/A&P                                                                               55,124     01/31/15
    46      Sharp Healthcare                                                                              49,303     10/31/11
    47
    48      AT&T                                                                                         103,500     08/31/10
    49
    50      Farmer Jacks                                                                                  57,328     04/30/11
    51      Max & Benny's Resteraunt                                                                      11,886     02/28/14
    52      The Dial Corporation                                                                         129,689     08/31/08
    53      Dominicks                                                                                     50,094     03/12/11
    54
    55      Stein Mart                                                                                    34,677     10/01/06
    56      CNC Associates                                                                               193,000     05/31/19
    57      Rite Aid                                                                                      27,462     04/30/16
    58      Ralphs Grocery Co.                                                                            40,775     11/30/08
    59      Babies R Us                                                                                   89,379     11/30/09
    60
    61      Kerr McGee                                                                                   101,111     06/30/14
    62
    63      Ivarone Brothers                                                                              12,375     04/30/24
    64      KPMG                                                                                          29,356     03/31/10
    65      Albertson's                                                                                   57,830     04/09/25
    66      Playboy Enterprises, Inc.                                                                     63,049     10/31/12
    67      AC Moore                                                                                      29,000     05/30/11
    68
    69      Tops                                                                                          66,120     08/31/12
    70
    71      Fresenius Medical Care                                                                        11,580     12/31/10
    72      Nob Hill                                                                                      31,833     01/13/15
    73      Wall, Einhorn & Chernitzer                                                                    32,187     10/31/15
    74      Curtiss Wright Inc.                                                                           27,197     08/31/06
    75
    76      TJ Maxx                                                                                       31,000     01/31/08
    77      Century 21                                                                                    17,112     04/30/12
    78      Beall's Outlet Stores, Inc.                                                                   29,590     04/30/10
    79      ABB Inc.                                                                                     111,040     12/31/14
    80      Shoppers Food Warehouse                                                                       49,028     05/31/07
    81      ComGraphics, Inc.                                                                             53,091     04/30/09
    82      G&G Moving                                                                                    17,000     06/15/05
    83      Allstate Insurance Company                                                                    84,200     08/31/12
    84      Cooper, Levenson                                                                               7,550     04/30/07
    85      Murrieta University, Inc.                                                                      5,200     08/31/06
    86      Modells                                                                                       19,850     07/31/25
    87      GSA-US Customs STC                                                                            25,627     03/12/10
    88      Electric Boat                                                                                 61,356     12/31/08
    89
    90      US General Services Administration                                                            43,599     10/24/24
    91      Pick N Save                                                                                   69,090     12/31/09
    92      Department of Revenue                                                                         15,598     12/31/09
   92.1     Allied Home Mortgage                                                                           3,700     02/29/08
   92.2     Department of Revenue                                                                         15,598     12/31/09
   92.3     Johnson Medical                                                                                6,500     08/31/09
   92.4     Dominion International Ministries                                                              8,315     05/31/08
   92.5     Faith Christian Center, Inc.                                                                   6,931     11/30/07
   92.6     Renee's Golden                                                                                 2,990     02/28/08
   92.7     El Ranchero                                                                                    1,941     12/31/07
    93
    94      GSA - FDA                                                                                     26,017     11/30/07
    95
    96      Metris                                                                                       101,100     01/31/10
    97
    98
    99      Greensboro Cinema, LLC                                                                        60,806     03/03/20
    100
    101     Construction Resources Group Inc.                                                              4,685     04/30/09
    102     Don Cuco's Inc.                                                                                4,002     01/31/17
    103     Chase Bank                                                                                     6,000     04/30/17
    104     Giant Foods                                                                                   53,820     08/31/10
    105
    106
    107
    108     Gladys Cafe                                                                                    1,753     03/31/15
    109
    110     Principal Life Insurance Company                                                              61,180     01/31/12
    111     Department of Veterans Affairs                                                                63,141     08/04/14
    112     CVS                                                                                           13,813     01/31/24
    113     Hobby Lobby                                                                                   50,895     12/31/14
    114     Safeco Insurance                                                                              12,570     03/31/07
    115     IHC Health Services, Inc.                                                                     16,042     01/31/10
    116     CVS                                                                                            8,640     02/17/10
    117
   117.1
   117.2
    118
    119     Brookshire Grocery Store                                                                      44,800     04/21/17
    120     Kragen Autoworks                                                                               6,921     02/28/06
    121     Dallas Ballet Center                                                                           8,432     08/31/07
    122     Pasquinelli Portrait Homes                                                                     6,650     12/31/07
    123     Circuit City                                                                                  37,766     12/31/14
    124
    125     Chase Credit                                                                                  20,269     08/31/08
    126
    127     Consolidated Delivery and Logistics                                                           19,920     01/31/07
    128     US Imaging Solutions, Inc.                                                                    42,724     07/31/10
    129     Geotrace Technologies, Inc.                                                                   30,872     04/30/07
    130     Record Search                                                                                 13,958     12/31/05
   130.1    SFI Hospital                                                                                   2,487     07/31/07
   130.2    Record Search                                                                                 13,958     12/31/05
    131     Illinois Central Hospital                                                                     10,019     02/29/12
    132     General Dynamics Corporation                                                                  18,515     01/31/06
    133
    134     CityNet LLC                                                                                   13,000     02/28/10
    135     Albertson's                                                                                   53,261     04/30/27
    136     Restaurant Vinci's                                                                             6,362     06/01/15
    137     Summit Bank                                                                                   39,153     04/30/10
    138
    139     American Mortgage                                                                              4,200     12/31/06
    140     Kidnastics                                                                                     4,340     08/31/11
    141     Department of Veterans Affairs                                                                31,000     03/24/15
    142
    143     Renal Treatment Centers                                                                        7,250     06/30/14
    144
    145
    146
    147
    148     Ace Hardware                                                                                  20,000     02/28/15
    149
    150     Las Palmas                                                                                     4,886     12/31/12
    151
    152
    153     United States Fish & Wildlife                                                                 20,821     01/31/10
    154     Renal Care Partners                                                                            6,000     08/14/14
    155     SNS Energy                                                                                     3,300     05/31/09
    156
    157     Alza Corporation                                                                               6,734     12/31/06
    158     Marson Procision Manufacturing                                                                 8,427     04/30/10
    159     El Rey- Restaurant                                                                             6,494     07/31/07
    160
    161     Harbor Freight                                                                                14,000     12/31/10
    162
    163     CVS                                                                                           10,880     12/31/29
    164     Practice Management Inc.                                                                      11,293     08/31/17
    165     Epoch Films                                                                                    4,132     03/01/08
    166     Payless Shoes                                                                                  2,868     04/22/10
    167     LJ Shrimp House                                                                                3,481     10/31/09
    168     Gullifty's                                                                                    10,875     09/30/08
    169     Complete Fly Fishing                                                                           2,800     03/31/14
    170     Castle Carpet, Inc.                                                                            4,760     08/31/05
    171     Social Security (GSA)                                                                         20,701     09/30/13
    172
    173     BC Products, Inc.                                                                             22,550     04/30/25
    174     Half Price Books                                                                               8,075     09/30/12
    175
    176
    177     Cyco-Path Bike Shop                                                                            4,250     03/31/09
    178
    179
    180     Food Lion                                                                                     33,000     08/08/21
    181     Sara Lee Bakery                                                                               44,800     09/30/17
    182     Chipotle Mexican Grill                                                                         4,500     12/31/11
    183
    184     Family Dollar                                                                                  6,890     12/31/05
    185     YMCA                                                                                           7,000     07/21/09
    186     Golden Dome Enterprises                                                                        2,250     03/21/15
    187
    188
    189     Food Lion                                                                                     30,280     04/20/10
    190
    191     Fox Fire Teas                                                                                  1,390     05/31/07
    192     Town & Country Cleaners                                                                        6,025     05/01/10
    193
    194
    195     American Homepatient                                                                           3,750     04/30/08
    196     Advanced Stores Company                                                                        7,000     03/31/20




                                                    2ND LARGEST TENANT
            ------------------------------------------------------------------------------------------------
                                                                                                    LEASE
  LOAN #    2ND LARGEST TENANT                                                       UNIT SIZE    EXPIRATION
  ------    ------------------                                                       ---------    ----------

     1
    1.1
    1.2
    1.3
     2      Quick & Reilly                                                              48,848     06/30/09
     3      Bristol Farms                                                               31,067     11/30/16
     4
     5      NCS Pearson Inc.                                                            49,314     12/31/13
     6      Sears                                                                      121,044     07/26/16
     7      Stop & Shop                                                                 55,556     07/01/12
     8      Bank of America                                                             11,515     06/30/06
     9      Belk                                                                        73,777     03/04/24
    10      Damon's Grill                                                                7,175     08/31/19
    11
    12
    13      Browne & Woods LLP                                                          13,723     11/30/12
    14      Bed Bath and Beyond                                                         28,000     01/31/15
    15      Canon                                                                       19,520     06/30/06
    16      Plaza Park Salon                                                            20,000     01/14/12
    17      AMC                                                                         54,805     12/31/16
    18
    19      Elston Ace Hardware                                                         10,800     08/31/08
    20      Blockbuster                                                                  4,800     06/30/08
    21      Longs Drug Store                                                            27,111     02/28/10
    22      Regal Cinemas                                                               77,684     04/30/18
    23      CVS                                                                          7,969     01/31/11
    24      TJ Maxx                                                                     27,120     01/31/09
    25
    26
    27
    28      Rite Aid                                                                    17,050     04/30/09
    29      Ace Hardware                                                                22,522     02/28/16
    30      Bridgestone/Firestone, Inc.                                                  8,014     10/31/14
    31      American Family Fitness                                                     32,000     02/28/11
    32      EWM - First Reserve                                                          7,468     02/28/06
    33
    34
    35      CVS                                                                         15,000     12/31/08
    36      Parkville Lanes                                                             22,000     01/31/08
    37      Illinois Sports Medicine and Orthopedic Surgery Center, LLC                 14,860     12/31/16
    38      Landry's Seafood House                                                       7,000     03/22/19
    39
    40      TJ Maxx                                                                     25,220     06/30/12
    41      Jo-Ann Fabrics & Crafts                                                     19,500     01/31/06
    42      CVS                                                                         10,000     01/31/24
    43      Gold's Gym                                                                   3,918     12/31/05
    44
    45      N.Y. Hair Care                                                              13,094     03/11/10
    46
    47
    48      Jordan Associates                                                           25,000     12/31/08
    49
    50      Dunham's Sports                                                             24,087       MTM
    51      Trader Joe's                                                                11,000     01/31/06
    52
    53      Toys R Us                                                                   38,580     01/31/07
    54
    55      Books-A-Million                                                             25,400     01/01/07
    56      Harborlite Distribution Corp                                               136,000     12/31/05
    57      Goodwill Industries of Southern California                                  12,600     01/31/11
    58      Rite Aid                                                                    17,700     05/31/14
    59      Pathmark                                                                    58,349     03/31/25
    60
    61
    62
    63      CVS                                                                          7,200     01/31/10
    64      BPBDK, LLC                                                                  23,879     06/30/09
    65      Health Minds, Inc.                                                          17,370     03/31/06
    66      Sony Electronics                                                            20,203     08/31/09
    67      Good Will Industries                                                        13,500     07/31/10
    68
    69      Marc's                                                                      40,487     07/31/11
    70
    71      La Sierra Veterinary Hospital                                                5,823     06/30/14
    72      Longs Drugs                                                                 26,495     05/31/10
    73      RBC Centura Bank                                                            21,948     11/30/14
    74      Eurotherm Controls Inc.                                                     20,127     03/31/10
    75
    76      Stax's Peppermill                                                            9,910     08/31/07
    77      Qwiz Inc.                                                                   16,144     02/28/12
    78      Dockside Imports                                                            24,887     02/28/08
    79
    80      Goodwill Industries                                                         12,336     06/30/09
    81      Chicago Art Production                                                      46,104     02/28/07
    82      Deluxe Moving and Storage                                                   12,445     03/15/05
    83      Holladay Property Services                                                   5,756     09/30/06
    84      Underwriters Marketing                                                       5,774     12/31/05
    85      Samis Market & Liquor                                                        3,016     05/31/08
    86      Blast Fitness                                                               11,975     04/30/16
    87      Department of Financial Services                                            20,110     06/30/07
    88      State of Connecticut Department of Labor                                    13,912     08/31/09
    89
    90
    91      Harbor Freight Tools                                                        14,160     05/31/08
    92      Dominion International Ministries                                            8,315     05/31/08
   92.1
   92.2     Behnke & Associates                                                          5,544     12/31/06
   92.3     South Broward Hospital                                                       4,000     08/31/08
   92.4
   92.5
   92.6
   92.7
    93
    94      GSA - OHA                                                                   23,773     05/31/05
    95
    96
    97
    98
    99
    100
    101     5 Star Funding                                                               3,754     04/14/09
    102     Quintessentials, Inc.                                                        3,680     08/31/10
    103     Texans Credit Union                                                          5,490     08/31/09
    104     Funtime Cinemas                                                              7,750     03/31/06
    105
    106
    107
    108     Twelve Oaks                                                                  1,411     01/31/06
    109
    110
    111
    112     Franklin Bank                                                                2,200     08/31/14
    113     Kansas Department of Revenue                                                 6,000     03/31/09
    114     Rehab Management                                                            12,297     03/31/11
    115     Glade, Wilcox, Conner                                                        6,946     10/31/16
    116     USA Karate                                                                   4,542     10/31/06
    117
   117.1
   117.2
    118
    119     Palais Royal, Inc.                                                          21,000     04/30/07
    120     Temecula Pawn & Coin                                                         3,107     11/30/06
    121     Sherwin Williams                                                             8,400     05/31/09
    122     Legacy Mortgage                                                              5,286     08/31/07
    123
    124
    125     California National Bank                                                     7,254     09/30/09
    126
    127     D&A Offset Services                                                         13,920     06/30/07
    128     Lupos Professional Hockey Institute, LLC                                    17,086     05/31/07
    129     A.I. & Associates, Inc.                                                      7,047     04/30/06
    130     Caregiver.com                                                                2,600     12/31/05
   130.1    Express Billing Solutions                                                    2,415     02/28/06
   130.2    Caregiver.com                                                                2,600     12/31/05
    131     Progressive Casualty Insurance                                               8,475     10/31/08
    132     Sonalysts, Inc.                                                             17,190     09/30/05
    133
    134     United Audit Systems                                                        14,287     12/31/09
    135     Total Fashion District                                                      21,000     11/30/06
    136     Union 76 Convenient Store/Gas Station                                        6,295     06/01/25
    137     Pay Day One                                                                 11,822     01/31/10
    138
    139     Wells Fargo                                                                  4,122     07/31/08
    140     Armando's Caribbean                                                          3,113     05/31/14
    141
    142
    143     Think Omni Media LLC                                                         2,900     08/30/07
    144
    145
    146
    147
    148     Tops Market                                                                 17,000     07/31/09
    149
    150     Alltel                                                                       3,200     11/30/08
    151
    152
    153     Warner Pacific College                                                       8,500     05/18/14
    154     Dawn's Early Light                                                           4,800     06/06/09
    155     Randstad Agency                                                              2,275     06/30/05
    156
    157     KC Engineering                                                               4,920     01/31/08
    158     Wolf Medical Supply                                                          8,386     12/31/05
    159     Lincare                                                                      3,400     05/31/07
    160
    161     Dollar General                                                               8,320     11/14/08
    162
    163
    164     SAIA Motor Freight Line                                                      7,374     11/30/10
    165     Here We Go Again                                                             2,800     12/01/08
    166     Maxcy's Cafe                                                                 2,700     06/22/15
    167     Torres Martial Arts                                                          2,549     05/31/09
    168     Dollar General                                                               7,489     02/28/06
    169     Cleaners                                                                     1,880     08/31/09
    170     Food Lines                                                                   4,320       MTM
    171     Valley Association for Independent Living                                    5,860     08/31/12
    172
    173     Martha Olson/Imperial                                                       10,150     02/28/07
    174     Pho Saigon Restaurant                                                        3,730     03/31/10
    175
    176
    177     My Buddies Pizza                                                             3,200     05/31/09
    178
    179
    180      Dollar General                                                              7,200     09/30/13
    181
    182     Pompan, Murray & Werfel                                                      1,210       MTM
    183
    184     Blockbuster                                                                  6,330     09/30/07
    185     Game Exchange                                                                4,000     03/09/10
    186     Tropical Smoothy Cafe                                                        2,142     11/30/09
    187
    188
    189     Family Dollar                                                                7,000     12/31/08
    190
    191     American Family Insurance                                                    1,368     08/31/09
    192     Goodwill Industries                                                          5,415     05/15/06
    193
    194
    195     First Wok                                                                    3,150     09/30/06
    196




                                               3RD LARGEST TENANT
            -------------------------------------------------------------------------------------
                                                                                          LEASE
  LOAN #    3RD LARGEST TENANT                                            UNIT SIZE    EXPIRATION
  ------    ------------------                                            ---------    ----------

     1
    1.1
    1.2
    1.3
     2      Institute for Community Living                                   28,804     12/31/13
     3      Copeland Sports                                                  25,804     02/28/12
     4
     5      KEI Pearson, Inc.                                                39,038     12/31/13
     6      JC Penney                                                        55,863     07/31/16
     7      Bob's Stores                                                     39,800     07/01/15
     8      West Coast Seafood Buffet                                         9,964     08/31/14
     9      Hollywood Cinema                                                 42,866     10/31/20
    10      Romano's Macaroni Grill                                           7,141        MTM
    11
    12
    13      Reproductive Medicine & Surgery Associates, Inc.                 10,423     07/31/09
    14      Petsmart                                                         22,500     01/31/18
    15      Gannett - USA Today                                              16,118     03/31/06
    16      Mason McDuffie of Texas, Inc.                                    10,000     11/30/09
    17      Beall's Department Store                                         35,600     04/30/09
    18
    19      Party City                                                       10,100     09/30/08
    20      G.M.A.C.                                                          4,076     06/30/08
    21      Bayhill Gym & Fitness                                             9,690     08/14/09
    22      Prestige Wines                                                   34,000     10/31/22
    23
    24      Ethan Allen                                                      11,495     10/31/06
    25
    26
    27
    28      Fitness 19                                                        8,400     05/31/14
    29      MKR Dance Studio                                                  6,243     08/31/08
    30      BGCXX, LP (Blue Goose)                                            6,200     04/30/10
    31      CVS                                                              10,344     11/30/06
    32      Southeast Hunting & Fishing                                       4,110     02/28/09
    33
    34
    35      Mattress Man                                                      5,000     06/30/07
    36      Castlewood Realty Co.                                            11,870     06/30/15
    37      Medical Imaging Investments LLC                                   6,270     02/28/15
    38      Florida Tire, Inc.                                                6,716     12/31/29
    39
    40      Blockbuster                                                       4,000     06/30/09
    41      Beverages & More                                                 16,000     10/31/11
    42      Mountain Kim Tae Kwon Do                                          5,000     06/30/13
    43      Export Assist VI                                                  2,907        MTM
    44
    45      CVS                                                              11,118     11/30/10
    46
    47
    48
    49
    50      Aco Hardware                                                     15,520     06/30/14
    51      Hancock Fabrics                                                  11,000     04/30/07
    52
    53      Walgreens                                                        12,000     03/31/13
    54
    55      PETsMart                                                         23,000     05/01/14
    56      Real Time Delivery                                              103,500     06/30/09
    57      American Tire                                                     6,000     03/31/11
    58      Blockbuster Video                                                 4,700     03/31/08
    59      Grand China Buffet                                                6,935     03/18/07
    60
    61
    62
    63      Green Cactus of Wantagh, Inc.                                     2,160     09/30/09
    64      Merrill Lynch                                                     8,749     12/31/09
    65      Dollar General                                                    8,160     03/31/07
    66
    67      Lucille Roberts                                                  10,700     03/31/16
    68
    69      Fashion Bug                                                       9,000     01/31/07
    70
    71      Auto Zone                                                         4,510     08/31/10
    72      Washington Mutual                                                 4,500     04/30/13
    73      General Services Administration                                  17,028     09/12/06
    74      Apex Gymnastics, Inc.                                            11,482     04/30/10
    75
    76      Thoughts of You                                                   5,400     12/31/07
    77      VCG                                                              15,066     07/31/12
    78      Big Lots                                                         24,346     01/31/08
    79
    80      Pat's Hallmark                                                    3,570     01/31/06
    81      Equinox Group, Inc.                                              19,529     09/30/07
    82      Meyer's Moving & Storage                                         10,000     03/15/05
    83
    84      Neurology Consultants                                             5,110     03/31/11
    85      Woo Mi Sushi                                                      3,000     09/30/08
    86      Lefty Magoos                                                     10,400     06/30/09
    87      Humana Medical Plan, Inc                                         10,780     06/30/06
    88      Carlson Therapy Network                                           6,192     12/31/09
    89
    90
    91      Walgreens                                                        11,165     04/30/30
    92      Faith Christian Center, Inc.                                      6,931     11/30/07
   92.1
   92.2     Town & Country                                                    5,145     01/31/06
   92.3     Century Medical Center of Broward                                 1,900     04/30/07
   92.4
   92.5
   92.6
   92.7
    93
    94      US Bankruptcy Court                                              23,760     12/31/07
    95
    96
    97
    98
    99
    100
    101     Rocksolid Granite                                                 3,204     01/26/09
    102     Tutoring Club                                                     2,000     05/31/09
    103     Colter's                                                          5,324     06/30/16
    104     York Pet Supply                                                   5,850     10/31/10
    105
    106
    107
    108     Philip Sturm                                                      1,324     06/30/10
    109
    110
    111
    112     Jack Brown Cleaners                                               2,000     08/31/09
    113     Jay Hawk Primary Care                                             5,600     03/31/08
    114     GetLoaded.com                                                     8,011     03/31/08
    115     AMD American Fork General Surgeons                                3,890     01/31/17
    116     Strike Zone                                                       3,975     12/31/09
    117
   117.1
   117.2
    118
    119     Rainbow Apparel of America                                        8,450     08/31/09
    120     Al & Ed's Autosound                                               3,016     02/28/09
    121     Peek's Carpet & Tile                                              6,000     12/31/09
    122     Mosley & Martens, PC                                              4,951     01/01/06
    123
    124
    125     City of Los Angeles                                               6,226        MTM
    126
    127     Greendot, Inc./New Leaf Paper                                    13,920     02/28/08
    128     Courier Solutions Inc.                                           16,069     12/31/09
    129     APS Financial                                                     5,334     09/30/06
    130     Taft Street Cafe                                                  2,525     06/30/09
   130.1    Group Chemical Ltd.                                               2,060     07/31/07
   130.2    Taft Street Cafe                                                  2,525     06/30/09
    131     Lewis University                                                  8,050     12/15/12
    132     EG&G Washington Analytical Services Center, Inc.                  8,018     10/31/06
    133
    134     Medi-Physics, Inc.                                                9,326     08/31/12
    135     Hi Fashion                                                        6,600     02/28/09
    136     Gourmet Burrito                                                   1,628     06/01/10
    137     Chemical Lime, Ltd.                                               7,000     06/30/10
    138
    139     Arizona Dept of Economic Security (DES)                           3,224     12/31/06
    140     Enhancing Health                                                  3,106     08/31/09
    141
    142
    143     Hilti                                                             2,900     10/31/09
    144
    145
    146
    147
    148     Dollar Tree                                                      11,385     02/28/15
    149
    150     H&R Block                                                         3,200     04/30/08
    151
    152
    153
    154     Curves                                                            3,600     08/31/07
    155     Dr. Ingenito                                                      2,000     09/30/09
    156
    157     Valley Remodeling                                                 2,710     04/30/06
    158     Del Val Publishing Corp.                                          5,015     05/31/09
    159     Allen Printing                                                    3,200     07/31/08
    160
    161     To the Trades                                                     7,020     01/31/08
    162
    163
    164     Board of Medicine                                                 5,540     11/30/09
    165     Casabella Florists                                                2,500     12/01/06
    166     Golf, Etc.                                                        2,460     05/29/10
    167     Matisse/Circo                                                     1,777     01/31/10
    168     Stalter Brothers, Inc.                                            6,150     12/31/07
    169     Cold Stone                                                        1,515     06/09/14
    170     Paragon Solution / Quickink                                       3,640     07/31/07
    171     Guel Medical Group                                                5,700     11/30/08
    172
    173     Roberts & Assoc.                                                 10,125     10/01/06
    174     Cho Tae Kwon Do                                                   3,000     10/31/09
    175
    176
    177     Stop Quick Mini Market                                            3,000     03/07/06
    178
    179
    180     Computer Technology Inc.                                          1,500     12/31/05
    181
    182     Oerth Associates                                                    550     11/30/06
    183
    184     Eileen's Fitness                                                  5,462     08/31/05
    185     Crayons 2 College                                                 2,438     01/05/09
    186     Superior Nails                                                    2,060     12/31/10
    187
    188
    189     New York Pizzeria                                                 2,400        MTM
    190
    191     Parisi's                                                          1,368     05/31/09
    192     Pipes & Pints                                                     3,741     12/01/09
    193
    194
    195     Karate for Kids                                                   2,800     03/31/07
    196


                            FOOTNOTES TO ANNEX A-1

(1)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)   For Mortgage Loans secured by multiple Mortgaged Properties, each
      Mortgage Loan's Original Balance ($), Current Balance ($) and
      Maturity/ARD Balance ($) is allocated to the respective Mortgaged
      Property based on the Mortgage Loan documentation or the Mortgage Loan
      Seller's determination of the appropriate allocation.

(3)   Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)   Each letter identifies a group of related borrowers.

(5)   For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

(6)   For Mortgage Loans that are Interest-Only for their entire term, the
      Monthly Debt Service was calculated as 1/12th of the product of (i) the
      Original Balance, (ii) the Interest Rate and (iii) 365/360.

(7)   Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(8)   For Mortgage Loans that have an Interest-Only period, the I/O Period reflects the initial Interest-Only period as of the respective Note Date of the Mortgage Loan.

(9)   For ARD Loans, the related Anticipated Repayment Date.

(10)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(11)  The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

      With respect to Loan Numbers identified as 1, 92, 94, 119, 124, 130, and
      146, the "L" component and the "Def" component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(12)  The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made after the Closing Date during the term of the loan.

(13)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(14)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(15)  With respect to Loan Numbers identified as 56, 65, 71, 77, 93, 108, 139,
      166, 167, 169, 173, 188, 193, and 194 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution
      Date as a result of the mortgage loan not having its first due date until
      September 2005.

(16)  With respect to Loan Numbers identified as 7 ($44,000,000 "as is" value),
      10 ($32,850,000 "as is" value), 29 ($25,200,000 "as is" value), 82
      ($17,500,000 "as is" value), 86 ($10,200,000 "as is" value), and 134
      ($5,355,000 "as is" value), the appraisal values and appraisal dates are reflective of the as-stablized values defined in the respective appraisals.

(17)  Loan Number 111 has an UW DSCR of 1.17x, but amortizes over 20 years.
      Loan Number 163 has an UW DSCR of 1.10x, and is secured by a fee interest leased to CVS until 12/31/29. Loan Number 170 has an UW DSCR of 1.14x, but fully amortizes over 10 years.

                                     A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES


                                                                                                 WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------------
                                                  AGGREGATE       % OF                     STATED             CUT-OFF
                              NUMBER OF             CUT-OFF    INITIAL                   REMAINING             DATE       LTV RATIO
                              MORTGAGE                 DATE       POOL    MORTGAGE          TERM        UW      LTV          AT
CUT-OFF DATE BALANCES           LOANS               BALANCE    BALANCE      RATE         (MOS.)(1)     DSCR    RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

$1,197,671 - $2,999,999             29          $67,059,626        3.1%      5.4735%        121        1.50x      67.2%        51.2%
$3,000,000 - $3,999,999             24           80,820,249        3.7       5.4488         121        1.37x      69.2%        55.9%
$4,000,000 - $4,999,999             17           77,951,492        3.6       5.6260         111        1.39x      69.7%        60.1%
$5,000,000 - $6,999,999             30          173,341,111        8.0       5.4315         123        1.35x      73.8%        59.9%
$7,000,000 - $9,999,999             14          118,480,053        5.5       5.4947         110        1.42x      71.0%        61.4%
$10,000,000 - $14,999,999           39          487,921,360       22.5       5.3084         108        1.47x      74.6%        65.2%
$15,000,000 - $24,999,999           29          548,595,996       25.3       5.4002          99        1.45x      75.1%        68.8%
$25,000,000 - $49,999,999           11          364,888,943       16.8       5.3200         119        1.53x      68.0%        60.0%
$50,000,000 - $99,999,999            2          150,000,000        6.9       5.5960          87        1.27x      77.0%        74.3%
$100,000,000 >=                      1          100,000,000        4.6       4.7250         120        3.61x      52.8%        52.8%
                            --------------------------------------------------------------------------------------------------------
TOTAL:                             196       $2,169,058,831      100.0%      5.3683%        109        1.54x      71.9%        63.7%
                            ========================================================================================================


                                 MORTGAGE RATES


                                                                                                  WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                                                  AGGREGATE       % OF                     STATED             CUT-OFF
                              NUMBER OF             CUT-OFF    INITIAL                   REMAINING             DATE       LTV RATIO
                              MORTGAGE                 DATE       POOL    MORTGAGE          TERM        UW      LTV          AT
MORTGAGE RATES                  LOANS               BALANCE    BALANCE      RATE         (MOS.)(1)     DSCR    RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

4.7250% - 4.9999%                    6         $180,094,607        8.3%     4.8138%         109        2.78x      58.8%        56.8%
5.0000% - 5.4999%                  117        1,332,541,640       61.4      5.2193          107        1.47x      72.5%        64.5%
5.5000% - 5.9999%                   63          491,047,331       22.6      5.6825          122        1.34x      73.9%        62.1%
6.0000% - 6.4999%                    9          144,375,252        6.7      6.1847           84        1.36x      75.3%        69.9%
6.6200% >=                           1           21,000,000        1.0      6.6200          121        1.40x      75.0%        64.7%
                            --------------------------------------------------------------------------------------------------------
TOTAL:                             196       $2,169,058,831      100.0%     5.3683%         109        1.54x      71.9%        63.7%
                            ========================================================================================================


                       ORIGINAL TERM TO MATURITY IN MONTHS


                                                                                                  WEIGHTED AVERAGES
                                                                       -------------------------------------------------------------
                                                  AGGREGATE       % OF                     STATED             CUT-OFF
                              NUMBER OF             CUT-OFF    INITIAL                   REMAINING             DATE       LTV RATIO
ORIGINAL TERM TO              MORTGAGE                 DATE       POOL    MORTGAGE          TERM        UW      LTV          AT
MATURITY IN MONTHS(1)           LOANS               BALANCE    BALANCE      RATE         (MOS.)(1)     DSCR    RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

<= 60                               11         $174,244,607        8.0%     5.7271%          59        1.40x      78.4%        77.0%
61 - 84                             26          382,685,051       17.6      5.2573           76        1.68x      71.3%        69.2%
85 - 120                           147        1,461,563,631       67.4      5.3079          117        1.54x      71.2%        62.2%
121 - 180                            8          125,584,676        5.8      5.8711          157        1.38x      73.0%        58.6%
181 - 240                            4           24,980,864        1.2      5.5733          239        1.31x      72.4%         1.4%
                            --------------------------------------------------------------------------------------------------------
TOTAL:                             196       $2,169,058,831      100.0%     5.3683%         109        1.54x      71.9%        63.7%
                            ========================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS


                                                                                                WEIGHTED AVERAGES
                                                                    ---------------------------------------------------------------
                                              AGGREGATE        % OF                     STATED             CUT-OFF
                        NUMBER OF               CUT-OFF     INITIAL                   REMAINING             DATE        LTV RATIO
REMAINING TERM TO       MORTGAGE                   DATE        POOL    MORTGAGE          TERM       UW       LTV            AT
MATURITY IN MONTHS(1)     LOANS                 BALANCE     BALANCE      RATE         (MOS.)(1)    DSCR     RATIO      MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

55 - 60                       11           $174,244,607         8.0%        5.7271%       59       1.40x       78.4%         77.0%
61 - 84                       26            382,685,051        17.6         5.2573        76       1.68x       71.3%         69.2%
85 - 120                     147          1,461,563,631        67.4         5.3079       117       1.54x       71.2%         62.2%
121 - 180                      8            125,584,676         5.8         5.8711       157       1.38x       73.0%         58.6%
181 - 240                      4             24,980,864         1.2         5.5733       239       1.31x       72.4%          1.4%
                       ------------------------------------------------------------------------------------------------------------
TOTAL:                       196         $2,169,058,831       100.0%        5.3683%      109       1.54x       71.9%         63.7%
                       ============================================================================================================


                    ORIGINAL AMORTIZATION TERM IN MONTHS(2)


                                                                                                WEIGHTED AVERAGES
                                                                    ---------------------------------------------------------------
                                              AGGREGATE        % OF                     STATED             CUT-OFF
                        NUMBER OF               CUT-OFF     INITIAL                   REMAINING             DATE        LTV RATIO
ORIGINAL AMORTIZATION   MORTGAGE                   DATE        POOL    MORTGAGE          TERM       UW       LTV            AT
TERM IN MONTHS            LOANS                 BALANCE     BALANCE      RATE         (MOS.)(1)    DSCR     RATIO      MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

120 - 240                     10            $51,614,896         3.1%        5.6269%      181       1.39x       63.3%         15.8%
241 - 300                     19            111,217,838         6.6         5.5427       120       1.53x       65.1%         49.1%
301 - 330                      2             18,092,456         1.1         5.4135       120       1.21x       78.0%         61.9%
331 - 360                    143          1,495,643,641        89.2         5.3884       115       1.35x       74.2%         65.3%
                       ------------------------------------------------------------------------------------------------------------
TOTAL:                       174         $1,676,568,831       100.0%        5.4063%      117       1.36x       73.3%         62.7%
                       ============================================================================================================


                    REMAINING AMORTIZATION TERM IN MONTHS(2)


                                                                                                WEIGHTED AVERAGES
                                                                    ---------------------------------------------------------------
                                              AGGREGATE        % OF                     STATED             CUT-OFF
                        NUMBER OF               CUT-OFF     INITIAL                   REMAINING             DATE        LTV RATIO
REMAINING AMORTIZATION  MORTGAGE                   DATE        POOL    MORTGAGE          TERM       UW       LTV            AT
TERM IN MONTHS            LOANS                 BALANCE     BALANCE      RATE         (MOS.)(1)    DSCR     RATIO      MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

119 - 240                     10            $51,614,896         3.1%        5.6269%      181       1.39x       63.3%         15.8%
241 - 300                     19            111,217,838         6.6         5.5427       120       1.53x       65.1%         49.1%
301 - 330                      2             18,092,456         1.1         5.4135       120       1.21x       78.0%         61.9%
331 - 360                    143          1,495,643,641        89.2         5.3884       115       1.35x       74.2%         65.3%
                       ------------------------------------------------------------------------------------------------------------
TOTAL:                       174         $1,676,568,831       100.0%        5.4063%      117       1.36x       73.3%         62.7%
                       ============================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.
(2) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-2

                               AMORTIZATION TYPES


                                                                                                  WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                                AGGREGATE        % OF                     STATED             CUT-OFF
                           NUMBER OF              CUT-OFF     INITIAL                   REMAINING             DATE        LTV RATIO
                           MORTGAGE                  DATE        POOL    MORTGAGE          TERM       UW       LTV            AT
AMORTIZATION TYPES           LOANS                BALANCE     BALANCE      RATE         (MOS.)(1)    DSCR     RATIO      MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)          74       $1,029,320,275        47.5%        5.3389%      115       1.34x       74.0%         66.4%
Balloon Loans(3)                  94          616,396,720        28.4         5.5128       115       1.40x       72.4%         59.5%
Interest Only                     22          492,490,000        22.7         5.2391        82       2.15x       67.3%         67.3%
                          ----------------------------------------------------------------------------------------------------------
SUBTOTAL:                        190       $2,138,206,995        98.6%        5.3660%      107       1.54x       72.0%         64.6%

FULLY AMORTIZING                   6          $30,851,836         1.4%        5.5263%      222       1.31x       67.1%          1.1%
                          ----------------------------------------------------------------------------------------------------------
TOTAL:                           196       $2,169,058,831       100.0%        5.3683%      109       1.54x       71.9%         63.7%
                          ==========================================================================================================


              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS


                                                                                                   WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
UNDERWRITTEN                                    AGGREGATE        % OF                     STATED             CUT-OFF
CASH FLOW                  NUMBER OF              CUT-OFF     INITIAL                   REMAINING             DATE        LTV RATIO
DEBT SERVICE               MORTGAGE                  DATE        POOL    MORTGAGE          TERM       UW       LTV            AT
COVERAGE RATIOS              LOANS                BALANCE     BALANCE      RATE         (MOS.)(1)    DSCR     RATIO      MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

1.10x - 1.19x(4)                  3           $11,631,845         0.5%         5.7423%     118       1.14x       65.8%         40.7%
1.20x - 1.29x                    65           803,837,539        37.1          5.4382      113       1.24x       77.3%         67.8%
1.30x - 1.39x                    53           493,258,136        22.7          5.4123      111       1.36x       74.8%         64.8%
1.40x - 1.49x                    23           182,287,025         8.4          5.6763      121       1.43x       71.3%         60.8%
1.50x - 1.69x                    29           365,544,852        16.9          5.2560       95       1.58x       70.0%         64.6%
1.70x - 1.99x                    16           130,667,984         6.0          5.2531      101       1.80x       65.6%         58.6%
2.00x - 2.99x                     5            67,581,449         3.1          5.1869       90       2.65x       44.8%         43.2%
3.00x - 3.61x                     2           114,250,000         5.3          4.7556      120       3.55x       52.3%         52.3%
                          ----------------------------------------------------------------------------------------------------------
TOTAL:                          196        $2,169,058,831       100.0%         5.3683%     109       1.54x       71.9%         63.7%
                          ==========================================================================================================


                            CUT-OFF DATE LTV RATIOS


                                                                                                   WEIGHTED AVERAGES
                                                                      --------------------------------------------------------------
                                                AGGREGATE        % OF                     STATED             CUT-OFF
                           NUMBER OF              CUT-OFF     INITIAL                   REMAINING             DATE        LTV RATIO
CUT-OFF DATE               MORTGAGE                  DATE        POOL    MORTGAGE          TERM       UW       LTV            AT
LTV RATIOS                   LOANS                BALANCE     BALANCE      RATE         (MOS.)(1)    DSCR     RATIO      MATURITY(1)
------------------------------------------------------------------------------------------------------------------------------------

29.4% - 49.9%                    12           $99,283,757         4.6%         5.2320%     104       2.52x       44.3%         38.2%
50.0% - 59.9%                    14           221,948,371        10.2          5.0321      115       2.47x       55.7%         50.4%
60.0% - 64.9%                    12            76,632,621         3.5          5.2497      114       1.64x       61.6%         53.9%
65.0% - 69.9%                    19           215,018,114         9.9          5.4411      122       1.48x       67.0%         56.8%
70.0% - 74.9%                    32           321,940,236        14.8          5.3207      118       1.32x       72.8%         62.7%
75.0% - 80.0%                   105         1,206,740,994        55.6          5.4444      103       1.36x       78.2%         70.1%
80.1% - 88.3%                     2            27,494,737         1.3          5.5556      118       1.25x       84.1%         73.7%
                          ----------------------------------------------------------------------------------------------------------
TOTAL:                          196        $2,169,058,831       100.0%         5.3683%     109       1.54x       71.9%         63.7%
                          ==========================================================================================================


(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Includes one partial interest-only ARD loan representing 1.0% of the initial pool balance.

(3)  Includes four amortizing ARD loans representing 1.9% of the initial pool balance.

(4)  Loan Number 111 has an UW DSCR of 1.17x, but fully amortizes over 20 years.
     Loan Number 163 has an UW DSCR of 1.10x, and is secured by a fee interest leased to CVS until 12/31/29. Loan Number 170 has an UW DSCR of 1.14x, but fully amortizes over 10 years.

                                     A-2-3

                           MATURITY DATE LTV RATIOS(1)


                                                                                    WEIGHTED AVERAGES
                                                        ----------------------------------------------------------------------------
                                    AGGREGATE        % OF                     STATED                     CUT-OFF
                  NUMBER OF           CUT-OFF     INITIAL                   REMAINING                     DATE        LTV RATIO
MATURITY DATE     MORTGAGE               DATE        POOL    MORTGAGE          TERM           UW           LTV            AT
LTV RATIOS(2)       LOANS             BALANCE     BALANCE      RATE         (MOS.)(2)        DSCR         RATIO      MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------

24.6% - 29.9%            1         $4,994,579         0.2%         5.5500%     119           1.56x           29.4%            24.6%
30.0% - 49.9%           23        151,758,260         7.1          5.3370      107           2.21x           51.5%            43.3%
50.0% - 59.9%           37        489,493,896        22.9          5.2902      122           1.92x           63.1%            54.7%
60.0% - 69.9%           76        719,645,865        33.7          5.4099      116           1.31x           75.8%            65.9%
70.0% - 80.0%           53        772,314,396        36.1          5.3777       90           1.39x           78.4%            74.1%
                  ------------------------------------------------------------------------------------------------------------------
TOTAL:                 190     $2,138,206,995       100.0%         5.3660%     107           1.54X           72.0%            64.6%
                  ==================================================================================================================


                         TYPE OF MORTGAGED PROPERTIES(3)


                                                                                                  WEIGHTED AVERAGES
                                                                                   ---------------------------------------------
                                                      AGGREGATE               % OF                        CUT-OFF
                            NUMBER OF                   CUT-OFF            INITIAL                         DATE
                            MORTGAGED                      DATE               POOL             UW           LTV
PROPERTY TYPE              PROPERTIES                   BALANCE            BALANCE           DSCR          RATIO     OCCUPANCY
--------------------------------------------------------------------------------------------------------------------------------

RETAIL
Anchored                           51              $800,216,529              36.9%          1.44x          74.8%         97.0%
Unanchored                         20               102,416,584               4.7           1.35x          70.5%         89.7%
Shadow Anchored                     9                75,571,187               3.5           1.31x          75.3%         95.4%
Theatre                             1                 6,500,000               0.3           1.77x          65.0%        100.0%
                           -----------------------------------------------------------------------------------------------------
SUBTOTAL:                          81              $984,704,300              45.4%          1.42x          74.3%         96.2%

OFFICE
Suburban                           47              $430,224,932              19.8%          1.45x          70.0%         97.4%
CBD                                 6               169,286,169               7.8           1.75x          65.0%         95.6%
                           -----------------------------------------------------------------------------------------------------
SUBTOTAL:                          53              $599,511,101              27.6%          1.54x          68.6%         96.9%

MULTIFAMILY
Garden                             37              $282,467,098              13.0%          1.29x          77.8%         93.8%
Mid/High Rise                       2                20,640,000               1.0           1.23x          75.9%         91.6%
                           -----------------------------------------------------------------------------------------------------
SUBTOTAL:                          39              $303,107,098              14.0%           1.29x          77.7%         93.6%

HOTEL
Full Service                        5              $125,016,410               5.8%           3.18x          55.3%           NAP

INDUSTRIAL
Flex                                8               $58,924,543               2.7%           1.57x          70.5%         97.2%
Warehouse/Distribution              3                19,226,865               0.9            1.47x          70.4%         91.4%
                           -----------------------------------------------------------------------------------------------------
SUBTOTAL:                          11               $78,151,409               3.6%           1.55x          70.5%         95.8%

MIXED USE                           7               $46,237,319               2.1%           1.38x          71.1%         91.3%

SELF STORAGE                        8               $26,360,753               1.2%           1.40x          74.5%         90.0%

MANUFACTURED HOUSING                2                $5,970,441               0.3%           1.45x          73.3%         91.5%
                           -----------------------------------------------------------------------------------------------------
TOTAL:                            206            $2,169,058,831             100.0%           1.54x          71.9%         95.6%
                           =====================================================================================================


(1)  Excludes fully amortizing mortgage loans.

(2)  For the ARD loans, the Anticipated Repayment Date.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)


                                                                                            WEIGHTED AVERAGES
                                                                ------------------------------------------------------------------
                                          AGGREGATE        % OF                STATED                  CUT-OFF
                       NUMBER OF            CUT-OFF     INITIAL               REMAINING                  DATE        LTV RATIO
                       MORTGAGED               DATE        POOL     MORTGAGE    TERM         UW           LTV            AT
LOCATION              PROPERTIES            BALANCE     BALANCE       RATE    (MOS.)(2)     DSCR         RATIO      MATURITY(2)
----------------------------------------------------------------------------------------------------------------------------------

California                    27       $356,252,536        16.4%     5.2089%     108        1.39x        72.1%          64.9%
Florida                       23        209,471,474         9.7      5.1856      120        2.46x        62.8%          56.8%
Virginia                      15        202,826,001         9.4      5.2288       96        1.78x        68.7%          63.9%
Texas                         19        176,329,399         8.1      5.5407      111        1.35x        74.1%          62.4%
New York                      11        164,025,640         7.6      5.9546       85        1.37x        73.9%          69.3%
Ohio                           9        104,295,689         4.8      5.5125      121        1.34x        78.1%          67.4%
New Jersey                     9         95,600,000         4.4      5.4561      116        1.30x        78.2%          69.1%
Maryland                       6         84,240,000         3.9      5.2883      115        1.56x        71.2%          65.7%
Illinois                       6         81,520,000         3.8      5.2805       98        1.60x        73.3%          68.4%
Pennsylvania                  10         80,563,760         3.7      5.2210      119        1.36x        71.4%          61.6%
Georgia                        4         80,037,981         3.7      5.3008       83        1.37x        66.2%          60.4%
Arizona                        6         54,805,680         2.5      5.2418      113        1.30x        72.6%          66.3%
Louisiana                      5         53,191,620         2.5      5.2794      119        1.40x        70.6%          55.9%
North Carolina                 6         34,944,307         1.6      5.5223      122        1.45x        77.6%          63.3%
Michigan                       3         31,955,423         1.5      5.2451      176        2.08x        65.5%          28.5%
Tennessee                      2         31,040,000         1.4      5.6203       94        1.35x        72.4%          65.7%
Nevada                         3         30,944,169         1.4      5.2788      118        1.26x        77.6%          68.7%
Washington                     4         26,000,000         1.2      5.1412       83        1.49x        74.1%          71.0%
Oklahoma                       3         24,736,967         1.1      5.1952      118        1.66x        66.5%          59.4%
Utah                           2         21,616,410         1.0      6.1277      117        1.41x        73.9%          59.1%
Kentucky                       6         21,024,762         1.0      5.2830      115        1.39x        79.4%          66.4%
Virgin Islands                 2         21,000,000         1.0      5.2200      120        1.21x        76.1%          67.7%
Delaware                       2         20,146,685         0.9      5.8503      169        1.30x        76.1%          56.6%
District of Columbia           1         20,000,000         0.9      5.2000      119        1.27x        72.7%          65.3%
Colorado                       3         18,541,335         0.9      5.4882      115        1.45x        70.9%          61.3%
Connecticut                    2         17,750,000         0.8      5.5215      106        1.31x        79.9%          73.0%
Indiana                        2         15,738,469         0.7      5.2075      104        1.38x        71.2%          61.5%
Iowa                           3         14,414,801         0.7      5.3191      114        1.50x        72.0%          54.4%
Alabama                        1         14,000,000         0.6      5.2500      120        1.38x        80.0%          69.7%
South Carolina                 2         13,860,000         0.6      5.3176      119        1.54x        78.3%          77.0%
Mississippi                    1         13,400,000         0.6      5.2100       60        1.50x        79.8%          79.8%
Wisconsin                      1          8,050,000         0.4      5.1027       72        1.56x        71.2%          71.2%
Kansas                         1          5,589,319         0.3      5.8100      118        1.36x        77.6%          65.6%
Oregon                         2          5,147,319         0.2      5.4449      120        1.28x        70.7%          57.3%
Missouri                       1          5,000,000         0.2      5.2400      117        1.21x        79.6%          70.8%
Rhode Island                   1          4,786,223         0.2      5.9400      117        1.28x        73.3%          62.2%
Minnesota                      1          3,192,456         0.1      5.7100      118        1.28x        76.0%          61.5%
Idaho                          1          3,020,409         0.1      5.6700      119        1.30x        70.6%          54.1%
                      -----------------------------------------------------------------------------------------------------------
TOTAL:                       206     $2,169,058,831       100.0%     5.3683%     109        1.54x        71.9%          63.7%
                      ===========================================================================================================


(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                          YEARS BUILT/RENOVATED(1),(2)


                                                                                         WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                                 AGGREGATE        % OF                 STATED             CUT-OFF
                               NUMBER OF           CUT-OFF     INITIAL               REMAINING             DATE        LTV RATIO
YEARS                          MORTGAGED              DATE        POOL    MORTGAGE      TERM       UW       LTV            AT
BUILT/RENOVATED               PROPERTIES           BALANCE     BALANCE      RATE     (MOS.)(3)    DSCR     RATIO      MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------

1944 - 1950                            1        $2,200,000         0.1%     5.5000%     119       1.21x       71.0%         63.5%
1951 - 1959                            2        27,050,000         1.2      5.6757       89       1.46x       77.8%         71.3%
1960 - 1969                            2         8,309,169         0.4      5.3238      105       1.26x       75.5%         65.8%
1970 - 1979                           10       156,471,048         7.2      5.7053       76       1.36x       75.6%         72.9%
1980 - 1989                           39       286,125,292        13.2      5.4592      113       1.39x       76.0%         67.2%
1990 - 1999                           59       708,003,430        32.6      5.1953      108       1.62x       70.1%         62.3%
2000 - 2004                           79       782,361,298        36.1      5.3785      115       1.62x       70.3%         61.4%
2005 >=                               14       198,538,593         9.2      5.5070      112       1.33x       74.8%         64.4%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                               206    $2,169,058,831       100.0%     5.3683%     109       1.54X       71.9%         63.7%
                              ====================================================================================================


                              PREPAYMENT PROTECTION


                                                                                          WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                                 AGGREGATE        % OF                 STATED             CUT-OFF
                               NUMBER OF           CUT-OFF     INITIAL               REMAINING             DATE        LTV RATIO
PREPAYMENT                     MORTGAGED              DATE        POOL    MORTGAGE      TERM       UW       LTV            AT
PROTECTION                       LOANS             BALANCE     BALANCE      RATE     (MOS.)(3)    DSCR     RATIO      MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------

Defeasance                            169   $1,885,912,494       86.9%      5.3725%     113       1.54x       71.6%         62.5%
Defeasance/Yield Maintenance           13      187,180,000        8.6       5.1027       72       1.64x       74.8%         74.8%
Yield Maintenance                      14       95,966,336        4.4       5.8037      102       1.40x       72.5%         66.2%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                                196   $2,169,058,831      100.0%      5.3683%     109       1.54X       71.9%         63.7%
                              ====================================================================================================


                          PARTIAL INTEREST ONLY PERIODS


                                                                                           WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                                 AGGREGATE        % OF                 STATED             CUT-OFF
                                 NUMBER OF         CUT-OFF     INITIAL               REMAINING             DATE        LTV RATIO
PARTIAL INTEREST                 MORTGAGED            DATE        POOL    MORTGAGE      TERM       UW       LTV            AT
ONLY PERIODS                         LOANS         BALANCE     BALANCE      RATE     (MOS.)(3)    DSCR     RATIO      MATURITY(3)
----------------------------------------------------------------------------------------------------------------------------------

6 - 12                                  10    $144,398,403       14.0%     5.3176%       94       1.51x       65.9%         58.6%
13 - 24                                 20     257,603,000       25.0      5.4793       115       1.30x       76.7%         67.3%
25 - 36                                 25     263,770,000       25.6      5.4218       118       1.26x       77.6%         69.4%
37 - 48                                  5      83,990,000        8.2      5.2269       119       1.27x       77.3%         69.9%
49 - 60                                 14     279,558,872       27.2      5.1760       121       1.38x       71.3%         65.7%
                              ----------------------------------------------------------------------------------------------------
                                        74  $1,029,320,275      100.0%     5.3389%      115       1.34X       74.0%         66.4%
                              ====================================================================================================


(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)  For the ARD loans, the Anticipated Repayment Date.

                                     A-2-6

                                                                       ANNEX A-3

                   DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

                                   Annex A-3

--------------------------------------------------------------------------------
                           UNIVERSAL HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                 [5 PHOTOS OF UNIVERSAL HOTEL PORTFOLIO OMITTED]

                                     A-3-2

--------------------------------------------------------------------------------
                           UNIVERSAL HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:            $100,000,000(1)
 CUT-OFF DATE PRINCIPAL BALANCE:        $100,000,000(1)
 % OF POOL BY IPB:                      4.6%
 SHADOW RATING (M/F):                   Baa3/BBB-
 LOAN SELLER:                           JPMorgan Chase Bank, N.A.
 BORROWER:                              UCF Hotel Venture
 SPONSOR:                               Loews Corporation (50%), NBC
                                        Universal (25%), and The Rank
                                        Group PLC (25%)
 ORIGINATION DATE:                      06/02/2005
 INTEREST RATE:                         4.7250%
 INTEREST ONLY PERIOD:                  120 months
 MATURITY DATE:                         07/01/15
 AMORTIZATION TYPE:                     Interest-Only
 ORIGINAL AMORTIZATION:                 N/A
 REMAINING AMORTIZATION:                N/A
 CALL PROTECTION:                       L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:               Yes
 LOCK BOX:                              Cash Management Agreement
 ADDITIONAL DEBT:(1)                    $300,000,000/$50,000,000
 ADDITIONAL DEBT TYPE:                  Pari Passu/B-Note/Permitted
                                        Mezzanine(2)
 LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                          INITIAL              MONTHLY
                                         ---------------------------------------
 TAXES:                                       $0               Springing(3)
 INSURANCE:                                   $0               Springing(3)
 GROUND LEASE:                                $0               Springing(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                 Portfolio
 TITLE:                                  Leasehold
 PROPERTY TYPE:                          Hotel -- Full Service
 ROOMS:                                  2,400
 LOCATION:                               Orlando, FL
 YEAR BUILT/RENOVATED:                   See "Portfolio Summary" below
 OCCUPANCY:                              82.7%
 OCCUPANCY DATE:                         Trailing 12 months as of 05/31/05
 HISTORICAL NOI:
  2002:                                  $40,773,377
  2003:                                  $59,422,164
  2004:                                  $69,462,505
  TTM AS OF 05/31/05:                    $73,002,655
 UW REVENUES:                            $230,239,687
 UW EXPENSES:                            $151,778,146
 UW NOI:                                 $78,461,540(5)
 UW NET CASH FLOW:                       $69,251,953
 APPRAISED VALUE:                        $757,000,000
 APPRAISAL DATE:                         04/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                             PARI PASSU
                                             A-NOTES(6)       TOTAL DEBT
                                          --------------------------------------
 CUT-OFF DATE LOAN/ROOM:                      $166,667         $187,500
 CUT-OFF DATE LTV:                               52.8%            59.4%
 MATURITY DATE LTV:                              52.8%            59.4%
 UW DSCR:                                        3.61x            3.15x
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                       PORTFOLIO SUMMARY
                                          # OF                                     ORIGINAL ALLOCATED    ORIGINAL ALLOCATED LOAN
           PROPERTY          LOCATION    ROOMS    YEAR BUILT    APPRAISED VALUE       LOAN AMOUNT           AMOUNT PER ROOM(6)
--------------------------------------------------------------------------------------------------------------------------------

 PORTOFINO BAY              Orlando, FL    750       1999        $280,000,000          $40,444,444              $215,704
 ROYAL PACIFIC              Orlando, FL  1,000       2002        $261,000,000          $34,000,000              $136,000
 HARD ROCK                  Orlando, FL    650       2001        $216,000,000          $25,555,556              $157,265
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                  2,400                   $757,000,000         $100,000,000              $166,667
--------------------------------------------------------------------------------------------------------------------------------


(1)  The total financing amount for the Universal Hotel Portfolio Whole Loan is
     $450,000,000 split between (i) a $400,000,000 A-Note and (ii) a $50,000,000
     B-Note. The loan was co-originated by JPMorgan Chase Bank, N.A. and German
     American Capital Corporation. The A-Note is split into five pari passu notes. The $100,000,000 A-4 note is included in the Trust. The $50,000,000
     B-Note is included in the trust but is not pooled with any other trust assets.

(2)  Sponsors of the borrower are permitted to cause an affiliate of the borrower to incur mezzanine indebtedness to be secured by a pledge of direct or indirect equity interests in the Borrower in an amount not to exceed $50,000,000 subject to the satisfaction of various conditions including: (i) the DSCR after giving effect to the mezzanine indebtedness be greater than or equal to 110% of the DSCR as of the closing date and
     (ii) the LTV ratio for the total combined debt be no greater than 55% as determined by a new appraisal obtained by and in a form and substance satisfactory to the lender.

(3)  Upon the occurrence of an event of default or the conclusion of two consecutive quarters in which the borrower fails to maintain a minimum DSCR of 1.35x, monthly tax & insurance reserves will be collected in an amount equal to 1/12th of what the lender reasonably determines the annual tax liability and insurance premium, respectively, will be.

(4)  Upon the occurrence of an event of default or the conclusion of two consecutive quarters in which the borrower fails to maintain a minimum DSCR of 1.35x, the borrower will be required to deposit into a ground lease reserve an amount equal to an amount reasonably determined by the lender to cover all payments of base rent and additional rent as well as any other amounts payable under the terms of the ground lease.

(5)  The Universal Hotel Portfolio properties experienced NOI growth of 9.6% for the first five months of 2005 as compared to the same period in 2004. 2004
     NOI for the portfolio represented a 16.8% increase over 2003 NOI. The UW
     NOI is based on the foregoing NOI growth rates experienced over the last 18 months. The opening of the Hard Rock and Royal Pacific properties in 2001 and 2002, respectively, coincided with a downturn in the U.S. hospitality sector following the events of September 11, 2001, which had a negative impact on air-travel tourist dependent destinations such as Orlando and Las
     Vegas. With the recovery of the U.S. economy in 2004 and increased domestic and international travel to destinations such as Orlando, hotel performance rebounded in 2004.

(6)  Calculated based on the total A-Note amount of $400,000,000. The
     $100,000,000 A-4 note is included in the trust.

                                     A-3-3

--------------------------------------------------------------------------------
                            UNIVERSAL HOTEL PORTFOLIO
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                         INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS

                           OCCUPANCY                                ADR                                       REVPAR
                ------------------------------   ----------------------------------------    ---------------------------------------
     PROPERTY   2003   2004   TTM AS OF   UW       2003      2004    TTM AS OF      UW         2003      2004    TTM AS OF     UW
                              05/31/05                                05/31/05                                    05/31/05
------------------------------------------------------------------------------------------------------------------------------------

PORTOFINO BAY   73.9%  77.9%    78.8%    81.0%    $196.66   $214.36    $223.51    $232.50     $145.30   $167.02    $176.23   $188.33
ROYAL PACIFIC   79.7%  84.5%    84.2%    87.0%    $152.51   $161.89    $169.87    $181.50     $121.58   $136.79    $143.07   $157.91
HARD ROCK       80.9%  84.1%    85.0%    86.0%    $186.28   $206.20    $215.64    $224.00     $150.70   $173.47    $183.20   $192.64
------------------------------------------------------------------------------------------------------------------------------------
                78.2%  82.3%    82.7%    82.0%    $175.00   $189.67    $198.57    $208.38     $136.88   $156.17    $164.30   $170.87
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
THE LOAN. The loan is secured by a leasehold interest in three full-service hotels (The Portofino, The Hard Rock, and The Royal Pacific) comprising 2,400 rooms located within the Universal Theme Park in Orlando, Florida.

The total financing amount of $450 million is being provided to the borrower to refinance existing debt on the three hotel properties. The loan was co-originated by JPMorgan Chase Bank, N.A. and German American Capital
Corporation. The $400 million senior A-Note is split into five pari passu notes.
The $100 million A-4 note is included in the trust. A $50 million subordinate
B-Note is also included in the trust but is not pooled with any of the pooled trust assets.

THE BORROWER. The borrowing entity is UCF Hotel Venture ("Borrower"), a single asset, special purpose entity. UCF Hotel Venture is a joint partnership between the Loews Corporation (50%), NBC Universal (25%), and The Rank Group Plc (25%),
the three sponsors of the loan. The three properties are managed by Loews
Hotels.

Loews Corporation is a United States based holding company. Its subsidiaries are engaged in several lines of business, including the operation of hotels through
Loews Hotels Holding Corporation, a wholly owned subsidiary. Loews Hotels
Holding Corporation currently owns and manages 19 hotels across the United
States and Canada.

NBC Universal is a media and entertainment company involved in the development, production, and marketing of entertainment, news, and information. Formed in May
2004 through the merger of NBC and Vivendi Universal Entertainment, NBC
Universal owns and operates a television network, a Spanish-language network, a portfolio of news and entertainment networks, a motion picture company, television production operations, a television stations group, and various theme parks. NBC Universal is 80%-owned by General Electric, with 20% controlled by
Vivendi Universal Entertainment.

The Rank Group Plc ("Rank") is a United Kingdom based leisure and entertainment company. Rank, through the Hard Rock brand name, owns and franchises cafes world-wide and controls the rights to the brand internationally. Rank is engaged in the vacation/leisure business through several outlets including: Haven,
Butlins, Warner, Oasis Forest Holiday Village in Cumbria and America Resorts
USA. Rank also owns Mecca Bingo and Grosvenor Casinos.

THE MORTGAGED PROPERTIES.(1) The portfolio consists of three full-service, luxury hotels located within the Universal Theme Park in Orlando, Florida. The
Portofino Bay and Hard Rock hotels are located on Universal Boulevard across the street from one another while the Royal Pacific hotel is located three quarters of a mile from both properties. The properties are located in close proximity to
International Drive, a commercial corridor that contains lodging facilities, restaurants and other commercial establishments catering to the tourist market.

The sites are owned by Universal City Development Partners ("UCDP"), which entered into a 100-year ground lease, expiring in June 2098, with the borrower.
NBC Universal has an equity interest in each of UCDP, as ground lessor, and UCF
Hotel Venture, as ground lessee. The hotel facilities and operational characteristics of all three hotels are consistent with the overall character of
Universal Theme Park. Each of the hotels has been designed and marketed to cater to a different price point in the market.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Universal Hotels Portfolio appraisals dated April 1, 2005. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-4

--------------------------------------------------------------------------------
                            UNIVERSAL HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PORTOFINO BAY HOTEL
-------------------
The Portofino Bay Hotel is a full-service lodging facility, consisting of 750 guestrooms and 35,000 square feet of meeting room space (with over 9,000 square feet of outdoor space) situated on a 52-acre site. The property was built in
1999 as a six-story structure and was developed to replicate the village of
Portofino, Italy. Hotel amenities include a business center, six food and beverage outlets, two outdoor swimming pools, one outdoor themed swimming pool, an 12,300 square foot fitness center and full-service spa, upscale shops, and a babysitting/children's camp. Recreational amenities include water taxi transportation, early admission to the theme park, Universal Express access to theme park attractions and priority seating at restaurants. The improvements consist of a main building with three wings.

Portofino Bay Hotel was named to Conde Nast Traveler magazine's 2003 - 2004 Gold
List of the "World's Best Places to Stay" and Travel + Leisure magazine's 2002 -
2004 list of Top 500 Hotels in the world.

HARD ROCK HOTEL
---------------
The Hard Rock Hotel is a full-service lodging facility, consisting of 650 guestrooms and 4,200 square feet of meeting room space (with over 10,000 square feet of pre-function and outdoor space) situated on a 20-acre site. The property was developed in 2001. Hotel amenities include six food and beverage outlets, an outdoor swimming pool, a fitness center, a Hard Rock merchandising store, and a children's camp. The Hard Rock Hotel is designed in a California mission architectural style with music-filled areas as well as Hard Rock memorabilia displayed throughout the hotel. The property consists of one main building structure spread out over six different wings.

ROYAL PACIFIC HOTEL
-------------------
The Royal Pacific Hotel is a full-service lodging facility consisting of 1,000 rooms and 58,600 square feet of meeting room space (with over 17,000 square feet of pre-function and outdoor space) situated on a 53-acre site. The hotel was developed in 2002. Hotel amenities include a full service business center, five food and beverage outlets, an activity center, a themed outdoor swimming pool with a sand beach, and a fitness center. The design of the hotel has a South
Pacific island theme, with a bamboo forest entrance, palm trees, outdoor gardens, and a tropical lagoon. The property consists of one main building with four wings. The main wing houses Emeril's restaurant.

THE MARKET.(1) The Portofino Bay Hotel, Hard Rock Hotel, and the Royal Pacific
Hotel are located within the Universal Theme Park in Orlando, Florida, approximately 9 miles southwest of Downtown Orlando and northeast of Walt Disney
World. In addition to the Universal Theme Park, the Orange County Convention
Center and International Drive are demand generators in the area. The properties are accessible from a variety of local, county, state, and interstate highways, including Interstate 4, the Bee Line Expressway, International Drive, and the
Florida Turnpike. Interstate 4 is a six-lane divided highway that traverses the
State of Florida and can be accessed less than one mile west of the properties.
The Bee Line Expressway, located three miles from the properties, serves as a link between Universal Florida and the Walt Disney World attractions and the
Orlando International Airport. The Universal Theme Park is located approximately two miles south of the junction of the Florida Turnpike and Interstate 4, a major intersection in the Orlando metropolitan area.

Over the past three decades, the Orlando market has consistently been one of the fastest growing metropolitan areas in the nation. Orlando's annual population growth has consistently outpaced national averages. Orlando is known as a major tourist destination due primarily to the Walt Disney World and Universal Studios theme parks. Universal Studios is the second largest tourist attraction in the
Orlando metropolitan area and is only one component of an 838--acre master planned resort development, known as Universal Studios Escape. Over the past 10 years, the average annual compounded growth in attendance at Universal Orlando has been 5.4%, the highest growth over both a 10-year and 5-year period in comparison to the top 3 tourist attractions in the Orlando market. In 2004,
Universal Theme parks experienced 13 million in attendance.

Due to Orlando's status as an international tourist destination, fluctuations in tourist demand have historically affected the overall economic health of the area. Over the past decade, however, there has been a concerted effort to diversify the area's economy. Total visitor traffic has increased at an annual compounded growth rate of 4.7% per year from 1993 to 2003. The average household income in the Orlando metropolitan area is $61,000.

Following the events of September 11, 2001 the U.S. hospitality sector experienced a slowdown in 2002 and 2003. Orlando, an air travel dependent tourist destination, experienced declines in Revenue Per Available Room
("RevPAR") in 2002 into 2003. As a result of this slowdown, the construction of new properties slowed to historic lows in Orlando. With the recovery of the U.S.
economy in 2004 and increased domestic and international travel to destinations such as Orlando, hotel performance rebounded in 2004. According to Smith Travel
Research, average RevPAR for hotels in Orlando was up 17.0% in 2004 as compared to 2003 levels (the properties experienced a 16.8% increase over the same period). The growth trend continued in 2005, with RevPAR increasing 10.9% for the first five months of the year as compared to the same period in 2004. The
Universal Hotel Portfolio properties experienced a 11.7% increase in RevPAR in the first five months of 2005 compared with the same period in 2004 with net operating income increasing 9.6%.

According to Smith Travel Research ("STR"), the existing market penetration rates for the Mortgaged Properties are summarized below. The index is based upon a property's performance relative to its competitive set as determined by STR.
An index above 100% indicates a property is performing above the average of its competitive set. Properties considered competitive to the Universal Hotel
Portfolio properties include the 750-room Hyatt Regency Grand Cypress (9.5 miles south), the 2000-room Marriott World Center (11.1 miles south), the 891-room
Peabody (5.3 miles south), the 758-room Westin Walt Disney World Swan and the
1509-room Sheraton Walt Disney World Dolphin (14.2 miles south).
--------------------------------------------------------------------------------

                                     A-3-5

--------------------------------------------------------------------------------
                            UNIVERSAL HOTEL PORTFOLIO
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                          PROPERTY PERFORMANCE BY MARKET PENETRATION RATES

                          TTM (FEBRUARY 2003)                  TTM (FEBRUARY 2004)                     TTM (FEBRUARY 2005)
                  ---------------------------------     --------------------------------        ---------------------------------
 PROPERTY         OCCUPANCY        ADR       REVPAR     OCCUPANCY       ADR       REVPAR        OCCUPANCY        ADR       REVPAR
------------------------------------------------------------------------------------------------------------------------------------

 PORTOFINO BAY      108.6%       114.0%      123.7%      114.3%       118.0%      134.8%          112.3%       125.1%      140.4%
 ROYAL PACIFIC      107.4%        81.5%       87.6%      120.8%        94.2%      113.9%          119.5%        98.2%      117.4%
 HARD ROCK          118.6%       107.7%      127.8%      123.0%       112.8%      138.7%          120.9%       121.2%      146.5%
------------------------------------------------------------------------------------------------------------------------------------
 WEIGHTED AVERAGE   110.8%        98.8%      109.8%      119.4%       106.7%      127.2%          117.6%       112.8%      132.5%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
As of the trailing 12 month period ending February 2005, the portfolio had a weighted average RevPAR penetration index of 132.5%, suggesting they are outperforming their competitive set.

The properties' room night demand generators are largely from the transient leisure segment with meeting and group demand also comprising a material component of the room night demand. According to the property appraisals, the existing demand generators for the Mortgaged Properties are summarized as follows:

--------------------------------------------------------------------------------
                                DEMAND GENERATORS

  PROPERTY                        TRANSIENT                 MEETINGS & GROUP
  PORTOFINO BAY                      61%                          39%
  ROYAL PACIFIC                      57%                          43%
  HARD ROCK                          82%                          18%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The property is managed by Loews Orlando Operating Company,
Inc. ("Loews"). Loews currently owns and/or operates 19 hotels and resorts in the U.S. and Canada.
--------------------------------------------------------------------------------

                                     A-3-6

--------------------------------------------------------------------------------
                           UNIVERSAL HOTEL PORTFOLIO
--------------------------------------------------------------------------------

        [2 MAPS INDICATING LOCATION OF UNIVERSAL HOTEL PORTFOLIO OMITTED]

                                     A-3-7

--------------------------------------------------------------------------------
                                40 RECTOR STREET
--------------------------------------------------------------------------------

                     [3 PHOTOS OF 40 RECTOR STREET OMITTED]

                                     A-3-8

--------------------------------------------------------------------------------
                                40 RECTOR STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:               $80,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:           $80,000,000
 % OF POOL BY IPB:                         3.7%
 LOAN SELLER:                              CIBC Inc.
 BORROWER:                                 40 Rector Owner LLC
 SPONSOR:                                  Philip Pilevsky
 ORIGINATION DATE:                         05/20/05
 INTEREST RATE:                            6.1000%
 INTEREST ONLY PERIOD:                     60 months
 MATURITY DATE:                            06/01/10
 AMORTIZATION TYPE:                        Interest-Only
 ORIGINAL AMORTIZATION:                    N/A
 REMAINING AMORTIZATION:                   N/A
 CALL PROTECTION:                          L(24),Def(31),O(4)
 CROSS-COLLATERALIZATION:                  No
 LOCK BOX:                                 Hard
 ADDITIONAL DEBT:                          No
 ADDITIONAL DEBT TYPE:                     N/A
 LOAN PURPOSE:                             Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                    INITIAL                     MONTHLY
                                  ----------------------------------------------
 TAXES:                             $1,138,258                   $162,608
 INSURANCE:                           $478,333                    $34,167
 CAPEX:                                 $5,502                     $5,502
 TI/LC(1):                          $2,545,000                    $45,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                   Single Asset
 TITLE:                                    Fee
 PROPERTY TYPE:                            Office -- CBD
 SQUARE FOOTAGE:                           440,127
 LOCATION:                                 New York, NY
 YEAR BUILT/RENOVATED:                     1920/1971
 OCCUPANCY:                                92.3%
 OCCUPANCY DATE:                           03/01/05
 NUMBER OF TENANTS:                        29
 HISTORICAL NOI:
  2003:                                    $6,971,745
  2004:                                    $7,240,665
 UW REVENUES:                              $13,338,493
 UW EXPENSES:                              $6,452,696
 UW NOI:                                   $6,885,798
 UW NET CASH FLOW:                         $6,381,412
 APPRAISED VALUE:                          $101,000,000
 APPRAISAL DATE:                           04/06/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                      $182
 CUT-OFF DATE LTV:                          79.2%
 MATURITY DATE LTV:                         79.2%
 UW DSCR:                                   1.29x
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                                                                                        LEASE
                                                                        MOODY'S/    SQUARE      % OF     BASE RENT   EXPIRATION
 TENANT NAME                                  PARENT COMPANY             S&P(2)      FEET       GLA         PSF         YEAR
---------------------------------------------------------------------------------------------------------------------------------

 THE CITY OF NEW YORK(3)         The City of New York                    A2/NR     216,646      49.2%     $22.84       Various
 QUICK & REILLY(4)               Bank of America Corp.                   A2/AA-     48,848      11.1%     $24.28        2009
 INSTITUTE OF COMMUNITY LIVING   Institute of Community Living, Inc        NR       28,804       6.5%     $17.74        2013
 ADVEST(5)                       AXA SA                                   A2/A      24,413       5.5%     $29.42        2010
---------------------------------------------------------------------------------------------------------------------------------


(1)  At origination, the borrower deposited $2,545,000 into the TI/LC reserve with contractual TI/LC collections of $540,000/year. The TI/LC reserve is capped at $5,200,000, and in the event that the borrower draws funds from the TI/LC reserve, such funds must be deposited back into the TI/LC reserve account within 12 months from the date of the draw. In the event that the borrower draws funds in the last year of the loan term the replenishment window shall be equal to the number of months from the date of the draw to maturity, less one month. The balance of the TI/LC reserve is estimated to be $5,200,000 at maturity.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)  The City of New York directly leases 216,646 square feet of office space for the 9 city government agencies and two storage space leases listed in the table on the following page.

(4)  Quick & Reilly leases, but does not occupy its space. The tenant coterminously subleases 37,886 square feet (77.6% of Quick & Reilly net rentable area) to the following tenants: Edwin Gould Services for Children
     (26,800 square feet at a base rent of $14.50 per square foot), FASCORP
     (5,927 square feet at a base rental rate of $34.64 per square foot) and
     Active Financial Systems (5,159 square feet at a base rental rate of $28.40 per square foot).

(5)  Advest leases, but does not occupy its space. The tenant subleases 24,413 square feet to the City of New York (100% of Advest space) at an annual rental rate of $823,695 ($33.74 per square foot).

                                     A-3-9

--------------------------------------------------------------------------------
                                40 RECTOR STREET
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                                        SQUARE           %                                  LEASE
 AGENCY NAME                             FEET          OF GLA        BASE RENT PSF     EXPIRATION YEAR
--------------------------------------------------------------------------------------------------------

 OFFICE OF LABOR RELATIONS              52,455         11.9%            $23.06               2010
 BOARD OF STANDARDS                     12,736          2.9%            $23.00               2010
 CAMPAIGN FINANCE BOARD                 12,796          2.9%            $23.00               2010
 CIVILIAN COMPLAINT REVIEW BOARD        26,325          6.0%            $23.91               2010
 COMMISSION OF HUMAN RIGHTS             39,348          8.9%            $23.00               2010
 LICENSE AGREEMENT BOARD                3,585           0.8%            $35.00               2005
 OFFICE OF ADMINISTRATION OF TRIALS     23,661          5.4%            $23.00               2010
 OFFICE OF COLLECTIVE BARGAINING        11,462          2.6%            $23.00               2010
 TAXI & LIMOUSINE COMMISSION            34,278          7.8%            $20.00               2010
 STORAGE                                NAP             NAP           $7,836/year            2010
 STORAGE                                NAP             NAP           $4,644/year            2010
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
THE LOAN. The 40 Rector Street loan is secured by the fee interest in a 440,127 square foot office building located in New York City, New York.

THE BORROWER. The borrower is 40 Rector Owner LLC, a single asset entity owned by 40 Rector Holdings, LLC, which in turn is comprised of 40 Rector Manager LLC
(1%), the managing member, PL 40 LLC (49%), and Rec-40 LLC (50%). PL 40 LLC is owned by Michael Pilevsky (66.6%), Seth Pilevsky (22.2%), Sheila Levine (10.2%),
and PL Manager LLC (1%), which is 100% owned by Philip Pilevsky, the loan sponsor. Rec-40 LLC is 99% owned by GEN II Trust and 1% by Rec-40 Manager LLC.
GEN II Trust owns 100% of Rec-40 Manager LLC. The GEN II Trust was formed in the
Principality of Liechtenstein for the benefit of individuals in Israel and the
United Kingdom. 40 Rector Manager LLC is 100% owned by PL 40 LLC.

Mr. Pilevsky has over 30 years of commercial real estate experience including development, leasing, management, operation, acquisition and disposition. Mr.
Pilevsky has equity interests in 24 retail properties (approximately 3.0 million square feet), 9 office buildings (approximately 1.3 million square feet) and 2 hotels (454 rooms). The borrower has owned the property since 2001.

THE MORTGAGED PROPERTY. 40 Rector Street is an 18-story, 440,127 square foot
(420,627 square feet of office space and 19,500 square feet of retail space)
office building situated on a 0.69-acre site located at the northwest corner of
Rector Street and West Street (West Side Highway), in the Financial District of
Manhattan, New York. The property was originally built in 1920 and renovated in
1971.

The property is 92.3% leased by 29 tenants, the largest of which is the City of
New York, which has leased space at the property since the mid 1990's and directly leases 49.2% of the net rentable area for 9 New York City government agencies including the Office of Labor Relations, the Board of Standards, the
Campaign Finance Board, the Civilian Complaint Review Board and the Commission
of Human Rights, among others. The City of New York also subleases 24,413 square feet (100%) of the Advest space for the Civilian Complaint Review Board. The property also offers 19,500 square feet of ground floor retail space that is
100% occupied by Spins Floor Covering, Atrium (restaurant), Dow Jones, Alliance for Downtown, a tool repair store and a spoke shop. The property has been over
96% occupied since 2002 with 22 tenants occupying 85.3% of the net rentable area having been at the property since 1998 or earlier.

At origination, the borrower deposited $2,545,000 into the TI/LC reserve with contractual TI/LC collections of $540,000 per year. The TI/LC reserve is capped at $5,200,000, and in the event that the borrower draws funds from the TI/LC reserve, such funds must be deposited back into the TI/LC reserve account within
12 months from the date of the draw. In the event that the borrower draws funds in the last year of the loan term, the replenishment window shall be equal to the number of months from the date of the draw to maturity, less one month. The balance of the TI/LC reserve is expected to be $5,200,000 at maturity.

The lender will institute a cash flow sweep upon an occurrence of an event of default or if the DSCR falls below 1.00x for two consecutive quarters. The cash flow sweep will continue until the DSCR has been greater than or equal to 1.05x for 2 consecutive quarters, at which time funds will be remitted to the borrower unless the cash flow sweep period ends during the last year of the loan term, during which time any excess funds shall be held as security for the repayment of the loan.

In the event that the DSCR falls below 1.00x for two consecutive quarters and the occupancy at the property is below 85%, the borrower will be required to deposit with lender, in the form of cash or a letter of credit acceptable to the lender, an amount equal to: the difference between the breakeven Net Operating
Income ("NOI") of $4,880,000 (as defined by the mortgage) and the lender's underwritten NOI, divided by the loan coupon. In the event that the DSCR remains below 1.00x and the occupancy continues to be below 85% for 4 consecutive quarters, the lender may replace the current manager with a manager acceptable to lender. Any such deposited funds or letter(s) of credit may be remitted to the borrower when the DSCR remains above 1.10x for 2 consecutive quarters, other than during the final year of the loan term, during which time any excess funds and/or letter(s) of credit shall be held as security for the repayment of the loan.
--------------------------------------------------------------------------------

                                     A-3-10

--------------------------------------------------------------------------------
                                40 RECTOR STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE MARKET(1). The property is located in the Financial District of Lower
Manhattan in New York City and occupies a full northern block front along the
West Side Highway (at the corner of Rector Street), which runs north/south through the length of Manhattan and is one of the only two highways in
Manhattan. The property's neighborhood is bounded by Battery Place to the south,
West Street (West Side Highway) to the west, Liberty Street and the World Trade
Center site to the north, and Broadway to the east. Lower Manhattan is served by
15 subway lines, over 30 local and express bus routes, 20 ferry routes, and the
PATH transit system. The area is also accessible by car through a network of highways, bridges and tunnels.

According to REIS, as of the First Quarter of 2005, the Manhattan office market contained an inventory of 354 million square feet of space contained in 1,370 buildings, within three submarkets. The overall market vacancy was 9.9% with average asking rents of $42.61 per square foot. During the First Quarter of 2005 the Manhattan office market experienced a rent growth of 1.0% and had a positive absorption of 1,305,000 square feet. Manhattan Class B office inventory was approximately 166.7 million square feet with a vacancy rate of 10.8% and asking rents of $32.82 per square foot.

The property is located in the downtown submarket that according to REIS had an inventory of 70,486,000 square feet contained in 183 buildings during the First
Quarter of 2005. The submarket vacancy was 13.1% (a decrease of 0.5% from the
Fourth Quarter of 2004) with average asking rents of $33.94 per square foot. The submarket experienced a 0.7% growth in rents and had a positive absorption of
224,000 square feet. Downtown Class B office inventory was approximately 31.3 million square feet with a vacancy rate of 15.9% and asking rents of $28.83 per square foot. In the First Quarter of 2005 the downtown Class B office market had a positive absorption of 147,000 square feet.

PROPERTY MANAGEMENT. The property is managed by Philips International Holding
Corp., an affiliate entity of the borrower.
--------------------------------------------------------------------------------

(1)  Unless otherwise noted, certain information was obtained from the 40 Rector
     Street appraisal dated April 6, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                              % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A       33,820        7.7%        N/A           N/A        33,820         7.7%         N/A              N/A
 2005 & MTM        2        3,750        0.9%      $140,808        1.5%       37,570         8.5%       $140,808          1.5%
 2006              2       21,890        5.0%       560,843        5.8%       59,460        13.5%       $701,651          7.3%
 2007              2        5,009        1.1%       141,708        1.5%       64,469        14.6%       $843,359          8.8%
 2008              8       21,364        4.9%       590,348        6.2%       85,833        19.5%     $1,433,707         14.9%
 2009              6       63,350       14.4%     1,537,564       16.0%      149,183        33.9%     $2,971,271         31.0%
 2010             14      253,816       57.7%     5,945,966       62.0%      402,999        91.6%     $8,917,237         92.9%
 2011              0            0        0.0%             0        0.0%      402,999        91.6%     $8,917,237         92.9%
 2012              1        8,324        1.9%       166,480        1.7%      411,323        93.5%     $9,083,717         94.7%
 2013              1       28,804        6.5%       510,955        5.3%      440,127       100.0%     $9,594,672        100.0%
 2014              0            0        0.0%             0        0.0%      440,127       100.0%     $9,594,672        100.0%
 2015              0            0        0.0%             0        0.0%      440,127       100.0%     $9,594,672        100.0%
 AFTER             0            0        0.0%             0        0.0%      440,127       100.0%     $9,594,672        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            36      440,127      100.0%    $9,594,672      100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-11

--------------------------------------------------------------------------------
                                40 RECTOR STREET
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF 40 RECTOR STREET OMITTED]

                                     A-3-12

--------------------------------------------------------------------------------
                                40 RECTOR STREET
--------------------------------------------------------------------------------

                   [STACKING PLAN OF 40 RECTOR STREET OMITTED]

                                     A-3-13

--------------------------------------------------------------------------------
                             PROMENADE AT WESTLAKE
--------------------------------------------------------------------------------

                   [4 PHOTOS OF PROMENADE AT WESTLAKE OMITTED]

                                     A-3-14

--------------------------------------------------------------------------------
                             PROMENADE AT WESTLAKE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:           $70,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:       $70,000,000
 % OF POOL BY IPB:                     3.2%
 LOAN SELLER:                          JPMorgan Chase Bank, N.A.
 BORROWER:                             Westlake Promenade, LLC
 SPONSOR:                              USA Investments, Inc., Rick Caruso,
                                       and Caruso Property Management
 ORIGINATION DATE:                     06/09/05
 INTEREST RATE:                        5.0200%
 INTEREST ONLY PERIOD:                 60 months
 MATURITY DATE:                        07/01/15
 AMORTIZATION TYPE:                    Balloon
 ORIGINAL AMORTIZATION:                360 months
 REMAINING AMORTIZATION:               360 months
 CALL PROTECTION:                      L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:              No
 LOCK BOX:                             Cash Management Agreement
 ADDITIONAL DEBT:                      No
 ADDITIONAL DEBT TYPE:                 N/A
 LOAN PURPOSE:                         Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                        INITIAL             MONTHLY
                                    --------------------------------------------
 TAXES:                                  $209,619             $69,873
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                  Single Asset
 TITLE:                                   Fee
 PROPERTY TYPE:                           Retail - Anchored
 SQUARE FOOTAGE:                          201,572
 LOCATION:                                Thousand Oaks, CA
 YEAR BUILT/RENOVATED:                    1996
 OCCUPANCY:                               100.0%
 OCCUPANCY DATE:                          03/31/05
 NUMBER OF TENANTS:                       32
 HISTORICAL NOI:
   2003:                                  $6,002,865
   2004:                                  $6,022,857
 TTM AS OF 03/31/05:                      $6,011,585
 UW REVENUES:                             $8,404,451
 UW EXPENSES:                             $2,529,520
 UW NOI:                                  $5,874,931
 UW NET CASH FLOW:                        $5,616,987
 APPRAISED VALUE:                         $94,000,000
 APPRAISAL DATE:                          05/05/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                    $347
 CUT-OFF DATE LTV:                        74.5%
 MATURITY DATE LTV:                       68.7%
 UW DSCR:                                 1.24x
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS

                                                                                           BASE                        LEASE
                                                       MOODY'S/    SQUARE                  RENT         SALES        EXPIRATION
 TENANT NAME                  PARENT COMPANY            S&P(1)      FEET     % OF GLA      PSF      PSF/SCREEN(2)       YEAR
--------------------------------------------------------------------------------------------------------------------------------

 CINAMERICA THEATRES          Mann Theatres               NR       32,562      16.2%      $16.26      $668,713          2021
 BRISTOL FARMS MARKET         Albertson's              Baa2/BBB    31,067      15.4%      $22.71          $419          2016
 THE DISNEY STORE             Walt Disney Co.          Baa1/A-     25,804      12.8%      $22.80           NAV          2012
  (SUBLEASED TO COPELAND
  SPORTS(3))
 BARNES & NOBLE BOOKSELLERS   Barnes & Noble, Inc.      Ba3/NR     20,600      10.2%      $23.76          $394          2007
 COST PLUS                    Cost Plus, Inc.             NR       18,930       9.4%      $20.25          $235          2012
--------------------------------------------------------------------------------------------------------------------------------


(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  Sales per square foot figures provided are based on 2004 sales with the exception of sales for Cost Plus, which are based on 2003 store sales.

(3)  Since 2001, the Disney Store space has been subleased to Copeland Sports under largely the same terms as Disney's original lease (with the exception of the percentage rent clause). Copeland Sports has the option to extend the lease term subject to a minimum net worth of $10 million. Disney originally took occupancy of its space in 1996 and was using the space as an indoor entertainment center for children. Disney subsequently opened similar concept stores at other locations in California but ended up abandoning the concept and vacating all stores including the property.

                                     A-3-15

--------------------------------------------------------------------------------
                              PROMENADE AT WESTLAKE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Promenade at Westlake loan is secured by a first mortgage on a fee interest in a 201,572 square foot anchored retail center located in Thousand
Oaks, California.

THE BORROWER. The borrower, Westlake Promenade LLC, is a single asset, special purpose entity owned by Rick Caruso or entities controlled by Rick Caruso. The sponsor and carve-out guarantor for the loan will be USA Investments Inc., which is controlled and directed by Rick Caruso.

Rick Caruso is the president and CEO of Caruso Affiliated Holdings, a privately held, diversified national real estate company. Founded in 1980, Caruso
Affiliated Holdings owns or has interests in more than 35 commercial and retail properties in the United States including 6 life style centers totalling approximately 1.17 million square feet located in the greater Los Angeles area.
In recent years the company has expanded from its initial strategy of investing in commercial properties into the acquisition, development and management of commercial properties.

THE MORTGAGED PROPERTY. Promenade at Westlake is a 201,572 square foot anchored retail center located in Thousand Oaks, California, approximately 40 miles west of the Los Angeles central business district and 12 miles inland from the
Pacific Ocean. Developed by the sponsor in 1996, the property has maintained a
100% occupancy level since opening. The property was designed to be a community landmark. This pedestrian-friendly center has a European Village theme, which is reflected in the architectural elements such as cupola-covered towers, second story balconies with French doors, iron railings, fountains with bronze sculptures and colored awnings. The property has won multiple design awards.

The property is anchored by an eight-screen Mann Theatres (operating as
Cinamerica Theatres at the property), Bristol Farms, Copeland Sports (as a sublessee of the Disney Store space), Barnes & Noble Booksellers, Cost Plus
Imports and has an additional 27 in-line stores including California Pizza
Kitchen, Romano's Macaroni Grill and Cold Stone Creamery. Mann Theatre is a
boutique theatre chain that currently owns and operates 19 theatres (117 screens) in Southern California, with the chain's primary area of operation being the greater Los Angeles area. The theatre has experienced sales growth at the property in the last three years reporting per screen sales of $581,635,
$624,266 and $668,713 in 2002, 2003 and 2004, respectively. Bristol Farms is a gourmet and specialty food retailer that operates 11 upscale supermarkets in
California's Los Angeles, Orange and Ventura counties. Since opening its first store in 1982, Bristol Farms has received accolades from local, regional and national media outlets and was recently recognized by Zagat's Market-place
Survey as the number one market for overall quality and service. Bristol Farms derives two-thirds of its revenue from fresh products and generally operates stores that are smaller than traditional supermarkets. Bristol Farms was acquired by Albertsons in September 2004 and had sales at the property of $332,
$404 and $419 per square foot in 2002, 2003 and 2004, respectively. Disney originally rented its space as an indoor entertainment center for children and subsequently opened other similar concept stores in California but ultimately
Disney closed the store at the property as well as all other locations. Although still responsible for the lease, Disney has been subletting its space at the property to Copeland Sports since 2001. Copeland Sports is a sporting goods retailer operating 36 stores primarily in the Western United States. In 2004, the property achieved major and inline tenant sales of $409 per square foot and
$542 per square foot, respectively. The property's average in-place rent is
$27.75 per square foot.

THE MARKET(1). The property is located in the commercial district of the city of
Thousand Oaks and is less than one-half mile north of the California State
Highway 101 off-ramp. The property can be accessed from both Thousand Oaks
Boulevard and Westlake Boulevard, both major arterial roadways comprised of storefront retail and office, retail strip centers, fast food and local restaurants, and residential development. Promenade at Westlake is visible and accessible from the roadway frontage of Westlake and Thousand Oaks.

The property is located in the Ventura, California retail market and specifically within the Thousand Oaks submarket. Thousand Oaks is a suburb of
Los Angeles, located 40 miles west of downtown Los Angeles, 55 miles east of
Santa Barbara and 12 miles inland from the Pacific Ocean. As of 2004, the population within a one-, three- and five-mile radius of the property was 6,200,
55,000 and 128,148 persons, respectively. The average population growth in the last five years was 1.24% per annum. The average household income within a five mile radius is $117,541.

The total square footage in the Ventura, California market is approximately 15.5 million square feet and in the Thousand Oaks submarket is approximately 2.1 million square feet. The property is located 4.3 miles east of the 1.1 million square foot enclosed regional mall known as Oaks Mall. New construction in the submarket includes a 50,000 square feet retail development being developed by
Caruso Affiliates, located 1.8 miles northeast of the property, and scheduled to open in the summer of 2005. As of First Quarter 2005, the market and submarket reported occupancy levels of 96.2% and 98.5%, respectively. The average rent in the submarket is $31.40 per square foot and has been trending upwards since
2000.

PROPERTY MANAGEMENT. Since 1996, the property has been managed by Caruso
Management company, an affiliate of the borrower. Caruso Management Company is the management arm of Caruso Affiliated Holdings, managing over 35 commercial and retail properties in the United States.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Promenade at Westlake appraisal dated May 5, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-16

                             PROMENADE AT WESTLAKE



------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                NUMBER                                                      CUMULATIVE                                CUMULATIVE
                  OF       SQUARE                             % OF BASE       SQUARE      CUMULATIVE    CUMULATIVE    % OF BASE
                LEASES      FEET      % OF GLA    BASE RENT      RENT          FEET        % OF GLA     BASE RENT        RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT            N/A        N/A        N/A            N/A        N/A           N/A           N/A             N/A         N/A
 2005 & MTM          0          0        0.0%            $0        0.0%            0          0.0%              $0        0.0%
 2006                9     30,860       15.3      1,169,470       20.9        30,860         15.3%      $1,169,470       20.9%
 2007                3     24,079       11.9        693,836       12.4        54,939         27.3%      $1,863,306       33.3%
 2008                5      9,200        4.6        427,040        7.6        64,139         31.8%      $2,290,346       40.9%
 2009                3      9,275        4.6        337,246        6.0        73,414         36.4%      $2,627,592       47.0%
 2010                1      1,311        0.7         82,593        1.5        74,725         37.1%      $2,710,185       48.5%
 2011                2      1,842        0.9        140,287        2.5        76,567         38.0%      $2,850,472       51.0%
 2012                3     45,910       22.8      1,045,528       18.7       122,477         60.8%      $3,896,000       69.7%
 2013                1      6,812        3.4        188,011        3.4       129,289         64.1%      $4,084,011       73.0%
 2014                3      8,654        4.3        274,040        4.9       137,943         68.4%      $4,358,052       77.9%
 2015                0          0        0.0              0        0.0       137,943         68.4%      $4,358,052       77.9%
 AFTER               2     63,629       31.6      1,234,990       22.1       201,572        100.0%      $5,593,041      100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL              32    201,572      100.0%    $5,593,041      100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-17

--------------------------------------------------------------------------------
                             PROMENADE AT WESTLAKE
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF PROMENADE AT WESTLAKE OMITTED]

                                     A-3-18

--------------------------------------------------------------------------------
                             PROMENADE AT WESTLAKE
--------------------------------------------------------------------------------

                  [SITE PLAN OF PROMENADE AT WESTLAKE OMITTED]

                                     A-3-19

--------------------------------------------------------------------------------
                                    LXP - ISS
--------------------------------------------------------------------------------

                         [2 PHOTOS OF LXP - ISS OMITTED]

                                     A-3-20

--------------------------------------------------------------------------------
                                    LXP- ISS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:           $45,237,981
 CUT-OFF DATE PRINCIPAL BALANCE:       $45,237,981
 % OF POOL BY IPB:                     2.1%
 LOAN SELLER:                          JPMorgan Chase Bank, N.A.
 BORROWER:                             Lexington Atlanta L.P.
 SPONSOR:                              Lexington Corporate Properties Trust
 ORIGINATION DATE:                     04/13/05
 INTEREST RATE:                        5.2680%
 INTEREST ONLY PERIOD:                 12 months
 MATURITY DATE:                        05/01/13
 AMORTIZATION TYPE:                    Balloon
 ORIGINAL AMORTIZATION:                360 months
 REMAINING AMORTIZATION:               360 months
 CALL PROTECTION:                      L(24),Def(67),O(3)
 CROSS-COLLATERALIZATION:              No
 LOCK BOX:                             Cash Management Agreement
 ADDITIONAL DEBT:                      No
 ADDITIONAL DEBT TYPE:                 N/A
 LOAN PURPOSE:                         Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                         INITIAL                MONTHLY
                                      ------------------------------------------
 TAXES:                                            $0          Springing(1)
 INSURANCE:                                        $0                NAP(2)
 REQUIRED REPAIRS:                       Springing(3)                    $0
 TI/LC:                                            $0          Springing(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                      Single Asset
 TITLE:                                       Leasehold
 PROPERTY TYPE:                               Office -- Suburban
 SQUARE FOOTAGE:                              289,000
 LOCATION:                                    Atlanta, GA
 YEAR BUILT/RENOVATED:                        2000/2003
 OCCUPANCY:                                   100.0%
 OCCUPANCY DATE:                              07/01/05
 NUMBER OF TENANTS:                           1
 HISTORICAL NOI:
   2003:                                      $4,857,435
   2004:                                      $5,639,017
 UW REVENUES:                                 $6,503,434
 UW EXPENSES:                                 $1,934,103
 UW NOI:                                      $4,569,331
 UW NET CASH FLOW:                            $4,189,760
 APPRAISED VALUE:                             $76,600,000
 APPRAISAL DATE:                              01/24/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                          $157
 CUT-OFF DATE LTV:                              59.1%
 MATURITY DATE LTV:                             52.6%
 UW DSCR:                                       1.39x
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS

                                                                                                               LEASE
                                                           MOODY'S/     SQUARE      % OF       BASE RENT     EXPIRATION
           TENANT NAME                 PARENT COMPANY    S&P/FITCH(5)    FEET        GLA          PSF           YEAR
-------------------------------------------------------------------------------------------------------------------------

 INTERNET SECURITY SYSTEMS, INC.            N/A              NR         289,000    100.0%       $21.23          2013
-------------------------------------------------------------------------------------------------------------------------


(1)  Upon the occurrence of an event of default, the borrower will be required to deposit into the tax reserve account on a monthly basis an amount equal to 1/12th of the amount the lender estimates will be payable during the ensuing 12 month period.

(2)  Borrower has obtained a blanket insurance property covering the property in lieu of a springing monthly insurance collection that would have been required in the event of a default.

(3)  Approximately $1,800 of required repairs were recommended by the property's engineering report. The borrower is required to complete these repairs within 12 months of the loan origination date. In the event that the work has not been completed within the 12 month period, the borrower will be required to deposit 125% of the required repairs amount into a required repairs reserve and will have 6 months to complete the work.

(4)  Upon the occurrence of the tenant declaring bankruptcy or other insolvency events or the tenant going dark or beginning 16 scheduled payment dates prior to the tenant's lease expiration date, borrower will begin sweeping cash flow on a monthly basis into a leasing reserve account until the amounts in the account equal or exceed $3,003,728. The borrower will be able to provide a TI/LC guarantee in the amount of $750,931 in lieu of funding the leasing reserve in the event the borrower principal satisfies certain financial covenants including having a minimum net worth of
     $600,000,000 as reflected in publicly available financial statements.

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-21

--------------------------------------------------------------------------------
                                    LXP- ISS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The LXP-ISS loan is secured by a first mortgage on a leasehold interest in three office buildings totaling 289,000 square feet located in
Atlanta, Georgia.

THE BORROWER. The borrower, Lexington Atlanta L.P., is a single asset, special purpose entity owned by Lexington Corporate Properties Trust ("Lexington"), a
self-managed and self-administrated real estate investment trust ("REIT") that acquires, owns and manages a portfolio of office, industrial and retail properties net-leased to corporations throughout the United States. The borrower and its predecessor firms have been in the business of investing in net-leased single tenant properties since 1973. The New York-based borrower was formed by a merger of two of these predecessor firms in 1993 and currently owns and manages a portfolio of over 190 properties in 37 states totaling approximately 37 million square feet. The borrower also provides institutional advisory and asset management services to institutional investors in the net-lease area.

Lexington acquired the LXP-ISS property as part of a larger acquisition of 39 properties from Wells REIT, totaling approximately 6.4 million square feet, consisting of mostly single-tenant office buildings and some industrial properties leased to credit and nationally recognized tenants. As of September
2004, Lexington's total assets under management exceeded $1.5 billion.

THE MORTGAGED PROPERTY. LXP-ISS is a 289,000 square foot suburban Class A office complex located in the north central portion of Atlanta, Georgia, approximately
12 miles north of the central business district. The property consists of one three-story and two five-story office buildings. The two five-story buildings
(Buildings I and II) were completed in 2001 and are connected by a second story walkway while the four-story Building III was completed in 2003 and is connected to Buildings I and II by a six level parking garage that contains 938 parking spaces. Amenities include a cafeteria and fitness center.

The property is 100% leased to Internet Security Systems ("ISS"), which uses the property as its global headquarters. ISS, founded in 1994, provides security products and services that preemptively protect enterprise organizations against
Internet threats with more than 11,000 customers worldwide. ISS has invented technologies such as vulnerability assessment, intrusion detection and prevention and its Proventia Enterprise Security Platform, offers enterprise-wide preemptive protection that is integrated with existing information technology business processes. ISS maintains more than 35 offices in
20 countries worldwide and reported total revenue of $289.9 million for the year ending December 31, 2004, an 18% increase over the previous year. ISS employs
1,200 people globally. ISS is listed on the Nasdaq under the ticker symbol ISSX and had an equity market capitalization of $931 million as of July 5, 2005.

ISS leases its spaces at the property by way of two leases both of which expire in May 2013. The company has three 5-year renewal options on each lease at a rate equal to 95% of the market rate at the time of renewal. The tenant pays an average rental rate of $21.23 per square foot on a triple-net basis. ISS was initially required to deliver two letters of credit to the landlord totaling
$12,500,000 as a security deposit. Each year thereafter, ISS is required to deliver letters of credit that in the aggregate total $1,250,000 less than the previous year.

THE MARKET(1). The property is located approximately 12 miles north of the
Atlanta central business district. The property is situated in the Atlanta market and within the Central Perimeter submarket. The property can be accessed via Highway 400, a major north/south highway located less than one mile from the property. Highway 400 provides regional access to the property connecting it to several interstates serving metropolitan Atlanta, including Interstates 285, 75 and 85. The population and household income in 2004 within a five mile radius of the property was 176,662 and $112,600, respectively.

The overall vacancy rate in the Atlanta office market at the end of the Fourth
Quarter of 2004 was 19.7%, representing a decrease from the 21.6% Fourth Quarter of 2003 vacancy rate. This decrease in vacancy rate occurred in a quarter where
Atlanta saw 1,207,417 square feet in positive net absorption and 219,858 square feet in deliveries. Vacancy within the submarket was 23.6% at the end of the
2004. Quoted rental rates for available space within the Class A sector averaged
$20.80 per square foot at the end of the Fourth Quarter of 2004.

According to the appraisal, the six most direct competitors to the property reported strong occupancy levels, very good to excellent condition, an average occupancy rate of 92% and an average quoted rental rate of $22.50 per square foot.

PROPERTY MANAGEMENT. The LXP-ISS property is managed by PM Realty Group L.P.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the LXP-ISS appraisal dated January
     24, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-22

--------------------------------------------------------------------------------
                                    LXP- ISS
--------------------------------------------------------------------------------

                 [MAP INDICATING LOCATION OF LXP - ISS OMITTED]

                                     A-3-23

--------------------------------------------------------------------------------
                            4250 NORTH FAIRFAX DRIVE
--------------------------------------------------------------------------------

                 [3 PHOTOS OF 4250 NORTH FAIRFAX DRIVE OMITTED]

                                     A-3-24

--------------------------------------------------------------------------------
                           4250 NORTH FAIRFAX DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:             $45,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:         $45,000,000
 % OF POOL BY IPB:                       2.1%
 SHADOW RATING (M/F)                     A3/A
 LOAN SELLER:                            JPMorgan Chase Bank, N.A.
 BORROWER:                               4250 N. Fairfax Owner, LLC
 SPONSOR:                                Wells Real Estate Investment Trust,
                                         Inc.
 ORIGINATION DATE:                       05/04/05
 INTEREST RATE:                          5.1950%
 INTEREST ONLY PERIOD:                   84 months
 MATURITY DATE:                          06/01/12
 AMORTIZATION TYPE:                      Interest-Only
 ORIGINAL AMORTIZATION:                  N/A
 REMAINING AMORTIZATION:                 N/A
 CALL PROTECTION:                        L(24),Def(57),O(2)
 CROSS-COLLATERALIZATION:                No
 LOCK BOX:                               No
 ADDITIONAL DEBT:                        No
 ADDITIONAL DEBT TYPE:                   N/A
 LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
On-going escrow collections for the 4250 North Fairfax loan were waived given the loan's low underwritten LTV ratio of 41.7%. The borrower will retain approximately $48.6 million of equity in the deal. The loan is shadow rated A3/A by Moody's and Fitch.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                      Single Asset
 TITLE:                                       Fee
 PROPERTY TYPE:                               Office -- CBD
 SQUARE FOOTAGE:                              304,500
 LOCATION:                                    Arlington, VA
 YEAR BUILT/RENOVATED:                        1998
 OCCUPANCY:                                   98.6%
 OCCUPANCY DATE:                              03/31/05
 NUMBER OF TENANTS:                           7
 HISTORICAL NOI:
  2003:                                       N/A(1)
  2004:                                       $8,594,871
 TTM AS OF 03/31/05:                          $8,087,707
 UW REVENUES:                                 $10,077,294
 UW EXPENSES:                                 $3,146,547
 UW NOI:                                      $6,930,747
 UW NET CASH FLOW:                            $6,775,815
 APPRAISED VALUE:                             $108,000,000
 APPRAISAL DATE:                              04/20/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                          $148
 CUT-OFF DATE LTV:                              41.7%
 MATURITY DATE LTV:                             41.7%
 UW DSCR:                                       2.86x
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
                                                                                                             LEASE
                                                             MOODY'S/    SQUARE    % OF       BASE RENT    EXPIRATION
 TENANT NAME            PARENT COMPANY                        S&P(2)      FEET      GLA          PSF          YEAR
-----------------------------------------------------------------------------------------------------------------------

 QWEST COMMUNICATIONS   Quest Communications Int'l, Inc.     Caa2/BB--  161,141    52.9%       $18.39         2014
  CORPORATION
 NCR PEARSON, INC.      Pearson plc                             NR       49,314    16.2%       $31.26         2013
 KEI PEARSON, INC.      Pearson plc                             NR       39,038    12.8%       $31.26         2013
 ASSOCIATED BUILDERS    Associated Builders                     NR       24,657     8.1%       $28.96         2013
 AVAYA INC.             Avaya Inc.                              NR       20,407     6.7%       $30.90         2008
-----------------------------------------------------------------------------------------------------------------------


(1)  The property was acquired by the current borrower sponsor in September 2003 and operating numbers for that year are not available.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-25

--------------------------------------------------------------------------------
                            4250 NORTH FAIRFAX DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The 4250 North Fairfax Drive loan is secured by a first mortgage on a fee interest in a 304,500 square foot Class A suburban office building located in Arlington, Virginia.

THE BORROWER. The borrowing entity, 4250 N. Fairfax Owner, LLC, is a single asset, special purpose entity owned by Wells Real Estate Investment Trust, Inc., a privately held real estate investment trust ("Wells REIT") that invests conservatively in primarily high quality office and industrial properties across the United States. The Atlanta based company was founded in 1984 by current company President and principal owner Leo F. Wells III. The properties in the company's portfolio are typically leased to large corporations that are typically credit rated. Wells REIT currently invests and manages a portfolio of approximately $6 billion in assets. Wells REIT reports total assets of approximately $609 million and a net worth of $237 million.

Wells REIT acquired the property in December 2003 for approximately $93.6 million.

THE MORTGAGED PROPERTY. 4250 North Fairfax Drive is a Class A office building located in the Ballston area of Arlington County, approximately 5 miles west of
Washington D.C. The 14-story office building contains 304,500 square feet of office space and was originally developed in 1998. The property is built on a
1.76 acre parcel and includes a 628 space parking garage.

The property was originally built as a build-to-suit for Qwest Communications
International, Inc. ("Qwest") in 1998. Qwest subsequently sold its interest in the property and downsized from 304,500 square feet (the entire property) to
161,141 square feet as of March 2005. Qwest currently sublets approximately
24,657 square feet to NCS Pearson so that Qwest now occupies 136,484 square feet
(45% of the property). Other tenants at the property include NCS Pearson (73,971 square feet, inclusive of subleased space), KEI Pearson, Inc. (39,038 square feet) and two first floor restaurants. The property's in-place average rent is
$24.11 per square foot.

Qwest is a telecommunications company that provides voice, video, and data services in three segments: wireline services, wireless services, and other services in 14 states. Qwest also provides long-distance services and broadband data, as well as voice and video communications globally. The company sells its products and services to small businesses, governmental entities, and public and private educational institutions through various channels. Qwest reported total revenue of $13.78 billion for the fiscal year ending March 31, 2005.

NCS Pearson, Inc. ("NCS") is a global provider of education and testing applications, services and technologies. KEI Pearson, Inc. ("KEI") serves as the prime contractor to the United States Department of the Navy of educational programs. Both NCS and KEI are owned by Pearson plc which operates globally as a publishing company with its principal operations in the education, business information, and consumer publishing markets. The company operates in three divisions: Pearson Education, the FT Group, and the Penguin Group. The Pearson
Education division specializes in educational publishing and services. The FT
Group division provides international newspaper, print and online financial information. Its flagship product is the Financial Times. The Penguin Group division publishes a portfolio of fiction, non-fiction, reference, and illustrated works of various authors.

THE MARKET(1). The property is located less than 5 miles west of Washington D.C.
in the Ballston area of Arlington county which is part of the Rosslyn Ballston
Corridor, a high density commercial market benefiting from the metro rail that parallels Interstate 66. High density development is situated at metro station locations. The Ballston metro station is located just two blocks east of the property and provides convenient mass transit access to the metropolitan area.
Primary access to the property is provided via Wilson Boulevard and Fairfax
Drive. The population and household income within a three mile radius of the property are 220,842 and $93,157, respectively.

According to market sources, as of year-end 2004, the Northern Virginia office market had an inventory of approximately 159.9 million square feet of space in
2,404 multi-tenanted buildings, with a vacancy rate of 11.4%. In the Ballston submarket, there are 36 office buildings totaling approximately 5.8 million square feet with a vacancy rate of 10.7%.

Within the Ballston submarket, average rents are reported at $30.56 per square foot on a modified gross basis with average rents of $33.50 per square foot for office buildings considered comparable to the property. Northern Virginia office absorption increased in 2003 and 2004 to over 5 million square feet per year after contracting in 2001 and remaining flat in 2002. While many tenants vacated existing space in 2001 and 2002, companies began to reemerge and occupy additional space in 2003. Strong absorption levels were reported in 2004 with over 5.5 million square feet of positive absorption in Northern Virginia. After four years of new supply exceeding 6.6 million square feet annually, the new supply dropped to only 1.7 million square feet in 2003 and 3.0 million square feet in 2004.

PROPERTY MANAGEMENT. 4250 North Fairfax Drive is managed by Jones Lang LaSalle
Americas, Inc. ("Jones Lang LaSalle"), an integrated global provider of real estate and money management services that has managed the property since 2003.
Jones Lang LaSalle serves its clients from offices in more than 100 markets across five continents and has approximately 19,300 employees worldwide.
-------------------------------------------------------------------------------

(1)  Certain information was obtained from the 4250 North Fairfax appraisal dated April 20, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-26

--------------------------------------------------------------------------------
                            4250 NORTH FAIRFAX DRIVE
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                             % OF BASE      SQUARE      CUMULATIVE   CUMULATIVE    CUMULATIVE % OF
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT        BASE RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A        4,250        1.4%           N/A         N/A        4,250         1.4%            N/A            N/A
 2005 & MTM        0            0        0.0%            $0        0.0%        4,250         1.4%             $0           0.0%
 2006              0            0        0.0%             0        0.0%        4,250         1.4%             $0           0.0%
 2007              1        1,693        0.6%        45,000        0.6%        5,943         2.0%        $45,000           0.6%
 2008              1       20,407        6.7%       630,576        8.7%       26,350         8.7%       $675,576           9.3%
 2009              1        4,000        1.3%       120,000        1.7%       30,350        10.0%       $795,576          11.0%
 2010              0            0        0.0%             0        0.0%       30,350        10.0%       $795,576          11.0%
 2011              0            0        0.0%             0        0.0%       30,350        10.0%       $795,576          11.0%
 2012              0            0        0.0%             0        0.0%       30,350        10.0%       $795,576          11.0%
 2013              3      113,009       37.1%     3,476,136       48.0%      143,359        47.1%     $4,271,712          59.0%
 2014              1      161,141       52.9%     2,963,376       41.0%      304,500       100.0%     $7,235,088         100.0%
 2015              0            0        0.0%             0        0.0%      304,500       100.0%     $7,235,088         100.0%
 AFTER             0            0        0.0%             0        0.0%      304,500       100.0%     $7,235,088         100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL             7      304,500      100.0%    $7,235,088      100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-27

--------------------------------------------------------------------------------
                            4250 NORTH FAIRFAX DRIVE
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF 4250 NORTH FAIRFAX DRIVE OMITTED]

                                     A-3-28

--------------------------------------------------------------------------------
                            4250 NORTH FAIRFAX DRIVE
--------------------------------------------------------------------------------

               [STACKING PLAN OF 4250 NORTH FAIRFAX DRIVE OMITTED]

                                     A-3-29

--------------------------------------------------------------------------------
                               FORT STEUBEN MALL
--------------------------------------------------------------------------------

                     [4 PHOTOS OF FORT STEUBEN MALL OMITTED]

                                     A-3-30

--------------------------------------------------------------------------------
                               FORT STEUBEN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                  $42,750,000
 CUT-OFF DATE PRINCIPAL BALANCE:              $42,750,000
 % OF POOL BY IPB:                            2.0%
 LOAN SELLER:                                 CIBC Inc.
 BORROWER:                                    Fort Steuben Mall LP
 SPONSOR:                                     Murray H. Goodman
 ORIGINATION DATE:                            06/13/05
 INTEREST RATE:                               5.6200%
 INTEREST ONLY PERIOD:                        24 months
 MATURITY DATE:                               07/01/17
 AMORTIZATION TYPE:                           Balloon
 ORIGINAL AMORTIZATION:                       360 months
 REMAINING AMORTIZATION:                      360 months
 CALL PROTECTION:                             L(24),Def(116),O(4)
 CROSS-COLLATERALIZATION:                     No
 LOCK BOX:                                    Springing
 ADDITIONAL DEBT:                             No
 ADDITIONAL DEBT TYPE:                        N/A
 LOAN PURPOSE:                                Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                     INITIAL                 MONTHLY
                                  ----------------------------------------------
 TAXES:                                      $0                $37,153
 INSURANCE:                            $333,650                $23,832
 CAPEX:                                $107,536                 $5,950
 TI/LC(1):                            Guarantee                     $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Single Asset
 TITLE:                             Fee
 PROPERTY TYPE:                     Retail - Anchored
 SQUARE FOOTAGE(2):                 685,585
 LOCATION:                          Steubenville, OH
 YEAR BUILT/RENOVATED:              1974/2002
 OCCUPANCY(2,3):                    85.7%
 OCCUPANCY DATE:                    04/30/05
 NUMBER OF TENANTS(2):              56
 HISTORICAL NOI:
  2002:                             $2,951,544
  2003:                             $3,143,400
  2004:                             $3,415,281
 UW REVENUES:                       $6,127,257
 UW EXPENSES:                       $1,849,934
 UW NOI(4):                         $4,277,323
 UW NET CASH FLOW:                  $4,088,938
 APPRAISED VALUE:                   $55,000,000
 APPRAISAL DATE:                    03/08/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                       $62
 CUT-OFF DATE LTV:                           77.7%
 MATURITY DATE LTV:                          65.2%
 UW DSCR:                                    1.39x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                                                                                                          LEASE
                                                        MOODY'S/    SQUARE     % OF     BASE RENT          SALES       EXPIRATION
 TENANT NAME             PARENT COMPANY                  S&P(5)      FEET       GLA         PSF             PSF            YEAR
------------------------------------------------------------------------------------------------------------------------------------

 WAL-MART SUPER STORE    Wal-Mart Stores, Inc.           Aa2/AA    209,621     30.6%      $3.82             $697           2027
 SEARS                   Sears, Roebuck and Company     Ba1/BB+    121,044     17.7%      $3.25             $114           2016
 JC PENNEY               JC Penney Company, Inc.        Ba1/BB+     55,863      8.1%      $6.95             $126           2016
 DICK'S SPORTING GOODS   Dick's Sporting Goods Inc.       NR/B+     51,585      7.5%      $7.85              NAV           2017
 EASTWYNN THEATERS       Carmike Cinemas, Inc.             B2/B     21,700      3.2%     $10.42       $249,550 /screen     2015
------------------------------------------------------------------------------------------------------------------------------------


(1)  In lieu of a cash TI/LC deposit, the loan sponsor executed a personal guarantee for failure of the borrower to pay for tenant improvements or leasing commissions. The guarantee is capped at $500,000 and increases by
     $100,000 (per tenant) if either JC Penney or Sears do not renew their respective leases

(2)  Includes the square footage of the Wal-Mart Super Store, which owns the improvements (not part of the collateral), and leases the fee from the borrower. The fee lease expires in 2027 with four 10-year extension options.

(3)  Includes two tenants (1.1% of the net rentable area) that have signed their respective leases but are not yet in physical occupancy.

(4)  The property underwent an extensive renovation between 2000 and 2003 with
     12 tenants, accounting for 14.1% of the net rentable area, having signed their leases since the renovation.

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-31

--------------------------------------------------------------------------------
                                FORT STEUBEN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Fort Steuben Mall loan is secured by the fee interest in a 685,585 square foot regional mall located in Steubenville, Ohio.

THE BORROWER. Fort Steuben Mall LP is a single asset entity that is 100% owned by Murray H. Goodman. Mr. Goodman has over 50 years of real estate development experience, during which time he has developed over 15 million square feet of retail, office and hospitality properties throughout Florida and the northeastern United States. In addition to Fort Steuben Mall, Mr. Goodman's current real estate portfolio consists of 4 retail properties in Florida comprising approximately 1.3 million square feet, including 150 Worth Avenue, a retail center anchored by Neiman Marcus and Saks Fifth Avenue, located in Palm
Beach, Florida. Mr. Goodman developed Fort Steuben Mall in 1974.

THE MORTGAGED PROPERTY. Fort Steuben Mall is an 813,165 square foot (including
Kaufmann's, which owns its own store and is not part of the collateral) enclosed regional mall situated on a 68.9-acre parcel located in Steubenville, Ohio. The property is primarily a single-story structure with Sears as the only two-story building. The property offers 3,667 parking spaces of which 548 parking spaces pertain to Kaufmann's (parking ratio of 4.5 spaces per 1,000 square feet of leasable area). All of the parking spaces are subject to a reciprocal easement agreement.

The collateral is comprised of 685,585 square feet and is currently 85.7% leased and is anchored by a Wal-Mart Super Center (ground lease, 2004 sales of $697 per square foot), Sears (2004 sales of $114 per square foot), JC Penney (2004 sales of $126 per square foot), Dicks Sporting Goods, Kaufmann's and Eastwynn Theaters
(6 screens, 2004 sales of $249,550 per screen). Inline space at the property consists of 194,957 square feet with average 2004 sales of $239 per square foot and an occupancy cost ratio of 12.3%.

The property was built in 1974 and underwent an extensive renovation over a three-year period between 2000 and 2003 at a cost of approximately $31 million.
In the course of the renovation the borrower performed the following: i)
relocated Sears into a new store that was constructed on the east side of the center, ii) renovated and subsequently relocated JC Penney into the space that was originally occupied by Sears, iii) demolished the former JC Penney site and delivered the site to Wal-Mart, which built their new store, iv) renovated the mall common areas, v) contributed $1 million towards the Kaufmann's store renovation, and vi) renovated the former Ames space that was subsequently leased to Dick's Sporting Goods. Additionally, at the end of 2003, Eastwynn Theaters
commenced a complete renovation to which the borrower contributed $600,000. The renovation included new stadium seating, new floor covering, new projection screens, and the installation of a new exterior marquee and exterior doors.

In lieu of a cash TI/LC deposit, the loan sponsor executed a personal guarantee for failure of the borrower to pay for tenant improvements or leasing commissions. The guarantee is capped at $500,000 and increases by $100,000 (per tenant) if either JC Penney or Sears do not renew their respective leases.

THE MARKET(1). The property is located within the City of Steubenville,
Jefferson County, Ohio, 64 miles south of Youngstown, Ohio and 35 miles west of
Pittsburgh, Pennsylvania. The property's immediate neighborhood, which is bound by Route 22 to the north, Lover's Lane to the east, John Scott Memorial Highway to the west and Sinclair Avenue to the south, is considered to be the retail hub of Steubenville. The property is located along the John Scott Highway, which provides access to Route 22, a main highway linking Pittsburgh and its suburbs to Ohio and portions of West Virginia.

With the exception of a 213,500 square foot K-Mart anchored center, which is located immediately north of the property, Fort Steuben Mall is the only anchored regional mall (over 100,000 square feet) within a 30 mile radius. Other retail developments surrounding the property include a Lowe's, Aldi's and
Circuit City. The primary land use in the vicinity of the property is single-family housing.

There are four regional malls located within 30 to 50 miles from the property.
The in-line occupancy rate at the four malls ranges from 90% to 96%. Three of the four malls are located in markets similar to the property, with the exception of one, which is located in west suburban Pittsburgh. All four malls were recently renovated with the exception of one that was built in 2001.

The population within the Steubenville metropolitan area and Jefferson County is
128,500 and 71,300 people, respectively, with a median household income of
$33,673 and $32,402, respectively.

PROPERTY MANAGEMENT. The property is managed by Goodman Company, an affiliate of the borrower.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Fort Steuben Mall appraisal dated
     March 8, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-32

--------------------------------------------------------------------------------
                                FORT STEUBEN MALL
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                             % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT           N/A      98,152       14.3%           N/A         N/A       98,152        14.3%            N/A           N/A
 2005 & MTM        4        4,606        0.7%       $25,400        0.6%      102,758        15.0%        $25,400          0.6%
 2006              6       13,375        2.0%       208,980        4.7%      116,133        16.9%       $234,380          5.2%
 2007              5        7,604        1.1%       149,450        3.3%      123,737        18.0%       $383,830          8.5%
 2008              5       14,526        2.1%       187,801        4.2%      138,263        20.2%       $571,631         12.7%
 2009              4       12,037        1.8%       258,679        5.8%      150,300        21.9%       $830,310         18.5%
 2010              9       16,443        2.4%       476,844       10.6%      166,743        24.3%     $1,307,154         29.1%
 2011              7       12,832        1.9%       391,759        8.7%      179,575        26.2%     $1,698,913         37.8%
 2012              3        9,453        1.4%       164,800        3.7%      189,028        27.6%     $1,863,713         41.5%
 2013              2        8,428        1.2%        87,000        1.9%      197,456        28.8%     $1,950,713         43.4%
 2014              3       12,038        1.8%       150,896        3.4%      209,494        30.6%     $2,101,609         46.8%
 2015              4       37,978        5.5%       403,035        9.0%      247,472        36.1%     $2,504,644         55.8%
 AFTER             4      438,113       63.9%     1,986,641       44.2%      685,585       100.0%     $4,491,285        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            56      685,585      100.0%     4,491,285      100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-33

--------------------------------------------------------------------------------
                               FORT STEUBEN MALL
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF FORT STEUBEN MALL OMITTED]

                                     A-3-34

--------------------------------------------------------------------------------
                               FORT STEUBEN MALL
--------------------------------------------------------------------------------

                    [SITE PLAN OF FORT STEUBEN MALL OMITTED]

                                     A-3-35

--------------------------------------------------------------------------------
                             SOUTH BRUNSWICK SQUARE
--------------------------------------------------------------------------------

                  [3 PHOTOS OF SOUTH BRUNSWICK SQUARE OMITTED]

                                     A-3-36

--------------------------------------------------------------------------------
                             SOUTH BRUNSWICK SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:             $36,750,000
 CUT-OFF DATE PRINCIPAL BALANCE:         $36,750,000
 % OF POOL BY IPB:                       1.7%
 LOAN SELLER:                            JPMorgan Chase Bank, N.A.
 BORROWER:                               WP Brunswick Associates, LLC
 SPONSOR:                                Bryan S. Weingarten and Randall C.
                                         Stein
 ORIGINATION DATE:                       05/26/05
 INTEREST RATE:                          5.5930%
 INTEREST ONLY PERIOD:                   36 months
 MATURITY DATE:                          06/01/15
 AMORTIZATION TYPE:                      Balloon
 ORIGINAL AMORTIZATION:                  360 months
 REMAINING AMORTIZATION:                 360 months
 CALL PROTECTION:                        L(24)Def(91),O(4)
 CROSS-COLLATERALIZATION:                No
 LOCK BOX:                               Hard
 ADDITIONAL DEBT:                        $3,250,000
 ADDITIONAL DEBT TYPE:                   Mezzanine Loan
 LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                   INITIAL                   MONTHLY
                                ------------------------------------------------
 TAXES:                              $146,344                  $48,781
 INSURANCE:                           $11,094                   $5,547
 CAPEX:                                    $0                   $1,873
 TI/LC(3)                          $1,250,000                       $0
 HOLDBACK:(4)                        $937,743                       $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:              Single Asset
 TITLE:                               Fee
 PROPERTY TYPE:                       Retail - Anchored
 SQUARE FOOTAGE:                      142,840(1)
 LOCATION:                            South Brunswick, NJ
 YEAR BUILT/RENOVATED:                1988/2005
 OCCUPANCY:                           99.3%
 OCCUPANCY DATE:                      05/24/05
 NUMBER OF TENANTS:                   21
 HISTORICAL NOI:
  2002:                               N/A
  2003:                               $1,408,082
  2004:                               $1,644,290
 UW REVENUES:                         $4,195,198
 UW EXPENSES:                         $1,102,956
 UW NOI:                              $3,092,242
 UW NET CASH FLOW:                    $3,045,812
 APPRAISED VALUE(2):                  $46,100,000
 APPRAISAL DATE:                      10/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                    $257
 CUT-OFF DATE LTV:                        79.7%
 MATURITY DATE LTV:                       71.4%
 UW DSCR:                                 1.20x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                                                                         LEASE
                                                 MOODY'S/     SQUARE                      BASE RENT                    EXPIRATION
 TENANT NAME      PARENT COMPANY                  S&P(5)       FEET         % OF GLA         PSF         SALES PSF        YEAR
------------------------------------------------------------------------------------------------------------------------------------

 HOME DEPOT(6)    The Home Depot, Inc.            Aa3/AA         N/A            N/A         $8.60           NAV           N/A
 STOP & SHOP      Koninklijke Ahold NV            Ba2/BB      55,556          38.9%        $12.00           NAV           2012
 BOB'S STORES     TJX Companies, Inc.               A3/A      39,800          27.9%        $13.50           NAV           2015
 DOLLAR TREE      Dollar Tree Stores, Inc.         NR/NR      10,200           7.1%        $13.50           NAV           2010
------------------------------------------------------------------------------------------------------------------------------------


(1)  South Brunswick Square is a 257,745 square foot retail center. Excluding the three ground leased store spaces, where the tenants ground lease their pad sites and own their improvements, which are not part of the collateral.
     The collateral square footage is 142,840 square feet. The three tenants are
     Home Depot (104,664 square feet), Tex Mex Restaurant (7,241 square feet)
     and North Fork Bank (3,000 square feet).

(2)  Appraisal value is based on a stabilized value. The "As-is" value is
     $44,000,000.

(3)  At closing, borrower was required to deposit with lender $1,250,000 of
     TI/LC funds relating primarily to borrower's remaining obligations to Bob's
     Stores under that tenant's executed lease. Bob's Stores signed a 10-year lease for 40,000 square feet that commences in October 2005.

(4)  Holdback funds relating to tenants with signed leases that have not yet taken occupancy of their space: (i) Bob's Stores lease-$268,650 (represents six months of rent and landlord's TI/LC obligations with respect to this lease), (ii) Dollar Tree lease- $69,093 (represents six months of rent) and
     (iii) Home Depot lease- $600,000 (represents rent due under lease from May
     26, 2005 to estimated date of Home Depot taking occupancy).

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(6)  Home Depot owns and occupies 104,664 square feet of improvements. The improvements are not collateral for the loan.

                                     A-3-37

--------------------------------------------------------------------------------
                             SOUTH BRUNSWICK SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The South Brunswick Square loan is secured by a first mortgage on a fee interest in a 257,745 square foot anchored retail center located in South
Brunswick, New Jersey.

THE BORROWER. The borrowing entity is WP Brunswick Associate, LLC, a single-asset, special purpose entity organized as a single-member Delaware LLC.
The sponsors of the borrower and non-recourse carve-out guarantors are Bryan S.
Weingarten and Randall C. Stein, who co-founded WP Realty, Inc., a property management company.

The sponsors are experienced real estate professionals specializing in the development of retail, office and multifamily properties in the northeast United
States. Their real estate holdings as of December 31, 2004 totaled 5.4 million square feet of retail, 41,000 square feet of office and 550 multifamily units with a market value of approximately $617 million.

THE MORTGAGED PROPERTY. South Brunswick Square is a 257,745 square foot anchored shopping center located in South Brunswick, New Jersey, approximately 35 miles south of New York City. The property consists of five buildings that were developed between 1988 and 1991. The center is currently anchored by a Stop &
Shop supermarket store. Additionally, Home Depot, which recently executed a long term ground lease with the borrower is expected to open in the second half of
2005. Additionally, a former 50,000 square foot Bloomingdale's Furniture outlet is now leased to Bob's Stores and Dollar Tree. Bob's Stores is a value-oriented chain that offers brand apparel and outerwear targeted towards a moderate- to upper-middle class customer base. The chain operates primarily in the northeast
United States and operated 32 stores as of year-end 2004. Owned improvements
(excluding improvements on ground leased pads) total 142,840 square feet.
In-line tenants at the property include Blockbuster Video, Friendly's and Radio
Shack.

As of May 2005, the property is approximately 99.3% occupied by 21 tenants.

THE MARKET. The property is located on the west side of Route 1 between Wynwood
Drive and Green View Road, in South Brunswick Township, Middlesex County, New
Jersey. The center is located approximately 5 miles north of Princeton and 35 miles south of New York City. Primary access to the property is provided via a traffic signaled intersection, plus two other entrances from Route 1. Route 1 is a major arterial serving the area that connects to major regional highways serving the New York City metropolitan area to the north and Philadelphia to the south.

The 2004 estimated population within a 1, 3 and 5-mile radius of the property are 5,524, 37,660, and 108,877 persons, respectively. Average estimated household income within a 1, 3, and 5-mile radius of the property are $100,082,
$109,515, and $110,377, respectively. The Central New Jersey retail market reports a vacancy rate of 4.1% as of year end 2004. The property is located in the southwest Middlesex submarket which according to market sources reported a vacancy rate of 2.6% for the same period. According to the appraisal, comparable in-line rental rates range between $21.00 and $28.28 per square foot compared to an average rental rate of $19.61 per square foot at the property (all triple net) while comparable anchor rental rates average $9.24 per square foot, providing strong support for Home Depot's lease rate of $8.60 per square foot.

PROPERTY MANAGEMENT. The property is managed by WP Realty, Inc., an affiliate of the borrower sponsors. WP Realty, Inc. is a real estate investment, development, leasing and management company that specializes in retail and multifamily residential properties. The Bryn Mawr, Pennsylvania based company was founded in
1995 and owns and manages a portfolio that currently includes over 5 million square feet of retail space.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the South Brunswick Square appraisal dated April 1, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-38

--------------------------------------------------------------------------------
                             SOUTH BRUNSWICK SQUARE
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1)

                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                             % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A        1,000        0.4%           N/A         N/A        1,000         0.4%            N/A            N/A
 2005 & MTM        0            0        0.0             $0        0.0%        1,000         0.4%             $0           0.0%
 2006              2        6,232        2.4        112,974        3.6%        7,232         2.8%       $112,974           3.6%
 2007              2        2,900        1.1         51,250        1.6%       10,132         3.9%       $164,224           5.2%
 2008              5       14,821        5.8        286,594        9.0%       24,953         9.7%       $450,818          14.2%
 2009              0            0        0.0              0        0.0%       24,953         9.7%       $450,818          14.2%
 2010              3       13,600        5.3        211,289        6.7%       38,553        15.0%       $662,107          20.9%
 2011              2        4,320        1.7         90,761        2.9%       42,873        16.6%       $752,868          23.7%
 2012              1       55,556       21.6        666,672       21.0%       98,429        38.2%     $1,419,540          44.7%
 2013              1        3,611        1.4        101,108        3.2%      102,040        39.6%     $1,520,648          47.9%
 2014              0            0        0.0              0        0.0%      102,040        39.6%     $1,520,648          47.9%
 2015              3       43,800       17.0        612,500       19.3%      145,840        56.6%     $2,133,148          67.2%
 AFTER             2      111,905       43.4      1,040,000       32.8%      257,745       100.0%     $3,173,148         100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            21      257,745      100.0%    $3,173,148      100.0%
------------------------------------------------------------------------------------------------------------------------------------


(1)  Lease Rollover Schedule includes three tenants that ground lease their pad sites and own their own improvements, including Home Depot.

                                     A-3-39

--------------------------------------------------------------------------------
                             SOUTH BRUNSWICK SQUARE
--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF SOUTH BRUNSWICK SQUARE OMITTED]

                                     A-3-40

--------------------------------------------------------------------------------
                             SOUTH BRUNSWICK SQUARE
--------------------------------------------------------------------------------

                  [SITE PLAN OF SOUTH BRUNSWICK SQUARE OMITTED]

                                     A-3-41

--------------------------------------------------------------------------------
                            HACIENDA SHOPPING CENTER
--------------------------------------------------------------------------------

                 [4 PHOTOS OF HACIENDA SHOPPING CENTER OMITTED]

                                     A-3-42

--------------------------------------------------------------------------------
                            HACIENDA SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $30,800,000
 CUT-OFF DATE PRINCIPAL
    BALANCE:                         $30,800,000
 % OF POOL BY IPB:                   1.4%
 LOAN SELLER:                        JPMorgan Chase Bank, N.A.
 BORROWER:                           Pacific Castle Colima, L.P. (70.6%
                                     interest) & Master K Investment, LLC
                                     (29.4% interest)
 SPONSOR:                            Wayne Cheng and Tan Chu Kuo
 ORIGINATION DATE:                   06/08/05
 INTEREST RATE:                      5.2500%
 INTEREST ONLY PERIOD:               24 months
 MATURITY DATE:                      07/01/15
 AMORTIZATION TYPE:                  Balloon
 ORIGINAL AMORTIZATION:              360 months
 REMAINING AMORTIZATION:             360 months
 CALL PROTECTION:                    L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:            No
 LOCK BOX:                           No
 ADDITIONAL DEBT:                    No
 ADDITIONAL DEBT TYPE:               N/A
 LOAN PURPOSE:                       Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                      Initial              Monthly
                                    --------------------------------------------
 TAXES:                                 $299,716             $29,972
 INSURANCE:                               $7,504              $3,752
 REQUIRED REPAIRS:                      $261,563                  $0
 ENVIRONMENTAL:                        $328,5001                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:              Single Asset
 TITLE:                               Fee
 PROPERTY TYPE:                       Retail - Anchored
 SQUARE FOOTAGE:                      122,403
 LOCATION:                            Hacienda Heights, CA
 YEAR BUILT/RENOVATED:                1975/2000
 OCCUPANCY:                           93.5%
 OCCUPANCY DATE:                      05/01/05
 NUMBER OF TENANTS:                   33
 HISTORICAL NOI:
  2003:                               $1,646,799
  2004:                               $1,909,611
 TTM AS OF 03/31/05:                  $1,978,042
 UW REVENUES:                         $3,441,936
 UW EXPENSES:                         $875,134
 UW NOI:                              $2,566,801(2)
 UW NET CASH FLOW:                    $2,456,639
 APPRAISED VALUE:                     $42,400,000
 APPRAISAL DATE:                      05/07/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                $252
 CUT-OFF DATE LTV:                    72.6%
 MATURITY DATE LTV:                   63.3%
 UW DSCR:                             1.20x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS

                                                                                                                            LEASE
                                                           MOODY'S/     SQUARE                 BASE RENT                  EXPIRATION
        TENANT NAME                PARENT COMPANY           S&P(3)       FEET      % OF GLA       PSF      SALES PSF(4)      YEAR
------------------------------------------------------------------------------------------------------------------------------------

99 RANCH MARKET             Tawa Supermarket Inc.             NR        30,500       24.9%       $8.40        $404           2008
BANK OF AMERICA             Bank of America Corporation     Aa2/AA-     11,515        9.4%      $17.42         N/A           2006
WEST COAST SEAFOOD BUFFET   N/A                               NR         9,964        8.1%      $25.20         NAV           2014
------------------------------------------------------------------------------------------------------------------------------------


(1)  Borrower posted an environmental remediation reserve in an amount equal to
     150% of the estimated cost of remediation as determined by an environmental consultant. The borrower will be able to draw up to 100% of the remediation costs as the seller pays for the remediation and lender receives proof of payment. The lender will hold the remaining 50% until a No Further Action letter is received.

(2)  The difference between UW NOI and TTM NOI as of 3/31/05 is attributable to
     (i) recent lease renewals and newly signed leases and (ii) underwriting contractual rent increases for in-place tenants through February 2006.

(3)  Ratings provided are for the entity listed in the "Parent Company field whether or not the parent company guarantees the lease.

(4)  Sales per square foot figures provided are based on 2004 sales.

                                     A-3-43

--------------------------------------------------------------------------------
                            HACIENDA SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Hacienda Shopping Center loan is secured by a first mortgage on a fee interest in a 122,403 square foot anchored retail center located in Hacienda
Heights, California.

THE BORROWERS. The borrower is structured as two tenants in common, Pacific
Castle Colima, L.P. (70.6%) and Master K Investment, LLC (29.4%). The sponsors are Wayne Cheng and Tan Chu Kuo. The majority owner, Mr. Cheng, has 13 years of real estate investment experience and currently owns and manages approximately
$306 million of commercial real estate in Southern California.

THE MORTGAGED PROPERTY. Hacienda Shopping Center is a 122,403 square foot, grocery anchored, shopping center located on approximately 11.9 acres of land in
Hacienda Heights, California. The center is approximately 93.5% occupied by 33 tenants including 99 Ranch Market (Tawa Supermarket), Bank of America and West
Coast Seafood Buffet. The average in-place rent per square foot at the property is approximately $21.66 on a triple net basis with in-line rents of approximately $25.03 per square foot.

The largest tenant, 99 Ranch Market, is one of the largest Asian-American supermarket chains in the United States operating mainly on the West Coast
(primarily in California). Founded in 1984, the company currently operates over two dozen stores that sell a wide range of imported food products and merchandise from China and other parts of southeast Asia. The stores generally cater to middle- to upper-income ethnic Chinese Americans. Annual sales are estimated at $150 million. 99 Ranch Market is paying rent of $8.40 per square foot (compared to $10.80 - $12.00 per square foot in the market) and their lease accounts for approximately 10.0% of the in-place base rent. The store's current occupancy cost ratio is 2.1%.

The borrowers purchased the property in November 2004 for $39.7 million.

THE MARKET(1). The Hacienda Shopping Center is situated on the northwest corner of Azusa Avenue and Colima Road in the eastern region of the community of
Hacienda Heights, Los Angeles County, California, approximately 17.5 miles east of the Los Angeles central business district. The population within a three miles radius of the property is approximately 145,000, with an average household income of $72,052. Average daily traffic counts are approximately 47,312 cars on
Colima Road and approximately 39,878 on Azusa Avenue.

The property is located in the eastern part of the San Gabriel Valley, directly across from the 748,753 square foot Puente Hills regional mall. The San Gabriel
Valley is largely a suburban area, both in terms of development and employment, served by six primary freeways. The property has access to the regional freeway system, via the Pomona (60) Freeway -- a major transportation route through Los
Angeles County that can be accessed approximately one-quarter mile from the property. Approximately 90% of the land area located south of Colima road is single-family residential development.

In the first quarter of 2005, the market vacancy rate was 3.3% and the submarket vacancy rate was 1.7%. The average in-line rent in the market is approximately
$29.50 per square foot.

PROPERTY MANAGEMENT. Hacienda Heights Shopping Center is managed by Pacific
Castle Realty III, Inc., an affiliate of the borrower. The company owns or manages 20 commercial properties consisting of approximately 1 million square feet in Southern California.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Hacienda Shopping Center appraisal dated May 7, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-44

--------------------------------------------------------------------------------
                            HACIENDA SHOPPING CENTER
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                                                              CUMULATIVE
                  NUMBER     SQUARE                                             SQUARE      CUMULATIVE   CUMULATIVE     CUMULATIVE
                OF LEASES     FEET     % OF GLA    BASE RENT     % OF BASE       FEET        % OF GLA     BASE RENT   % OF BASE RENT
      YEAR       EXPIRING   EXPIRING   EXPIRING    EXPIRING    RENT EXPIRING   EXPIRING      EXPIRING     EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT            N/A        8,015       6.5%           N/A         N/A          8,015         6.5%            N/A           N/A
 2005 & MTM          4        8,024       6.6       $202,765         8.2%        16,039        13.1%       $202,765          8.2%
 2006                3       13,895      11.4        268,096        10.8         29,934        24.5%       $470,861         19.0%
 2007                4        5,120       4.2        153,073         6.2         35,054        28.6%       $623,934         25.2%
 2008                9       47,296      38.6        732,869        29.6         82,350        67.3%     $1,356,803         54.7%
 2009                9       21,080      17.2        593,317        23.9        103,430        84.5%     $1,950,120         78.7%
 2010                2        3,500       2.9        128,533         5.2        106,930        87.4%     $2,078,653         83.9%
 2011                0            0       0.0              0         0.0        106,930        87.4%     $2,078,653         83.9%
 2012                0            0       0.0              0         0.0        106,930        87.4%     $2,078,653         83.9%
 2013                0            0       0.0              0         0.0        106,930        87.4%     $2,078,653         83.9%
 2014                2       15,473      12.6        399,836        16.1        122,403       100.0%     $2,478,489        100.0%
 2015                0            0       0.0              0         0.0        122,403       100.0%     $2,478,489        100.0%
 AFTER               0            0       0.0              0         0.0        122,403       100.0%     $2,478,489        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL              33      122,403     100.0%    $2,478,489       100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-45

--------------------------------------------------------------------------------
                            HACIENDA SHOPPING CENTER
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF HACIENDA SHOPPING CENTER OMITTED]

                                     A-3-46

--------------------------------------------------------------------------------
                            HACIENDA SHOPPING CENTER
--------------------------------------------------------------------------------

                 [SITE PLAN OF HACIENDA SHOPPING CENTER OMITTED]

                                     A-3-47

--------------------------------------------------------------------------------
                           STIRLING COVINGTON CENTER
--------------------------------------------------------------------------------

                 [3 PHOTOS OF STIRLING COVINGTON CENTER OMITTED]

                                     A-3-48

--------------------------------------------------------------------------------
                            STIRLING COVINGTON CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:            $30,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:        $29,950,962
 % OF POOL BY IPB:                      1.4%
 LOAN SELLER:                           CIBC Inc.
 BORROWER:                              Stirling Mandeville, L.L.C.
 SPONSOR:                               James E. Maurin, Gerald E. Songy
                                        and Lewis W. Stirling
 ORIGINATION DATE:                      05/19/05
 INTEREST RATE:                         5.1800%
 INTEREST ONLY PERIOD:                  N/A
 MATURITY DATE:                         06/01/15
 AMORTIZATION TYPE:                     Balloon
 ORIGINAL AMORTIZATION:                 300 months
 REMAINING AMORTIZATION:                299 months
 CALL PROTECTION:                       L(24),Def(91),O(4)
 CROSS-COLLATERALIZATION:               No
 LOCK BOX:                              Springing
 ADDITIONAL DEBT:                       No
 ADDITIONAL DEBT TYPE:                  N/A
 LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                         INITIAL                MONTHLY
                                        ----------------------------------------
 TAXES:                                    $268,955               $33,619
 INSURANCE:                                 $69,334                $8,667
 HOLDBACK(1):                              $132,707                    $0
 TENANT ALLOWANCE RESERVE(2):              $293,110                    $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:              Single Asset
 TITLE:                               Fee
 PROPERTY TYPE:                       Retail -- Anchored
 SQUARE FOOTAGE:                      391,218
 LOCATION:                            Covington, LA
 YEAR BUILT/RENOVATED:                2005
 OCCUPANCY(3):                        98.9%
 OCCUPANCY DATE:                      05/01/05
 NUMBER OF TENANTS(3):                22
 HISTORICAL NOI:                      N/A
 TTM AS OF 02/28/05                   $1,174,680
 UW REVENUES:                         $4,635,988
 UW EXPENSES:                         $1,335,080
 UW NOI:                              $3,300,908
 UW NET CASH FLOW:                    $3,219,539
 APPRAISED VALUE:                     $45,000,000
 APPRAISAL DATE:                      04/12/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                   $77
 CUT-OFF DATE LTV:                       66.6%
 MATURITY DATE LTV:                      50.2%
 UW DSCR:                                1.50x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                                                                                                         LEASE
                                                           MOODY'S/    SQUARE                BASE RENT                 EXPIRATION
 TENANT NAME           PARENT COMPANY                       S&P(4)      FEET     % OF GLA       PSF       SALES PSF       YEAR
------------------------------------------------------------------------------------------------------------------------------------

 JC PENNEY             JC Penney Company, Inc.             Ba1/BB+     82,603      21.1%        $3.42        NAV          2024
 BELK                  Belk, Inc.                             NR       73,777      18.9%        $3.00        NAV          2024
 HOLLYWOOD CINEMA      Hollywood Theater Holdings Inc.        NR       42,866      11.0%       $13.50        NAV          2020
 ROSS DRESS FOR LESS   Ross Stores Inc                      NR/BBB     30,186       7.7%        $9.95        NAV          2015
 BEST BUY              Best Buy, Inc                       Baa3/BBB    30,000       7.7%       $14.00        NAV          2015
 MARSHALLS             TJX Companies, Inc.                   A3/A      30,000       7.7%        $8.95        NAV          2014
 LINENS & THINGS       Linens 'N Things, Inc.                 NR       28,290       7.2%       $10.70        NAV          2016
------------------------------------------------------------------------------------------------------------------------------------


(1)  At origination, the borrower deposited $132,707 into the holdback reserve
     (Best Buy - $106,875 and Hibbits - $25,832). The holdback reserve will be released when each respective tenant is in occupancy and paying full rent.

(2)  At origination, the borrower deposited $293,110 for the borrower's outstanding tenant improvement obligations to the following tenants: Linens
     'N Things - $254,610; Cingular - $13,500; and Hibbits - $25,000. Funds will be remitted to the borrower when all tenant improvement obligations have been satisfied with respect to these tenants.

(3)  Includes the square footage of the JC Penney and Belk improvements. JC
     Penney and Belk own their own improvements and lease the fee from the borrower. The fee leases for JC Penney and Belk expire in 2024 with five
     5-year extension options and four 5-year extension options, respectively.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-49

--------------------------------------------------------------------------------
                            STIRLING COVINGTON CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Stirling Covington Center loan is secured by the fee simple interest in a 391,218 square foot anchored retail center located in Covington,
Louisiana.

THE BORROWER. Stirling Mandeville, L.L.C. is a single purpose entity owned by
Stirling 21 L.L.C. (49.5%), Stirling 12/21 L.L.C. (50%) and Stirling Mandeville
Manager, Inc. (0.5%). Stirling 21 L.L.C. is owned by James E. Maurin (65%),
Gerald E. Songy (10%) and Stirling Holdings, L.L.C. (25%), and 12/21 L.L.C. is
owned by S & C Montgomery, L.L.C. (49%), Levere C. Montgomery, III (31.4%) and
Levere C. Montgomery, Jr. (19.6%).

James E. Maurin, Gerald E. Songy and Lewis W. Stirling are the loan sponsors.
Mr. Maurin is the chairman of Sterling Properties and has over 30 years of real estate experience. Mr. Stirling has over 25 years of real estate experience and is currently the executive vice president of Stirling Properties. Mr. Sterling founded Stirling & Associates, a New Orleans based commercial brokerage and management firm in 1981. In 1988, Stirling & Associates was merged into
Maurin-Ogden Companies, which is presently doing business as Stirling
Properties. Stirling Properties has 15 offices in Louisiana and three in
Mississippi, and manages over eight million square feet of commercial properties including 31 office properties and 41 retail properties in Oklahoma, Louisiana and Mississippi. Mr. Songy has over 30 years of real estate experience and is currently the vice president of Stirling Properties. Mr. Songy has developed or redeveloped over 30 properties (primarily anchored retail centers).

THE MORTGAGED PROPERTY. Stirling Covington Center is a one-story, 391,218 square foot anchored retail center situated on a 68.4-acre land parcel located in
Covington, Louisiana. The property is currently 98.9% leased to 22 tenants. The property is anchored by JC Penney (82,603 square feet), Belk (73,777 square feet), Hollywood Theater (42,866 square feet), Best Buy (30,000 square feet),
Ross Dress For Less (30,186 square feet), Marshalls (30,000 square feet) and
Linens 'N Things (28,290 square feet). The property is also shadow anchored by a company owned by Target, which land and improvements are not part of the collateral. Both JC Penney and Belk constructed their own improvements, which are not part of the collateral, and are subject to ground leases. Other major tenants include Lane Bryant, Cost Plus, Dress Barn and Casual Corner. Anchor
tenants comprise 81.2% of the net rentable area and account for 69.3% of the gross rental income. National tenants comprise 97.1% of the net rentable area and account for 96.0% of the gross rental income. The borrower constructed the improvements during 2004 and 2005 at a cost of $37.8 million.

The loan is structured with a 25-year amortization schedule.

THE MARKET(1). The property is located in Covington, St. Tammany Parish,
Louisiana, approximately 30 miles north of the City of New Orleans. In 2003, St.
Tammany Parish had a population of 207,743 with a median household income of
$50,415. In 2004, the population and median household income within the property's trade area (5-mile radius) were 42,979 and $60,238, respectively. The trade area population increased by 42.5% and 8.5% over the 1990 and 2000 population levels, respectively, and is projected to increase an additional
10.2% to 47,381 by 2009.

The property is situated at the intersection of Interstate 12 and Highway 21.
Interstate 12 is an east/west artery that connects the property with Baton Rouge to the west and the City of Slidell to the east. The property is located three miles west of Highway 190 and the Lake Ponchartrain Causeway, which provides access to New Orleans and Metairie, 33 miles to the south.

The property is located in the Covington retail market, which has an inventory of 11.17 million square feet of space with 239,000 square feet under construction. As of the Fourth Quarter of 2004, the Covington retail market had an average occupancy of 90.4% with an average rental rate of $13.00 per square foot with rents quoted on a triple net basis. The property is further located in the Covington-Mandeville retail submarket, which has an inventory of 3.06 million square feet of retail space with approximately 225,000 square feet under construction. As of the Fourth Quarter of 2004, the Covington-Mandeville retail submarket had an average occupancy rate of 92.6% with an average rental rate of
$11.05 per square foot on a triple net basis. Occupancy rates in the submarket have ranged from 92.4% to 96.5% since 1999, with an average of 94.4%. During the same period, average rental rates in the submarket ranged from $9.94 per square foot to $11.05 per square foot, with an average of $10.31 per square foot.

PROPERTY MANAGEMENT. The property is managed by Stirling Properties, Inc., an affiliate of the borrower.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Stirling Covington Center appraisal dated April 12, 2005. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-50

--------------------------------------------------------------------------------
                            STIRLING COVINGTON CENTER
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE                                CUMULATIVE
                  OF       SQUARE                             % OF BASE       SQUARE      CUMULATIVE    CUMULATIVE    % OF BASE
                LEASES      FEET      % OF GLA    BASE RENT      RENT          FEET        % OF GLA     BASE RENT       RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A        4,410        1.1%           N/A         N/A        4,410          1.1%            N/A          N/A
 2005 & MTM        0            0        0.0%            $0        0.0%        4,410          1.1%             $0         0.0%
 2006              0            0        0.0%             0        0.0%        4,410          1.1%             $0         0.0%
 2007              0            0        0.0%             0        0.0%        4,410          1.1%             $0         0.0%
 2008              0            0        0.0%             0        0.0%        4,410          1.1%             $0         0.0%
 2009              3        5,090        1.3%       107,075        3.1%        9,500          2.4%       $107,075         3.1%
 2010              1        5,100        1.3%        88,485        2.6%       14,600          3.7%       $195,560         5.7%
 2011              1        5,300        1.4%       102,820        3.0%       19,900          5.1%       $298,380         8.7%
 2012              3        7,150        1.8%       121,800        3.6%       27,050          6.9%       $420,180        12.3%
 2013              1        1,000        0.3%        18,150        0.5%       28,050          7.2%       $438,330        12.8%
 2014              5       51,650       13.2%       586,225       17.1%       79,700         20.4%     $1,024,555        29.9%
 2015              4       83,982       21.5%     1,016,010       29.7%      163,682         41.8%     $2,040,565        59.6%
 AFTER             4      227,536       58.2%     1,385,301       40.4%      391,218        100.0%     $3,425,866       100.0%
--------------------------------------------------------------------------------------------------------------------------------
 TOTAL            22      391,218      100.0%    $3,425,866      100.0%
--------------------------------------------------------------------------------------------------------------------------------


                                     A-3-51

--------------------------------------------------------------------------------
                           STIRLING COVINGTON CENTER
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF STIRLING COVINGTON CENTER OMITTED]

                                     A-3-52

--------------------------------------------------------------------------------
                           STIRLING COVINGTON CENTER
--------------------------------------------------------------------------------

                [SITE PLAN OF STIRLING COVINGTON CENTER OMITTED]

                                     A-3-53

--------------------------------------------------------------------------------
                     THE SHOPPES AT SUSQUEHANNA MARKETPLACE
--------------------------------------------------------------------------------

          [4 PHOTOS OF THE SHOPPES AT SUSQUEHANNA MARKETPLACE OMITTED]

                                     A-3-54

--------------------------------------------------------------------------------
                     THE SHOPPES AT SUSQUEHANNA MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:              $29,600,000
 CUT-OFF DATE PRINCIPAL BALANCE:          $29,600,000
 % OF POOL BY IPB:                        1.4%
 LOAN SELLER:                             JPMorgan Chase Bank, N.A.
 BORROWER:                                Stanbery Harrisburg, L.P.
 SPONSOR:                                 Stanbery Development Company
 ORIGINATION DATE:                        06/20/05
 INTEREST RATE:                           5.1000%
 INTEREST ONLY PERIOD:                    48 months
 MATURITY DATE:                           07/01/15
 AMORTIZATION TYPE:                       Balloon
 ORIGINAL AMORTIZATION:                   360 months
 REMAINING AMORTIZATION:                  360 months
 CALL PROTECTION:                         L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:                 No
 LOCK BOX:                                No
 ADDITIONAL DEBT:                         No
 ADDITIONAL DEBT TYPE:                    N/A
 LOAN PURPOSE:                            Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
     ESCROWS/RESERVES:                INITIAL                   MONTHLY
                                ------------------------------------------------
           TAXES:                     $14,523                   $7,262
         INSURANCE:                   $23,135                   $2,892
          TI/LC:(4)                   $2,500,000                Springing(4)
        HOLDBACK:(5)                  $2,600,000                $0
       DEBT SERVICE:                  $200,000                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:              Single Asset
 TITLE:                               Fee
 PROPERTY TYPE:                       Retail - Unanchored
 SQUARE FOOTAGE:                      109,852
 LOCATION:                            Harrisburg, PA
 YEAR BUILT/RENOVATED:                2004
 OCCUPANCY:                           82.1%(1)
 OCCUPANCY DATE:                      07/06/05
 NUMBER OF TENANTS:                   20
 HISTORICAL NOI:
 2004:                                $1,529,366
 UW REVENUES:                         $3,308,164
 UW EXPENSES:                         $862,842
 UW NOI:(2)                           $2,445,322
 UW NET CASH FLOW:                    $2,342,061
 APPRAISED VALUE(3):                  $37,275,000
 APPRAISAL DATE:                      11/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                      $269
 CUT-OFF DATE LTV:                          79.4%
 MATURITY DATE LTV:                         71.9%
 UW DSCR:                                   1.21x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS
                                                                                                                           LEASE
                                                 MOODY'S/                                  BASE RENT                    EXPIRATION
 TENANT NAME                PARENT COMPANY        S&P(6)       SQUARE FEET     % OF GLA       PSF      SALES PSF(7)        YEAR
------------------------------------------------------------------------------------------------------------------------------------

 TALBOTS                    Talbots Inc             NR            9,603           8.7%       $24.32         NAV            2017
 BANANA REPUBLIC            Gap Inc.             Ba3/BBB-         8,643           7.9%       $22.00         NAV            2015
 DAMON'S GRILL              N/A                     NR            7,175           6.5%       $21.90         NAV            2019
 ROMANO'S MACARONI GRILL    N/A                     NR            7,173           6.5%       $22.00         NAV            2015
 COLDWATER CREEK            N/A                     NR            5,993           5.5%       $22.78         NAV            2015
 NEW YORK & CO.             N/A                     NR            5,955           5.5%       $25.00         NAV            2015
------------------------------------------------------------------------------------------------------------------------------------


(1)  As of July 2005, the property is approximately 82.1% leased and 68.0%
     occupied. There are currently Letters of Intent for an additional 3,613 square feet which if executed would bring the property to approximately
     85.6% leased. We cannot you assure that these leases will be executed.

(2)  The property was completed in 2004 with the first tenants taking occupancy in mid-2004. The 2004 NOI reflects the property's performance while in lease-up. The UW NOI reflects the property's performance on a stabilized basis. See Footnote 1 regarding property's current leasing status.

(3)  Appraisal based on the stabilized value. The "as-is" value is $32,850,000.

(4)  At origination, the borrower was required to deposit $2.5 million into a
     TI/LC reserve account to cover costs associated with tenant work related to leased but unoccupied spaces. Any remaining amounts in this reserve account will be released upon the property achieving a physical occupancy level of
     92% or greater. In addition, beginning with the monthly payment due on the
     61st month after the origination date, borrower will be required to deposit
     $4,577 per month into a TI/LC reserve fund to be capped at $274,620.

(5)  At origination, the borrower deposited with the lender holdback funds of
     $2.6 million to be released in increments of no less than $500,000 upon satisfaction of the following conditions: (i) no event of default shall exist, (ii) one or more new tenants have executed leases at terms acceptable to the lender, are in occupancy of their space and paying rent with the borrower having provided related tenant estoppels to lender, and
     (iii) the property after giving effect to the released holdback funds is able to achieve a projected 12-month DSCR of at least 1.20x. In the event that the holdback release conditions must be satisfied within 36 months of the origination date, remaining funds may be used to fund the TI/LC reserve fund, held as additional collateral for the remaining loan term or used to establish a new debt service reserve.

(6)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(7)  The center was completed in 2004 and as such a full year of sales history is not available.

                                     A-3-55

--------------------------------------------------------------------------------
                     THE SHOPPES AT SUSQUEHANNA MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Shoppes at Susquehanna Marketplace loan is secured by a fee interest on a 109,852 square foot retail center located in Harrisburg,
Pennsylvania.

THE BORROWER. The borrower, Stanbery Harrisburg, L.P., is a special purpose entity controlled by the Stanbery Development Company. Founded in 2000, Stanbery
Development Company is a full service real estate development company based in
Columbus, Ohio. The company develops high quality niche retail projects in medium sized and suburban markets. The company currently owns and operates three retail centers located in eastern Pennsylvania and New Jersey and is in the process of developing four additional centers totaling approximately 1 million square feet. The non-recourse carve out guarantors for the loan are Jon Meyer and Mark Pottschmidt.

THE MORTGAGED PROPERTY. The Shoppes at Susquehanna Marketplace is a newly constructed 109,852 square foot multi-tenanted upscale shopping center built on an 11.77-acre parcel. The property is approximately 82.1% leased to 20 tenants.
Sixteen tenants representing approximately 68.0% of the leaseable space are in physical occupancy of their space and paying rent. The remaining tenants with signed leases are in various stages of building out their space. Including tenants with executed letters of intent the property is approximately 85.4%
leased as of July 2005.

The property's tenant roster includes a variety of upscale and boutique retailers and eateries including Talbots, Banana Republic, Damon's Grill,
Romano's Macaroni Grill, New York & Co., Williams-Sonoma, Ann Taylor Loft,
Bombay Company and Jos A. Bank. The property's average in-place rent is $25.23 per square foot on a triple net basis.

The loan is structured with an upfront $2.5 million tenant improvement and leasing commission reserve to cover costs associated with tenant work related to leased but unoccupied spaces as well as yet to be leased spaces. In addition, at origination the lender held back $2.6 million of loan proceeds to be released upon the satisfaction of several conditions relating to the lease up of the property to a stabilized level. If the holdback release provisions are not achieved within 36 months of loan origination, the lender can hold the funds as additional collateral for the remainder of the loan term.

THE MARKET. The property is located just west of the intersection of Interstate
81 and Interstate 83, two major highways that connect the property to nearby regional centers and to Harrisburg, Pennsylvania. The property is elevated above street grade, providing it with excellent visibility from I-81, and is accessed via an extended driveway from Brindle Drive.

The Shoppes at Susquehanna Marketplace is part of a larger planned development.
Existing facilities on the site include a Hoyt's Cinema, a 275,000 square foot industrial building, a Class A office facility and a Cracker Barrel. In addition there are plans for a 100,000 square foot power center on an unimproved adjacent site.

The shopping center serves the Harrisburg-Lebanon-Carlisle metropolitan area and a portion of central Pennsylvania. Within a 10 mile radius of the property, the population is approximately 325,000 persons with an average household income of
$62,391. According to the appraisal, properties considered comparable to the subject report an average rent of $28.54 per square foot on a triple net basis and an average occupancy level of 92%.

PROPERTY MANAGEMENT. The property is managed by the Levin Management
Corporation. Founded in 1952 the New Jersey based company currently manages a portfolio of over 75 properties comprising nearly 10 million square feet.
--------------------------------------------------------------------------------

                                     A-3-56

--------------------------------------------------------------------------------
                     THE SHOPPES AT SUSQUEHANNA MARKETPLACE
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                             % OF BASE      SQUARE      CUMULATIVE   CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A       19,691       17.9%           N/A        N/A        19,691        17.9%            N/A          N/A
 2005 & MTM        0            0        0.0             $0        0.0%       19,691        17.9%             $0          0.0%
 2006              0            0        0.0              0        0.0%       19,691        17.9%             $0          0.0%
 2007              0            0        0.0              0        0.0%       19,691        17.9%             $0          0.0%
 2008              0            0        0.0              0        0.0%       19,691        17.9%             $0          0.0%
 2009              1        3,000        2.7         78,000        3.4%       22,691        20.7%        $78,000          3.4%
 2010              0            0        0.0              0        0.0%       22,691        20.7%        $78,000          3.4%
 2011              0            0        0.0              0        0.0%       22,691        20.7%        $78,000          3.4%
 2012              0            0        0.0              0        0.0%       22,691        20.7%        $78,000          3.4%
 2013              0            0        0.0              0        0.0%       22,691        20.7%        $78,000          3.4%
 2014              5       17,220       15.7        432,400       19.0%       39,911        36.3%       $510,400         22.4%
 2015             11       47,664       43.4      1,195,254       52.6%       87,575        79.7%     $1,705,654         75.0%
 AFTER             3       22,277       20.3        568,668       25.0%      109,852       100.0%     $2,274,322        100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL            20      109,852      100.0%    $2,274,322      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-57

--------------------------------------------------------------------------------
                     THE SHOPPES AT SUSQUEHANNA MARKETPLACE
--------------------------------------------------------------------------------

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                                     A-3-58

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-59

--------------------------------------------------------------------------------
                           DISCOVERY CHANNEL BUILDING
--------------------------------------------------------------------------------

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         [MAP INDICATING LOCATION OF DISCOVERY CHANNEL BUILDING OMITTED]

                                     A-3-60

--------------------------------------------------------------------------------
                           DISCOVERY CHANNEL BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:             $28,200,000
 CUT-OFF DATE PRINCIPAL BALANCE:         $28,200,000
 % OF POOL BY IPB:                       1.3%
 LOAN SELLER:                            CIBC Inc.
 BORROWER:                               WB Kennett Manager, LLC
 SPONSOR:                                Washington Brick and Terra Cotta
                                         Company L.P., LLP
 ORIGINATION DATE:                       06/15/05
 INTEREST RATE:                          5.6600%
 INTEREST ONLY PERIOD:                   60 months
 MATURITY DATE:                          07/01/20
 AMORTIZATION TYPE:                      Balloon
 ORIGINAL AMORTIZATION:                  360 months
 REMAINING AMORTIZATION:                 360 months
 CALL PROTECTION:                        L(24),Def(152),O(4)
 CROSS-COLLATERALIZATION:                No
 LOCK BOX:                               Springing
 ADDITIONAL DEBT:                        No
 ADDITIONAL DEBT TYPE:                   N/A
 LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                         Initial                 Monthly
                                     -------------------------------------------
 TAXES:                                    $81,078                  $27,026
 INSURANCE:                                $25,509                   $2,551
 CAPEX:                                     $2,475                   $2,475
 TI/LC:                                         $0             Springing(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                 Single Asset
 TITLE:                                  Fee
 PROPERTY TYPE:                          Office -- Suburban
 SQUARE FOOTAGE:                         148,530
 LOCATION:                               Silver Spring, MD
 YEAR BUILT/RENOVATED:                   1995/2000
 OCCUPANCY:                              100.0%
 OCCUPANCY DATE:                         05/01/05
 NUMBER OF TENANTS:                      1
 HISTORICAL NOI:
  2004:                                  $3,437,661
 UW REVENUES:                            $4,162,189
 UW EXPENSES:                            $1,072,951
 UW NOI:                                 $3,089,238
 UW NET CASH FLOW:                       $2,836,534
 APPRAISED VALUE:                        $43,100,000
 APPRAISAL DATE:                         03/30/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                   $190
 CUT-OFF DATE LTV:                       65.4%
 MATURITY DATE LTV:                      54.9%
 UW DSCR:                                1.45x
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                                                                                LEASE
                                                            MOODY'S/                  % OF       BASE RENT    EXPIRATION
       TENANT NAME                PARENT COMPANY             S&P(2)    SQUARE FEET    GLA           PSF          YEAR
-------------------------------------------------------------------------------------------------------------------------

 THE DISCOVERY CHANNEL    Discovery Communications, Inc.       NR        148,530     100.0%      $ 22.29         2015
-------------------------------------------------------------------------------------------------------------------------


(1)  The lender will institute an all-excess cash flow sweep i) 18 months prior to the expiration of the initial lease term of Discovery Communication,
     Inc. ("Discovery") and ii) 18 months prior to the expiration of the first renewal term of the Discovery lease. All swept cash shall be deposited in the TI/LC reserve, which shall be capped at $1,500,000. However, in lieu of an excess cash flow sweep, the borrower may deliver to the lender a letter of credit in the amount of $1,500,000 for deposit in the TI/LC reserve. The all-excess cash flow sweep shall end when Discovery exercises the next applicable 5-year renewal option under the Discovery lease or a replacement tenant, satisfactory to lender, executes a replacement lease. The lender will also execute an all-excess cash flow sweep if Discovery goes dark or vacates in excess of 40% of its demised premises and shall end upon
     Discovery reoccupying in excess of 60% of its demised premises or the execution of a replacement lease by a tenant satisfactory to lender.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-61

--------------------------------------------------------------------------------
                            TIMBER LINKS APARTMENTS
--------------------------------------------------------------------------------

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          [MAP INDICATING LOCATION OF TIMBER LINKS APARTMENTS OMITTED]

                                     A-3-62

--------------------------------------------------------------------------------
                            TIMBER LINKS APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:            $26,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:        $26,000,000
 % OF POOL BY IPB:                      1.2%
 LOAN SELLER:                           JPMorgan Chase Bank, N.A.
 BORROWER:                              The Timber Links Apartments, L.P.
 SPONSOR:                               Blue Star Land LP, J.E. Lindsey
                                        Family LP, and Roy E. Stanley
                                        Family LP
 ORIGINATION DATE:                      05/31/05
 INTEREST RATE:                         5.4700%
 INTEREST ONLY PERIOD:                  36 months
 MATURITY DATE:                         06/01/15
 AMORTIZATION TYPE:                     Balloon
 ORIGINAL AMORTIZATION:                 360 months
 REMAINING AMORTIZATION:                360 months
 CALL PROTECTION:                       L(24),Def(91),O(4)
 CROSS-COLLATERALIZATION:               No
 LOCK BOX:                              No
 ADDITIONAL DEBT:                       No
 ADDITIONAL DEBT TYPE:                  N/A
 LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                             INITIAL              MONTHLY
                                           -------------------------------------
 TAXES:                                       $368,990              $52,713
 INSURANCE:                                    $12,225               $4,075
 CAPEX:                                             $0               $8,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:            Single Asset
 TITLE:                             Fee
 PROPERTY TYPE:                     Multifamily -- Garden
 UNITS:                             480
 LOCATION:                          Denton, TX
 YEAR BUILT/RENOVATED:              2004
 OCCUPANCY:                         92.3%
 OCCUPANCY DATE:                    05/01/05
 HISTORICAL NOI:
 TTM AS OF 02/28/05:                $861,6241
 UW REVENUES:                       $3,969,973
 UW EXPENSES:                       $1,736,999
 UW NOI:                            $2,232,9731
 UW NET CASH FLOW:                  $2,136,973
 APPRAISED VALUE:                   $32,500,000
 APPRAISAL DATE:                    04/14/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:              $54,167
 CUT-OFF DATE LTV:                    80.0%
 MATURITY DATE LTV:                   71.5%
 UW DSCR:                             1.21x
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                  MULTIFAMILY INFORMATION

                                                            APPROXIMATE
                                            AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
 UNIT MIX                   NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT
-----------------------------------------------------------------------------------------------------------------------------

 ONE BEDROOM                     160             605           96,800         24.4%           $618               $672
 TWO BEDROOM                     320             937          299,880         74.6%           $722               $780
-----------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE          480             826          396,680        100.0%           $687               $744
-----------------------------------------------------------------------------------------------------------------------------


(1)  The property was completed in early 2004 with the first tenants taking occupancy in June 2004. As of May 2005 the property is 92.3% occupied. The property's UW NOI reflects in-place occupancy, whereas TTM NOI through
     February 2005 reflects the property's performance during its lease-up period.

                                     A-3-63

--------------------------------------------------------------------------------
                            450 NORTH ROXBURY DRIVE
--------------------------------------------------------------------------------

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                                     A-3-64

--------------------------------------------------------------------------------
                            450 NORTH ROXBURY DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:             $25,600,000
 CUT-OFF DATE PRINCIPAL BALANCE:         $25,600,000
 % OF POOL BY IPB:                       1.2%
 LOAN SELLER:                            CIBC Inc.
 BORROWER:                               450 Roxbury Properties, LLC, 450
                                         Roxbury Properties II, LLC, 450
                                         Roxbury Properties III, LLC, 450
                                         Roxbury Properties IV, LLC, 450
                                         Roxbury Properties V, LLC, 450
                                         Roxbury Properties VI, LLC
 SPONSOR:                                Peyman Daneshrad
 ORIGINATION DATE:                       03/14/05
 INTEREST RATE:                          4.8900%
 INTEREST ONLY PERIOD:                   60 months
 MATURITY DATE:                          04/01/15
 AMORTIZATION TYPE:                      Balloon
 ORIGINAL AMORTIZATION:                  360 months
 REMAINING AMORTIZATION:                 360 months
 CALL PROTECTION:                        L(24),Def(89),O(4)
 CROSS-COLLATERALIZATION:                No
 LOCK BOX:                               Springing
 ADDITIONAL DEBT:                        No
 ADDITIONAL DEBT TYPE:                   N/A
 LOAN PURPOSE:                           Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                        INITIAL            MONTHLY
                                     -------------------------------------------
 TAXES:                                   $80,500            $40,250
 INSURANCE:                                $7,073             $2,358
 CAPEX:                                    $1,702             $1,702
 REQUIRED REPAIRS:                        $17,164                 $0
 TILC(1):                                 $16,667            $16,667
 STARPOINT TI RESERVE(2):                $132,200                 $0
 BROWNE & WOODS RESERVE(3):              $349,937                 $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset
 TITLE:                                Fee
 PROPERTY TYPE:                        Office -- Suburban
 SQUARE FOOTAGE:                       102,131
 LOCATION:                             Beverly Hills, CA
 YEAR BUILT/RENOVATED:                 1970/1990
 OCCUPANCY:                            88.4%
 OCCUPANCY DATE:                       03/08/05
 NUMBER OF TENANTS:                    12
 HISTORICAL NOI:
  2003:                                $2,337,789
  2004:                                $2,675,052
 UW REVENUES:                          $4,191,993
 UW EXPENSES:                          $1,425,682
 UW NOI:                               $2,766,311
 UW NET CASH FLOW:                     $2,576,242
 APPRAISED VALUE:                      $43,450,000
 APPRAISAL DATE:                       02/16/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                  $251
 CUT-OFF DATE LTV:                      58.9%
 MATURITY DATE LTV:                     54.2%
 UW DSCR:                               1.58x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                                            LEASE
                                                                              MOODY'S/    SQUARE       % OF   BASE RENT   EXPIRATION
 TENANT NAME               PARENT COMPANY                                      S&P(4)      FEET        GLA       PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------------

 HANSEN, JACOBSON ET AL    Hansen, Jacobson, Teller, Hoberman, Newman,           NR       20,846      20.4%     $35.67       2010
                           Warren, Sloane & Richman
 BROWNE & WOODS LLP        Browne & Woods LLP                                    NR       13,723      13.4%     $36.00       2012
 OVERBROOK ENTERTAINMENT   Overbrook Entertainment, LLC                          NR       10,423      10.2%     $34.20       2012
 REPRODUCTIVE MEDICINE     Reproductive Medicine & Surgery Associates, Inc.      NR       10,423      10.2%     $41.62       2009
 ASSOCIATES
------------------------------------------------------------------------------------------------------------------------------------


(1)  The TI/LC reserve is capped at $600,000 and shall be replenished if drawn upon.

(2)  At origination the borrower deposited $132,300 for tenant improvements associated with the Starpoint Properties, LLC lease.

(3)  At origination the borrower deposited $349,937 for the prepaid rent associated with the Browne & Woods LLP lease. So long as the Browne & Woods
     LLP lease is in effect and the tenant prepays its rent a year in advance, the lender will escrow one year's rent for Browne & Woods LLP and release the reserve on a monthly basis for the borrower's debt service payments.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-65

--------------------------------------------------------------------------------
                               METRO TOWNE CENTER
--------------------------------------------------------------------------------

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             [MAP INDICATING LOCATION OF METRO TOWNE CENTER OMITTED]

                                     A-3-66

--------------------------------------------------------------------------------
                               METRO TOWNE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                 $25,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:             $25,000,000
 % OF POOL BY IPB:                           1.2%
 LOAN SELLER:                                CIBC Inc.
 BORROWER:                                   ACP Metro Towne Center, LLC
 SPONSOR:                                    A&C Tank Sales Company, Inc.
 ORIGINATION DATE:                           06/24/05
 INTEREST RATE:                              5.14000%
 INTEREST ONLY PERIOD:                       60 months
 MATURITY DATE:                              07/01/15
 AMORTIZATION TYPE:                          Balloon
 ORIGINAL AMORTIZATION:                      360 months
 REMAINING AMORTIZATION:                     360 months
 CALL PROTECTION:                            L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:                    No
 LOCK BOX:                                   Springing
 ADDITIONAL DEBT:                            No
 ADDITIONAL DEBT TYPE:                       N/A
 LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                              INITIAL         MONTHLY
                                           -------------------------------------
 TAXES:                                        $175,200            $29,200
 INSURANCE:                                     $18,993             $2,374
 CAPEX:                                          $1,751             $1,751
 REQUIRED REPAIRS:                              $63,330                 $0
 ROSS RELOCATION RESERVE(2):                    $70,000                 $0
 TI/LC RESERVE:                                      $0       Springing(3)
 CASH COLLATERAL RESERVE:                            $0       Springing(4)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                Single Asset
 TITLE:                                 Fee
 PROPERTY TYPE:                         Retail - Anchored
 SQUARE FOOTAGE:                        140,056
 LOCATION:                              Phoenix, AZ
 YEAR BUILT/RENOVATED:                  1977/2004
 OCCUPANCY:                             98.6%
 OCCUPANCY DATE:                        05/20/05
 NUMBER OF TENANTS:                     21
 HISTORICAL NOI(1):                     N/A
 TTM AS OF 04/30/05:                    $1,943,113
 UW REVENUES:                           $2,814,356
 UW EXPENSES:                           $675,008
 UW NOI:                                $2,139,347
 UW NET CASH FLOW:                      $2,073,497
 APPRAISED VALUE:                       $31,380,000
 APPRAISAL DATE:                        04/29/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                $179
 CUT-OFF DATE LTV:                    79.7%
 MATURITY DATE LTV:                   73.6%
 UW DSCR:                             1.27x
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS

                                                                                                               LEASE
                                                   MOODY'S/    SQUARE      % OF     BASE RENT                EXPIRATION
 TENANT NAME           PARENT COMPANY               S&P(5)      FEET        GLA        PSF       SALES PSF      YEAR
-------------------------------------------------------------------------------------------------------------------------

 ROSS DRESS FOR LESS   Ross Stores, Inc.            NR/BBB     30,187      21.6%     $11.50         NAV         2015
 BED BATH & BEYOND     Bed Bath & Beyond, Inc.      NR/BBB     28,000      20.0%     $10.65         NAV         2015
 PETSMART              Petsmart, Inc.              Ba2/BB-     22,500      16.1%     $10.91         NAV         2018
-------------------------------------------------------------------------------------------------------------------------


(1)  Historical NOI information is not available as the property underwent a renovation/redevelopment in 2003/2004.

(2)  At origination, the borrower deposited $70,000 into a Ross Relocation
     Reserve. Commencing August 1, 2005 and on each monthly payment date thereafter up to and including December 1, 2005, $14,000 from the Ross
     Relocation Reserve shall be applied to the payment of the debt service.

(3)  Bed Bath & Beyond and Ross Dress for Less are subject to identical TI/LC reserve requirements. In each case, commencing on July 31, 2014, 6 months prior to the tenant's lease expiration date, the borrower is required to deposit $30,000 per month into a TI/LC reserve if the tenant has not exercised its 5-year extension option. Such deposits shall end on the earlier to occur of (i) the tenant's exercise of its 5-year extension option or (ii) the date that the tenant's space is occupied by a replacement tenant and such replacement tenant is open for business, paying rent and has provided the lender with an estoppel certificate. Borrower may deliver to the lender a letter of credit in the amount of $180,000 in lieu of making monthly deposits to the TI/LC reserve.

(4)  In the event that Ross Stores and/or PetsMart go dark, the borrower is required to deposit monthly 50% of all excess cash flow into a cash collateral reserve. Such deposits shall end on the date that both Ross
     Stores and PetsMart (or replacement tenants) are open for business and all
     TI/LC obligations with respect to such replacement tenants have been paid in full. The borrower is not required to make deposits into the cash collateral reserve if both PetsMart and Ross Stores exhibit annual sales of greater than $210 per square foot for two consecutive fiscal year periods.

(5)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-67

--------------------------------------------------------------------------------
                            BELTWAY BUSINESS CENTER
--------------------------------------------------------------------------------

                  [1 PHOTO OF BELTWAY BUSINESS CENTER OMITTED]

          [MAP INDICATING LOCATION OF BELTWAY BUSINESS CENTER OMITTED]

                                     A-3-68

--------------------------------------------------------------------------------
                            BELTWAY BUSINESS CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:               $24,000,000
 CUT-OFF DATE PRINCIPAL BALANCE:           $24,000,000
 % OF POOL BY IPB:                         1.1%
 LOAN SELLER:                              JPMorgan Chase Bank, N.A.
 BORROWER:                                 V-Beltway Associates, LLC
 SPONSOR:                                  Lawrence D. Horowitz
 ORIGINATION DATE:                         06/20/05
 INTEREST RATE:                            5.2500%
 INTEREST ONLY PERIOD:                     36 months
 MATURITY DATE:                            07/01/15
 AMORTIZATION TYPE:                        Balloon
 ORIGINAL AMORTIZATION:                    360 months
 REMAINING AMORTIZATION:                   360 months
 CALL PROTECTION:                          L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:                  No
 LOCK BOX:                                 No
 ADDITIONAL DEBT:                          No
 ADDITIONAL DEBT TYPE:                     N/A
 LOAN PURPOSE:                             Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                         Initial              Monthly
                                       -----------------------------------------
 TAXES:                                     $140,896              $17,612
 INSURANCE:                                  $31,782               $2,889
 CAPEX:                                           $0               $2,330
 TI/LC:                                  $750,000(2)         Springing(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset
 TITLE:                                Fee
 PROPERTY TYPE:                        Industrial - Flex
 SQUARE FOOTAGE:                       273,243
 LOCATION:                             Alexandria, VA
 YEAR BUILT/RENOVATED:                 1980/1982
 OCCUPANCY:                            100.0%
 OCCUPANCY DATE:                       06/15/05
 NUMBER OF TENANTS:                    37
 HISTORICAL NOI:
  2002:                                $2,173,433
  2003:                                $2,310,310
  2004:                                $2,629,359
 UW REVENUES:                          $2,853,816
 UW EXPENSES:                          $527,614
 UW NOI:                               $2,326,201
 UW NET CASH FLOW:                     $2,175,924
 APPRAISED VALUE:                      $30,000,000
 APPRAISAL DATE:                       05/03/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                  $88
 CUT-OFF DATE LTV:                      80.0%
 MATURITY DATE LTV:                     71.2%
 UW DSCR:                               1.37x
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                                                                                LEASE
                                                         MOODY'S/    SQUARE                     BASE RENT     EXPIRATION
             TENANT NAME             PARENT COMPANY       S&P(1)      FEET         % OF GLA        PSF           YEAR
-------------------------------------------------------------------------------------------------------------------------

 HOME HEALTH CLINICAL SERVICES     N/A                      NR       32,155          11.8%         $6.65         2005
 CANON                             Canon USA, Inc.        Aa2/AA     19,520           7.1%         $8.75         2006
 GANNETT -- USA TODAY              Gannett Co Inc.         A2/A      16,118           5.9%        $11.42         2006
-------------------------------------------------------------------------------------------------------------------------


(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  At origination, the borrower was required to deposit $750,000 into a TI/LC reserve fund. Beginning with the monthly payment due on July 1, 2006, borrower will be required to deposit $8,333.33 into the TI/LC reserve fund on a monthly basis. The TI/LC reserve fund will be capped at $750,000.

                                     A-3-69

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX B

                      STRUCTURAL AND COLLATERAL TERM SHEET

                                   Annex B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

JULY 6, 2005                                                   JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------

                           --------------------------

                                 $1,992,822,000

                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2005-CIBC12

                           --------------------------

                            JPMORGAN CHASE BANK, N.A.

                                    CIBC INC.

                              Mortgage Loan Sellers

JPMORGAN                                                      CIBC WORLD MARKETS

                         BANC OF AMERICA SECURITIES LLC

The analysis in this report is based on information provided by JPMorgan Chase
Bank, N.A. and CIBC Inc. (the "Sellers"). The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein supersedes any previous such information delivered to you. These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational
Materials' appropriateness in any particular context; or as to whether the
Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These
Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational
Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational
Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the
Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of J.P. Morgan Securities Inc., CIBC World Markets Corp., and
Banc of America Securities LLC (the "Underwriters") or any of their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

                                  KEY FEATURES

--------------------------------------------------------------------------------



CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         CIBC World Markets Corp.

CO-MANAGER:              Banc of America Securities LLC

MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (58.3%)
                         CIBC Inc. (41.7%)

MASTER SERVICER:         GMAC Commercial Mortgage Corporation

SPECIAL SERVICER:        J.E. Robert Company, Inc.

TRUSTEE:                 LaSalle Bank National Association

FISCAL AGENT:            ABN Amro Bank N.V.

RATING AGENCIES:         Moody's Investors Service, Inc.
                         Fitch, Inc.

PRICING DATE:            On or about July 19, 2005

CLOSING DATE:            On or about July 29, 2005

CUT-OFF DATE:            With respect to each mortgage loan, the related due date of that mortgage loan in
                         July 2005, or with respect to those loans that were originated in June 2005 and have their first payment date in August 2005, July 1, 2005, or with respect to those mortgage loans that were originated in July 2005 and have their first payment date in either August or September 2005, the related origination date.

DISTRIBUTION DATE:       12th of each month, or if the 12th day is not a business day, on the next succeeding business day, beginning in August 2005

PAYMENT DELAY:           12 days and with respect to the Class A-MFL Certificates, none

TAX STATUS:              REMIC

ERISA CONSIDERATION:     It is expected that the Offered Certificates will be ERISA eligible

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 ($1,000,000 in the case of Class X-2)

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking


--------------------------------------------------------------------------------

                           COLLATERAL CHARACTERISTICS

--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                   MORTGAGE LOANS
--------------------------                                   --------------
INITIAL POOL BALANCE (IPB):                                $2,169,058,831
NUMBER OF MORTGAGE LOANS:                                             196
NUMBER OF MORTGAGED PROPERTIES:                                       206
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:               $11,066,627
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                    $10,529,412
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                       5.3683%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                             1.54x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                   71.9%
WEIGHTED AVERAGE MATURITY DATE LTV(1):                               64.6%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(2):              109
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):              351
WEIGHTED AVERAGE SEASONING (MONTHS):                                    1
10 LARGEST MORTGAGE LOANS AS % OF IPB:                               23.5%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                             9.0%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                             11.8%

1   Excludes the fully amortizing mortgage loans.
2   Calculated with respect to the respective anticipated repayment date for the
    ARD loans.
3   Excludes mortgage loans that are interest-only for the entire term.

                                    2 of 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

                        APPROXIMATE SECURITIES STRUCTURE

--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------



--------------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS      APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED     EXPECTED PAYMENT
   CLASS      (MOODY'S/FITCH)           AMOUNT(1)       (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
--------------------------------------------------------------------------------------------------------------------

 A-1              Aaa/AAA               $72,581,000         30.000%                 2.60              8/05-1/10
 A-2              Aaa/AAA              $171,217,000         30.000%                 4.84              2/10-8/10
 A-3A             Aaa/AAA              $243,268,000         30.000%                 6.73              7/11-12/14
 A-3B             Aaa/AAA              $243,268,000         30.000%                 6.73              7/11-12/14
 A-4              Aaa/AAA              $650,524,000         30.000%                 9.83              1/15-7/15
 A-SB             Aaa/AAA              $137,483,000         30.000%                 7.04              1/10-1/15
 A-M              Aaa/AAA              $116,906,000         20.000%                 9.95              7/15-7/15
 A-MFL            Aaa/AAA              $100,000,000         20.000%                 9.95              7/15-7/15
 A-J              Aaa/AAA              $162,679,000         12.500%                 9.95              7/15-7/15
 X-2              Aaa/AAA            $2,102,058,000          N/A                     N/A                  N/A
 B                Aa2/AA                $43,381,000         10.500%                 9.95              7/15-7/15
 C                Aa3/AA-               $18,979,000          9.625%                 9.95              7/15-7/15
 D                 A2/A                 $32,536,000          8.125%                 9.96              7/15-8/15
--------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES
-------------------------

--------------------------------------------------------------------------------------------------------------------
              EXPECTED RATINGS      APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
   CLASS      (MOODY'S/FITCH)           AMOUNT(1)        (% OF BALANCE)     AVG. LIFE (YEARS)(3)        WINDOW(3)
--------------------------------------------------------------------------------------------------------------------
 X-1              Aaa/AAA            $2,169,058,830           N/A                    N/A                   N/A
 E                 A3/A-                $27,114,000          6.875%                  N/A                   N/A
 F               Baa1/BBB+              $24,401,000          5.750%                  N/A                   N/A
 G               Baa2/BBB               $24,402,000          4.625%                  N/A                   N/A
 H               Baa3/BBB-              $29,825,000          3.250%                  N/A                   N/A
 J                Ba1/BB+                $8,134,000          2.875%                  N/A                   N/A
 K                Ba2/BB                 $8,134,000          2.500%                  N/A                   N/A
 L                Ba3/BB-                $8,134,000          2.125%                  N/A                   N/A
 M                B1/B+                  $5,422,000          1.875%                  N/A                   N/A
 N                B2/B                   $8,134,000          1.500%                  N/A                   N/A
 P                B3/B-                  $5,423,000          1.250%                  N/A                   N/A
 NR               NR/NR                 $27,113,830           N/A                    N/A                   N/A
--------------------------------------------------------------------------------------------------------------------


1 Approximate, subject to a permitted variance of plus or minus 10%.

2 The credit support percentages set forth for Class A-1, Class A-2, Class
A-3A, Class A-3B, Class A-4 and Class A-SB certificates are represented in the aggregate. The credit support percentages set forth for Class A-M and Class
A-MFL certificates are represented in the aggregate.

3 The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations-Weighted Average
Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

                              STRUCTURAL OVERVIEW

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 o Interest payments will be made concurrently to the Class A-1, A-2, A-3A,
   A-3B, A-4 and A-SB Certificates, Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to those Classes (other than the Class X-1 and X-2 Certificates), interest will be paid to the
   Class A-M Certificates and Class A-MFL Regular Interest (and the fixed interest payment on the Class A-MFL Regular Interest will be converted under a swap contract to a floating interest payment to the Class A-MFL
   Certificates as described in the prospectus supplement), pro rata, and then, after payment of the principal distribution amount to each of those
   Classes, to the Class A-J Certificates and then, after payment of the principal distribution amount to Class A-J, interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR
   Certificates.

 o The pass-through rates on the Class A-3A, Class A-3B, Class A-4, Class A-M,
   Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
   Class J, Class K, Class L, Class M, Class N, Class P and Class NR
   Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (other than the Universal
   Hotel Portfolio B note) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause
   (ii) above less a specified percentage. In the aggregate, the Class X-1 and
   Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

 o The pass-through rate on the Class A-MFL Certificates will be based on LIBOR plus a specified percentage, provided that interest payments made under the swap contract are subject to reduction as described in the prospectus supplement. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2
   LIBOR business days before the start of the Class A-MFL accrual period.
   Under certain circumstances described in the prospectus supplement, the pass-through rate for the Class A-MFL Certificates may convert to a fixed rate, subject to a cap at the weighted average of the net mortgage rates.
   See "Description of the Swap Contract--The Swap Contract" in the prospectus supplement. There may be special requirements under ERISA for purchasing the Class A-MFL Certificates. See "Certain ERISA Considerations" in the
   prospectus supplement.

 o All Classes, except for the Class A-MFL Certificates, will accrue interest on a 30/360 basis. The Class A-MFL Certificates will accrue interest on an actual/360 basis; provided that if the pass-through rate for the Class
   A-MFL Certificates converts to a fixed rate (subject to a cap at the weighted average of the net mortgage rates), interest will accrue on a
   30/360 basis.

 o Principal will generally be distributed on each Distribution Date to the
   Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that (i) the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the prospectus supplement, (ii) the Class A-3A and A-3B
   Certificates receive principal on a pro rata basis and (iii) the Class A-M and Class A-MFL Certificates receive principal on a pro rata basis).
   However, on any distribution date on which the certificate balances of the
   Class A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed to the Class A-1, A-2, A-3A, A-3B, A-4 and A-SB Certificates on a pro rata basis. After the certificate balances of the Class A-1, A-2, A-3A, A-3B, Class A-4 and Class A-SB Certificates
   have been reduced to zero, principal will be distributed to the Class A-M and Class A-MFL Certificates pro rata and then sequentially to the Class
   A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates, until the certificate balance for each of those Classes has been reduced to zero. The
   Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

 o Losses will be borne by the Classes (other than the Class X-1 and X-2
   Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-J Certificates, then pro rata to the Class A-M and Class
   A-MFL Certificates, and then pro rata to the Class A-1, Class A-2, Class
   A-3A, Class A-3B, Class A-4 and Class A-SB Certificates (without regard to the Class A-SB planned principal balance).

-------------------------------------------------------------------------------

                                     4 of 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

 o Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the publicly offered certificates (other than the Class A-MFL Certificates and the Class X-2
   Certificates) and the Class A-MFL Regular Interest and the Class E, F, G
   and H Certificates in the following manner: the holders of each class of offered certificates (other than the Class A-MFL Certificates and the Class
   X-2 Certificates) and the Class A-MFL Regular Interest and the Class E, F,
   G and H Certificates will receive on each Distribution Date an amount of
   Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1
   Certificates). Any Yield Maintenance Charges payable to the Class A-MFL
   Regular Interest will be paid to the Swap Counterparty for so long as the swap contract is in effect. If the swap contract is no longer in effect, any Yield Maintenance Charges payable to the Class A-MFL Regular Interest will be paid to the Class A-MFL Certificates.



   YM        Principal Paid to Class     (Pass-Through Rate on Class -- Discount Rate)
        x   ------------------------- x  ----------------------------------------------
 Charge        Total Principal Paid      (Mortgage Rate on Loan -- Discount Rate)


 o Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

 o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
   P&I Advance will be reduced in proportion to such adjustment.

-------------------------------------------------------------------------------

                                    5 of 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

                         MORTGAGE LOAN CHARACTERISTICS

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
RANGE OF PRINCIPAL                    NUMBER         PRINCIPAL         % OF          WA         WA UW
BALANCES                             OF LOANS         BALANCE           IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------------

 $1,197,671- $2,999,999                29            $67,059,626         3.1%    67.2%        1.50x
 $3,000,000 - $3,999,999               24             80,820,249         3.7     69.2%        1.37x
 $4,000,000 - $4,999,999               17             77,951,492         3.6     69.7%        1.39x
 $5,000,000 - $6,999,999               30            173,341,111         8.0     73.8%        1.35x
 $7,000,000 - $9,999,999               14            118,480,053         5.5     71.0%        1.42x
 $10,000,000 - $14,999,999             39            487,921,360        22.5     74.6%        1.47x
 $15,000,000 - $24,999,999             29            548,595,996        25.3     75.1%        1.45x
 $25,000,000 - $49,999,999             11            364,888,943        16.8     68.0%        1.53x
 $50,000,000 - $99,999,999              2            150,000,000         6.9     77.0%        1.27x
 >= $100,000,000                        1            100,000,000         4.6     52.8%        3.61x
--------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               196        $2,169,058,831       100.0%    71.9%        1.54x
--------------------------------------------------------------------------------------------------------
 AVERAGE BALANCE PER LOAN:                           $11,066,627
 AVERAGE BALANCE PER PROPERTY:                       $10,529,412
--------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------
                                  RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
RANGE OF MORTGAGE INTEREST         NUMBER          PRINCIPAL         % OF          WA         WA UW
RATES                             OF LOANS          BALANCE           IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------------

 4.7250% - 4.9999%                   6            $180,094,607         8.3%    58.8%        2.78x
 5.0000% - 5.4999%                 117           1,332,541,640        61.4     72.5%        1.47x
 5.5000% - 5.9999%                  63             491,047,331        22.6     73.9%        1.34x
 6.0000% - 6.4999%                   9             144,375,252         6.7     75.3%        1.36x
 >= 6.6200%                          1              21,000,000         1.0     75.0%        1.40x
--------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           196          $2,169,058,831       100.0%    71.9%        1.54x
--------------------------------------------------------------------------------------------------------
 WA INTEREST RATE:              5.3683%
--------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------
                               ORIGINAL TERM TO MATURITY/ARD IN MONTHS
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
RANGE OF ORIGINAL              NUMBER         PRINCIPAL         % OF          WA         WA UW
TERMS TO MATURITY             OF LOANS         BALANCE           IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 (less than) 60                  11        $  174,244,607         8.0%    78.4%        1.40x
 61 - 84                         26           382,685,051        17.6     71.3%        1.68x
 85 - 120                       147         1,461,563,631        67.4     71.2%        1.54x
 121 - 180                        8           125,584,676         5.8     73.0%        1.38x
 181 - 240                        4            24,980,864         1.2     72.4%        1.31x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        196        $2,169,058,831       100.0%    71.9%        1.54x
------------------------------------------------------------------------------------------------
 WA ORIGINAL TERM:              110
------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------
                                    GEOGRAPHIC DISTRIBUTION
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                             NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 GEOGRAPHIC LOCATION        PROPERTIES       BALANCE          IPB        LTV       DSCR
-------------------------------------------------------------------------------------------

 CALIFORNIA                    27        $  356,252,536       16.4%      72.1%      1.39x
   Northern California          7            77,459,764        3.6       73.6%      1.53x
   Southern California         20           278,792,772       12.9       71.7%      1.35x
 FLORIDA                       23           209,471,474        9.7       62.8%      2.46x
 VIRGINIA                      15           202,826,001        9.4       68.7%      1.78x
 TEXAS                         19           176,329,399        8.1       74.1%      1.35x
 NEW YORK                      11           164,025,640        7.6       73.9%      1.37x
 OHIO                           9           104,295,689        4.8       78.1%      1.34x
 NEW JERSEY                     9            95,600,000        4.4       78.2%      1.30x
 OTHER                         93           860,258,092       39.7       72.5%      1.44x
-------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       206       $2,169,058,831      100.0%      71.9%      1.54x
-------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------
                      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL         % OF       WA         WA UW
 RANGE OF UW DSCRS            OF LOANS         BALANCE           IPB       LTV         DSCR
---------------------------------------------------------------------------------------------

 1.10X - 1.19X(1)                3            $11,631,845         0.5%    65.8%        1.14x
 1.20X - 1.29X                  65            803,837,539        37.1     77.3%        1.24x
 1.30X - 1.39X                  53            493,258,136        22.7     74.8%        1.36x
 1.40X - 1.49X                  23            182,287,025         8.4     71.3%        1.43x
 1.50X - 1.69X                  29            365,544,852        16.9     70.0%        1.58x
 1.70X - 1.99X                  16            130,667,984         6.0     65.6%        1.80x
 2.00X - 2.99X                   5             67,581,449         3.1     44.8%        2.65x
 3.00X - 3.61X                   2            114,250,000         5.3     52.3%        3.55x
---------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        196        $2,169,058,831       100.0%    71.9%        1.54x
---------------------------------------------------------------------------------------------
 WA UW DSCR:                   1.54X
---------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------
                            REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
RANGE OF REMAINING TERMS       NUMBER         PRINCIPAL         % OF          WA         WA UW
TO MATURITY                   OF LOANS         BALANCE           IPB          LTV         DSCR
------------------------------------------------------------------------------------------------

 55 - 60                         11         $  174,244,607       8.0%        78.4%        1.40x
 61 - 84                         26            382,685,051      17.6         71.3%        1.68x
 85 - 120                       147          1,461,563,631      67.4         71.2%        1.54x
 121 - 180                        8            125,584,676       5.8         73.0%        1.38x
 181 - 240                        4             24,980,864       1.2         72.4%        1.31x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        196         $2,169,058,831     100.0%        71.9%        1.54x
------------------------------------------------------------------------------------------------
 WA REMAINING TERM:             109
------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------
                                                  PROPERTY TYPE DISTRIBUTION
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF        PRINCIPAL         % OF         WA       WA UW
 PROPERTY TYPE                   SUB PROPERTY TYPE      PROPERTIES        BALANCE           IPB         LTV       DSCR
-------------------------------------------------------------------------------------------------------------------------

  RETAIL                     Anchored                      51         $  800,216,529        36.9%       74.8%      1.44x
                             Unanchored                    20            102,416,584         4.7        70.5%      1.35x
                             Shadow Anchored                9             75,571,187         3.5        75.3%      1.31x
                             Theatre                        1              6,500,000         0.3        65.0%      1.77x
                             SUBTOTAL                      81         $  984,704,300        45.4%       74.3%      1.42x
-------------------------------------------------------------------------------------------------------------------------
  OFFICE                     Suburban                      47         $  430,224,932        19.8%       70.0%      1.45x
                             CBD                            6            169,286,169         7.8        65.0%      1.75x
                             SUBTOTAL                      53         $  599,511,101        27.6%       68.6%      1.54x
-------------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY                Garden                        37         $  282,467,098        13.0%       77.8%      1.29x
                             Mid/High Rise                  2             20,640,000         1.0        75.9%      1.23x
                             SUBTOTAL                      39         $  303,107,098        14.0%       77.7%      1.29x
-------------------------------------------------------------------------------------------------------------------------
  HOTEL                      Full Service                   5         $  125,016,410         5.8%       55.3%      3.18x
-------------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                 Flex                           8         $   58,924,543         2.7%       70.5%      1.57x
                             Warehouse/Distribution         3             19,226,865         0.9        70.4%      1.47x
                             SUBTOTAL                      11         $   78,151,409         3.6%       70.5%      1.55x
-------------------------------------------------------------------------------------------------------------------------
  MIXED USE                  Mixed Use                      7         $   46,237,319         2.1%       71.1%      1.38x
-------------------------------------------------------------------------------------------------------------------------
  SELF STORAGE               Self Storage                   8         $   26,360,753         1.2%       74.5%      1.40x
-------------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING       Manufactured Housing           2         $    5,970,441         0.3%       73.3%      1.45x
-------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                  206        $2,169,058,831       100.0%       71.9%      1.54x
-------------------------------------------------------------------------------------------------------------------------


1  Loan Number 111 has an UW DSCR of 1.17x, but amortizes over 20 years.
   Loan Number 163 has an UW DSCR of 1.10x, and is secured by a fee interest leased to CVS until 12/31/29.
   Loan Number 170 has an UW DSCR of 1.14x, but fully amortizes over 10 years.

                                    6 of 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

                         MORTGAGE LOANS CHARACTERISTICS

--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
                             ORIGINAL AMORTIZATION TERM IN MONTHS(1)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
 RANGE OF ORIGINAL              NUMBER         PRINCIPAL         % OF      WA          WA UW
AMORTIZATION TERMS            OF LOANS         BALANCE           IPB      LTV          DSCR
---------------------------------------------------------------------------------------------

 120 - 240                        10       $   51,614,896         3.1%    63.3%        1.39x
 241 - 300                        19          111,217,838         6.6     65.1%        1.53x
 301 - 330                         2           18,092,456         1.1     78.0%        1.21x
 331 - 360                       143        1,495,643,641        89.2     74.2%        1.35x
---------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         174       $1,676,568,831       100.0%    73.3%        1.36x
---------------------------------------------------------------------------------------------
 WA ORIGINAL AMORT TERM:         351
---------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------
                                   LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                   NUMBER         PRINCIPAL         % OF       WA       WA UW
 RANGE OF CUT-OFF LTVS           OF LOANS         BALANCE           IPB       LTV       DSCR
----------------------------------------------------------------------------------------------

 29.4% - 49.9%                    12          $   99,283,757         4.6%    44.3%     2.52x
 50.0% - 59.9%                    14             221,948,371        10.2     55.7%     2.47x
 60.0% - 64.9%                    12              76,632,621         3.5     61.6%     1.64x
 65.0% - 69.9%                    19             215,018,114         9.9     67.0%     1.48x
 70.0% - 74.9%                    32             321,940,236        14.8     72.8%     1.32x
 75.0% - 80.0%                   105           1,206,740,994        55.6     78.2%     1.36x
 80.1% - 88.3%                     2              27,494,737         1.3     84.1%     1.25x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         196          $2,169,058,831       100.0%    71.9%     1.54x
----------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:     71.9%
----------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------
                                             AMORTIZATION TYPES
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                 NUMBER         PRINCIPAL        % OF        WA        WA UW
 AMORTIZED TYPES               OF LOANS         BALANCE           IPB        LTV       DSCR
---------------------------------------------------------------------------------------------

 BALLOON LOANS
   Partial Interest-Only(4)       74        $1,029,320,275       47.5%      74.0%      1.34x
   Balloon(2, 5)                  94           616,396,720       28.4       72.4%      1.40x
   Interest-Only                  22           492,490,000       22.7       67.3%      2.15x
 SUBTOTAL                        190        $2,138,206,995       98.6%      72.0%      1.54x
---------------------------------------------------------------------------------------------
 FULLY AMORTIZING                  6        $   30,851,836        1.4%      67.1%      1.31x
---------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         196        $2,169,058,831      100.0%      71.9%      1.54x
---------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------
                                     PARTIAL INTEREST-ONLY PERIODS
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
PARTIAL INTEREST ONLY        NUMBER OF       PRINCIPAL        % OF        WA          WA UW
PERIODS                        LOANS          BALANCE          IPB        LTV         DSCR
----------------------------------------------------------------------------------------------

 6 - 12                         10        $  144,398,403       14.0%      65.9%        1.51x
 13 - 24                        20           257,603,000       25.0       76.7%        1.30x
 25 - 36                        25           263,770,000       25.6       77.6%        1.26x
 37 - 48                         5            83,990,000        8.2       77.3%        1.27x
 49 - 60                        14           279,558,872       27.2       71.3%        1.38x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:        74        $1,029,320,275      100.0%      74.0%        1.34x
----------------------------------------------------------------------------------------------


1  Excludes loans that are interest-only for the entire term.

2  Excludes the mortgage loans that pay interest-only for a portion of their term.

3  Excludes the fully amortizing mortgage loans.

4  Includes 1 partial interest-only ARD loan representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

5  Includes 4 amortizing ARD loans representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

6  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.



-------------------------------------------------------------------------------------------------
                            REMAINING AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
REMAINING AMORTIZATION          NUMBER         PRINCIPAL         % OF          WA          WA UW
TERMS                          OF LOANS         BALANCE           IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------

 119 - 240                        10        $   51,614,896         3.1%        63.3%        1.39x
 241 - 300                        19           111,217,838         6.6         65.1%        1.53x
 301 - 330                         2            18,092,456         1.1         78.0%        1.21x
 331 - 360                       143         1,495,643,641        89.2         74.2%        1.35x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         174        $1,676,568,831       100.0%        73.3%        1.36x
-------------------------------------------------------------------------------------------------
 WA REMAINING AMORT TERM:        351
-------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      NUMBER         PRINCIPAL         % OF          WA         WA UW
 RANGE OF MATURITY LTVS             OF LOANS         BALANCE           IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------------

 24.6% - 29.9%                         1         $    4,994,579         0.2%       29.4%        1.56x
 30.0% - 49.9%                        23            151,758,260         7.1        51.5%        2.21x
 50.0% - 59.9%                        37            489,493,896        22.9        63.1%        1.92x
 60.0% - 69.9%                        76            719,645,865        33.7        75.8%        1.31x
 70.0% - 80.0%                        53            772,314,396        36.1        78.4%        1.39x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             190         $2,138,206,995       100.0%       72.0%        1.54x
-------------------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY/ARD DATE:  64.6%
-------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------
                                             YEAR BUILT/RENOVATED(6)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
RANGE OF YEARS                 NUMBER OF         PRINCIPAL          % OF          WA          WA UW
BUILT/RENOVATED                PROPERTIES         BALANCE            IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------------

 1944 - 1950                       1              $2,200,000          0.1%        71.0%        1.21x
 1951 - 1959                       2              27,050,000          1.2         77.8%        1.46x
 1960 - 1969                       2               8,309,169          0.4         75.5%        1.26x
 1970 - 1979                      10             156,471,048          7.2         75.6%        1.36x
 1980 - 1989                      39             286,125,292         13.2         76.0%        1.39x
 1990 - 1999                      59             708,003,430         32.6         70.1%        1.62x
 2000 - 2004                      79             782,361,298         36.1         70.3%        1.62x
 2005                             14             198,538,593          9.2         74.8%        1.33x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         206          $2,169,058,831        100.0%        71.9%        1.54x
-------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------
                                          PREPAYMENT PROTECTION
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                    NUMBER         PRINCIPAL           % OF         WA          WA UW
 PREPAYMENT PROTECTION             OF LOANS         BALANCE             IPB         LTV         DSCR
-------------------------------------------------------------------------------------------------------

 DEFEASANCE                          169        $1,885,912,494         86.9%        71.6%        1.54x
 DEFEASANCE/YIELD MAINTENANCE         13           187,180,000          8.6         74.8%        1.64x
 YIELD MAINTENANCE                    14            95,966,336          4.4         72.5%        1.40x
-------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             196        $2,169,058,831        100.0%        71.9%        1.54x
-------------------------------------------------------------------------------------------------------


                                    7 of 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

                           TOP SPONSOR CONCENTRATIONS

--------------------------------------------------------------------------------

REGENCY PORTFOLIO
-----------------



--------------------------------------------------------------------------
  LOAN
  NO.(1)   LOAN NAME                                  CITY            STATE
--------------------------------------------------------------------------

  19      Regency- Riverside Square & River's Edge   Chicago           IL
  21      Regency- Bayhill Shopping Center           San Bruno         CA
  28      Regency- Ygnacio Plaza                     Walnut Creek      CA
  35      Regency- Bowie Plaza                       Bowie             MD
  36      Regency- Parkville Shopping Center         Parkville         MD
  40      Regency- Aurora Marketplace                Edmonds           WA
  42      Regency- Kings Park Shopping Center        Springfield       VA
  53      Regency- Riverview Plaza                   Chicago           IL
  58      Regency- Twin Oaks Shopping Center         Agoura Hills      CA
  72      Regency- Silverado Plaza                   Napa              CA
  80      Regency- Northway Shopping Center          Millersville      MD
  91      Regency- Whitnall Square Shopping Center   St. Francis       WI
 182      Regency- 601 King Street                   Alexandria        VA
--------------------------------------------------------------------------
         TOTAL/WEIGHTED AVERAGE:
--------------------------------------------------------------------------

---------------------------------------------------------------------------------------
             CUT-OFF DATE
  LOAN         PRINCIPAL      % OF       SQUARE        UW      CUT-OFF DATE    PROPERTY
  NO.(1)        BALANCE       IPB        FEET        DSCR       LTV RATIO        TYPE
---------------------------------------------------------------------------------------

  19         $21,290,000      1.0%     169,437       1.71x        75.5%     Retail
  21          21,140,000      1.0      121,846       1.67x        75.5%     Retail
  28          18,920,000      0.9      109,429       1.56x        70.1%     Retail
  35          17,440,000      0.8      104,037       1.62x        75.5%     Retail
  36          17,210,000      0.8      162,433       1.67x        75.5%     Retail
  40          16,160,000      0.7      106,921       1.66x        75.5%     Retail
  42          15,480,000      0.7       77,202       1.58x        75.5%     Retail
  53          14,160,000      0.7      139,262       1.66x        75.5%     Retail
  58          13,740,000      0.6       98,399       1.59x        75.5%     Retail
  72          10,910,000      0.5       84,916       1.56x        75.2%     Retail
  80          10,190,000      0.5       98,016       1.81x        75.5%     Retail
  91           8,050,000      0.4      133,301       1.56x        71.2%     Retail
 182           2,490,000      0.1        8,349       1.58x        75.5%     Mixed  Use
---------------------------------------------------------------------------------------
            $187,180,000      8.6%   1,413,548     1.64X          74.8%
---------------------------------------------------------------------------------------


LEXINGTON PORTFOLIO



----------------------------------------------------------------------------
  LOAN
  NO.(1)   LOAN NAME                             CITY                 STATE
----------------------------------------------------------------------------

  4        LXP- ISS                                Atlanta              GA
  26       LXP-Capital One - Building One          Glen Allen           VA
  33       LXP-IKON                                Houston              TX
  48       LXP-AT&T                                Oklahoma City        OK
  52       LXP-The Dial Corporation                Scottsdale           AZ
  61       LXP-Kerr McGee                          Houston              TX
  66       LXP-LA Media Tech Center Building 5     Los Angeles          CA
  83       LXP-Allstate Insurance Company          Indianapolis         IN
  96       LXP-Metris                              Tulsa                OK
 110       LXP-Principal Life Insurance            Clive                IA
----------------------------------------------------------------------------
           TOTAL/WEIGHTED AVERAGE:
----------------------------------------------------------------------------

------------------------------------------------------------------------------------
          CUT-OFF DATE
  LOAN     PRINCIPAL      % OF       SQUARE        UW      CUT-OFF DATE   PROPERTY
  NO.(1)    BALANCE       IPB        FEET        DSCR       LTV RATIO       TYPE
------------------------------------------------------------------------------------

  4      $ 45,237,981      2.1%     289,000       1.39x        59.1%       Office
  26       19,800,000      0.9      225,200       1.75x        60.2%       Office
  33       17,659,524      0.8      157,790       1.52x        66.0%       Office
  48       14,748,872      0.7      128,500       1.52x        68.8%       Office
  52       14,170,000      0.7      129,689       1.29x        65.0%       Office
  61       13,254,334      0.6      101,111       1.54x        68.9%       Office
  66       11,500,000      0.5       83,252       1.87x        62.2%       Office
  83        9,638,469      0.4       89,956       1.49x        66.0%       Office
  96        7,688,095      0.4      101,100       2.05x        58.7%       Office
 110        5,920,000      0.3       61,180       1.78x        63.7%       Office
------------------------------------------------------------------------------------
         $159,617,275      7.4%   1,366,778     1.55X          63.0%
------------------------------------------------------------------------------------


1  As shown in Annex A-1 of the prospectus supplement.

                                    8 of 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

                             TOP 15 MORTGAGE LOANS

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 LOAN        LOAN NAME                                  CUT-OFF DATE       % OF
SELLER(1)   (LOCATION)                                    BALANCE           IPB
--------------------------------------------------------------------------------

 JPMCB      Universal Hotel Portfolio                   $100,000,000       4.6%
            (Orlando, FL)
 CIBC       40 Rector Street                             $80,000,000       3.7%
            (New York, NY)
 JPMCB      Promenade at Westlake                        $70,000,000       3.2%
            (Thousand Oaks, CA)
 JPMCB      LXP-ISS                                      $45,237,981       2.1%
            (Atlanta, GA)
 JPMCB      4250 North Fairfax Drive                     $45,000,000       2.1%
            (Arlington, VA)
--------------------------------------------------------------------------------
 CIBC       Fort Steuben Mall                            $42,750,000       2.0%
            (Steubenville, OH)
 JPMCB      South Brunswick Square                       $36,750,000       1.7%
            (South Brunswick, NJ)
 JPMCB      Hacienda Shopping Center                     $30,800,000       1.4%
            (Hacienda Heights, CA)
 CIBC       Stirling Covington Center                    $29,950,962       1.4%
            (Covington, LA)
 JPMCB      The Shoppes at Susquehanna Marketplace       $29,600,000       1.4%
            (Harrisburg, PA)
--------------------------------------------------------------------------------
 CIBC       Discovery Channel Building                   $28,200,000       1.3%
            (Silver Spring, MD)
 JPMCB      Timber Links Apartments                      $26,000,000       1.2%
            (Denton, TX)
 CIBC       450 North Roxbury Drive                      $25,600,000       1.2%
            (Beverly Hills, CA)
 CIBC       Metro Towne Center                           $25,000,000       1.2%
            (Phoenix, AZ)
 JPMCB      Beltway Business Center                      $24,000,000       1.1%
            (Alexandria, VA)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
 LOAN                   UNIT OF     LOAN PER        UW      CUT-OFF LTV     PROPERTY
SELLER(1)      UNITS    MEASURE       UNIT         DSCR         RATIO         TYPE
---------------------------------------------------------------------------------------

 JPMCB         2,400      Rooms     $166,667(2)   3.61x(2)    52.8%(2)        Hotel
 CIBC        440,127       SF           $182      1.29x       79.2%          Office
 JPMCB       201,572       SF           $347      1.24x       74.5%          Retail
 JPMCB       289,000       SF           $157      1.39x       59.1%          Office
 JPMCB       304,500       SF           $148      2.86x       41.7%          Office
---------------------------------------------------------------------------------------
 CIBC        685,585       SF            $62      1.39x       77.7%          Retail
 JPMCB       142,840       SF           $257      1.20x       79.7%          Retail
 JPMCB       122,403       SF           $252      1.20x       72.6%          Retail
 CIBC        391,218       SF            $77      1.50x       66.6%          Retail
 JPMCB       109,852       SF           $269      1.21x       79.4%          Retail
---------------------------------------------------------------------------------------
 CIBC        148,530       SF           $190      1.45x       65.4%          Office
 JPMCB           480      Units      $54,167      1.21x       80.0%        Multifamily
 CIBC        102,131       SF           $251      1.58x       58.9%          Office
 CIBC        140,056       SF           $179      1.27x       79.7%          Retail
 JPMCB       273,243       SF            $88      1.37x       80.0%        Industrial
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  TOP 5 TOTAL/WEIGHTED AVERAGE:     $340,237,981     15.7%    2.18x    62.8%
  TOP 10 TOTAL/WEIGHTED AVERAGE:    $510,088,943     23.5%    1.89x    67.1%
  TOP 15 TOTAL/WEIGHTED AVERAGE:    $638,888,943     29.5%    1.79x    68.2%
--------------------------------------------------------------------------------


1  "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.;

2  Calculated based on the total A-Note amount of $400,000,000. The $100,000,000
   A-4 note is included in the trust.

                                    9 of 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2005-CIBC12

--------------------------------------------------------------------------------

                             PARI PASSU LOAN SUMMARY

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
LOAN                                   A-NOTE BALANCES
 NO.        PROPERTY NAME            AS OF CUT-OFF DATE
--------------------------------------------------------------------------------

  1     Universal Hotel Portfolio       $100,000,000
                                        $100,000,000
                                        $ 95,000,000
                                        $ 80,000,000
                                        $ 25,000,000
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
 LOAN                                                                          B-NOTE BALANCE
  NO.          TRANSACTION        SERVICER           SPECIAL SERVICER        AS OF CUT-OFF DATE
------------------------------------------------------------------------------------------------

  1        JPMCC 2005-CIBC12        GMAC       J.E. Robert Company, Inc.        $50,000,000(1)
                  TBD
                  TBD
                  TBD
                  TBD
------------------------------------------------------------------------------------------------


1  B-Note will be deposited into the JPMCC 2005-CIBC12 securitization and sold as non-pooled certificates

                                    10 of 10

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
135 S. LaSalle Street Suite 1625      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X
                                                                                                        Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                  JPCIBC12
      Monthly Data File Name:                       JPCIBC12_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      Statements to Certificateholders
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Loan Level Detail
      Specially Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:                                             7/29/2005
      First Payment Date:                                       8/12/2005
      Assumed Final Distribution Date:                          9/12/2037

================================================================================

================================================================================

                           CONTACT INFORMATION
--------------------------------------------------------------------------------
        DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
       UNDERWRITERS: J.P. Morgan Securities Inc., CIBC World Markets Corp.
                         and Banc of America Securities LLC
              MASTER SERVICER: GMAC Commercial Mortgage Corporation
                     SPECIAL SERVICER: J.E. Robert Company, Inc.
          RATING AGENCY: Moody's Investors Service, Inc. and Fitch Inc.

================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

WAC:
WA Life Term:
WA Amort Term:                                 ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Net Index:

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE       PAYMENT     ADJUSTMENT       RATE (2)
CUSIP      Per 1,000     Per 1,000    Per 1,000    Per 1,000     Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
(2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
(3) Estimated

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                            BOND INTEREST RECONCILIATION

========================================================================================================================
                                                         Deductions                           Additions
                                    ------------------------------------------  ----------------------------------------
            Accrual       Accrued                Add.     Deferred &               Prior       Prepay-        Other
        -------------   Certificate Allocable   Trust    Accretion   Interest   Int. Short-     ment         Interest
Class   Method   Days    Interest     PPIS    Expense(1)  Interest    Losses     falls Due    Penalties     Proceeds (2)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                          0.00      0.00        0.00      0.00        0.00         0.00         0.00          0.00
========================================================================================================================

====================================================================================================================
                                                   Remaining
                  Distributable     Interest      Outstanding       Credit Support
                   Certificate      Payment        Interest      --------------------
Class               Interest         Amount       Shortfalls     Original   Current (3)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                       0.00            0.00           0.00
====================================================================================================================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                              CASH RECONCILIATION SUMMARY

================================================================================
      ------------------------------------------------------------------
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Plus Advance Interest
      Plus Unscheduled Interest
      PPIS Reducing Scheduled Interest
      Less Total Fees Paid To Servicer
      Plus Fees Advanced for PPIS
      Less Fee Strips Paid by Servicer
      Less Misc. Fees & Expenses
      Less Non Recoverable Advances
      ------------------------------------------------------------------
      Interest Due Trust
      ------------------------------------------------------------------
      Less Trustee Fee
      Less Fee Strips Paid by Trust
      Less Misc. Fees Paid by Trust
      ------------------------------------------------------------------
      Remittance Interest
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                            SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Unscheduled Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees Paid
      ------------------------------------------------------------------

      ------------------------------------------------------------------
      PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal Distribution
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Prepayment in Full
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Unscheduled Principal Distribution
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------

      ------------------------------------------------------------------
      Servicer Wire Amount
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal Distribution
      Unscheduled Principal Distribution
      Deferred Interest
      Liquidations
      Repurchases
      Ending Pool
      ------------------------------------------------------------------

      ---------------------------------------------------------------------------------------------------------
                                                        ADVANCES
                                                        --------
      ---------------------------------------------------------------------------------------------------------
         PRIOR OUTSTANDING            CURRENT PERIOD                RECOVERED              ENDING OUTSTANDING
      Principal      Interest    Principal      Interest     Principal      Interest    Principal      Interest
      ---------------------------------------------------------------------------------------------------------

      ---------------------------------------------------------------------------------------------------------

================================================================================

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------

08/12/05
------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are included in the Appropriate Delinquency Aging Category

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses(2)       Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------

08/12/05
---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure  Distribution  Initial                    Payoff    Penalty    Prepayment    Maturity        Property
Control #      Date       Balance        Code        Amount    Amount        Date         Date            Type           State
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CUMULATIVE                     0        0
====================================================================================================================================

=============================================
              Remaining Term
              ----------------        Note
DSCR          Life      Amort.        Rate
---------------------------------------------

=============================================

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
                      Paid                Outstanding  Out. Property                   Special
Disclosure            Thru   Current P&I      P&I       Protection       Advance       Servicer    Foreclosure   Bankruptcy  REO
Control #    Doc      Date     Advance     Advances**    Advances   Description (1)  Transfer Date     Date         Date     Date
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < one month delinq     2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advnace - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                         Minimum Remaining Term                    Minimum Remaining Term 0
                         Maximum Remaining Term                    Maximum Remaining Term 0

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       State                 Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                              MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING

     ===========================================================    ===========================================================
     Current
     Scheduled        # of   Scheduled   % of                                        # of   Scheduled   % of
     Balances         Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          1998
                                                                          1999
                                                                          2000
                                                                          2001
                                                                          2002
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                      2009 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=========================================================================================================================
                                  Balance                           Remaining Term
Disclosure   Transfer       -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date         Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
=========================================================================================================================

=========================================================================================================================

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                 MODIFIED LOAN DETAIL

===========================================================================================================================
Disclosure    Modification       Modification                               Modification
Control #        Date               Code                                     Description
===========================================================================================================================

===========================================================================================================================

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
Distribu-                                   Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
tion     Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
CURRENT TOTAL                                 0.00       0.00                        0.00           0.00                      0.00
CUMULATIVE                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  8/12/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    8/12/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-CIBC12               Next Payment:    9/12/2005
                                                                                      Record Date:     7/29/2005

                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                              APPRAISAL REDUCTION DETAIL

=========================================================================================================================
                                                                Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled    Reduction   Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance       Amount    Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
=========================================================================================================================

=========================================================================================================================


07/06/2005 - 08:43 (MXXX-MXXX) (C) 2005 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX D

                    CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)



   PERIOD
 ENDING(2)     CLASS A-1      CLASS A-2       CLASS A-3A      CLASS A-3B      CLASS A-4       CLASS A-SB
----------- -------------- --------------- --------------- --------------- --------------- ---------------

1/12/06      $51,673,000    $171,217,000    $243,268,000    $243,268,000    $650,524,000    $137,483,000
7/12/06      $33,949,000    $171,217,000    $243,268,000    $243,268,000    $650,524,000    $137,483,000
1/12/07               --    $143,034,000    $243,268,000    $243,268,000    $650,524,000    $137,483,000
7/12/07               --    $ 95,792,000    $243,268,000    $243,268,000    $650,524,000    $137,483,000
1/12/08               --              --    $180,108,000    $180,108,000    $650,524,000    $137,483,000
7/12/08               --              --    $155,651,000    $155,651,000    $650,524,000    $137,483,000
1/12/09               --              --    $134,354,000    $134,354,000    $650,524,000    $137,483,000
7/12/09               --              --    $112,859,000    $112,859,000    $650,524,000    $137,483,000
1/12/10               --              --    $ 84,013,000    $ 84,013,000    $650,524,000    $137,483,000
7/12/10               --              --    $ 15,238,000    $ 15,238,000    $650,524,000    $127,484,000
1/12/11               --              --              --              --    $642,191,000    $114,268,000
7/12/11               --              --              --              --    $621,403,000    $100,285,000
1/12/12               --              --              --              --    $537,642,000    $ 86,175,000
7/12/12               --              --              --              --    $475,551,000    $ 72,319,000

   PERIOD
 ENDING(2)     CLASS A-M      CLASS A-MFL      CLASS A-J        CLASS B        CLASS C        CLASS D        CLASS E
----------- --------------- --------------- --------------- -------------- -------------- -------------- --------------

1/12/06      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
7/12/06      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
1/12/07      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
7/12/07      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
1/12/08      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
7/12/08      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
1/12/09      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
7/12/09      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
1/12/10      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
7/12/10      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $27,114,000
1/12/11      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $18,846,000
7/12/11      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $32,536,000    $ 6,081,000
1/12/12      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $26,505,000             --
7/12/12      $116,906,000    $100,000,000    $162,679,000    $43,381,000    $18,979,000    $15,413,000             --

   PERIOD
 ENDING(2)      CLASS F        CLASS G        CLASS H       CLASS J       CLASS K       CLASS L       TOTAL(1)(3)
----------- -------------- -------------- -------------- ------------- ------------- ------------- -----------------

1/12/06      $24,401,000    $24,402,000    $29,825,000    $8,134,000    $8,134,000    $8,134,000    $2,102,058,000
7/12/06      $24,401,000    $24,402,000    $29,825,000    $8,134,000    $8,134,000    $8,134,000    $2,084,334,000
1/12/07      $24,401,000    $24,402,000    $29,825,000    $8,134,000    $8,134,000    $8,134,000    $2,022,202,000
7/12/07      $24,401,000    $24,402,000    $29,825,000    $8,134,000    $8,134,000    $8,134,000    $1,974,960,000
1/12/08      $24,401,000    $24,402,000    $29,825,000    $8,134,000    $2,605,000            --    $1,739,185,000
7/12/08      $24,401,000    $24,402,000    $21,040,000            --            --            --    $1,670,747,000
1/12/09      $24,401,000    $24,402,000    $ 3,452,000            --            --            --    $1,610,565,000
7/12/09      $24,401,000    $11,481,000             --            --            --            --    $1,551,202,000
1/12/10      $20,120,000             --             --            --            --            --    $1,477,748,000
7/12/10      $ 5,044,000             --             --            --            --            --    $1,315,123,000
1/12/11               --             --             --            --            --            --    $1,249,786,000
7/12/11               --             --             --            --            --            --    $1,202,250,000
1/12/12               --             --             --            --            --            --    $1,092,267,000
7/12/12               --             --             --            --            --            --    $1,005,228,000


-------
(1)   The total notional amount of the Class X-2 Certificates from time to time will equal the sum of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2
      Certificates will relate to a particular Class of Series 2005-CIBC12
      Principal Balance Certificates (i.e., Classes A-1, A-2, A-3A, A-3B, A-4,
      A-SB, A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K and L, respectively and the Class A-MFL Regular Interest). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class
      X-2 Certificates relating to each indicated Class of Series 2005-CIBC12
      Principal Balance Certificates or the Class A-MFL Regular Interest will equal the lesser of (a) the amount stated in the table above for that
      Class and period and (b) the then actual total principal balance of that
      Class.

(2)   Assumes each Distribution Date always occurs on the 12th of the month.
      The initial period commences on the date of initial issuance of the
      Series 2005-CIBC12 Certificates. Each subsequent period begins immediately following the end of the prior period.

(3)   The total Notional Amount of the Class X-2 Certificates at any particular time may be less than the amount indicated in the table above, as described in footnote (1).

                               Annex D-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                                ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o direct obligations of the United States or other government agencies; or

     o a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                  July 6, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page
107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii



SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ..............................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      do not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that may Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   14
   Assignment of Leases and Rents may be
      Limited by State Law .........................   15
   Failure to Comply with Environmental
      Law may Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   16
   Rights Against Tenants May Be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited ...............................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act May Result in

   Some Certificates May Not Be
      Appropriate for Benefit Plans ................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18




   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted

   Distributions of Interest on the
      Certificates .................................   35
   Distributions of Principal on the
      Certificates .................................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in

   Book-Entry Registration and Definitive
      Certificates .................................   40


                                       iii



DESCRIPTION OF THE POOLING
   AGREEMENTS ..................................   42
   General .....................................   42
   Assignment of Mortgage Loans;
      Repurchases ..............................   42
   Representations and Warranties;
      Repurchases ..............................   43
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ........................   48
   Realization Upon Defaulted Mortgage
      Loans ....................................   48
   Hazard Insurance Policies ...................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ...............................   50
   Servicing Compensation and Payment of
      Expenses .................................   50
   Evidence as to Compliance ...................   51
   Certain Matters Regarding the Master

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE




   Due-on-Sale and Due-on-Encumbrance ..........   65
   Subordinate Financing .......................   65
   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations ....................   68
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................   68
FEDERAL INCOME TAX CONSEQUENCES
   FOR REMIC CERTIFICATES ......................   68
   General .....................................   68
   Characterization of Investments in REMIC

      Election to Treat All Interest Under the
         Constant Yield Method. ................   78
      Sale or Exchange of Regular

      Treatment of Certain Items of REMIC
         Income and Expense. ...................   82
      Limitations on Offset or Exemption of
         REMIC Income. .........................   83
      Tax-Related Restrictions on Transfer of
         Residual Certificates. ................   83
      Sale or Exchange of a Residual
         Certificate. ..........................   86
      Mark to Market Regulations. ..............   87
   Taxes That May Be Imposed on the REMIC
      Pool .....................................   87
      Prohibited Transactions. .................   87
      Contributions to the REMIC Pool After
         the Startup Day .......................   88
      Net Income from Foreclosure Property......   88
   Liquidation of the REMIC Pool ...............   88


                                       iv



   Administrative Matters ...........................    88
   Limitations on Deduction of Certain

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

      Sale or Exchange of Standard

   Reporting Requirements and Backup
      Withholding ...................................    98




   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN



                                       v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A. a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                 o residential properties consisting of five or
                                   more rental or cooperatively-owned dwelling
                                   units or shares allocable to a number of
                                   those units and the related leases; or

                                 o office buildings, shopping centers, retail
                                   stores and establishments, hotels or motels,
                                   nursing homes, hospitals or other health-care
                                   related facilities, mobile home parks,
                                   warehouse facilities, mini-warehouse
                                   facilities, self-storage facilities,
                                   industrial plants, parking lots, mixed use or
                                   various other types of income-producing
                                   properties described in this prospectus or
                                   unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for
                                   accrual of interest at a mortgage interest
                                   rate that is fixed over its term or that
                                   adjusts from time to time, or that the
                                   borrower may elect to convert from an
                                   adjustable to a fixed mortgage interest rate,
                                   or from a fixed to an adjustable mortgage
                                   interest rate;

                                 o may provide for level payments to maturity or
                                   for payments that adjust from time to time to
                                   accommodate changes in the mortgage interest
                                   rate or to reflect the occurrence of certain
                                   events, and may permit negative amortization;

                                 o may be fully amortizing or partially
                                   amortizing or non-amortizing, with a balloon
                                   payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or for
                                   a certain period and/or require payment of a
                                   premium or a yield maintenance penalty in
                                   connection with certain prepayments; and

                                 o may provide for payments of principal,
                                   interest or both, on due dates that occur
                                   monthly, quarterly, semi-annually or at
                                   another interval specified in the related
                                   prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                 o private mortgage participations, mortgage
                                   pass-through certificates or other
                                   mortgage-backed securities; or

                                 o Certificates insured or guaranteed by any of
                                   the Federal Home Loan Mortgage Corporation,
                                   the Federal National Mortgage Association,
                                   the

                                       2

                                   Governmental National Mortgage Association
                                   or the Federal Agricultural Mortgage
                                   Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o are senior or subordinate to one or more
                                   other classes of certificates in entitlement
                                   to certain distributions on the certificates;

                                 o are principal-only certificates entitled to
                                   distributions of principal, with
                                   disproportionately small, nominal or no
                                   distributions of interest;

                                 o are interest-only certificates entitled to
                                   distributions of interest, with
                                   disproportionately small, nominal or no
                                   distributions of principal;

                                 o provide for distributions of interest on, or
                                   principal of, the certificates that begin
                                   only after the occurrence of certain events,
                                   such as the retirement of one or more other
                                   classes of certificates of that series;

                                 o provide for distributions of principal of the
                                   certificates to be made, from time to time or
                                   for designated periods, at a rate that is
                                   faster, or slower than the rate at which
                                   payments or other collections of principal
                                   are received on the mortgage assets in the
                                   related trust fund;

                                       4

                                 o provide for controlled distributions of
                                   principal to be made based on a specified
                                   schedule or other methodology, subject to
                                   available funds; or

                                 o provide for distributions based on
                                   collections of prepayment premiums, yield
                                   maintenance penalties or equity
                                   participations on the mortgage assets in the
                                   related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 may not be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on the
 Certificates.................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                       5

                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of
 the Certificates..............  Each class of certificates of each series, other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o be made at a rate that is faster, and, in
                                   some cases, substantially faster, than the
                                   rate at which payments or other collections
                                   of principal are received on the mortgage
                                   assets in the related trust fund;

                                 o or may be made at a rate that is slower, and,
                                   in some cases, substantially slower, than the
                                   rate at which payments or other collections
                                   of principal are received on the mortgage
                                   assets in the related trust fund;

                                 o not commence until the occurrence of certain
                                   events, such as the retirement of one or more
                                   other classes of certificates of the same
                                   series;

                                 o be made, subject to certain limitations,
                                   based on a specified principal payment
                                   schedule resulting in a controlled
                                   amortization class of certificates; or

                                 o be contingent on the specified principal
                                   payment schedule for a controlled
                                   amortization class of the same series and the
                                   rate at which payments and other collections
                                   of principal on the mortgage assets in the
                                   related trust fund are received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the
                                 Certificates--Distributions of Principal on
                                 the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o  The perceived liquidity of the certificates;

    o  The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o  The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates;
       and

    o  The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

    o  The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

    o  The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o  A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

    o  principal prepayments on the related mortgage loans will be made;

    o  the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS
ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o  Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o  Increases in interest rates, real estate tax rates and other operating expenses;

     o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o  Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

     o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o  Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o  Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o  Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o  Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o  The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o  The financial condition and operating history of the borrower and the related mortgaged property;

     o  Tax laws and rent control laws, with respect to certain residential properties;

     o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal
Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

      o  operating the properties;

      o  providing building services;

      o  establishing and implementing the rental structure;

      o  managing operating expenses;

      o  responding to changes in the local market; and

      o  advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
Insurance proceeds may not be sufficient to pay off such mortgage loan in full.
In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

      o  fire;

      o  lightning;

      o  explosion;

      o  smoke;

      o  windstorm and hail; and

      o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the
REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o  generally, will not be subject to offset by losses from other activities;

     o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

                                       18

     o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o  the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

    o  your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o  your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
       Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o  you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

    o  Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o  Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o  the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
        Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o  the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o  the cost replacement method which calculates the cost of replacing the property at that date,

     o  the income capitalization method which projects value based upon the property's projected net cash flow, or

     o  upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o  will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

     o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o  the type or types of property that provide security for repayment of the mortgage loans,

     o  the earliest and latest origination date and maturity date of the mortgage loans,

     o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
        Loan-to-Value Ratio of the mortgage loans,

     o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o  with respect to mortgage loans with adjustable mortgage interest rates
        ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
        Loan,

     o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

                                       24

     o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
        Service Coverage Ratios, and the weighted average of the Debt Service
        Coverage Ratios, and

     o  the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission ("SEC") within fifteen days following that issuance.

MBS

     MBS may include:

     o  private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities
        or

     o  certificates insured or guaranteed by the Federal Home Loan Mortgage
        Corporation ("FHLMC"), the Federal National Mortgage Association
        ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
        Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o  the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

     o  the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
        Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

      o  the availability of mortgage credit,

      o  the relative economic vitality of the area in which the Mortgaged
         Properties are located,

      o  the quality of management of the Mortgaged Properties,

      o  the servicing of the mortgage loans,

      o  possible changes in tax laws and other opportunities for investment,

      o  the existence of Lock-out Periods,

      o  requirements that principal prepayments be accompanied by Prepayment
         Premiums, and

      o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       29

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       30

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       31

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.  Excess Funds, or

     3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                       33

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

    o  provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

    o  are senior (collectively, "Senior Certificates") or subordinate
       (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

    o  are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

    o  are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

    o  provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

    o  provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o  provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

    o  provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates may be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

                                       34

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution
Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

                                       35

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

   1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

   2. equal to the principal balances of one or more other classes of certificates of the same series, or

   3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or

                                       36

more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a

                                       37

master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

    o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

    o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       38

    o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

    o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

    o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of
       Accrual Certificates, if any, in the event that Accrued Certificate
       Interest has been added to that balance;

    o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

    o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

    o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

    o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

    o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

    o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934 (the "Exchange Act"). DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the
New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the
National Association of Securities Dealers, Inc. Access

                                       40

to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

    o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       41

    o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
       Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

                                       42

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

    o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

    o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
       Mortgage;

    o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

                                       43

    o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

   1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

   2. applicable law, and

   3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting

                                       44

property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to those mortgage loans.
Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the
Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution

                                       45

that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1.  all payments on account of principal, including principal prepayments, on the mortgage loans;

   2.  all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3.  all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
       (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
       Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4.  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5.  any advances made as described under "Description of the
       Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6.  any amounts paid under any Cash Flow Agreement, as described under
       "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7.  all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
       Seller or any other specified person as described under "--Assignment of
       Mortgage Loans; Repurchases" and "--Representations and Warranties;
       Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted
       Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
       Certificates--Termination" in this prospectus (all of the foregoing, also
       "Liquidation Proceeds");

   8.  any amounts paid by the master servicer to cover Prepayment Interest
       Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

                                       46

   9.  to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges,
       Prepayment Premiums or Equity Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1.  to make distributions to the certificateholders on each distribution date;

   2.  to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3.  to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of
       Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4.  to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
       Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5.  to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of
       Subordinate Certificates of the related series;

   6.  if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

                                       47

   7.  if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

   8.  to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master
       Servicer and the Depositor" in this prospectus;

   9.  if described in the related prospectus supplement, to pay the fees of trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
       Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
       Consequences--Federal Income Tax Consequences for REMIC Certificates" and
       "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make

                                       48

mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be

                                       49

underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

                                       50

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

                                       51

   1. to cure any ambiguity,

   2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

   3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

   4. to comply with any requirements imposed by the Code, or

   5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

   1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

   2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
      (1), without the consent of the holders of all certificates of that class, or

   3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

                                       52

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       53

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o  the nature and amount of coverage under the credit support,

    o  any conditions to payment under the credit support not otherwise described in this prospectus,

    o  any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o  a brief description of its principal business activities;

    o  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o  if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o  its total assets, and its stockholders' equity or policyholders'
       surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
       Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       54

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       55

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is

                                       56

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       57

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       58

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

                                       59

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

                                       60

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       61

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       62

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.
Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       63

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o  may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o  may result in a release or threatened release of any hazardous material,
       or

    o  may give rise to any environmental claim or demand,

    o  may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

                                       64

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a

                                       65

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

                                       66

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

                                       67

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue
Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC

                                       68

election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1. the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents
        and

     3. compliance with any changes in the law, including any amendments to the
        Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in
Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety.
Mortgage Loans held by the REMIC Pool that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill

                                       69

an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC
Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.
An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling
Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

   1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

   2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o  a mortgage that was fraudulently procured by the mortgagor, and

     o  a mortgage that was not in fact principally secured by real property
        (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of

                                       70

interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC
Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may

                                       71

be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate

                                       72

always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the
Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an
"interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     1. the sum of (a) the present value of all of the remaining distributions to be made on the

                                       73

        Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1. the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period

                                       74

over which the Regular Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   1. the issue price does not exceed the original principal balance by more than a specified amount, and

   2. the interest compounds or is payable at least annually at current values of

      (a)  one or more "qualified floating rates,"

      (b)  a single fixed rate and one or more qualified floating rates,

      (c)  a single "objective rate," or

      (d)  a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income

                                       75

inclusion than would be the case under the variable interest regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID

                                       76

Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate
(exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular
Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference
Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.
You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular
Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular
Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See
"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the

                                       77

alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

   1. if a Regular Certificate is held as part of a "conversion transaction"
      as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

                                       78

   3. to the extent that the gain does not exceed the excess, if any, of (a)
      the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

                                       79

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   2. all bad loans will be deductible as business bad debts, and

   3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

                                       80

Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below

                                       81

regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       82

 Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a

                                       83

transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing
        (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section
        1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the
        Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
        Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than
        100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no

                                       84

rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each
Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related
Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

    (i)   the present value of any consideration given to the transferee to acquire the interest;

    (ii)  the present value of the expected future distributions on the interest; and

    (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount

                                       85

rate equal to the short-term Federal rate set forth in Section 1274(d) of the
Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion

                                       86

transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The
Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for:

        (a) substitution within two years of the Startup Day for a defective
           (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
           Startup Day,

        (b) foreclosure, default or imminent default of a qualified mortgage,

        (c) bankruptcy or insolvency of the REMIC Pool, or

        (d) a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3. the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate

                                       87

that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1. during the three months following the Startup Day,

     2. made to a qualified reserve fund by a Residual Certificateholder,

     3. in the nature of a guarantee,

     4. made to facilitate a qualified liquidation or clean-up call, and

     5. as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments

                                       88

to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and
(2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating,

                                       89

among other things, that the beneficial owner of the Regular Certificate is a
Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above.
These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.
Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of

                                       90

the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

   1. Standard Certificate owned by a "domestic building and loan association" within the

                                       92

      meaning of Code Section 7701(a)(19) will be considered to represent
      "loans....secured by an interest in real property which is . . .
      residential real property" within the meaning of Code Section
      7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
      Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an
      "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption

                                       93

would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a
Standard Certificate will be treated as ordinary income (1) if a Standard
Certificate is

                                       94

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
        Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under
"--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft

                                       95

LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part
1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section
7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.
While under Code Section 1286 computations with respect to Stripped
Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.
The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

     Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

     Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this

                                       96

discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount"
and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than

                                       97

an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped
      Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any

                                       98

reportable payments, as described under "--Federal Income Tax Consequences for
REMIC Certificates--Backup Withholding" above.

     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company

                                       99

general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of
ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law
("Similar Law") materially similar to the foregoing provisions of ERISA or the
Code. Moreover, those plans, if qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c)
is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility

                                      100

provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      101

Plans, may give rise to "unrelated business taxable income" as described in
Code Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by

                                      102

state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities

                                      103

before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts,

                                      104

concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Exchange Act, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by
telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and

                                      105

Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's
Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      106

                             INDEX OF DEFINED TERMS



1998 Policy Statement .................     103
401(c) Regulations ....................     101
Accrual Certificates ..................      35
Accrued Certificate Interest ..........      35
ADA ...................................      67
Amendments ............................     101
ARM Loans .............................      24
Available Distribution Amount .........      35
Bankruptcy Code .......................      59
Book-Entry Certificates ...............      34
Cash Flow Agreement ...................      26
CERCLA ................................      63
Certificate Owner .....................      41
Code ..................................      39
Cooperatives ..........................      21
CPR ...................................      30
Debt Service Coverage Ratio ...........      22
defective obligation ..................      70
Definitive Certificates ...............      34
Depositor .............................      21
Determination Date ....................      27
Direct Participants ...................      40
Disqualified Organization .............      84
Distribution Date Statement ...........      38
DOL ...................................     100
DTC ...................................      34
Due Dates .............................      23
Due Period ............................      27
EDGAR .................................     106
electing large partnership ............      84
Equity Participation ..................      24
Event of Default ......................      51
Excess Funds ..........................      33
excess servicing ......................      94
Exchange Act ..........................      40
Exemptions ............................     101
FAMC ..................................      25
FHLMC .................................      25
FNMA ..................................      25
Garn Act ..............................      65
GNMA ..................................      25
Indirect Participants .................      41
Insurance and Condemnation
Proceeds ..............................      46
IRS ...................................      68
L/C Bank ..............................      55
Liquidation Proceeds ..................      46
Loan-to-Value Ratio ...................      23
Lock-out Date .........................      24
Lock-out Period .......................      24




MBS ...................................      21
MBS Agreement .........................      25
MBS Issuer ............................      25
MBS Servicer ..........................      25
MBS Trustee ...........................      25
Mortgage Asset Seller .................      21
Mortgage Notes ........................      21
Mortgaged Properties ..................      21
Mortgages .............................      21
NCUA ..................................     103
Net Leases ............................      22
Net Operating Income ..................      22
Nonrecoverable Advance ................      37
Non-SMMEA Certificates ................     102
Non-U.S. Person .......................      90
OCC ...................................     103
OID Regulations .......................      72
OTS ...................................     103
Participants ..........................      40
Parties in Interest ...................     100
Pass-Through Entity ...................      84
Permitted Investments .................      45
Plans .................................     100
Pooling Agreement .....................      42
prepayment ............................      30
Prepayment Assumption .................      73
Prepayment Interest Shortfall .........      27
Prepayment Premium ....................      24
PTCE ..................................     101
Random Lot Certificates ...............      72
Record Date ...........................      35
Reform Act ............................      71
Registration Statement ................     105
Regular Certificateholder .............      72
Regular Certificates ..................      69
Related Proceeds ......................      37
Relief Act ............................      67
REMIC .................................   8, 69
REMIC Certificates ....................      69
REMIC Pool ............................      69
REMIC Regulations .....................      68
REO Property ..........................      45
Residual Certificateholders ...........      80
Residual Certificates .................      35
SEC ...................................      25
secured-creditor exemption ............      64
Securities Act ........................     105
Senior Certificates ...................      34
Servicing Standard ....................      44


                                      107



Similar Law ........................   100
SMMEA ..............................   102
SPA ................................    30
Standard Certificateholder .........    92
Standard Certificates ..............    92
Startup Day ........................    70
Stripped Certificateholder .........    97
Stripped Certificates. .............    95




Subordinate Certificates ...........    34
Sub-Servicing Agreement ............    45
Title V ............................    66
Treasury ...........................    68
U.S. Person ........................    86
Value ..............................    23
Warranting Party ...................    43


                                      108

     The attached diskette contains a Microsoft Excel1, Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-CIBC12.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in
Annex A-1 and Annex A-2 to the prospectus supplement. Defined terms used in the
Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in
Annex A-1 and Annex A-2 to the prospectus supplement, the information in electronic format is superseded by the related information in print format.
Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the
Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
1 Microsoft Excel is a registered trademark of Microsoft Corporation.

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--------------------------------------------------------------------------------

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.
                              ------------------

                             PROSPECTUS SUPPLEMENT





                                   PROSPECTUS



Incorporation of Certain Information by



      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
OCTOBER   , 2005.

                                 $1,992,822,000
                                 (APPROXIMATE)

[J.P. MORGAN CHASE LOGO OMITTED]

                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                               SERIES 2005-CIBC12



                    Class A-1            $   72,581,000
                    Class A-2            $  171,217,000
                    Class A-3A           $  243,268,000
                    Class A-3B           $  243,268,000
                    Class A-4            $  650,524,000
                    Class A-SB           $  137,483,000
                    Class A-M            $  116,906,000
                    Class A-MFL          $  100,000,000
                    Class A-J            $  162,679,000
                    Class X-2            $2,102,058,000
                    Class B              $   43,381,000
                    Class C              $   18,979,000
                    Class D              $   32,536,000


             -----------------------------------------------------
                    P R O S P E C T U S  S U P P L E M E N T

             -----------------------------------------------------
                                    JPMORGAN
                               CIBC WORLD MARKETS
                         BANC OF AMERICA SECURITIES LLC

                                 JULY   , 2005

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